                                 EXHIBIT 99.4

                     APPRAISAL REPORT OF RP FINANCIAL, LC.

- -------------------------------------------------------------------------

                          CONVERSION APPRAISAL REPORT

                             CHESTER BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR
                             CHESTER NATIONAL BANK
                     (CURRENTLY CHESTER SAVINGS BANK, FSB)
                             CHESTER, ILLINOIS AND
                       CHESTER NATIONAL BANK OF MISSOURI
           (CURRENTLY PERRYVILLE BRANCH OF CHESTER SAVINGS BANK, FSB)
                              PERRYVILLE, MISSOURI

                                 JUNE 14, 1996

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                                  PREPARED BY:

                               RP FINANCIAL, LC.
                            1700 NORTH MOORE STREET
                                   SUITE 2210
                           ARLINGTON, VIRGINIA  22209

RP FINANCIAL, LC.
- -----------------------------------------------
Financial Services Industry Consultants


                                                        June 14, 1996

Board of Directors
Chester Savings Bank, FSB
1112 State Street
Chester, Illinois  62233

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion ("Stock Conversion") of Chester Savings Bank, FSB, Chester, Illinois ("Chester Savings" or the "Bank"). The common stock issued in connection with the Bank's Stock Conversion will simultaneously be acquired by a holding company, Chester Bancorp, Inc. ("Chester Bancorp" or the "Holding Company"). The Stock Conversion involves the issuance of shares of common stock to depositors, the Bank's employee stock ownership plan ("ESOP"), a tax-qualified employee benefit plan, Chester Savings' employees, officers and directors in a subscription offering. Subject to these priorities, shares of stock may also be offered to members of the local community and the public at large in a community offering.

     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization
- -----------------------------

     The Board of Directors of the Bank has adopted a Plan of Conversion pursuant to which the Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its outstanding shares to the Holding Company. The Holding Company will sell common stock in the amount equal to the appraised value of the Bank. Immediately following the consummation of the Stock Conversion, Chester Savings intends to convert from a federal stock savings bank to a national bank ("Bank Conversion"), to be known as Chester National Bank ("Converted Bank"). In connection with the Bank Conversion, the Holding Company will form a de novo national bank subsidiary headquartered in Perryville, Missouri, to be known as Chester National Bank of Missouri ("De Novo Bank"), which following a $3.0 million initial capitalization funded by the Stock Conversion proceeds, will assume the deposit liabilities and purchase all of the installment loans, a portion of the mortgage loans and the fixed assets of Chester Savings' branch office located in Perryville, Missouri. The national bank charter conversion will cause the recapture of the bad debt reserve, which will reduce equity concurrently by approximately $0.951 million.


_______________________________________________________________________________
WASHINGTON HEADQUATERS

Rosslyn Center
1700 North Moore Street, Suite 2210                   Telephone: (703) 528-1700
Arlington, VA 22209                                     Fax No.: (703) 528-1788

RP Financial, LC.
Board of Directors
June 14, 1996
Page 2

     Immediately following the conversion, the most significant assets of the Holding Company will be the capital stock of the Converted Bank and the De Novo Bank and the net conversion proceeds remaining after purchase of the Converted Bank's common stock by the Holding Company. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Converted Bank's common stock and $3.0 million to capitalize the De Novo Bank. A portion of the remaining net conversion proceeds of the Holding Company will be used to fund a loan to the ESOP of the two subsidiary Banks with the remainder to be used as general working capital.

RP Financial, LC.
- -----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the stock conversion process.

Valuation Methodology
- ---------------------

     In preparing our appraisal, we have reviewed Chester Savings' various applications filed with the following regulatory agencies: Office of Thrift Supervision, Office of the Comptroller of the Currency, Federal Reserve Board, Securities and Exchange Commission and the Federal Deposit Insurance Corporation. We have conducted a financial analysis of the Bank that has included due diligence related discussions with the Bank's management; KPMG Peat Marwick LLP, the Bank's independent auditor; Breyer & Aguggia, and Bryan Cave LLP the Bank's joint conversion counsel; and EVEREN Securities, Inc., which has been retained by the Bank as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Bank and financial institutions as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value of Chester Savings. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Bank's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

     Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of Chester Savings.

RP Financial, LC.
Board of Directors
June 14, 1996
Page 3

     Our appraised value is predicated on a continuation of the current operating environment for the Bank and for all insured financial institutions. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Bank's value alone. It is our understanding the Converted Bank and De Novo Bank intend to operated as independent institutions and there are no current plans for selling control of the Converted Bank or the De Novo Bank as converted institutions. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which Chester Bancorp's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion
- --------------------

     It is our opinion that, as of June 14, 1996, the aggregate pro forma market value of the shares to be issued was $15,500,000 at the midpoint, equal to 1,550,000 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range indicates a minimum value of $13,175,000 and a maximum value of $17,825,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 1,317,500 shares at the minimum to 1,782,500 shares at the maximum. In the event that the Bank's appraised value is subject to an increase, up to 2,049,875 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $20,498,750, without a resolicitation.

Limiting Factors and Considerations
- -----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Bank as of March 31, 1996, the date of the financial data included in the Holding Company's prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to:

RP FINANCIAL, LC.
BOARD OF DIRECTORS
MARCH 8, 1996
PAGE 4

various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                         Respectfully submitted,


                                         RP FINANCIAL, LC.

                                         /s/Ronald S. Riggins

                                         Ronald S. Riggins
                                         President



                                         /s/Gregory E. Dunn

                                         Gregory E. Dunn
                                         Senior Vice President

RP FINANCIAL, LC.



                               TABLE OF CONTENTS
                           CHESTER SAVINGS BANK, FSB
                               Chester, Illinois

                                                                            PAGE
    DESCRIPTION                                                            NUMBER
    -----------                                                            ------


   CHAPTER ONE           OVERVIEW AND FINANCIAL ANALYSIS
   -----------
     Introduction                                                           1.1
     Strategic Overview                                                     1.2
     Balance Sheet Trends                                                   1.5
     Income and Expense Trends                                              1.8
     Interest Rate Risk Management                                          1.12
     Lending Activities and Strategy                                        1.13
     Asset Quality                                                          1.15
     Funding Composition and Strategy                                       1.16
     Legal Proceedings                                                      1.17

   CHAPTER TWO           MARKET AREA
   -----------

     Introduction                                                           2.1
     National Economic Factors                                              2.2
     Market Area Demographics                                               2.4
     Economy                                                                2.6
     Deposit Market Trends                                                  2.8
     Competition                                                            2.10

   CHAPTER THREE         PEER GROUP ANALYSIS
   -------------

     Selection of Peer Group                                                3.1
     Financial Condition                                                    3.5
     Income and Expense Components                                          3.8
     Loan Composition                                                       3.11
     Interest Rate Risk                                                     3.13
     Credit Risk                                                            3.15
     Summary                                                                3.15

RP FINANCIAL, LC.



                               TABLE OF CONTENTS
                           CHESTER SAVINGS BANK, FSB
                               Chester, Illinois
                                  (continued)

                                                                            PAGE
    DESCRIPTION                                                            NUMBER
    -----------                                                            ------

   CHAPTER FOUR          VALUATION ANALYSIS
   ------------
     Introduction                                                           4.1
     Appraisal Guidelines                                                   4.1
     RP Financial Approach to the Valuation                                 4.1
     Valuation Analysis                                                     4.2
        1.   Financial Condition                                            4.3
        2.   Profitability, Growth and Viability of Earnings                4.4
        3.   Asset Growth                                                   4.6
        4.   Primary Market Area                                            4.6
        5.   Dividends                                                      4.7
        6.   Liquidity of the Shares                                        4.8
        7.   Marketing of the Issue                                         4.9
                A.   The Public Market                                      4.9
                B.   The New Issue Market                                   4.13
                C.   The Acquisition Market                                 4.17
        8.   Management                                                     4.17
        9.   Effect of Government Regulation and Regulatory Reform          4.18
     Summary of Adjustments                                                 4.18
     Valuation Approaches                                                   4.18
        1.   Price-to-Book ("P/B")                                          4.20
        2.   Price-to-Earnings ("P/E")                                      4.20
        3.   Price-to-Assets ("P/A")                                        4.21
     Valuation Conclusion                                                   4.22

RP FINANCIAL, LC.



                                LIST OF TABLES
                           CHESTER SAVINGS BANK, FSB
                               Chester, Illinois

 TABLE
NUMBER              DESCRIPTION                                                                PAGE
- ------              -----------                                                                ----


  1.1          Summary Balance Sheet Data                                                       1.6
  1.2          Historical Income Statements                                                     1.9


  2.1          State and County Summary Demographic Data                                        2.5
  2.2          Major Market Area Employers                                                      2.7
  2.3          Selected Unemployment Rates                                                      2.8
  2.4          Deposit Summary                                                                  2.9


  3.1          Peer Group of Publicly-Traded Thrifts                                            3.3
  3.2          Balance Sheet Composition and Growth Rates                                       3.6
  3.3          Income as a Percent of Average Assets and Yields, Costs, Spreads                 3.9
  3.4          Loan Portfolio Composition Comparative Analysis                                  3.12
  3.5          Interest Rate Risk Comparative Analysis                                          3.14
  3.6          Peer Group Credit Risk Comparative Analysis                                      3.16


  4.1          Market Area Unemployment Rates                                                   4.7
  4.2          Conversion Pricing Characteristics                                               4.14
  4.3          Market Pricing Comparatives                                                      4.16
  4.4          Public Market Pricing                                                            4.23

RP FINANCIAL, L.C.
PAGE 1.1

                      I.  OVERVIEW AND FINANCIAL ANALYSIS
Introduction
- ------------

     Chester Savings Bank, FSB ("Chester Savings" or the "Bank"), organized in 1919 as a state chartered institution, is currently a federally chartered mutual savings bank headquartered in Chester, Illinois. Through its main office, five full service branch offices and one loan production, the Bank serves southwestern Illinois and southeastern Missouri. The Bank maintains four branch offices in the Illinois counties of Randolph (two branches), Perry and Jackson, while the remaining branch office and the loan production office are located in the Missouri counties of Perry and Cape Girardeau, respectively. In 1989, Chester Savings acquired Heritage Federal Savings and Loan Association ("Heritage Federal"), with approximately $50 million in assets and 3 offices. In general, Chester Savings operates in a fairly rural market area, with St. Louis being the closest major metropolitan to the Bank's market area. St. Louis is approximately 60 miles north of Chester. Chester Savings' deposits are insured up to the maximum allowable amount by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At the present time, the Bank is regulated by the Office of Thrift Supervision ("OTS"). Following the conversion transaction described below, the resulting two subsidiary banks will be regulated by the Office of the Comptroller of the Currency ("OCC"). At March 31, 1996, Chester Savings had $136.8 million in assets, $108.5 million in deposits and equity of $11.9 million or 8.7 percent of total assets. A summary of Chester Savings' key operating ratios for the past five and one-quarter fiscal years are presented in Exhibit I-3.

     Chester Bancorp, Inc. ("Chester Bancorp" or the "Holding Company"), a Delaware corporation, organized to facilitate the mutual-to-stock conversion of Chester Savings, will acquire all of the capital stock that the Bank will issue upon its conversion from the mutual-to-stock form of ownership. Immediately following the mutual-to-stock conversion, the Bank intends to convert from a federal stock savings bank to a national bank, to be known as Chester National Bank. Simultaneously, the Holding Company will form a de novo national bank subsidiary headquartered in Perryville, Missouri, to be known as Chester National Bank of Missouri, which, following a $3.0 million initial capitalization funded by conversion proceeds, will assume the deposit liabilities (approximately $3.0 million) and purchase all of the installment loans, a portion of the mortgage loans and fixed assets of Chester Savings' branch office located in Perryville, Missouri. The resulting de novo bank is expected to have approximately $6 million in assets initially. Going forward, all of the outstanding stock of Chester National Bank will be owned by the Holding Company. Approximately 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Chester National Bank. The balance of the proceeds will be retained by the Holding Company. At this time, no other activities are contemplated for Chester Bancorp other than the

RP FINANCIAL, L.C.
PAGE 1.2

ownership of the two subsidiary banks, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of the cash retained at the holding company in investment securities. In the future, Chester Bancorp may acquire or organize other operating subsidiaries, although there are no specific plans at present.

Strategic Overview
- ------------------

     Chester Savings is a community-oriented financial institution, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. In general, the Bank has maintained a stable asset base and stable earnings over the past several years following the Heritage Federal acquisition, with the rural nature of the market area and contracting local economy being factors that have curtailed growth by Chester Savings in recent years. Most notably, the economy in southwestern Illinois has traditionally been based in the coal mining and agriculture industries, both of which have been declining in recent decades. The unfavorable local economy has resulted in high unemployment, population outflows and weak loan demand. Further exacerbating the downturn of the local economy was the recent shut down of one of Randolph County's largest manufacturer employers (Spartan Printing Company), which once employed approximately 1,000 employees, resulting in a substantial loss in jobs. Accordingly, in light of the unfavorable operating environment, the Bank has pursued a conservative operating strategy, which has emphasized maintaining a high concentration of assets in investments and mortgage-backed securities and, focusing lending activities on the origination of 1-4 family permanent mortgage loans. In the face of weak market conditions, the Bank has recently pursued expansion in Southeastern Missouri through a full service branch in Perryville and a newly-opened loan production office in Cape Girardeau.

     Chester Savings' asset growth is expected to come under further pressure, as the result of the loss of interest-bearing funds held by a food manufacturing and packaging company headquartered in Chester, Illinois. Specifically, Gilster-Mary Lee Corporation ("Gilster-Mary Lee") has maintained significant funds with the Bank over the past several years, primarily in the form of short-term deposits with up to peak balances of $25 million or more. However, more recently, the majority of the deposits were converted to repurchase agreements. At March 31, 1996, funds attributable to Gilster-Mary Lee totaled $21.2 million, consisting of $15.0 million of repurchase agreements and $6.2 million of deposits from the pension fund. Gilster-Mary Lee has notified the Bank of its intention to draw down the balance of funds maintained at the Bank by at least $10.0 million in the near term and, in general, to maintain a lower balance of funds at Chester Savings. It it the Bank's intention to fund the withdrawal of funds with short-term liquidity and conversion proceeds, as opposed to replacing the liquidity with other wholesale funds, thus impairing Bank earnings in the short-term. Ample liquidity is maintained to cover all of Gilster-Mary Lee Funds. The Bank's Chairman and Chief Financial Officer is the Executive Vice President, Treasurer and Secretary of Gilster-Mary Lee.

RP FINANCIAL, L.C.
PAGE 1.3

     Throughout its history, Chester Savings has pursued a traditional thrift operating strategy and, thus, 1-4 family permanent mortgage lending has been the focus of the Bank's lending activities. To a lesser extent, Chester Savings originates commercial real estate, multi-family, construction, consumer, agriculture and land loans. Consumer loans represent the most notable area of lending diversification for the Bank, amounting to 11.3 percent of total loans outstanding at March 31, 1996, versus a comparative concentration of 78.9 percent for 1-4 family permanent mortgage loans. In conjunction with the Bank's conversion to a national bank charter and capitalizing on the experience of the new CEO (who has considerable commercial banking experience), Chester Savings intends to pursue a strategy of greater lending diversification that will place more of an emphasis on consumer and commercial lending. However, the Bank's ability to develop more sizable consumer and commercial loan portfolios will be dependent upon a number of factors, including economic and competitive factors, and, thus, it is the Bank's intention to pursue loan diversification gradually.

     As a traditional institution, Chester Savings' earnings base is largely dependent upon net interest income and operating expense levels. The Bank's strategy has placed an emphasis on limiting the degree of interest rate risk associated with the net interest margin, primarily through building an interest-sensitive asset base. Strategies pursued by the Bank to enhance the interest-sensitivity of interest-earning assets have included placing an emphasis on originating 1-4 family adjustable rate loans for portfolio, selling fixed rate mortgage loans with maturities of 20 years or more, and maintaining a relatively high level of cash and investments. The investment portfolio is comprised substantially of short- and intermediate-term securities, with laddered maturities of less than five years.

     Interest rate risk management is further supported by the Bank's control of operating expenses, maintaining a favorable concentration of lower costing savings and transaction accounts, and, to a lesser extent, lengthening CD maturities through promoting certain long term CDs from time-to-time. As indicated by the stability exhibited in the Bank's yield-cost spread in recent years, the Bank's strategies have been relatively effective in insulating the net interest margin from interest rate fluctuations. Over the past four and one-quarter fiscal years, the Bank's yield-cost spread ranged from a low of 2.43 percent during fiscal 1995 to a high of 2.63 percent during the first quarter of fiscal 1996.

     Retail deposits have consistently served as the primary funding source for the Bank, with the only recent borrowings utilized by Chester Savings consisting of $15.0 million in short-term repurchase agreements resulting from the conversion of the Gilster-Mary Lee deposits held in a money market account. While this conversion reduced the Bank's deposit insurance costs, such conversion contributed to the reduction in the concentration of transaction and savings accounts. As of March 31, 1996, transaction and savings accounted for
36.4 percent of the Bank's deposits, versus a comparative measure of 40.7 percent at fiscal year end 1994.

RP FINANCIAL, L.C.
PAGE 1.4

     The Bank's limited asset and earnings growth have in part been constrained by weakness in the primary market area, as a contracting economy and a decline in population has limited opportunities for loan and deposit growth. The Bank's shrinkage has also reflected the intensity of competition by larger regional financial institutions. The Board of Directors has elected to convert to the stock form of ownership and to convert to a national bank charter to improve the competitive position of Chester Savings. The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth, which will place a greater emphasis on diversifying into consumer and commercial loans. Funds realized from the conversion will also support repayment of the repurchase agreements and serve to absorb the recapture of bad debt tax reserve. Operating under a national bank charter, management has indicated that the two subsidiary banks will also seek to add to the services and products that are currently offered by the Bank, which will increase non-interest operating income over time; however, initially, such expansion will result in higher operating expenses, due to start-up costs associated with staffing, developing and marketing the new products and services. The increase in capital realized from the stock conversion will also serve to enhance net interest income by increasing the interest-earning assets/interest-bearing liabilities ("IEA/IBL") ratio, as well as serve as an alternative funding source to deposits in meeting the future funding needs of the two subsidiary banks, which will in turn allow for more competitive pricing in deposit rates. Additionally, the higher equity-to-assets ratio will also better position the two subsidiary banks to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through acquiring or establishing branches in areas that have more favorable growth potential than the primary market area currently served by the Bank. While the Bank has no other specific plans for expansion other than internal growth, it is examining branch expansion in southeastern Missouri. The initial use of proceeds are highlighted below.

  o  Chester Bancorp, Inc.  The Holding Company funds, net of the loan to the
     ---------------------
     ESOP, are expected to be invested initially into U.S. Treasury and agency securities with laddered maturities ranging from overnight funds to five years, with an average maturity of two years. Over time, the Holding Company funds will be utilized for various corporate purposes, including the payment of regular and possibly special cash dividends, acquisitions, infusing additional equity into the subsidiary banks, repurchases of common stock or purchases of stock for the recognition plans.

  o  Chester National Bank.  Cash proceeds invested into the Chester Bank will
     ---------------------
     be used immediately to partially repay maturing repurchase agreements, reflecting the request of the second party to reduce such agreements.

  o  Chester National Bank of Missouri.  Cash proceeds infused into the Bank
     ---------------------------------
     will initially become part of general funds, invested initially into short- to intermediate-term U.S. Treasury or agency securities with laddered maturities ranging from overnight funds to five years, with an average maturity of two years. The investments will gradually be reinvested into loan originations.

RP FINANCIAL, L.C.
PAGE 1.5

     Overall, it is the Bank's objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that compromises the credit quality or increases the overall risk associated with the operations of the two subsidiary banks. The Bank has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity, until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.

Balance Sheet Trends
- --------------------

     From December 31, 1991 through March 31, 1996, Chester Savings exhibited annual asset growth of 0.1 percent (see Table 1.1), with the Bank's asset balance peaking at $141.8 million at fiscal year end 1994. During this period, the Bank's interest-earning asset composition exhibited a shift towards investment securities, with the balance of loans receivable declining from 52.0 percent of assets at fiscal year end 1991 to 40.8 percent of assets at March 31, 1996. Assets have been funded primarily with retail deposits and retained earnings. Borrowings typically have not been utilized by the Bank, and the $15.0 million of repurchase agreements at March 31, 1996 will be reduced significantly upon maturity funded through liquidity and conversion proceeds maintained at the subsidiary bank level.

     Overall, the loan portfolio shrinkage of the last five and one-quarter fiscal years was substantially offset by growth in investments and mortgage-backed securities. The mortgage loan decline is attributable to local market conditions, the competitive nature of mortgage lending and the desire to not retain lower yielding, long-term fixed rate mortgage originations in portfolio. From December 31, 1991 to March 31, 1996, investment securities increased from
34.5 percent to 42.1 percent of assets. In comparison to the 4.8 percent annual growth rate exhibited in investment securities, the loan portfolio declined at a
5.5 percent annual rate. At March 31, 1996, the Bank's loan balance equaled $55.8 million, versus a comparative balance of $71.0 million at December 31, 1991. Mortgage-backed securities increased at a 3.4 percent annual rate from fiscal year end 1991 to March 31, 1996 and accounted for 12.4 percent of the Bank's total assets at March 31, 1996.

     The Bank's traditional emphasis on 1-4 family lending is readily apparent, as loans secured by 1-4 family residences have consistently accounted for the largest portion of the loan portfolio, although the proportion has declined to total assets and is expected to continue to decline with the Bank's planned community banking emphasis. Over the past two and one-quarter fiscal years, 1-4 family permanent mortgage loans have accounted for approximately 80.0 percent of the loan portfolio. Loan diversification by the Bank consists primarily of consumer loans, which accounted for 11.3 percent of the loan portfolio at March 31, 1996, followed by commercial real estate and multi-family loans, which accounted for 5.8 percent of the loan portfolio at March 31, 1996. The balance of the Bank's loan portfolio reflects minor diversification into construction

RP FINANCIAL, LC
PAGE 1.6
                                  Table 1.1
                           Chester Savings Bank, FSB
                         Historical Balance Sheets (1)
                        (Amount and Percent of Assets)

                                             At December 31,
                        --------------------------------------------------------
                              1991               1992              1993
                        ------------------  -----------------  -----------------
                           Amount    Pct       Amount   Pct       Amount   Pct
                           ------    ---       ------   ---       ------   ---
                           ($000)    (%)       ($000)   (%)       ($000)   (%)

Total Amount of:
 Assets                 $ 136,431  100.00%  $ 138,869 100.00%  $ 141,396 100.00%
 Loans receivable (net)    70.997   52.04%     65,643  47.27%     61,193  43.28%
Mortgage - backed
 securities                14,661   10.75%     10,559   7.60%      7,402   5.23%
Investment securities      47,064   34.50%     57,994  41.76%     67,390  47.66%
 Deposits                 127,257   93.28%    128,731  92.70%    130,231  92.10%
 Borrowing                    ---    0.00%        ---   0.00%        ---   0.00%
Equity                      7,603    5.57%      8,778   6.32%      9,682   6.85%

                                          At December 31,
                        ------------------------------------
                             1994               1995          March 31, 1996
                        -----------------   ----------------
                           Amount    Pct       Amount   Pct      Amount    Pct
                           ------    ---       ------   ---      ------    ---
                           ($000)    (%)       ($000)   (%)      ($000)    (%)

Total Amount of:
 Assets                 $ 141,755  100.00%  $ 134,781 100.00%  $ 136,806 100.00%
 Loans receivable (net)    58,157   41.03%    $57,021  42.31%    $55,754  40.75%
Mortgage - backed
 securities                13,136    9.27%     15,413  11.44%     16,906  12.36%
Investment securities      64,410   45.44%     57,605  42,74%     57,543  42.06%
 Deposits                 129,712   91.50%    106,718  79.18%    108,515  79.32%
 Borrowing                    ---    0.00%     15,000  11.19%     15,000  10.96%
Equity                     10,675    7.53%     11,712   8.69%     11,870   8.68%

                        12/31/91-
                         3/31/96
                        Annualized
                        Growth Rate
                        -----------
                           Pct
                           ---
                           (%)

Total Amount of
 Assets                   0.06%
 Loans receiable (net)   -5.53%
Mortgage - backed
 Securities               3.41%
Investment securities     4.84%
 Deposits                -3.68%
 Borrowing               NM.
Equity                   11.05%

___________________________
(1) Ratios are as a percent of ending assets.


Source: Chester Savings' prospectus

RP FINANCIAL, L.C.
PAGE 1.7

loans (1.9 percent of total loans outstanding at March 31, 1996) and agriculture and land loans (2.0 percent of total loans outstanding at March 31, 1996).

     Investment securities have accounted for a notable portion of the Bank's interest-earning asset composition over the past five and one-quarter fiscal years, which has been attributable to the lack of loan growth and the Bank's general philosophy of maintaining a high concentration of investments to support management of interest rate risk and credit risk as well as to meet the considerable funds flows from Gilster-Mary Lee in the past. After peaking at $67.4 million at fiscal year end 1993, the balance of investments has declined during the past two and one-quarter fiscal years, as short-term assets funded the liability shrinkage. At March 31, 1996, the Bank's portfolio of cash equivalents and investments totaled $57.5 million and was comprised of cash equivalents ($7.2 million), certificates of deposit ($4.1 million), U.S. Treasury and agency obligations ($24.3 million), municipal bonds ($13.2 million), mortgage-backed bonds ($8.1 million) and FHLB stock ($0.6 million).
Exhibit I-4 provides historical detail of the Bank's investment portfolio. The investment portfolio is comprised of short- and intermediate-term securities, which have maturities of less than five years. Except for $17.4 million of U.S. Government securities classified as "available for sale", all of the Bank's investments were classified as "held to maturity" at March 31, 1996. The Bank maintained an unrealized loss of $91,000 on the available for sale portfolio of investment securities at March 31, 1996.

     Mortgage-backed securities comprise the balance of the Bank's interest-earning assets composition, serving as an investment alternative to 1-4 family permanent mortgage loans and supporting the Bank's management of interest rate risk and credit risk. After dropping to a 5-year low of $7.4 million at fiscal year end 1993, the mortgage-backed securities balance has increased during the past two and one-quarter fiscal years to offset the decline being experienced in the 1-4 family mortgage loan balance and the loan portfolio in general, thereby facilitating the ability to meet the minimum qualified thrift lender ("QTL") ratio. The mortgage-backed securities portfolio consists of a fairly even mix of pass-through securities and collateralized mortgage obligations ("CMOs"), with those balances amounting to $8.7 million and $8.2 million, respectively, at March 31, 1996. Mortgage-backed securities held by the Bank primarily consist of securities that have been issued by GNMA, FHLMC or FNMA, and consist mostly of fixed rate securities. However, in recent years, the Bank has emphasized purchasing adjustable rate mortgage-backed securities. As of March 31, 1996, the mortgage-backed securities portfolio consisted of $14.8 million of securities classified as "held to maturity" and $2.1 million of securities classified as "available for sale". The Bank maintained an unrealized gain of $9,000 on the available for sale portfolio of mortgage backed securities at March 31, 1996.

     Over the past five and one-quarter fiscal years, Chester Savings' funding needs have been substantially met through retail deposits, internal cash flows and retained earnings. From fiscal year end 1991 through fiscal year end 1994, the Bank's balance of deposits was fairly stable and then declined notably in fiscal 1995 following

RP FINANCIAL, L.C.
PAGE 1.8

the conversion of a majority of the Gilster-Mary Lee deposits to borrowings. A slight increase in deposits was recorded in the first quarter of fiscal 1996, while the borrowings balance remained unchanged. The conversion of the Gilster-Mary Lee deposits served to increase the concentration of CDs comprising total deposits, as the $15.0 million of deposits converted to repurchase agreements were held in money market accounts. As of March 31, 1996, CDs comprised 63.6 percent of the Bank's deposits, versus a comparative ratio of 59.3 percent at December 31, 1994. The Gilster-Mary Lee funds are expected to be reduced by $10.0 million in the near term, which will be funded with the Bank's liquidity and proceeds from the stock conversion. Afterwards the Glister Mary-Lee pension fund with approximately $6.2 million on deposit and $5.0 million in repurchase agreements will remain. While the Bank has not been notified that these remaining funds will also be withdrawn, the Bank is maintaining ample liquidity as a precaution.

     Positive earnings during the past five and one-quarter fiscal years, net of a slightly negative SFAS 115 adjustment at March 31, 1996, translated into an annual capital growth rate of 11.1 percent for the Bank. Capital growth, combined with nominal asset growth, served to increase the Bank's equity-to-assets ratio from 5.6 percent at the end of fiscal 1991 to 8.7 percent at March 31, 1996. All of the Bank's capital is tangible capital, and the Bank maintained capital surpluses relative to all of its regulatory capital requirements at March 31, 1996. The recapture of the Bank's bad debt tax reserve in connection with its conversion to a national bank charter will result in an estimated reduction in capital of $951,000. The addition of conversion proceeds will serve to strengthen Chester Savings' capital position and competitive posture within its primary market area, as well as support expansion into other nearby markets if favorable growth opportunities are presented.

Income and Expense Trends
- -------------------------

     The Bank has reported positive earnings over the last five and one-quarter fiscal years (see Table 1.2), ranging from a low of 0.63 percent of average assets in fiscal 1993 to a high of 0.80 percent of average assets in fiscal 1991. For the twelve months ended March 31, 1996, Chester Savings recorded net income of $931,000, or 0.68 percent of average assets. Consistent with the Bank's traditional operating mode, net interest income and operating expenses have been the dominant factors in Chester Savings' earnings. Non-interest operating income has been a limited contributor to Chester Savings' earnings, while non-recurring items, such as gains and losses realized from the sale of investments, have generally had a small impact on earnings as well. Favorable credit quality measures and a shrinking loan portfolio have been effective in containing the amount of credit quality related losses recorded by the Bank. The lower earnings reported in fiscal year 1993 was attributable to the negative impact of an after-tax accounting adjustment, pertaining to Chester Savings' adoption of SFAS 109. Overall, the Bank's reported earnings were generally reflective of its core earnings, which have exhibited a high degree of stability over the past five and one-quarter fiscal years.

RP Financial, LC.
Page 1.9

                                   Table 1.2
                           Chester Savings Bank, FSB
                        Historical Income Statement (1)
                        (Amount and Percent of Assets)

                                                                      For the Fiscal Year Ended December 31,
                                    ----------------------------------------------------------------------------------------------
                                           1991                     1992                     1993                    1994
                                    ---------------------     --------------------     -------------------     -------------------
                                    Amount         Pct        Amount        Pct        Amount       Pct        Amount      Pct
                                    ------         ---        ------        ---        ------       ---        ------      ---
                                   ($000)          (%)        ($000)        (%)        ($000)       (%)        ($000)      (%)
 Interest income                    $11,843         8.68%      $10,392       7.63%     $ 9,132      6.44%      $ 8.696     6.04%
 Interest expense                    (8.648)       -6.34%       (6,826)     -5.01%      (5,526)    -3.89%       (5,089)   -3.54%
                                     ------        ------       ------      ------      ------     ------       ------    ------
 Net interest income                $ 3,195         2.34%      $ 3,566       2.62%     $ 3,606      2.54%      $ 3,607     2.51%
 Provision for loan losses              (56)       -0.04%          (70)     -0.05%         (30)    -0.02%          (69)   -0.05%
                                        ----       ------          ----     ------         ----    ------          ----   ------
 Net interest income after
  provisions                        $ 3,139         2.30%      $ 3,496       2.57%     $ 3,576      2.52%      $ 3,538     2.46%

 Other income                           130         0.10%          131       0.10%         129      0.09%          114     0.08%
 Operating expenses                  (1,941)       -1.42%       (2,090)     -1.53%      (2,259)    -1.59%       (2,407)   -1.67%
                                     ------        ------       ------      ------      ------     ------       ------    ------
 Net operating income               $ 1,328         0.97%      $ 1,537       1.13%     $ 1,446      1.02%      $ 1,245     0.87%

Non-Operating Income
- --------------------
Gain(Loss) on loans and investments       0         0.00%         (228)     -0.17%           0      0.00%            0     0.00%
Real estate operations                  (26)       -0.02%         (126)     -0.09%         (18)    -0.00%           33     0.02%

 Income before taxes                $ 1,302         0.95%      $ 1,183       0.87%     $ 1,428      1.01%      $ 1,278     0.89%
 Income taxes                          (210)       -0.15%         (257)     -0.19%        (307)    -0.22%         (285)   -0.20%
                                       -----       ------         -----     ------        -----    ------         -----   ------
 Net income before extraordinary
  items                             $ 1,092         0.80%      $   926       0.68%     $ 1,121      0.79%      $   993     0.69%
 Extraordinary items(2)                   0         0.00%            0       0.00%        (227)    -0.16%            0     0.00%
                                          -         -----            -       -----        -----    ------            -     -----
 Net income (loss)                  $ 1,092         0.60%      $   926       0.68%     $   894      0.63%      $   993     0.69%

Estimated Core Earnings:
- ------------------------
Net income                          $ 1,092         0.80%      $   926       0.68%     $   894      0.63%      $   993     0.69%
Adjustments for non-operating
 income                                   0         0.00%          228       0.17%         227      0.16%            0     0.00%
Tax effect (23.0%)                        0         0.00%          (52)     -0.04%         (52)    -0.04%            0     0.00%
                                          -         -----          ----     ------         ----    ------            -     -----
Estimated core net income           $ 1,052         0.80%      $ 1,102       0.81%     $ 1,069      0.75%      $   993     0.69%


                                         For the Fiscal Year Ended December 31,       For the 12 Months
                                         --------------------------------------
                                                         1995                         Ended 3/31/96
                                         --------------------------------------
                                             Amount              Pct                   Amount              Pct
                                             ------              ---                   ------              ----
                                             ($000)              (%)                   ($000)              (%)
 Interest income                              $ 9,035             6.59%                 $ 9,071             6.65%
 Interest expense                              (5,474)           -3.99%                  (5,480)           -4.01%
                                               -------           ------                  -------           ------
 Net interest income                          $ 3,561             2.60%                 $ 3,591             2.63%
 Provision for loan losses                       (161)           -0.12%                   (17.1)           -0.13%
                                                 -----           ------                   ------           ------
 Net interest income after
  provisions                                  $ 3,400             2.48%                 $ 3,420             2.51%

 Other income                                     140             0.10%                     153             0.11%
 Operating expenses                            (2,320)           -1.69%                  (2,361)           -1.73%
                                               -------           ------                  -------           ------
 Net operating income                         $ 1,220             0.89%                 $ 1,212             0.89%

Non-Operating Income
- --------------------
Gain(Loss) on loans and investments                98             0.07%                       4             0.00%
Real estate operations                            (18)           -0.01%                     (18)           -0.01%

 Income before taxes                          $ 1,300             0.95%                 $ 1,198             0.88%
 Income taxes                                    (299)           -0.22%                    (267)           -0.20%
                                                 -----           ------                    -----           ------
 Net income before extraordinary
  items                                       $ 1,001             0.73%                 $   931             0.68%
 Extraordinary items(2)                             0             0.00%                       0             0.00%
                                                    -             -----                       -             -----
 Net income (loss)                            $ 1,001             0.73%                 $   931             0.68%

Estimated Core Earnings:
- ------------------------
Net income                                    $ 1,001             0.73%                 $   931             0.68%
Adjustments for non-operating
 income                                          (98)            -0.07%                      (4)           -0.00%
Tax effect (23.0%)                                23              0.02%                       1             0.00%
                                                  --              -----                       -             -----
Estimated core net income                     $  926              0.67%                 $   928             0.68%


______________________________
(1)  Ratios are as a percent of average assets.
(2)  Consists of cumulative effects of the adoption of SFAS - 109.

Sources: Chester Savings' prospectus and audited financial statements.

RP FINANCIAL, L.C.
PAGE 1.10

     The stability of the Bank's earnings has been supported by limited fluctuations in the net interest margin, which ranged from a low of 2.34 percent in fiscal 1991 to a high of 2.63 percent for the twelve months ended March 31, 1996. Stability in the net margin indicates that the repricing mismatch between interest-sensitive assets and interest-sensitive liabilities has been relatively limited, thereby providing for similar corresponding increases and declines in interest income and interest expense as a percent of average assets. Overall, in comparison to most thrifts, the Bank's net interest margin has been maintained at relatively low levels, which has been largely attributable to Chester Savings' interest-earning asset composition. In particular, the Bank's yield income has been somewhat depressed by an interest-earning asset composition that includes a high concentration of short- and intermediate-term investments and a low and declining concentration of loans. However, partially offsetting the lower yielding nature of the Bank's interest-earning asset composition has been the lower effective tax rate (ranging from 16.1 percent to 23.0 percent in 1991 and 1995, respectively), realized from Chester Savings' investments in tax exempt municipal bonds. Chester Savings' net interest margin will likely be enhanced by the stock offering, due to the reinvestment of interest-free capital into interest-earning assets and the higher IEA/IBL ratio that will result from the Bank's increased capital position. The planned growth into higher yielding consumer and commercial loans, following the Bank's conversion to two national bank charters, would also serve to strengthen the net interest margin. The conversion proceeds are expected to be reinvested in taxable interest-earning assets, thus the effective tax rate is expected to increase.

     Examination of the Bank's historical net interest rate spreads provides further insight to how stability has been maintained in the net interest margin. As set forth in Exhibits I-3 and I-5, changes in the Bank's yield-cost spread have been very limited over the past four and one-quarter fiscal years, with the yield-cost spread ranging from a low of 2.43 percent in fiscal 1995 to a high of
2.63 percent in the first quarter of fiscal 1996. The increase exhibited in the yield-cost spread during the first quarter of fiscal 1996 resulted primarily from an increase in the Bank's yield on interest-earning assets, highlighting the interest-sensitive nature of Chester Savings' interest-earning assets. To a lesser extent, the widening of the yield-cost spread was attributable to lower funding costs, with both deposit and borrowing costs declining slightly during the quarter ended March 31, 1996.

     Non-interest operating income has been a limited contributor to the Bank's earnings, in light of Chester Savings' relatively narrow operating focus with respect to diversifying into activities that generate non-interest operating income. Throughout the period shown in Table 1.2, non-interest operating income was maintained at approximately 0.10 percent of average assets. Service charges and other fees earned from retail banking activities have accounted for most of the Bank's non-interest operating income, with the balance of non-interest operating income consisting of miscellaneous sources of income. Management has indicated that development of non-interest operating income will be pursued more aggressively following the conversion to a

RP FINANCIAL, L.C.
PAGE 1.11

national bank charter, through expanding the products and services offered by the Bank. However, growth in non-interest operating income, if any, is not expected to be significant in the near term, and, thus, the Bank's earnings can be expected to remain highly dependent upon the net interest margin during the forthcoming year.

     While Chester Savings' limited diversification has constrained non-interest operating income, it also has supported containment of the Bank's operating expenses. For the twelve months ended March 31, 1996, Chester Savings' operating expense to average assets ratio equaled 1.73 percent, versus an average for SAIF-insured publicly-traded thrifts of 2.21 percent. Notwithstanding, the Bank's relatively low operating expense ratio, Chester Savings' operating expense ratio has increased over the past five and one-quarter fiscal years. In comparison to the 1.73 percent ratio maintained during most recent twelve month period, Chester Savings' operating expense to average assets ratio equaled 1.42 percent in fiscal 1991. Higher operating expenses combined with the absence of asset growth have accounted for the upward trend exhibited in Chester Savings' operating expense ratio. Overall, the Bank has been experiencing modest compression in its core earnings, as indicated by the decline in Chester Savings' expense coverage ratio (net interest income divided by operating expenses). Chester Savings' expense coverage ratio equaled 1.60 times during fiscal 1993, versus a comparative ratio of 1.52 times during the twelve months ended March 31, 1996. The Bank's conversion to stock form will place further upward pressure on operating expenses, due to increase costs associated with operating as a publicly-traded institution and expenses related to the stock benefit plans. Asset shrinkage resulting from the repayment of $10.0 million of the repurchase agreements and additional expenses that may be incurred in connection with the Bank's implementation of more of a commercial banking strategy and a two bank operation versus one currently will also add upward pressure to the operating expense ratio. However, at the same time, growth facilitated by the increase in capital realized from conversion proceeds may allow the two subsidiary banks to leverage operating expenses through future growth.

     Gains and losses resulting from the sale of investments typically have not been a significant factor in the Bank's earnings, reflecting Chester Savings' general philosophy of holding most securities to maturity. The $228,000 loss recorded on the sale of securities in fiscal 1992 and the $98,000 gain recorded on the sale of securities in fiscal 1995 stemmed from ongoing management of the investment and mortgage-backed securities portfolios, which takes into account the overall interest rate risk and yield of Chester Savings' investments. For the twelve months ended March 31, 1996, the Bank posted modest gains, reflecting gains realized from the sale of investment securities being largely negated by a loss recorded on the sale of certificate of deposits. Going forward, gains and losses from the sale of investments and mortgage-backed securities are expected to remain a minor factor in the Bank's earnings. The only other notable non-recurring item reflected in the Bank's earnings over the past five fiscal and one-quarter fiscal years was the extraordinary item booked in fiscal 1993, which

RP FINANCIAL, L.C.
PAGE 1.12

reduced net income by $227,000, attributable to the cumulative effect of a change in accounting principle which resulted from the adoption of SFAS 109.

     Credit quality related losses recorded by the Bank have generally been limited over the past five and one-quarter fiscal years, in light of the Bank's maintenance of a low level of non-performing assets and a declining loan balance. For the twelve months ended March 31, 1996, the Bank established loan loss provisions of $171,000, or 0.13 percent of average assets, which was slightly higher than recent historical levels. The increase in loan loss provisions established was based on the increase in credit risk exposure associated with the decline in the local market area economy and the planned loan growth in higher risk types of loans. Exhibit I-6 sets forth the Bank's loan loss allowance activity during fiscal years 1994 and 1995 and first quarter of fiscal 1996. The minor gains and losses reflected in the Bank's real estate operations consist of loss provisions established for real estate owned and gains and losses recorded on the sale of real estate owned. Overall, the Bank's planned lending diversification into higher yielding and higher risk types of loans will increase the credit risk associated with earnings; however, based on the current composition of the Bank's loan portfolio and the Bank's low level of non-performing assets, credit quality related losses are not considered to represent a significant threat to Chester Savings' future earnings in the near term.

Interest Rate Risk Management
- -----------------------------

     Chester Savings reported one and three year cumulative gap to assets ratios of negative 10.2 percent and negative 5.4 percent, respectively, as of March 31, 1996 (see Exhibit I-7). The most recent OTS analysis, as of March 31, 1996, indicated that Chester Savings' net portfolio value ("NPV") under a 200 basis point instantaneous and sustained rise in interest rates would decline by 10.3 percent. The Bank's interest rate risk measures indicate that net interest income will come under pressure during periods of rising interest rates; however, as evidenced by the stability of Chester Savings' net interest margin in recent years, Chester Savings' earnings exposure to a rising interest rate environment is not considered to be significant. Strategies implemented by the Bank to support control of interest rate risk include selling longer term (more than 20 years) fixed rate mortgage loan originations to the secondary market, maintaining a high concentration of interest-earning assets in investments with maturities of less than five years, emphasizing the origination of adjustable rate and short-term fixed rate loans, and promoting certain longer term CDs from time-to-time. At March 31, 1996, $18.7 million, or 33.5 percent of net loans receivable, were subject to periodic interest rate adjustments. Management of interest rate risk is further supported by the Bank's control of operating expenses. Chester Savings' exposure to rising interest rates will be further reduced by the infusion of stock proceeds, as the proportion of interest-sensitive liabilities meeting the Bank's funding needs will be reduced,

RP FINANCIAL, L.C.
PAGE 1.13

and the substantial portion of conversion proceeds will be initially invested in short-and intermediate-term securities and used to fund repayment of the short-term repurchase agreements.

Lending Activities and Strategy
- -------------------------------

     The Bank's lending activities have traditionally concentrated on the origination and retention of 1-4 family mortgage loans (see Exhibits I-8 and I-9, which reflect loan composition and lending activity, respectively). As of March 31, 1996, $44.7 million, or 78.9 percent, of Chester Savings' total loan portfolio was comprised of loans secured by 1-4 family permanent mortgage loans. The Bank's second largest category of loans was consumer loans, which totaled $6.4 million, or 11.3 percent, of total loans outstanding at March 31, 1996. Consumer lending, as well commercial lending, are planned growth areas for the Bank, as the two subsidiary banks will seek to develop a loan portfolio composition that is more reflective of a commercial banking strategy. The balance of the loan portfolio was comprised of multi-family, commercial real estate, agriculture, land and construction loans. Exhibit I-10 provides the contractual maturity of the Bank's loan portfolio, by loan type, as of March 31, 1996.

     Chester Savings originates both fixed rate and adjustable rate 1-4 family loans, with most 1-4 family loan originations being underwritten to conform with secondary market requirements. In the current lending environment, the Bank's general practice has been to retain adjustable rate mortgage ("ARM") loans for portfolio and sell longer-term fixed rate loans in the secondary market on a servicing released basis. In this regard, fixed rate residential loans with maturities of greater than 20 years are sold due to interest rate risk considerations while loans with maturities of 20 years or less are retained for portfolio as a yield enhancement measure (the majority of loans with terms of 20 years or less carry 15 year terms). Fixed rate loans with 5 to 7 year balloon features are also originated for portfolio. ARM loans are typically made with one and three year repricing frequencies, indexed to the U.S. Treasury rate with a corresponding maturity. Certain ARM loans originated by the Bank are convertible into 20 year maximum fixed rate loans at the prevailing market rate at the time of the loan's conversion. In light of the highly competitive environment for 1-4 family loan originations, Chester Savings offers ARM loans at a discounted initial rate. While discounted ARM loans generally reprice up at the first adjustment period, typically the adjusted rate is below the fully indexed rate due to the annual rate cap limitation. The borrower is qualified at the maximum rate permissible at the first adjustment period. The majority of adjustable rate originations are one year ARMs with a 2.75 percent margin and 2/6 percent annual/lifetime caps.

     On a limited basis, the Bank also originates construction loans to finance the construction of 1-4 family residences. As of March 31, 1996, construction loans accounted for $1.1 million, or 1.9 percent of the total loan

RP FINANCIAL, L.C.
PAGE 1.14

portfolio. Most of the Bank's construction lending activities are for the construction of pre-sold homes, which convert to permanent loans upon completion of the construction. Construction loans require payment of interest only during the construction period, which is typically six months. Terms of construction loans generally require a loan-to-value ratio of 80.0 percent or less.

     Commercial real estate/multi-family lending has been a moderate area of lending diversification for the Bank, with such loans totaling $3.3 million, or
5.8 percent of loans outstanding, at March 31, 1996. The Bank's commercial real and multi-family loan portfolio include loans secured by small apartment buildings, a library, professional offices, churches and golf courses, which are located in Chester Savings' primary market area. Commercial real estate and multi-family loans originated by the Bank generally have maximum loan-to-value ratios of up to 75.0 percent, and the Bank originates both fixed rate and adjustable rate loans. Adjustable rate loans carry interest rates indexed to the comparable maturity Treasury plus a margin, while fixed-rate loans are priced at a premium over the Bank's fixed-rate residential loan product. Most commercial real estate and multi-family loans are generally for terms of five to ten years.

     The Bank's residential and commercial real estate loan balances include minor balances of land and agriculture loans, which totaled $1.1 million, or 2.0 percent of total loans, at March 31, 1996. Agriculture and land loans are generally made for the same terms and the same interest rates as those offered on commercial real estate and multi-family loans. Agriculture loans originated by the Bank consist of loans secured by farm residences and combinations of farm residences and farm real estate. In qualifying the borrower for a loan secured by farm land, the Bank historically has excluded income generated by the farm. Land and agriculture loans originated by Chester Savings are secured by local properties.

     Chester Savings' diversification into non-mortgage lending consists of consumer loans, with direct automobile loans comprising the largest concentration of the consumer loan balance. Of the $6.4 million of consumer loans outstanding at March 31, 1996, automobile loans totaled $1.8 million, or
28.4 percent, of the consumer loan balance. Automobile loans are offered with maturities of up to 60 months for new automobiles and up to 48 months for used automobiles. Home improvement loans represent the second largest concentration of the consumer loan portfolio, with such loans totaling $1.6 million at March 31, 1996. Home improvement loans are fixed rate loans offered for terms of up to 5 years and are subject to a maximum loan-to-value ratio of 80.0 percent or less for the sum of all debt outstanding on the property. The substantial portion of the Bank's home improvement loan portfolio consists of loans in which Chester Savings holds the first mortgage on the borrower's residence. The balance of the consumer loan portfolio consists of a variety of loans, including credit card, personal loans, and loans secured by deposits.

RP FINANCIAL, L.C.
PAGE 1.15

     To date, the Bank has been substantially inactive in the origination of commercial business loans; however, with the addition of senior management that is experienced in commercial business lending, expansion into commercial business lending will be pursued following the conversion. Such expansion is planned to include unsecured lending to local small to moderately sized businesses and loans guaranteed by the Small Business Administration, consisting of floating rate loans tied to the prime rate.

     Exhibit I-9, which shows the Bank's loan originations, sales and repayments over the past two and one-quarter fiscal years, highlights Chester Savings' traditional emphasis on originating 1-4 family permanent mortgage loans and recent strategy of emphasizing the origination of consumer loans. Originations of 1-4 family permanent mortgage loans and consumer loans have accounted for more than 80 percent of the Bank's lending volume over the past two and one-quarter fiscal years, with construction lending generally being the next most active area of originations for Chester Savings. The Bank recorded a modest increase in loan volume during fiscal 1995, reflecting growth in the origination of 1-4 family permanent mortgage loans and construction loans. Notwithstanding the increase in originations, as well as a slight decline in repayments, Chester Savings' loan balance continued to decline in fiscal 1995. Loan volume during the first quarter of fiscal 1996 was approximately the same as the comparative year ago period. As of March 31, 1996, the Bank maintained net loans receivable of $55.8 million, versus a comparative balance of $58.2 million at December 31, 1994. The lending strategies of the two subsidiary banks are anticipated to reverse the trend of loan shrinkage, through pursuing a more diversified lending strategy. Such growth would serve to enhance the overall yield of the loan portfolio, while the credit risk associated with the loan portfolio would increase as well.

Asset Quality
- -------------

     The Bank's historical 1-4 family lending emphasis and high concentration of investments have generally supported favorable credit quality measures. As of March 31, 1996, Chester Savings' balance of non-performing assets totaled $432,000, or 0.32 percent of total assets. From fiscal year end 1991 through fiscal year end 1995, Chester Savings' non-performing assets-to-assets ratio trended steadily lower, declining from a five year peak of 1.24 percent at fiscal year end 1991 to 0.27 percent at fiscal year end 1995. The slight increase in the non-performing assets ratio during the first quarter of fiscal 1996 resulted from increases in non-accruing residential and consumer loans. As shown in Exhibit I-11, non-performing assets held by the Bank consisted of $222,000 of non-performing loans (non-accruing loans and accruing loans that are more than 90 days past due) and $210,000 of real estate owned. Non-performing loans held by the Bank at March 31, 1996 consisted mostly of residential loans ($123,000), with the balance comprised of consumer and commercial real estate loans ($49,000 and $50,000, respectively).

RP FINANCIAL, L.C.
PAGE 1.16

     The Bank reviews and classifies assets on a regular basis and establishes loan loss provisions based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. At March 31, 1996, the Bank had $199,000 of assets classified as Substandard and $8,000 of assets classified as Loss. The Bank maintained valuation allowances of $396,000 at March 31, 1996, equal to 0.71 percent of net loans receivable and
91.7 percent of non-performing assets.

Funding Composition and Strategy
- --------------------------------

     Deposits have consistently been the Bank's primary source of funds (see Exhibits I-12 and I-13), and at March 31, 1996 deposits constituted 87.9 percent of Chester Savings' interest-bearing liabilities. The Bank's deposit composition has generally reflected a relatively high concentration of lower costing transaction and savings accounts, which in part has been supported by the Gilster-Mary Lee funds maintained in money market accounts. Accordingly, with the conversion of $15 million of those funds to repurchase agreements, the level of transaction and savings accounts maintained by the Bank dropped from 40.7 percent of total deposits at fiscal year end 1994 to 36.4 percent of total deposits at March 31, 1996. Likewise, a notable portion of the deposit shrinkage recorded by Chester Savings during fiscal 1995 was attributable to the conversion of the Gilster-Mary Lee deposits to repurchase agreements, although disintermediation in general and additional deposit withdrawals by Gilster-Mary Lee accounted for slightly more than one-third of Bank's deposit run-off in fiscal 1995. Deposit growth recorded during the first quarter of fiscal 1996 consisted mostly of money market funds, which was partially offset by a slight decline in Chester Savings' balance of CDs.

     As with most thrifts today, the concentration of the Bank's CDs have short-term maturities. As of March 31, 1996, the CD portfolio totaled $69.1 million, with 61.6 percent of those CDs having maturities of less than one year. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $5.3 million, or
7.6 percent of Chester Savings' total CDs at March 31, 1996. Chester Savings generally does not pay premium rates for higher balance CDs. The Bank does not utilize brokered CDs and typically offers CD rates that are priced in the middle of the range of rates offered by its local competitors.

     As of March 31, 1996, the Bank maintained borrowings of $15 million, which consisted entirely of the Gilster-Mary Lee deposits that were converted to repurchase agreements. Gilster-Mary Lee has notified the Bank of its intent to reduce the repurchase agreement balance by $10 million in the near term, which will be repaid in the near term with Chester Savings' liquidity and conversion proceeds as opposed to other wholesale funding sources. It is anticipated that the entire balance of repurchase agreements will be repaid in the intermediate-term. Exhibit I-14 reflects the Bank's borrowing activities during the past two and one-quarter

RP FINANCIAL, L.C.
PAGE 1.17

fiscal years. Chester Savings' deposit growth, internal funding and conversion proceeds are expected to be adequate enough to fund the substantial portion of the Bank's lending and investment activities for the intermediate-term. If additional borrowings are needed, the Bank has ample borrowing capacity with the FHLB of Chicago. The two subsidiary banks are expected to borrow from the Holding Company to finance the purchase of ESOP shares.

Legal Proceedings
- -----------------

     From time to time, Chester Savings is involved as plaintiff or defendant in various legal proceedings arising in the normal course of business. While the ultimate outcome of these various legal proceedings cannot be predicted with certainty, it is the opinion of management that the resolution of these proceedings should not have a material effect on Chester Savings' financial position or results of operations.

RP FINANCIAL, L.C.
PAGE 2.1

                               II.  MARKET AREA

Introduction
- ------------

     Chester Savings operates out of its headquarters office in Chester, Illinois (Randolph County), four other offices in Illinois and in Missouri through one branch office in Perryville and one LPO in Cape Girardeau. The Illinois branches are located in Randolph County (Sparta and Red Bud), Perry County (Pinckneyville) and Jackson County (Carbondale). The Missouri branch office is located just across the Mississippi River in Perry County (Perryville), approximately 15 miles west from Chester, and the Cape Girardeau LPO is approximately 30 miles south of Perryville. Exhibit II-1 shows the Bank's office locations. Following the Reorganization, the Perryville office will be operated as a separate subsidiary of the Bank and will be named Chester National Bank of Missouri, and the Cape Girardeau LPO will also be an office of the Chester National Bank of Missouri. The Bank considers the primary market area to consist of the counties containing an office, with a secondary emphasis on surrounding counties. This analysis evaluates the demographic and economic trends in these county markets.

     The Bank's market area is primarily rural in nature and covers a fairly large geographic area in southwest Illinois. The closest major metropolitan area to Chester is the St. Louis area, approximately 60 miles to the north. Headquartered in a rural county, the Bank has sought to expand into larger markets which provide greater opportunity for growth, such as Jackson County, Illinois and Perry and Cape Girardeau Counties, Missouri. Presently, the most attractive expansion area appears to be southeastern Missouri, particularly the Cape Girardeau area.

     The economy in southwestern Illinois is historically based in coal mining and agriculture, although both industries have declined in recent decades. The decline of mining employment has had a highly adverse impact on the economy of the market area, particularly in Randolph and Perry Counties, Illinois, and loan demand in these counties has been very limited. Unemployment in these counties is currently quite high, and the population has been declining. Randolph County's already weak economy was hit again in early 1996 when Spartan Printing Company, the County's largest manufacturing employer which peaked at approximately 1,000 employees, shut its doors. Somewhat offsetting the unfavorable operating environment in Randolph and Perry Counties has been the Jackson County market, whose largest city, Carbondale, is home to Southern Illinois University (the "University"). The University, a state school, has enhanced the economic stability of Jackson County both through direct employment and by supporting a number of ancillary businesses. The Perryville market is rural and small, and economic stability in Perryville is supported by its largest employer, the Gilster Mary-Lee Corporation. The operating environment in Perryville has generally been more favorable than in

RP FINANCIAL, L.C.
PAGE 2.2

Randolph and Perry Counties. The Cape Girardeau market area is one of the largest markets served by Chester Savings and has been experiencing comparatively strong population and housing growth trends. The Chester National Bank of Missouri may consider full service branch office expansion in the Cape Girardeau area after the conversion.

     Competition in the Bank's market area is significant. Chester Savings competes with 6 savings institutions and 28 commercial banks who operate in the same counties and offer similar products and services. The relatively high unemployment and low economic growth in Randolph and Perry Counties, Illinois has exacerbated the competition in these areas. Cape Girardeau provides growth opportunities due to local banking consolidation coupled with favorable population growth trends.

     Future growth potential will depend to a large degree on the ability of the local market areas to provide lending and deposit growth opportunities, and on the ability of the two subsidiary banks to compete effectively in their respective market areas. As such, future growth opportunities depend on a variety of different aspects in the local markets, such as demographic growth trends, the future growth and stability of the regional economy, and the nature and intensity of the competitive environment. These factors have been briefly examined to help determine the market's growth potential and relative economic health of the Bank's market area.

National Economic Factors
- -------------------------

     The national economy experienced moderate growth during 1995 with overall GDP growth measured at 2.0 percent, down from the 1994 level of 3.5 percent. During the first half of 1995, economic growth was sluggish as indicated by higher unemployment, a decline in retail sales, and lower construction spending. GDP growth during the second quarter of 1995 slowed to 1.3 percent annually, which was the slowest growth in almost four years. In a move to revive the sagging economy, the Federal Reserve cut short-term interest rates by 0.25 percent in early-July 1995. Amid mixed economic data, such as a drop in July durable goods orders and an increase in July new housing starts, the Fed held rates steady during its meeting in late-August. During the balance of the third quarter, the general economy showed signs of expansion with inflation under control. For example, construction picked up in most regions of the U.S., while retail prices were relatively stable in the late summer. While third quarter GDP growth was stronger than expected, increasing at an annual rate of 4.2 percent, economic data through most of the fourth quarter suggested that the economy was on track for a soft landing. Weak retail sales during the holiday shopping season and a slight increase in the November unemployment rate provided indications of a slowing national economy at the end of the fourth quarter.

RP FINANCIAL, L.C.
PAGE 2.3

     Economic data released in January 1996 continued to indicate a generally sluggish economy, as highlighted by the Federal Reserve's mid-January "Beige Book" report which indicated slowing economic growth in its latest nationwide survey of economic conditions. Record-breaking winter weather conditions further slowed the economy in January of 1996. However, unemployment declined sharply in February, although the January figures were skewed by the weather and by striking GM workers. A stronger than expected March employment report served to rekindle inflation fears, although other economic indicators suggested that the pace of economic growth was moderate and inflation was under control. An accelerating economy was further indicated by first quarter GDP growth of 2.8 percent, which was well above 1995 fourth quarter growth of 0.5 percent. Higher oil prices served to further heighten inflation concerns; however, wages, which account for most of the inflation measures, did not signal that inflation was heating up. In late-May, first quarter GDP growth was revised downward to 2.3 percent; however, other economic data, such as consumer demand, inventory levels and employment indicated that the economic growth was accelerating in the second quarter. Signs of a strengthening economy led economists to increase their estimate of second quarter GDP growth to 3.5 percent.

     In terms of interest rate trends, a weakening economy in the first half of 1995 led to a decline in both short-term and long-term interest rates. The Fed increased short-term interest rates in February and July 1995, but a rally in the bond market pushed long term rates lower in late-August and early-September. Rates remained relatively flat throughout October and November given the uncertainty regarding the federal debt. The slow pace of the economy prompted the Federal Reserve to cut interest rates by 0.25 percent in late-December 1995 and late-January 1996. Generally improving economic conditions forestalled an additional rate cut by the Fed in its late-March meeting, which served to push interest rates higher. Interest rates increased sharply in early-May following the release of the stronger than expected first quarter GDP growth, as the 30-year U.S. Treasury bond edged above 7.0 percent. Bond prices recovered modestly on the release of other economic data, such as lower than expected increases in April consumer and wholesale prices, which suggested that inflation remained in check. In mid-May the Federal Reserve indicated that it would not tighten interest rates in the near term, which further served to calm the bond market. The decline in interest rates was short-lived, as the strength of the economic data in late-May increased expectations that the Federal Reserve would move to tighten rates at its next meeting in early-July. Bond prices were further depressed in early-June by the unexpectedly strong job growth recorded in May, despite a slightly increase in the May unemployment rate. As of June 14, 1996 one- and thirty-year U.S. Government bonds were yielding 5.81 percent and 7.09 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through June 14, 1996.

RP FINANCIAL, L.C.
PAGE 2.4

Market Area Demographics
- ------------------------

     The following section presents demographic details regarding Chester Savings' market area. Table 2.1 displays comparative demographic trends for the U.S., Illinois and the five counties served by the Bank. Population growth in Illinois was lower than national averages between 1990 and 1995, with the market area being one of the low growth areas in Illinois. Both Randolph and Perry County recorded population declines between 1990 and 1995, a result of the employment losses in these areas. The greater economic diversification and stabilizing presence of the University stimulated moderate population growth in Jackson County during this period. Likewise, the economic stability and steady employment in Perry and Cape Girardeau Counties, Missouri have enabled higher population growth rates than the other market area counties served by the Bank. The relatively low number of residents of Perry County, Missouri is somewhat misleading, however, since a large number of Randolph County residents commute to jobs in Perry County. Household growth trends paralleled population growth trends during the periods shown in Table 2.1, and those trends are projected to continue through the year 2000.

     All of the counties in the market area exhibited median household and per capita income levels that were below state and national medians as of 1995. The lowest per capita and median household income levels were recorded in Jackson County, which has a large student population, a relatively young labor force, and an employment structure dominated by relatively low-wage service and retail jobs. Cape Girardeau County, Missouri recorded the highest per capita income in the market area due to the higher proportion of manufacturing employment. In general, the lower than average income levels in the market area reflect the market area's primarily rural nature.

     Overall, a continuation of the low growth in Chester Savings' market area is expected to continue to restrict residential lending opportunities for the Bank, with southeastern Missouri representing greater potential for residential lending growth. The conversion will allow the Bank to expand geographically, particularly in southeastern Missouri. Expansion into new markets and more of a commercial banking emphasis can be expected to increase the Bank's credit risk exposure, although the increased capital ratios following the stock conversion will facilitate such expansion. In summary, the demographic characteristics of Randolph and Perry Counties, Illinois are not considered to be conducive for loan or deposit growth. On the other hand, the southeastern Missouri markets are more favorable, although the Bank's market presence in both of these markets is currently quite low, as will be described below.

RP Financial, LC
Page 2.5

                                   Table 2.1
                           Chester Savings Bank, FSB
                   State and County Summary Demographic Data


                                             Year                Growth Rate    Growth Rate
                             -----------------------------------
     POPULATION (000)            1990          1995         2000     1990-95      1995-2000
     ---------------             ----          ----        -----     -------      ---------
                                                                      (%)            (%)
     UNITED STATES            248,710       263,006       277,084        1.1%           1.0%
     ILLINOIS                  11,431        11,821        12,201        0.7%           0.6%
     MISSOURI                   5,117         5,318         5,536        0.8%           0.8%
     JACKSON COUNTY                61            62            63        0.3%           0.3%
     PERRY COUNTY, IL              21            21            21       -0.2%          -0.1%
     RANDOLPH COUNTY               35            34            34       -0.1%          -0.0%
     PERRY COUNTY, MO              17            17            18        0.9%           0.8%
     CAPE GIRARDEAU CO, MO         62            65            68        1.1%           1.0%


     HOUSEHOLDS (000)
     ----------------

     UNITED STATES             91,947        97,070       102,202        1.1%           1.0%
     ILLINOIS                   4,202         4,344         4,481        0.7%           0.6%
     MISSOURI                   1,961         2,039         2,123        0.8%           0.8%
     JACKSON COUNTY                23            24            24        0.3%           0.3%
     PERRY COUNTY, IL               8             8             8       -0.2%          -0.1%
     RANDOLPH COUNTY               12            12            12       -0.1%           0.0%
     PERRY COUNTY, MO               6             6             7        0.9%           0.8%
     CAPE GIRARDEAU CO, MO         23            25            26        1.1%           1.0%


     MEDIAN HOUSEHOLD INCOME ($)
     ---------------------------

     UNITED STATES            $29,199       $33,610       $32,972        2.9%          -0.4%
     ILLINOIS                  32,288        35,865        35,492        2.1%          -0.2%
     MISSOURI                  26,600        28,782        27,847        1.6%          -0.7%
     JACKSON COUNTY            17,657        18,610        18,132        1.1%          -0.5%
     PERRY COUNTY, IL          22,755        23,824        22,304        0.9%          -1.3%
     RANDOLPH COUNTY           25,978        26,411        25,582        0.3%          -0.6%
     PERRY COUNTY, MO          23,742        28,688        30,320        3.9%           1.1%
     CAPE GIRARDEAU CO, MO     24,610        27,286        26,809        2.1%          -0.4%


     PER CAPITA INCOME -1995 ($)
     ---------------------------

     UNITED STATES            $13,179       $16,405        ------        4.5%        ------
     ILLINOIS                  15,179        17,047        ------        2.3%        ------
     MISSOURI                  12,354        14,388        ------        3.1%        ------
     JACKSON COUNTY             9,970        11,099        ------        2.2%        ------
     PERRY COUNTY, IL          10,645        11,147        ------        0.9%        ------
     RANDOLPH COUNTY           11,127        11,627        ------        0.9%        ------
     PERRY COUNTY, MO          10,348        12,781        ------        4.3%        ------
     CAPE GIRARDEAU CO, MO     11,920        13,403        ------        2.4%        ------


     1995 AGE DISTRIBUTION(%)  0-14 Years  15-24 Years 25-44 Years 45-64 Years   65+ Years     Median Age
     ------------------------  ----------  ----------- ----------- -----------   ----------    ----------

     UNITED STATES               22.1          13.8          31.8       19.5           12.8          34.0
     ILLINOIS                    22.2          13.8          31.7       19.5           12.7          32.8
     MISSOURI                    22.1          13.6          30.4       19.9           14.0          33.5
     JACKSON COUNTY              16.9          23.2          33.6       15.3           11.0          26.5
     PERRY COUNTY, IL            21.5          13.1          27.8       20.8           16.9          35.5
     RANDOLPH COUNTY             20.0          12.0          33.5       19.4           15.2          34.0
     PERRY COUNTY, MO            23.0          13.4          27.9       18.8           16.7          34.4
     CAPE GIRARDEAU CO, MO       20.4          16.7          30.5       18.8           13.6          32.2

                             Less Than    15,000 to    $25,000 to $50,000 to     100,000 to
     1995 HH INCOME DIST.(%)   $15,000       24,999       $49,999    $99,999       $149,999    $ 150,000+
     -----------------------   -------      -------       -------     -------       --------    ----------

     UNITED STATES               20.5          15.8          33.8       23.7            4.2           2.0
     ILLINOIS                    18.9          14.7          34.3       25.5            4.4           2.2
     MISSOURI                    24.1          18.3          34.8       19.2            2.4           1.2
     JACKSON COUNTY              41.6          18.1          26.1       12.1            1.5           0.7
     PERRY COUNTY, IL            31.4          20.2          35.4       12.1            0.5           0.5
     RANDOLPH COUNTY             27.0          19.6          36.7       15.4            1.0           0.4
     PERRY COUNTY, MO            23.6          17.6          38.4       18.4            1.6           0.4
     CAPE GIRARDEAU CO, MO       26.6          18.4          35.9       16.3            1.7           1.1



     HOUSING PERMIT DATA         1991          1992          1993       1994
     -------------------         ----          ----          ----       ----

     UNITED STATES          1,105,748     1,094,933     1,390,017  1,371,637
     ILLINOIS                  32,846        40,430        44,742     49,290
     MISSOURI                  16,118        20,078        21,702     26,374
     JACKSON COUNTY                50            46            94         99
     PERRY COUNTY, IL             N/A           N/A           N/A        N/A
     RANDOLPH COUNTY               88            80            58         49
     PERRY COUNTY, MO              36            81            47         77
     CAPE GIRARDEAU CO, MO        254           277           302        356

Source: CACI, Inc.; U.S. Dept. of Commerce.

RP FINANCIAL, L.C.
PAGE 2.6

Economy
- -------
     The market area economy is based on a combination of manufacturing, services and trade. Mining previously had a much larger role in the market area, although mining employment has dropped off sharply in recent years, particularly in Randolph and Perry Counties, Illinois. For example, in 1988 mining revenues accounted for 42.6 percent and 6.6 percent of Perry and Randolph Counties total revenues, respectively. By 1993, these proportions had declined to 30.7 percent and 0.5 percent, respectively. Since 1993, three more mines have closed, and today only one mine remains operating in Randolph County. Overall, mining employment in southwest Illinois has declined by up to 75 percent to approximately 5,000, from a level of up to 20,000 a decade ago, which has had a dramatic impact on the regional economy. Prolonged labor strikes, declines in energy prices and high sulphur coal have been notable factors that have accounted for the decline in the local coal mining industry. The decline in mining employment rippled through other employment sectors in these counties as well, and the labor force in both counties dwindled as people left the area. Today, mining jobs have been partially replaced by jobs in trade, services, manufacturing and government. However, mining employment still accounts for approximately 11.0 percent of total employment and 30.7 percent of total revenues in Perry County, adding a degree of volatility to this market.

     Randolph County today derives most of its employment from services and government. Service employment is dominated by the three hospitals that operate in the County (locations in Chester, Sparta, and Red Bud). Other health care employment is provided by a number of nursing homes operating in the County. The largest government employers in Randolph County are the Menard Prison, a maximum security prison in Chester with 800 employees, and the Chester Mental Health Center, a correctional facility for the criminally insane with 470 employees. Other government employment is provided by the school system and a number of state parks and historical landmarks. Manufacturing also plays a major role in the Randolph County economy, although manufacturing employment plunged with the recent closure of the Spartan Printing Company (which peaked at 1,000 employees) in early-1996 and Snyder General Corporation in 1993 (850 employees). Today, the largest manufacturing employer in Randolph County is the Gilster Mary-Lee Corporation with approximately 3,000 total employees (1,350 employees in the County), a food packaging company with two plants in Chester and three plants in Steeleville. Locally, Gilster Mary-Lee Corporation also has four plants in Perry County, Missouri.

     Jackson County has the largest economy in the market area, which is anchored by the University, a state school with a student body of approximately 25,000. The University itself employs approximately 6,100 full-time and part-time employees, and acts as the foundation of the Carbondale economy. Government employment is thus the largest employment sector in Jackson County, followed by services and trade. Carbondale's population supports a number of medical facilities, utilities, and other regionally-oriented

RP FINANCIAL, L.C.
Page 2.7

employers, and the area acts as a retail center for the surrounding markets. Overall, the Jackson County economy is more diversified than the Bank's other market area economies and has been growing, and will thus provide the Bank with its greatest opportunities for deposit and loan growth going forward.

     Perry County, Missouri has a small economy based on manufacturing and services. Most of the employment is in Perryville, led by the Gilster Mary-Lee Corporation with approximately 1,650 employees in the County. Other large employers include T.G. USA, a Toyota company with 400 to 500 employees, and Sabreliner Corporation, an aeronautical engineering firm with approximately 300 employees. Perry County attracts large numbers of commuters from Randolph County, which is located directly across the Mississippi River, and has been able to absorb some of the employment losses in Randolph County. Although Perry County has the smallest labor force among the markets served by the Bank, the economic stability in the County has made Perry County the fastest growing county in the Bank's market area.

     The Cape Girardeau market also presents relatively favorable growth trends and economic conditions for banking operations. The economy is relatively diversified and the largest employer is the Proctor & Gamble Corporation. Other large employers include Southeastern Missouri State University, several hospitals, M&W Packaging and Thorngate LTD. (a manufacturer of men's apparel). Agriculture is also important in nearby areas and supports a number of ancillary businesses in Cape Girardeau. The healthy and growing economy in the Cape Girardeau market has supported a growing population base and relatively low unemployment levels currently. Table 2.2 displays some of the larger employers in the market area.

                                   Table 2.2
                          Major Market Area Employers

                                                                                    Approximate
                 Employer                         County            Industry        # Employees
                 --------                         ------            --------        -----------
               Southern Ill. Univ.                Jackson        Higher Education         6,100
               Gilster-Mary Lee Corp.             Perry, MO      Food Mfg.                1,650
                                                  Randolph, IL   Food Mfg.                1,350
               Menard Correctional Center         Randolph       Government                 800
               Consolidated Coal Company          Perry, IL      Coal Mining                775
               T.G. USA Corp.                     Perry, MO      Automobile                 650
               Southern Ill. Hosp.                Jackson        Hospital                   575
               Chester Mental Health Ctr.         Randolph       Government                 470
               Tuck, Inc.                         Jackson        Tape Mfg.                  400
               Ill. Dept. of Trans.               Jackson        State Transportation       350
               Spartan Aluminum                   Randolph       Aluminum Castings          350
               Solar Press                        Perry, MO      Printing                   323
               BICC                               Perry, IL      Wire Cable Mfg.            275

               Source: County Chambers of Commerce.

RP Financial, L.C.
Page 2.8

     Market area unemployment trends are displayed in Table 2.3. Randolph County and Perry County, Illinois have much higher than average unemployment rates due to the loss of mining and manufacturing employment in these markets. Unemployment in Randolph County has been exacerbated by the closure of the Spartan Printing Company. Jackson County's greater economic diversification is reflected in its lower than average unemployment rate. Perry and Cape Girardeau Counties, Missouri have the lowest unemployment rates in the market area, a reflection of the underlying stability and growth in these areas.

     Overall, the economic conditions in Randolph and Perry Counties, Illinois represent significant limitations for lending and deposit growth, while the southeastern Missouri markets present more favorable growth opportunities. While Jackson County has a substantially larger and more diversified economy than the other counties in the market area and provides the most opportunities for deposits and lending, competition among financial institutions is stronger in Jackson County as well.

                                   Table 2.3
                           Chester Savings Bank, FSB
                          Selected Unemployment Rates

                                                        April 1995     April 1996
          Region                                       Unemployment   Unemployment
          ------                                       -------------  -------------
          United States                                      5.6%           5.4%
          Illinois                                           5.2            5.2
          Missouri                                           4.8            4.1
          Randolph County                                    6.3           11.9
          Perry County, IL                                  10.5           13.2
          Jackson County                                     4.8            5.0
          Perry County, MO                                   4.1            4.0
          Cape Girardeau, MO                                 3.5            4.4

         Source:  U.S. Bureau of Labor Statistics.

Deposit Market Trends
- ---------------------

     Table 2.4 displays deposit trends for thrifts and commercial banks in Chester Savings' market area from 1992 to 1994. The data indicates that Jackson County was the only market area county that recorded positive deposit growth between 1992 and 1994, although the growth was very low. Both Randolph and Perry Counties, Illinois experienced deposit declines, reflecting the economic stagnation occurring in these markets. The decline in savings institution deposits in Perry County, Illinois was attributable to the acquisition of an institution branch by a commercial bank. Savings institutions in Randolph County and Perry County, Missouri,

RP FINANCIAL, LC
PAGE 2.9



                       --------------------------------
                                   Table 2.4
                           Chester Savings Bank, FSB
                                Deposit Summary
                        --------------------------------

                                                                                As of June 30,
                                         ----------------------------------------------------------------------
                                                          1992                               1994
                                         ----------------------------------------------------------------------
                                                         Market  Number of                   Market   Number of
                                            Deposits     Share   Branches        Deposits    Share    Branches
                                            --------     -----   --------        --------    -----    --------
                                             `               (Dollars In Thousands)
A. Deposit Summary
- ------------------
   State of Ilinois                        $196,576,761   100.0%  4,078        $198,272,645   100.0%   4,153
       Commercial Banks                     136,257,479    69.3%  2,365         140,889,175    71.1%   2,529
       Credit Unions                          9,247,905     4.7%    821          11,533,235     5.8%     790
       Savings and Loans                     51,071,377    26.0%    892          45,850,235    23.1%     834

    Jackson County                             $558,520   100.0%     23            $566,757   100.0%      24
      Commercial Banks                          386,924    69.3%     15             390,154    68.8%      16
      Credit Unions                              35,786     6.4%      4              38,173     6.7%       4
      Savings and Loans                         135,810    24.3%      4             138,430    24.4%       4
        Chester Savings Bank(1)                   5,772     4.3%      1               5,986     4.3%       1
        Chester Savings Bank(2)                             1.0%                                1.1%

    Perry County, Illinois                     $268,443   100.0%      8            $263,142   100.0%       8
      Commercial Banks                          235,984    87.9%      6             252,686    96.0%       7
      Credit Unions                                   0     0.0%      0                   0     0.0%       0
      Savings and Loans                          32,459    12.1%      2              10,456     4.0%       1
        Chester Savings Bank(1)                  10,299    31.7%      1              10,456   100.0%       1
        Chester Savings Bank(2)                             3.8%                                4.0%

    Randolph County                            $569,784   100.0%     22            $569,002   100.0%      22
      Commercial Banks                          359,547    63.1%     13             358,439    63.0%      13
      Credit Unions                                 394     0.1%      2                 489     0.1%       2
      Savings and Loans                         209,843    36.8%      7             210,074    36.9%       7
        Chester Savings Bank(1)                 108,015    51.5%      3             112,270    53.4%       3
        Chester Savings Bank(2)                            19.0%                               19.7%

    Perry County, Missouri                     $273,794   100.0%      8            $273,290   100.0%       8
      Commercial Banks                          211,303    77.2%      6             207,520    75.9%       6
      Credit Unions                                   0     0.0%      0                   0     0.0%       0
      Savings and Loans                          62,491    22.8%      2              65,770    24.1%       2
        Chester Savings Bank(1)                      16     0.0%      1               4,296     6.5%       1
        Chester Savings Bank(2)                             0.0%                                1.6%

                                  Deposit               1995 S&L Deposits                Deposit
                                               --------------------------------------
                                  Growth Rate                     Market      No. of    Growth Rate
                                   1992-1994        Deposits      Share      Branches     1994-1995
                                  -----------       --------      -----      --------   -----------
                                     (%)                                                      (%)
A. Deposit Summary
- ------------------
   State of Ilinois                   0.4%
       Commercial Banks               1.7%
       Credit Unions                 11.7%
       Savings and Loans             -5.2%        $32,994,834                  649           -28.0%

    Jackson County                    0.7%
      Commercial Banks                0.4%
      Credit Unions                   3.3%
      Savings and Loans               1.0%           $130,412                    4            -5.8%
        Chester Savings Bank (1)      1.8%              5,065        3.9%        1           -15.4%
        Chester Savings Bank (2)

    Perry County, Illinois           -1.0%
      Commercial Banks                3.5%
      Credit Unions                    NM
      Savings and Loans             -43.2%            $31,457                    2           200.9%
        Chester Savings Bank (1)      0.8%             10,037       31.9%        1            -4.0%
        Chester Savings Bank (2)

    Randolph County                  -0.1%
      Commercial Banks               -0.2%
      Credit Unions                  11.4%
      Savings and Loans               0.1%           $187,767                    6           -10.6%
        Chester Savings Bank (1)      2.0%            109,420       58.3%        3            -2.5%
        Chester Savings Bank (2)

    Perry County, Missouri           -0.1%
      Commercial Banks               -0.9%
      Credit Unions                     NM
      Savings and Loans               2.6%             62,658                    2            -4.7%
        Chester Savings Bank(1)         NM              3,415        5.5%        1           -20.5%
        Chester Savings Bank(2)


(1) Percent of county S&L deposits.
(2) Percent of total county deposits.

 Sources: FDIC; OTS.

RP FINANCIAL, L.C.
PAGE 2.10

recorded slight deposit growth, while commercial bank deposits declined. Chester Savings recorded modest deposit growth in all of its market area counties during this period. The most significant deposit growth occurred in Randolph County, the location of three of the Bank's offices.

     During 1995, Illinois thrifts lost considerable deposits, approximately 28 percent, as commercial banks continued to acquire thrifts. The 1995 deposit loss experience by Chester Savings in each of the four counties where branches are maintained was less pronounced, but represented a clear reversal from previous growth trends. The 1995 deposit loss appears to be more a function of disintermediation, and also reflected the partial conversion of the Gilster-Mary Lee Corporation deposits to repurchase agreements at Chester Savings.

Competition
- -----------

     Chester Savings faces significant competition in all of the towns where it maintains an office, both from other thrifts and commercial banks. Most of the other thrifts and commercial banks operating in the market area are locally-owned, and all of the towns containing a branch of the Bank are also home to one or more local commercial banks. In this respect, Chester Savings' branches are at somewhat of a competitive disadvantage since the locally-based commercial banks often maintain a strong community affinity with local residents. Chester Savings also competes with several thrifts operating in the market area, two of which are headquartered in Randolph County, the other in Jackson County. Competition in Jackson County is exacerbated by the presence of the Southern Illinois University Credit Union in Carbondale.

     Overall, the market area has a relatively large number of financial institutions for the size of the local population base. Going forward, the Bank will have the capacity to enhance its competitive position with the increased capital raised in the conversion. The capital will allow the two subsidiary banks to be more rate and fee competitive and will provide additional funding for any branch acquisitions.

     In summary, Chester Savings' long history as a locally-owned financial institution with a community orientation, as well as the Bank's strong financial condition and history of profitable operations, is considered to be favorable in terms of public perception. Furthermore, it is anticipated that Chester Savings' competitive position will be enhanced following its stock offering and reorganization into a commercial bank. However, given the strong competition and somewhat limited demographic growth prospects in the market area, it will be difficult for the subsidiary banks to realize growth without increasing market share or expanding into new markets.

RP FINANCIAL, LC.
PAGE 3.1


                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of Chester Savings' operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of Chester Savings is provided by these institutions. Factors affecting the Bank's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Chester Savings and the Peer Group, will then be used as a basis for the pro forma valuation of Chester Savings' to-be-issued common stock.

Selection of Peer Group
- -----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history.

     Despite the fact that the conversion to stock form will be followed by an immediate conversion to a national bank charter, we felt that the Peer Group should consist solely of thrifts. The reason lies in the fact that despite the national bank charter that will be adopted by the Bank shortly after completion of the mutual-to-stock conversion, Chester Savings' asset composition and earnings potential will still be typical of a thrift. Accordingly, capital levels, earnings and the risks associated with Chester Savings' operations should initially be more comparable to a thrift than to a commercial bank, and investors will thus perceive the stock of comparable thrift institutions to be a more accurate benchmark of Chester Savings' pro forma value.

     From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Chester Savings. In the selection process, we applied two primary "screens" to the universe of all public companies:

     o    Screen #1.  Illinois institutions with assets between $100 to $500
          ------------------------------------------------------------------
          million, equity-to-asset ratios greater than 10.0 percent, core return
          ----------------------------------------------------------------------
          on average assets between 0.50 percent and 1.25 percent, cash and
          -----------------------------------------------------------------
          investments greater than 20.0 percent of assets, and non-performing
          -------------------------------------------------------------------
          assets less than 1.50 percent of assets.  Five companies met the
          ----------------------------------------
          criteria for Screen #1 and three were included for the Peer Group:
          Fidelity Bancorp of Chicago, Great American Bancorp, and North Bancshares of Chicago. The institutions not selected for the Peer Group were Charter

RP FINANCIAL, LC.
PAGE 3.2




          Financial Inc. and Damen Financial Corp. of Chicago, which were excluded on the basis of the recency of their conversions completed in December 1995 and October 1995, respectively. Exhibit III-2 details the financial characteristics of all publicly-traded Illinois institutions.

     o    Screen #2.  Mid-West institutions with assets between $100 to $500
          ------------------------------------------------------------------
          million, equity-to-asset ratios of at least 12.0 percent, core return
          ---------------------------------------------------------------------
          on average assets between 0.50 percent and 1.25 percent, cash and
          -----------------------------------------------------------------
          investments greater than 20.0 percent of assets, and non-performing
          -------------------------------------------------------------------
          assets less than 1.50 percent of assets.  Apart from the Illinois
          ----------------------------------------
          institutions already selected, 14 institutions met the selection criteria for Screen #2 (see Exhibit III-3), and seven were included as part of Chester Savings' Peer Group: ASB Financial Corp. of Ohio, Enterprise Federal Bancorp of Ohio, FSF Financial Corp. of Minnesota, First Federal Bancorp of Minnesota, Landmark Bancshares of Kansas, Southern Missouri Bancorp of Missouri, and Western Ohio Financial Corp. of Ohio.

          In narrowing the Peer Group candidates from 14 to 7 companies, we excluded three companies as the result of the recency of their conversions. The companies excluded on the basis of the recency of their conversions were First Federal Bancshares of Arkansas (May
          1996), Frankfort First Bancorp of Kentucky (July 1995), and Harrodsburg 1st Financial Bancorp of Kentucky (October 1995). Mid Continent Bancshares of Kansas was excluded due to its mortgage banking operating strategy, which resulted in a significantly different earnings composition than exhibited by Chester Savings. Specifically, Mid Continent's mortgage banking strategy provided for significantly higher levels of non-interest operating income and operating expenses as compared to the Bank's earnings. The remaining three companies not selected for the Peer Group were excluded on the basis of having less comparable interest-earning assets compositions to Chester Savings' interest-earning assets composition and, in particular, maintained relatively high concentrations of loans as a percent of assets: Home Bancorp of Fort Wayne Indiana (73.7 percent), MFB Corp. of Mishawaka Indiana (65.3 percent), and Milton Federal Financial Corp. of Ohio (61.9 percent). Comparatively, Chester Savings' loans-to-assets ratio equaled 40.8 percent. Exhibit III-3 details the financial characteristics of the 14 candidates considered for the Peer Group.

     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-4 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and Chester Savings, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Bank and, thus, will provide a good basis for valuation. The following sections present a comparison of Chester Savings' financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

     A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Chester Savings, is detailed below.

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(709) 528-1700

                                  Table 3.1
                     Peer Group of Publicly-Traded Thrifts
                               June 19, 1996(1)

                                                   Primary          Operating  Total              Fiscal    Conv.     Stock   Market
Ticker  Financial Institution             Exchg.   Market           Strat. (2) Assets   Offices     Year    Date      Price   Value
- ------  --------------------------------- ------   ---------------  ---------- ------   -------   ------    -----     -----   ------
                                                                                                                       ($)    ($MIL)
FBCI    Fidelity Bancorp of Chicago IL     OTC     Chicago IL       Thrift      433         5     09-30     12/93     16.62     51
FFHH    FSF Financial Corp. of MN          OTC     Southern MN      Thritf      327        11     09-30     10/94     12.12     47
WOFC    Western Ohio Fin. Corp. of OH      OTC     Western OH       Thrift      320         5     12-31     07/94     23.25     54
EFBI    Enterprise Fed. Bancorp of OH      OTC     Cincinnati       Thrift      208 D       5     09-30     10/94     14.25     30
LARK    Landmark Bancshares of KS          OTC     Central KS       Thrift      193         5     09-30     03/94     15.25     30
SMBC    Southern Missouri Bncrp of MO      OTC     Southeast MO     Thrift      162         8     06-30     04/94     14.75     25
GTPS    Great American Bancorp             OTC     East Central IL  Thrift      118 D       3     09-30     06/95     14.25     26
NBSI    North Bancshares of Chicago IL     OTC     Chicago IL       Thrift      114         2     06-30     12/93     15.75     18
ASBP    ASB Financial Corp. of OH          OTC     Siuthern OH      Thrift      112         1     06-30     04/95     15.00     26
BDJI    First Fed. Bancorp. of MN          OTC     Northern MN      Thrift      101         5     09-30     04/95     13.00     11

     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 06/19/96

RP FINANCIAL, LC.
PAGE 3.4




o ASB Financial Corp. of Ohio. Selected due to traditional thrift operating strategy, comparable asset size, high level of capital, similar concentration of deposits, very limited earnings from non-interest operating income, low level of operating expenses, comparable degree of lending diversification into higher risk types of loans and favorable credit quality measures.

o Enterprise Federal Bancorp of Ohio. Selected due to traditional thrift operating strategy, comparable asset size, similar size of branch network, high level of capital, very limited earnings from non-interest operating income, low level of operating expenses, comparable degree of lending diversification into higher risk types of loans, and favorable credit quality measures.

o FSF Financial Corp. of Minnesota. Selected due to traditional thrift operating strategy, strong capital position, similar concentration of assets maintained in cash and investments, comparable return on average assets, and favorable credit quality measures.

o Fidelity Bancorp of Chicago Illinois. Selected due to Illinois market area, traditional thrift operating strategy, similar size of branch network, similar interest-bearing funding composition, comparable return on average assets, comparable degree of lending diversification into higher risk types of loans, and favorable credit quality measures.

o First Federal Bancorp of Minnesota. Selected due to traditional thrift operating strategy, comparable asset size, similar size of branch network, high level of cash and investments, similar concentration of deposits, comparable return on average assets, and favorable credit quality measures.

o Great American Bancorp of Illinois. Selected due to Illinois market area, traditional thrift operating strategy, comparable asset size, high level of capital, comparable return on average assets, and favorable credit quality measures.

o Landmark Bancshares of Kansas. Selected due to comparable asset size, traditional thrift operating strategy, similar size of branch network, strong capital position, similar interest-bearing funding composition, comparable net interest margin, low level of operating expenses, very limited earnings from non-interest operating income, comparable degree of lending diversification into higher risk types of loans, and favorable credit quality measures.

o North Bancshares of Chicago Illinois. Selected due to Illinois market area, traditional thrift operating strategy, comparable asset size, high level of capital, comparability of interest-earning asset composition, comparable return on average assets, very limited earnings from non-interest operating income, and favorable credit quality measures.

o Southern Missouri Bancorp of Missouri. Selected due to traditional thrift operating strategy, comparable asset size, high level of capital, similar interest-bearing funding composition, similar degree of lending diversification into higher risk types of loans, and favorable credit quality measures.

o Western Ohio Financial Corp. of Ohio. Selected due to traditional thrift operating strategy, comparable size of branch network, high level of capital, very limited earnings from non-interest operating income, comparable degree of lending diversification into higher risk types of loans, and favorable credit quality measures.

RP FINANCIAL, LC.
PAGE 3.5




     In aggregate, the Peer Group companies are better capitalized than the industry average (17.96 percent of assets versus 13.25 percent for the all SAIF average), generate comparable earnings (0.84 percent ROAA versus 0.87 percent for the all SAIF average), and generate a lower ROE (4.48 percent versus 8.08 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio and P/E multiple were below and above the respective comparable SAIF averages (see below).

                                                                 As of June 14, 1996
                                                                 -------------------
                                                             Peer                   All SAIF
                                                            Group                   Insured
                                                           -------                  -------
     Equity-to-Assets                                      17.96%                   13.13%
     Return on Assets ("ROA")                               0.84                     0.87
     Return on Equity ("ROE")                               4.48                     8.08

     Price-to-Book ratio ("P/B")                           89.99%                  104.98%
     Price-to-Earnings multiple ("P/E")                    18.05x                   14.29x
     Price-to-Assets ratio ("P/A")                         16.05%                   13.13%

     Source:  Table 4.4 - Chapter IV Valuation Analysis.


     Ideally, the Peer Group companies would be comparable to Chester Savings in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Chester Savings, as will be highlighted in the following comparative analysis.

Financial Condition
- -------------------

     Table 3.2 shows comparative balance sheet measures for Chester Savings and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Bank's and the Peer Group's ratios reflect balances as of March 31, 1996. Chester Savings' net worth base of 8.7 percent was below the Peer Group's average net worth ratio of 18.0 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position (consolidated with the holding company) can be expected to be comparable to the Peer Group's ratio. All of Chester Savings' capital consisted of tangible capital, while the Peer Group's capital included a nominal amount of goodwill. Both the Bank's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios currently indicating greater capital surpluses. Again, on a pro forma basis, the Bank's regulatory capital surpluses will be similar to the Peer Group's.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virgina 22209
(703) 528-1700

                                   Table 3.2
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                             As of March 31, 1996

                                                     Balance Sheet as a Percent of Assets
                                      ---------------------------------------------------------------------------------------------
                                       Cash and                             Borrowed  Subd.    Net    Goodwill  Tang Net  MEMO:
                                      Investments   Loans   NBS   Deposits    Funds    Debt   Worth   & Intang  Worth   Pref. Stock
                                      -----------   -----  -----  --------   -------  -----  -------  --------- ------  -----------
Chester Savings Bank, FSB
- -------------------------
  March 31, 1996                        44.3        40.8    12.4    79.3      11.0     0.0    8.7      0.0      8.7       0.0

SAIF-Insured Thrifts                    19.6        64.2    13.0    73.5      11.9     0.1   12.9      0.2     12.7       0.1
State of IL                             19.8        65.5    11.5    73.9      10.6     0.1   13.9      0.1     13.8       0.0
Comparable Group Average                28.6        58.5    10.0    68.8      11.7     0.0   18.0      0.1     17.8       0.0
  Mid-West Companies                    28.6        58.5    10.0    68.8      11.7     0.0   18.0      0.1     17.8       0.0

Comparable Group
- ----------------
Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH         26.6        59.9    10.6    74.0       1.3     0.0   23.1      0.0     23.1      0.0
EFBI  Enterprise Fed. Bancorp of OH(1)  24.4        58.6    15.4    64.2      19.3     0.0   15.6      0.0     15.5      0.0
FFMM  FSF Financial Corp. of MN         38.8        58.9     0.0    57.8      25.7     0.0   16.0      0.0     16.0      0.0
FBCI  Fidelity Bancorp of Chicago IL    22.3        70.2     5.6    69.6      16.8     0.0   12.0      0.0     12.0      0.0
BDJI  First Fed. Bancorp. of MN         39.0        48.5     9.2    81.6       2.8     0.0   14.4      0.0     14.4      0.0
GTPS  Great American Bancorp of IL(1)   22.0        65.8     5.0    69.6       0.0     0.0   29.4      0.0     29.4      0.0
LAHK  Landmark Bancshares of KS         28.6        55.3    14.2    73.6       8.2     0.0   17.2      0.0     17.2      0.0
WBSI  North Bancshares of Chicago IL    39.2        50.9     7.8    65.6      14.6     0.0   17.3      0.0     17.3      0.0
SMBC  Southern Missouri Bncrp of MO     22.0        56.5    19.2    75.2       7.1     0.0   16.4      0.0     16.4      0.0
WOFC  Western Ohio Fin. Corp. of OH     23.5        60.8    13.1    57.0      21.2     0.0   18.2      1.1     17.1      0.0


                                          Balance Sheet Annual Growth Rates                                  Regulatory Capital
                                        -----------------------------------------------------------------    ---------------------
                                                 Cash and     Loans             Borrows   Net    Tang Net
                                        Assets   Investments  & MBS   Deposits  &Subdebt  Worth   Worth    Tangible  Core  Reg.Cap.
                                        ------   -----------  -----   --------  --------  ------ --------  --------  ----  --------

Chester Savings Bank, FSB
- -------------------------
  March 31, 1996                       -2.81       -8.28      1.53    -13.43         NM     8.80     8.80       8.71    8.71   25.95

SAIF-Insured Thrifts                   11.71       10.50      9.48      6.51      -1.02     6.83     6.41      10.57   10.64   23.17
State of IL                            13.20       17.40     10.35      7.06      -5.37     3.05     2.56       9.97   11.00   23.03
Comparable Group Average               18.98       23.88     21.54     10.65      14.12    -7.52    -8.29      15.02   15.02   31.31
  Mid-West Companies                   18.98       23.88     21.54     10.65      14.12    -7.52    -8.29      15.02   15.02   31.31

Comparable Group
- ----------------
Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH        15.61       10.90     18.36     -1.36         NM       NM       NM      16.33   16.33   37.81
EFBI  Enterprise Fed. Bancorp of OH(1) 31.88       71.72     22.49     13.82         NM   -17.45   -17.42         NM      NM      NM
FFMM  FSF Financial Corp. of MN        25.02        2.68     47.47     21.39      87.76   -11.81   -11.81      15.92   15.92   33.42
FBCI  Fidelity Bancorp of Chicago IL   24.33       48.60     18.88     22.31      70.71    -3.14    -3.03       9.31    9.31   19.58
BDJI  First Fed. Bancorp. of MN         1.30        0.45      2.34      2.05         NM       NM       NM      12.34   12.34   25.13
GTPS  Great American Bancorp of IL(1)  11.92       79.53      1.37     -5.23    -100.00       NM       NM      21.65   21.65   36.11
LAHK  Landmark Bancshares of KS        -3.76      -25.86      9.62     -0.82     -16.96    -8.11    -8.11      14.18   14.18   35.05
WBSI  North Bancshares of Chicago IL    4.52        6.36      2.60      2.96      29.08    -6.02    -6.02      15.38   15.38   44.11
SMBC  Southern Missouri Bncrp of MO     9.93      -21.07     24.60      2.74         NM    -0.59    -0.59      12.33   12.33   26.24
WOFC  Western Ohio Fin. Corp. of OH    69.02       65.51     67.70     48.61         NM    -5.53   -11.03      17.70   17.70   24.30

(1) Financial Information is for the quarter ending December 31, 1995.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.7




     The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for Chester Savings and the Peer Group. Chester Savings' combined level of loans and mortgage-backed securities was lower than the Peer Group's ratio (53.2 percent versus 68.5 percent for the Peer Group), with the Bank maintaining a lower concentration of loans and a higher concentration of mortgage-backed securities relative to the comparative Peer Group ratios. Comparatively, the Bank's cash and investments to assets ratio was higher than the comparable Peer Group ratio (44.3 percent versus 28.6 percent for the Peer Group). Overall, Chester Savings' interest-earning assets amounted to 97.5 percent of assets, which was slightly above the Peer Group's ratio of
97.1 percent.

     Chester Savings' funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition. The Bank's deposits equaled 79.3 percent of assets, which was higher than the Peer Group average of 68.8 percent. Borrowings maintained as a percent of assets equaled 11.0 percent for the Bank and 11.7 percent for the Peer Group. Accordingly, both Chester Savings and the Peer Group were considered to have ample borrowing capacities. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 90.3 percent and 80.5 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position. The Bank's current disadvantage will be eliminated on a pro forma basis.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Bank's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 108.0 percent and 120.6 percent. The additional capital realized from stock proceeds should address the lower IEA/IBL ratio currently maintained by the Bank, as the interest free capital realized in Chester Savings' stock offering will be deployed into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Chester Savings' growth rates are based on annualized growth for the 15 months ended March 31, 1996, while the Peer Group's growth rates are based on annual growth for the twelve months ended March 31, 1996. Asset growth rates of negative 2.8 percent and positive 19.0 percent were posted by the Bank and the Peer Group, respectively, with the Peer Group's strong growth rate being in part supported by acquisition related growth. Most notably, Western Ohio's 69.0 percent asset growth rate reflects the acquisition
of a $53 million institution.   Asset shrinkage exhibited by Chester Savings
consisted of cash and investments and loans, which was slightly offset by an increase in mortgage-backed securities. Comparatively, the Peer Group's asset growth reflected strong growth in loans and mortgage-backed securities, which was supplemented by growth in cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth potential, in comparison to the asset shrinkage realized historically and expected by Chester Savings. While

RP FINANCIAL, LC.
PAGE 3.8


Chester Savings' pro forma leverage capacity will be comparable to the Peer Group's, the expected reduction in repurchase agreements, the local market factors and intent not to use other wholesale funding should limit the Bank's growth following the conversion.

     The reduction in the Bank's liquidity was principally devoted toward funding deposit run-off, although most of the deposit shrinkage was related to the conversion of deposits held by Gilster-Mary Lee into repurchase agreements. Accordingly, the Bank added $15.0 million of reverse repurchase agreements during the 15 months ended March 31, 1996, which accounted for all of Chester Savings' borrowings and, thus, the Bank's growth rate for borrowings was not meaningful. Comparatively, deposits and borrowings funded the Peer Group's asset growth, with the higher growth rate exhibited in borrowings being largely attributable to the lower balance of borrowings comprising the Peer Group's interest-bearing funding composition. However, the Peer Group's borrowings growth rate shown in Table 3.2 was somewhat understated, as the "NM" borrowings growth rate shown for five of the Peer Group companies included companies with borrowings growth rates in excess of 100 percent. For the period shown in Table 3.2, all five of the Peer Group companies with "NMs" as growth rates recorded borrowings growth rates in excess of 100 percent. Despite recording a lower return on average assets ratio, Chester Savings posted a higher capital growth rate than the Peer Group (positive 8.8 percent versus negative 7.5 percent for the Peer Group). A higher capital position, as well as dividend payments and stock repurchases, were factors that accounted for the Peer Group's less favorable capital growth rate. Additionally, the Peer Group's capital growth rate excluded three companies which posted a more than 100 percent increase in capital, as the result of conversion proceeds being added to capital. Following the increase in capital realized from conversion proceeds, the Bank's higher pro forma capital position will serve to initially depress capital growth to a rate that is more comparable to the Peer Group average.

Income and Expense Components
- -----------------------------

     For the twelve months ended March 31, 1996, Chester Savings and the Peer Group reported net income to average assets ratios of 0.68 percent and 0.84 percent, respectively (see Table 3.3). Both the Bank's and the Peer Group's earnings were fairly representative of their core earnings, as gains and other non-recurring items were not material factors in their respective earnings. A lower level of operating expenses was recorded by the Bank, which was more than offset by the Peer Group's strong net interest margin, higher level of non-interest operating income and lower level of loss provisions.

     The Peer Group's higher net interest margin was realized through maintenance of both a higher interest income ratio and a lower interest expense ratio. As highlighted in the yield-cost section of Table 3.3, the Peer Group's higher interest income ratio was realized through earning a higher yield on interest-earning

RP FINANCIAL, LC
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 3.3
       Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                  For the Twelve Months Ended March 31, 1996

                                                      Net Interest Income                 Other Income               G&A/Other Exp.
                                                ------------------------------          ---------------           ------------------
                                                                        Loss    NII                        Total
                                         Net                           Provis. After    Loan  R.E.  Other  Other      G&A   Goodwill
                                       Income   Income   Expense  NII  on IEA  Provis.  fees  Oper. Income Income    Expense Amort.
                                       ------   ------   -------  ---  ------  -------  ----  ----- ------ ------    ------- ------
Chester Savings Bank, FSB
- -------------------------
  March 31, 1996                       0.68     6.65      4.01   2.63   0.13   2.50    0.00  -0.01  0.11    0.10     1.73     0.00

SAIF-Insured Thrifts                   0.86     7.34      4.19   3.15   0.10   3.05    0.12  -0.01  0.30    0.42     2.21     0.02
State of IL                            0.76     7.17      4.08   3.09   0.08   3.01    0.08   0.04  0.30    0.42     2.35     0.01
Comparable Group Average               0.84     7.14      3.85   3.29   0.03   3.26    0.02   0.01  0.22    0.25     2.34     0.00
  Mid-West Companies                   0.84     7.14      3.85   3.29   0.03   3.26    0.02   0.01  0.22    0.25     2.34     0.00

Comparable Group
- ----------------

Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH        1.03     7.44      4.03   3.41   0.00   3.41    0.00   0.00  0.13    0.13     1.98     0.00
EFBI  Enterprise Fed. Bancorp of OH(1) 1.12     7.19      4.06   3.13   0.00   3.13    0.00   0.02  0.06    0.08     2.00     0.02
FFHH  FSF Financial Corp. of MN        0.63     7.07      3.99   3.08   0.01   3.07    0.10   0.00  0.32    0.42     2.44     0.00
FBCI  Fidelity Bancorp of Chicago IL   0.77     7.30      4.12   3.19   0.04   3.14    0.00   0.00  0.25    0.25     2.21     0.02
BDJI  First Fed. Bancorp. of           0.71     7.25      3.81   3.44  -0.01   3.45    0.00   0.00  0.41    0.41     2.67     0.00
GTPS  Great America Bancorp of IL (1)  0.68     7.15      2.69   4.46   0.13   4.33    0.00   0.03  0.40    0.43     3.63     0.00
LARK  Landmark Bancshares of KS        0.91     7.13      4.40   2.73   0.03   2.70    0.08   0.00  0.15    0.24     1.65     0.00
NBSI  North Bancshares of Chicago IL   0.57     6.98      3.85   3.13   0.03   3.10    0.00   0.00  0.14    0.14     2.47     0.00
SMBC  Southern Missouri Bncrp of MO    0.87     6.95      4.01   2.94   0.04   2.90    0.03   0.04  0.29    0.35     2.15     0.00
WOFC  Western Ohio Fin. Corp of OH     1.10     6.91      3.49   3.41   0.04   3.38    0.00   0.00  0.05    0.05     2.15     0.00

                                            Non-Op.  Items      Yields, Costs, and Spreads
                                           ----------------   -----------------------------
                                                                                                   MEMO:       MEMO
                                            Net   Extrao.        Yield       Cost   Yld-Cost     Assets/    Effective
                                           Gains   Items       On Assets  or Funds   Spread      FTE Emp.   Tax Rate
                                           -----   -----      ----------  --------  -------     ---------  ---------
Chester Savings Bank, FSB
- -------------------------
  March 31, 1996                            0.00    0.00          6.93      4.46      2.47        3,697      22.29

SAIF-Insured Thrifts                        0.09    0.00          7.55      4.83      2.72        4,050      36.02
State of IL                                 0.07    0.00          7.48      4.84      2.65        3,642      35.33
Comparable Group Average                    0.13    0.00          7.42      4.85      2.57        3,977      36.27
  Mid-West Companies                        0.13    0.00          7.42      4.85      2.57        3,977      36.27

Comparable Group
- ----------------

Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH             0.00    0.00          7.93      5.24      2.68        5,078      34.17
EFBI  Enterprise Fed. Bancorp of OH(1)      0.52    0.00          7.31      5.16      2.15        6,490      34.63
FFMM  FSF Financial Corp. of                0.01    0.00          7.25      4.94      2.31        3,712      40.76
FBCI  Fidelity Bancorp of Chicago IL        0.07    0.00          7.46      4.88      2.58        4,287      39.89
BDJI  First Fed. Bancorp. of                0.00    0.00          7.51      4.58      2.92        2,513      40.78
GTPS  Great America Bancorp of IL (1)       0.01    0.00          7.76      3.58      4.18        2,140      40.31
LARK  Landmark Bancshares of KS             0.18    0.00          7.26      5.40      1.86        4,298      37.85
NBSI  North Bancshares of Chicago IL        0.07    0.00          7.11      4.93      2.18        3,573      32.58
SMBC  Southern Missouri Bncrp of MO         0.08    0.00          7.60      4.94      2.66        3,240      27.19
WOFC  Western Ohio Fin. Corp of OH          0.40    0.00          7.04      4.82      2.22        4,438      34.51

(1) Financial information is for the quarter ending December 31, 1995.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The Information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.10




assets, as Chester Savings and the Peer Group maintained comparable levels of interest-earning assets as a percent of assets. The Peer Group's higher yield on interest-earning assets was consistent with an asset composition which would tend to be higher yielding, based on the Peer Group's higher concentration of loans and lower concentration of cash and investments. Comparatively, while the Bank maintained a lower cost of funds than the Peer Group, Chester Savings' interest expense to assets ratio was slightly higher than the Peer Group's ratio. The Peer Group's lower interest expense ratio was attributable to maintenance of a higher level of capital and resulting lower level of interest-bearing liabilities, as compared to the Bank's measures, and, thus, following the increase in capital to be realized from conversion proceeds, Chester Savings will be positioned to maintain a potentially lower interest expense ratio than the Peer Group. Overall, Chester Savings and the Peer Group reported net interest income to average assets ratios of 2.63 percent and 3.29 percent, respectively.

     In another key area of core earnings strength, the Bank maintained a lower operating expense to average assets ratio than the Peer Group (1.73 percent versus 2.34 percent for the Peer Group). Chester Savings achieved a lower operating expense ratio, despite maintaining a slightly higher number of employees for its asset size. Assets per full time employee equivalent equaled $3.7 million for the Bank, versus a comparative measure of $4.0 million for the Peer Group. However, more than offsetting Chester Savings' lower assets per employee measure is the expense savings the Bank realizes from operating in a relatively low cost market area. Comparatively, some of the Peer Group companies operate in higher costing more urban markets, such as Chicago. The Bank's asset composition was also a factor in supporting containment of operating expenses, given the lower servicing costs of cash and investments compared to loans. Chester Savings' and the Peer Group's respective operating expense ratios were lower and higher than the average operating expense ratio for all publicly-traded SAIF insured institutions (2.22 percent), which was consistent with the more diversified operations maintained by some of the Peer Group companies. Asset shrinkage resulting from the repayment of the repurchase agreements will serve to place upward pressure on the Bank's operating expense ratio and, on a post-conversion basis, the Bank's operating expenses can be expected to increase with the addition of public company reporting expenses and stock benefit plans.

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by the difference between their net interest margins and operating expense ratios, the strength of the Bank's and the Peer Group's core earnings were similar. Chester Savings' net interest margin was 90 basis points above its operating expense ratio, while the Peer Group's net interest margin exceeded its operating expense ratio by 95 basis points. The Bank's apparent advantage of a slightly higher expense coverage ratio, 1.52 times versus 1.41 times for the Peer Group, is somewhat diminished through incorporating non-interest operating income in computing the efficiency ratio, with the Bank and the Peer Group posting efficiency ratios of 63.4 percent and 66.1 percent, respectively.

     Sources of non-interest operating income made a slightly higher contribution to the Peer Group's earnings, with such income amounting to 0.10 percent and 0.25 percent of Chester Savings' and the Peer Group's average assets, respectively. Both the Bank's and the Peer Group's non-interest operating income ratios are indicative of traditional operating strategies, which provides for relatively limited diversification into lines of business that generate non-interest operating income. Favorable credit quality measures and, in particular, relatively low levels of real estate owned served to limit the impact real estate operations had on the Bank's and the Peer Group's non-interest operating income. Overall, the Peer Group's higher level of non-interest operating represented not only a current earnings advantage, but was also considered to be more favorable in terms of limiting interest rate risk exposure, as a higher level of non-interest operating indicates the sustainability of earnings are less dependent upon the net interest margin.

     Chester Savings' and the Peer Group's favorable credit quality measures also served to limit the impact of loss provisions on their respective earnings, with loss provisions established by the Bank and the Peer Group amounting to
0.13 percent and 0.03 percent of average assets, respectively. Gains realized from the sale of loans and investments amounted to 0.13 percent of average assets for the Peer Group, while the net impact of gains on the Bank's earnings was negligible. Gains and losses resulting from the sale of loans and investments are generally viewed as being non-recurring in nature, given that they are highly dependent upon interest rate movements and typically do not represent a core earnings activity for a thrift. Accordingly, the Peer Group's gains will be discounted in evaluating the relative strengths and weaknesses of Chester Savings' and the Peer Group's respective earnings. Extraordinary items were not a factor in either the Bank's or the Peer Group's earnings for the twelve months ended March 31, 1996.

     Effective tax rates of 22.3 percent and 36.3 percent were posted by the Bank and the Peer Group for the period covered in Table 3.3. The Bank's lower effective tax rate was largely attributable to maintaining a notable portion of the investment portfolio in tax-exempt municipal bonds. Accordingly, while the Bank's investment in municipal bonds was a factor that served to depress its level of interest income relative to the Peer Group's, it was somewhat offset by the lower effective rate provided by those investments. Overall, the Bank's and the Peer Group's reported earnings were fairly reflective of their core earnings.

Loan Composition
- ----------------

     Table 3.4 presents data related to the loan composition of Chester Savings and the Peer Group. An emphasis on low risk residential lending was apparent in both the Bank's and the Peer Group's loan

RP FINANCIAL, LC
- ----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                   Table 3.4
              Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                             As of March 31, 1996

                                            Portfolio Composition as a Percent of MBS and Loans
                                          --------------------------------------------------------
                                                   1-4      Constr.   5+Unit    Commerc.             RWA     Serviced   Servicing
Institution                               MBS     Family    & Land    Comm RE   Business  Consumer  Assets   For Othes  Assets
- -----------                               ---     ------    ------    -------   --------  --------  ------   ---------  ------
                                          (%)      (%)        (%)       (%)      (%)        (%)       (%)       ($000)  ($000)
Chester Savings Bank, FSB                 22.98    60.81      3.03       4.46       0.00     8.72   34.73         888        0


SAIF-Insured Thrifts                      16.79    60.87      4.83      11.46       1.60     6.08   50.31     408,465    2,438
State of IL                               15.62    61.77      1.87      12.22       1.72     7.18   49.81     106,665      155
Comparable Group Average                   14.8    62.10      3.33      11.83       2.42     6.74   47.45      12,527       15

Comparable Group
- ----------------

ASPB   ASB Financial Corp. of OH          13.86    61.81      1.18      14.58       2.65     6.93   42.34           0        0
EFBI   Enterprise Fed. Bancorp of OH(1)   19.62    59.63      5.77      14.40       0.68     2.30   48.31           0        0
FFHH   FSF Financial Corp. of MN           0.05    71.43     14.27       4.00       1.00    14.67   48.26      42,075      149
FBCI   Fidelity Bancorp of Chicago IL      8.37    68.13      0.02      17.09       2.11     4.29   47.10      15,664        0
BDJI   First Fed. Bancorp.of              15.50    49.05      0.81      18.07       2.55    14.98   50.15         214        0
GTPS   Great American Bancorp of IL(1)     0.00    53.40      2.21      21.33      10.34    13.05   56.55      12,492        0
LARK   Landmark Bancshares of KS          27.43    61.43      0.92       3.86       1.63     5.34   41.34      54,689        0
NBSI   North Bancshares of Chicago IL     22.58    70.17      0.00       6.87       0.00     0.39   34.45         140        0
SMBC   Southern Missouri Bncrp of MO      25.48    52.56      4.74      10.09       2.69     4.44   46.91           0        0
WOFC   Western Ohio Fin. Corp. of OH      15.11    73.41      3.41       8.02       0.59     1.01   59.09           0        0

(1)  Financial information is for the quarter ending December 31, 1995.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc calculations. The information provide in this table has been obtianed from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such informatian.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.13




compositions, with 1-4 family permanent mortgage loans and mortgage-backed securities accounting for 83.8 percent and 76.9 percent of Chester Savings' and the Peer Group's loan and MBS portfolios, respectively. Chester Savings' higher ratio was attributable to its higher concentration of mortgage-backed securities, as the Peer Group's ratio of 1-4 family permanent mortgage loans exceeded the Bank's ratio. Loans serviced for others represented a more significant off-balance sheet item for the Peer Group, which contributed to the higher level of non-interest operating income recorded by the Peer Group. Likewise, the Peer Group's higher operating expense ratio would also be in part attributable to its more significant off-balance sheet activities. Servicing intangibles were not a material factor in either the Bank's or the Peer Group's balance sheets.

     As indicated by the higher percentage of 1-4 family loans and mortgage-backed securities maintained by the Bank, lending diversification was more limited for Chester Savings compared to the Peer Group. The Bank's lending diversification consisted primarily of consumer loans (8.7 percent of loans and
MBS), followed by multi-family/commercial real estate loans (4.5 percent of loans and MBS). Comparatively, the Peer Group's primary area of lending diversification consisted of multi-family/commercial real estate loans (11.8 percent of loans and MBS), followed by consumer and construction loans (6.7
percent and 3.3 percent of loans and MBS, respectively).   Construction and land
loans represented a minor area of lending diversification for Chester Savings, while commercial business loans accounted for a minor portion of the Peer Group's lending diversification. The Peer Group's greater diversification into higher risk type of loans, as well as higher overall level of loans comprising assets, translated into a higher risk weighted assets-to-assets ratio for the Peer Group, based on comparative ratios of 34.7 percent and 47.5 percent for the Bank and the Peer Group, respectively. Overall, both the Bank's and the Peer Group's risk weighted assets ratios were indicative of relatively low risk operating strategies, with both ratios falling below the SAIF-insured average of
50.3 percent.

Interest Rate Risk
- ------------------

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. The data indicates cumulative one year gap to assets ratios of negative 10.2 percent and positive 1.2 percent for Chester Savings and the Peer Group, respectively. In comparison to the Bank's negative short-term gap ratio, the Peer Group's slightly positive one year gap ratio would tend to support greater stability in the net interest margin during various interest rate environments. Most notably, Chester Savings' negative one year gap indicates greater earnings vulnerability to a rising interest rate environment, particularly in light of the relatively low level of non-interest operating income generated by the Bank. However, the greater interest rate risk currently associated with Chester Savings' gap ratio should be largely addressed by the infusion of stock proceeds, due to the increase in capital and resulting decline in interest-sensitive liabilities meeting the Bank's funding needs.

RP FINANCIAL, LC.
PAGE 3.14

                                   Table 3.5
                    Chester Savings Bank and the Peer Group
                    Interest Rate Risk Comparative Analysis

                                                                       Interest-Earning  Non Interest-
                                                                           Assets/          Earning
                                     One Year             Equity/      Interest-Bearing    Assets(3)/
                                     Gap/Assets(1)        Assets         Liabilities(2)     Assets
                                     ----------          ---------     ----------------  -------------
                                       (%)                   (%)              (%)             (%)
Chester Savings Bank(4)                -10.2%                8.7%             108.0%            2.7%

Peer Group Average                       1.2%               18.0%             121.0%            3.1%

Peer Group(5)
- -------------
ASB Financial Corp. of OH                  NA               23.1%             129.0%            3.8%
Enterprise Fed. Bancorp of OH            7.3%(J95)          15.6%             117.8%            2.1%
FSF Financial Corp. of MN.              12.3%(M96)          16.0%             117.0%            2.3%
Fidelity Bancorp of Chicago IL         -13.7%(S95)          12.0%             113.5%            2.5%
First Fed. Bancorp of MN               -12.6%(M96)          14.4%             114.6%            3.4%
Great American Bancorp of IL               NA               29.4%             133.3%            7.7%
Landmark Bancshares of KS               11.9%(M96)          17.2%             119.9%            2.0%
North Bancshares of Chicago IL           1.9%(M96)          17.3%             122.1%            2.1%
Southern Missouri Bncrp of MO              NA               16.4%             118.7%            2.9%
Western Ohio Fin. Corp. of OH              NA               18.2%             124.6%            3.0%

(1)   Latest date as of: M=March, J=June, S=September, D=December.
(2) Interest-earning assets includes cash; interest-bearing liabilities includes non interest-bearing deposits but excludes escrows.
(3) Comprised of REO, non-accruing loans, and other non interest-earning assets.
(4)   Chester Savings' data is as of March 31, 1996.
(5)   As of March 31, 1996 or most recent data available.


Sources:  Chester Savings' prospectus and SNL Securities.

RP FINANCIAL, LC.
PAGE 3.15



     In terms of balance sheet composition, Chester Savings' interest rate risk characteristics were considered to be generally less favorable than the Peer Group's. The Peer Group's higher IEA/IBL ratio and higher equity-to-assets ratio, and comparable level of non-interest earning assets, indicate that the Peer Group's dependence on the yield-cost spread to sustain net interest income was less than the Bank's. However, on a pro forma basis, the infusion of stock proceeds and reduction of repurchase agreements should serve to address the lower equity-to-assets and IEA/IBL ratios currently maintained by Chester Savings.

Credit Risk
- -----------

     Overall, Chester Savings' credit risk exposure appears to be similar to the Peer Group's, with both the Bank's and the Peer Group's credit quality measures being representative of limited credit risk exposure. As shown in Table 3.6, Chester Savings' ratio of non-performing assets (REO, non-accruing loans and accruing loans more than 90 days past due) to assets equaled 0.32 percent, versus a comparative ratio of 0.50 percent for the Peer Group. The Peer Group's slightly higher ratio was attributable to maintaining a higher level of non-performing loans, which was consistent with the higher loans-to-assets ratio maintained by the Peer Group. Loss reserve ratios as a percent of non-performing assets indicated comparable credit risk exposure for the Bank and the Peer Group as well, with the Bank and the Peer Group maintaining loss reserves as a percent of non-performing assets of 91.7 percent and 100.6 percent, respectively. Chester Savings maintained a higher level of loss reserves as a percent of loans than the Peer Group (0.71 percent versus 0.56 percent for the Peer Group), which, again, was supported by the lower level of loans maintained by the Bank. Net loan charge-offs were not a material factor for either the Bank or the Peer Group, during the period covered in Table 3.6.

Summary
- -------

     Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Chester Savings. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, interest rate risk exposure and credit quality all tend to support the reasonability of the Peer Group from a financial standpoint.

RP Financial
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 2209
97030 528-1700
                                   Table 3.6
                 Credit Risk Measures and Related Information
                        Comparable Institution Analysis
              As of March 31, 1996 or Most Recent Date Available

                                                            NPAs                                  Rsrves/
                                                   REO/     90+Del    NPLs     Rsrves/  Rsrves/   NPAs &   Net Loan      NLCs/
     Institution                                  Assets    Assets    Loans    Asset     NPLS     90+Del   Chargeoffs    Loans
     -----------                                  ------    ------    -----    -----    -------  --------  ----------  ---------
                                                    (%)       (%)      (%)      (%)       (%)       (%)      ($000)        (%)

     Chester Savings Bank, FSB                       0.15      0.32     0.40     0.71    178.38    91.67            1      0.00

     SAIF-Insured Thrifts                            0.21      0.95     1.06     0.88    163.88   125.98          241      0.12
     State of IL                                     0.18      0.58     0.54     0.64    202.81   132.81           92      0.08
     Comparable Group Average                        0.13      0.50     0.51     0.56    177.14   100.63            7      0.03

     Comparable Group
     ----------------

     ASBP  ASB Financial Corp. of OH                 0.59      1.48     1.46     1.30     89.56    53.58            9      0.05
     EFBI  Enterprise FEd. Bancorp of OH(1)          0.00      0.01     0.02     0.27        NA       NA            0      0.00
     FFHH  FSF Financial Corp. of MN                 0.05      0.09     0.08     0.39    488.31   250.67           18      0.04
     FBJI  Fidelity Bancorp. of Chicago IL           0.02      0.53     0.74     0.16     21.30    20.66           13      0.02
     BDJI  First Fed. Bancorp. of                    0.17      0.23     0.02     0.98        NA   211.89            3      0.02
     GTPS  Great American Bancorp of IL(I)           0.00      0.45       NA     0.37        NA    53.28           25      0.13
     LARK  Landmark Bancshares of KS                 0.04      0.37     0.20     0.64    315.98    97.05            0      0.00
     NBSI  North Bancshares of Chicago IL            0.00        NA       NA     0.36        NA       NA            0      0.00
     SNBC  Southern Missouri Bancorp of MO           0.42      0.97     0.97     0.66     68.84    39.01            3      0.01
     WOFC  Western Ohio Fin. Corp. of OH             0.00      0.34     0.55     0.44     78.86    78.86            0      0.00

(1) Financial information is for the quarter ending December 31, 1995.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by Financial, LC.

RP FINANCIAL, LC,
PAGE 4.1


                            IV.  VALUATION ANALYSIS

Introduction
- ------------

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and adopted by the FDIC and numerous state banking agencies, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company.
The common stock will be issued in conjunction with the conversion of Chester Savings from the mutual-to-stock form of ownership. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines, and regulatory interpretations thereof.

Appraisal Guidelines
- --------------------

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution.
The methodology provides for: (1) selection of a peer group of comparable publicly-traded institutions, subsequent guidance from the OTS limited eligibility to only seasoned public companies in the peer group; (2) a financial and operational comparison of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation.

     On October 21, 1994, the OTS released written revisions to the appraisal guidelines, which had already been implemented in practice by the OTS. As outlined in the guideline revisions, the basic appraisal methodology to be followed is unchanged from the October 1983 guidelines. The revised guidelines, however, limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

RP Financial Approach to the Valuation
- --------------------------------------

     RP Financial's valuation analysis complies with the appraisal guidelines as revised and issued as of October 21, 1994. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, given the significant weight in the valuation process of limiting the new issue discount. The pricing characteristics of recent conversions serve as the best proxy for near-term aftermarket trading activity in newly issued thrift shares, and the pricing

RP FINANCIAL, LC.
PAGE 4.1


characteristics of such recent conversions have been applied to Chester Savings' valuation in order to evaluate the Bank's potential aftermarket trading characteristics. It should be noted that such analysis cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Chester Savings, or Chester Savings' value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the valuation analysis.

Valuation Analysis
- ------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections focus on differences between the Bank and the Peer Group and how those differences affect our pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of Chester Savings coming to market at this time.

RP FINANCIAL, LC.
PAGE 4.3


1.   Financial Condition
     -------------------

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's and the Peer Group's financial strengths are noted as follows:

     o    Overall A/L Composition.  Residential assets, including 1-4 family
          ------------------------
          permanent mortgage loans and MBS, funded by retail deposits were the primary components of both Chester Savings' and the Peer Group's balance sheets. The Peer Group's interest-earning asset composition exhibited a higher concentration of loans and slightly greater diversification into higher risk types of loans, relative to the comparative measures for Chester Savings. Accordingly, in comparison to Chester Savings, the Peer Group's interest-earning asset composition would tend to indicate higher credit risk exposure and higher yield potential. The lower credit risk associated with Chester Savings' interest-earning asset composition was also indicated by its higher level of cash and investments, in comparison to the Peer Group average. However, neither the Bank's or the Peer Group's interest-earning asset compositions were considered to represent high credit exposure, as indicated by their respective risk weighted assets-to-assets ratios which fell below the comparative SAIF-insured average. Overall, the Bank's interest-earning assets-to-assets ratio was comparable to the Peer Group's ratio. There were no material differences in Chester Savings' and the Peer Group's funding compositions, with retail deposits meeting the major portion of their respective funding needs. Likewise, borrowings were utilized to a similar degree by the Bank and the Peer Group, with both the Bank's and the Peer Group's use of borrowings being somewhat limited. For valuation purposes, RP Financial concluded no adjustment was warranted for the Bank's asset/liability composition.

     o    Credit Quality.  Both the Bank's and the Peer Group's credit quality
          ---------------
          measures were generally indicative of limited credit risk exposure. The Bank and the Peer Group recorded comparable credit quality measures in terms of NPAs to assets (0.3 percent versus 0.5 percent for the Peer Group) and reserves maintained as a percent of NPAs (91.7 percent versus 100.6 percent for the Peer Group). Chester Savings' loss reserves as a percent of loans was slightly higher than the Peer Group's ratio (0.7 percent versus 0.5 percent for the Peer Group). Overall, we concluded that no adjustment was warranted for valuation purposes.

     o    Balance Sheet Liquidity.  The Bank operated with a higher balance of
          ------------------------
          cash and investment securities than the Peer Group (44.3 percent of assets versus 28.6 percent for the Peer Group), in part due to the significant Gilster-Mary Lee funds that flow in and out of the Bank. The Bank and the Peer Group were considered to have comparable borrowing capacities, as indicated by the similar level of borrowings maintained by Chester Savings and the Peer Group. The contemplated repayment of approximately $10.0 million of the Bank's borrowings would not materially alter Chester Savings' balance sheet liquidity relative to the Peer Group's, as the reduction in liquidity would be offset by a reduction in total assets, the level of volatile funds would be reduced and the reduction will be particularly funded with the conversion proceeds. Overall, the Bank's current balance sheet liquidity is considered to be slightly more favorable than Peer Group's, therefore, RP Financial concluded that Chester Savings' balance sheet liquidity warranted a slight upward adjustment for valuation purposes.

     o    Funding Liabilities.  Retail deposits served as the primary interest-
          --------------------
          bearing source of funds for the Bank and the Peer Group, with borrowings being utilized to a comparable degree by the

RP FINANCIAL, LC.
PAGE 4.4


          Bank and the Peer Group. The most distinguishing characteristic between the Bank's and the Peer Group's funding liabilities is that one relationship accounts for a significant portion of the Bank's funding liabilities, thereby increasing the volatility associated with Chester Savings' funding composition. The planned reduction of approximately half, or $10 million, of those funds will serve to lessen the volatility associated with the Bank's funding composition, but at the same time will result in asset shrinkage and a reduction in earnings. Accordingly, for purposes of the valuation, RP Financial concluded that Chester Savings' funding composition warranted a slight downward adjustment.

     o    Capital.  The Bank operates with a lower pre-conversion capital ratio
          --------
          than the Peer Group, 8.7 percent and 17.8 percent of assets, respectively. This disadvantage will be addressed as a result of the stock offering, as the consolidated pro forma capital position of the Holding Company will be comparable to the Peer Group's equity-to-assets ratio. However, the increase in capital will also serve to depress the Bank's return on equity, until the proceeds can be effectively leveraged and redeployed into higher yielding loans. Overall, RP Financial concluded that no valuation adjustment was warranted for the Bank's capital position.

     On balance, the characteristics of the Bank's and the Peer Group's financial conditions were not materially different in most respects for valuation purposes. While Chester Savings' pro forma liquidity represented a positive valuation consideration, it was substantially offset by the higher volatility associated with the Bank's funding composition. Therefore, we concluded that no valuation adjustment was warranted for the Bank's financial strength.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Chester Savings and the Peer Group were generally reflective of traditional operating strategies, with net interest income and operating expenses being the major determinants of their respective earnings. The specific factors considered in the valuation include:

     o    Reported Earnings.  The Bank recorded lower earnings on a ROAA basis
          ------------------
          (0.68 percent of average assets versus 0.84 percent for the Peer Group). The Peer Group's reported earnings advantage was in part supported by non-recurring gains, which amounted to 0.13 percent of average assets. Comparatively, gains were not a factor in the Bank's earnings. After factoring out the gains recorded by the Peer Group and taking into account the pro forma impact of conversion proceeds on Chester Savings' earnings, the Bank's and the Peer Group's reported earnings indicated comparability in earnings strength. Therefore, no adjustment was warranted for this factor.

     o    Core Earnings.  Both the Bank's and the Peer Group's earnings were
          --------------
          derived largely from recurring sources, including net interest income, non-interest operating income, and operating expenses. In these measures, the Bank operated with a lower net interest margin, a lower operating expense ratio and a lower level of non-interest operating income, which combined

RP FINANCIAL, LC.
PAGE 4.5


          to result in a similar efficiency ratio as exhibited by the Peer Group. Consistent with the Bank's and the Peer Group's favorable credit quality measures, loss provisions were not a material factor in their respective earnings. The Bank's core earnings will realize the benefit of redeploying conversion proceeds into interest-earning assets, which will be somewhat negated by the loss of net interest income and higher operating expense ratio resulting from the contemplated asset shrinkage that will occur in connection with the planned repayment of approximately $10 million of repurchase agreements. Additional operating expenses resulting from the implementation of stock benefit plans and operating as a stock owned company will also serve to place upward pressure on the Bank's operating expense ratio, not to mention the additional cost of running two subsidiary banks, one of which is practically a de novo operation. Overall, we concluded that the Bank's and the Peer Group's core earnings were comparable and no adjustment was warranted for the Bank's core earnings.

     o    Interest Rate Risk.  Interest rate risk as measured by gap data
          -------------------
          indicated a greater degree of interest rate risk associated with Chester Savings' net interest margin. In terms of other measures of interest rate risk, the Peer Group's capital and IEA/IBL ratios were more favorable than the Bank's, while Chester Savings maintained a comparable level of non-interest earning assets as the Peer Group. On a pro forma basis, the infusion of stock proceeds will address the lower equity-to-assets and IEA/IBL ratios currently maintained by the Bank. Likewise, the Bank's negative gap position should be substantially mitigated by the redeployment of stock proceeds into interest-earning assets and the repayment of the short-term repurchase agreements. Accordingly, RP Financial concluded no adjustment was appropriate for this factor.

     o    Credit Risk.  Loan loss provisions and real estate operations losses
          ------------
          were not a significant factor in either Chester Savings' or the Peer Group's earnings. In terms of future exposure to credit quality related losses, the Bank's and Peer Group's credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of loans was slightly more notable for the Peer Group, which, along with the Peer Group's higher concentration of loans, translated into a modestly higher risk weighted assets-to-assets ratio for the Peer Group. However, in light of the relatively low levels of non-performing assets and the relatively high loss reserve coverage ratios maintained by the Bank and the Peer Group, the credit risk associated with both Chester Savings' and the Peer Group's earnings was considered to be quite limited. Accordingly, RP Financial concluded no adjustment was warranted for valuation purposes.

     o    Earnings Growth Potential.  While the Bank's conversion to a national
          --------------------------
          bank charter may facilitate earnings growth through expansion of lending activities into higher yielding types of loans, such growth, if any, will likely be a slow and gradual process and, thus, would not have a dramatic impact on the Bank's near term earnings. Furthermore, expected liability shrinkage, higher liquidity and market area limitations are expected to curtail future earnings growth. On balance, the Bank's earnings growth potential was considered to be slightly less favorable than the Peer Group's for purposes of this valuation.

     Overall, except for the Bank's apparent less favorable earnings growth potential, the strength and quality of Chester Savings' earnings were considered to be comparable to the Peer Group's. Therefore, RP Financial concluded that a slight downward valuation adjustment was warranted for profitability, growth and viability of the Bank's earnings relative to the Peer Group's.

RP FINANCIAL, LC.
PAGE 4.6


3.   Asset Growth
     ------------

     Chester Savings' asset growth trends are less favorable than the Peer Group's, both historically and prospectively, particularly in light of the expected shrinkage that will result from the reduction in repurchase agreements. While the Bank's pro forma capital position will provide for comparability in terms of growth capacity, the characteristics of the Bank's market area, including limited loan demand, further limit asset growth potential. Accordingly, a moderate downward adjustment was warranted for this factor.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Chester Savings' primary market area has been experiencing generally weak demographic trends, which is reflective of the down turn that has occurred in the local economy (see Exhibit III-4). The loss of jobs resulting from the contraction of the mining industry, as well as the shut down of one of the largest employers in Randolph County, dims the prospect for future growth potential in the Bank's primary market area. The relatively high level of unemployment and low economic growth in the primary market area has served to intensify competitiveness for deposits and loans, with the number of households in the primary market area declining from 1990 through 1995.

     In general, the Peer Group companies operate in healthier and faster growing market areas than the Bank's primary market area. Population growth and per capita income measures in the primary market areas served by the Peer Group companies were both more favorable than the comparative measures for Randolph County. Likewise, as shown in Table 4.1 below, unemployment rates in the primary market areas served by the Peer Group companies were generally considerably lower than the unemployment rate in Randolph County. Overall, the primary market areas served by the Peer Group companies are considered to be more favorable in terms of supporting potential growth and in terms of limiting credit risk exposure. Therefore, we concluded a moderate downward adjustment was necessary for this factor.

RP FINANCIAL, LC.
OAGE 4.7


                                   Table 4.1
                        Market Area Unemployment Rates
             Chester Savings Bank and the Peer Group Companies (1)

                                                                            April 1996
                                                     County                 Unemployment
                                                     ------                 -------------
     Chester Savings Bank of IL                      Randolph                   11.9%

     Peer Group
     ----------
     ASB Financial Corp. of OH                       Scioto                      9.2%
     Enterprise Fed. Bancorp of OH                   Hamilton                    3.6
     FSF Financial Corp. of MN                       McLeod                      3.4
     Fidelity Bancorp of IL                          Cook                        5.4
     First Fed. Bancorp of MN                        Beltrami                    7.1
     Great American Bancorp of IL                    Champaign                   3.0
     Landmark Bancshares of KS                       Ford                        3.4
     North Bancshares of Chicago IL                  Cook                        5.4
     Southern Missouri Bancorp of MO                 Butler                      5.1
     Western Ohio Fin. Corp. of OH                   Clark                       4.5

     Unemployment rates are not seasonally adjusted.

     Source:  U.S. Bureau of Labor Statistics.



5.   Dividends
     ---------

     As set forth in the prospectus, the Holding Company intends to establish an annual dividend of $0.20 per share, which would provide for a 2.0 percent yield, based on the $10.00 per share initial offering price of the Holding Company's stock, and a pro forma payout ratio of 25.23 percent. However, future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities available to the Holding Company or the subsidiary banks, capital requirements, regulatory limitations, the Holding Company's and the Bank's financial condition and results of operations, tax considerations and general economic conditions.

     Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering as (1) industry profitability has improved,

RP FINANCIAL, LC.
PAGE 4.8


(2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

     As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Eight out of the ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.44 percent to 4.30 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.32 percent as of June 14, 1996, representing an average earnings payout ratio of 36.01 percent. As of June 14, 1996, approximately 76 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.48 percent and an average payout ratio of 34.59 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

     The Holding Company's dividend yield is slightly lower than the Peer Group average. However, given the comparability of the Bank's and the Peer Group's dividend paying capacities, based on comparability of their earnings and capital positions, the modest difference between the indicated dividend yields for the Holding Company and the Peer Group was not considered to be a material valuation consideration. Accordingly, no adjustment was necessary for this valuation consideration.

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $10.7 million to $53.7 million as of June 14, 1996, with an average market value of $31.8 million. The shares outstanding of the Peer Group members ranged from 819,000 to 3.9 million, with average shares outstanding of approximately 2.1 million. The Bank's conversion offering will result in a market value and shares outstanding at the lower end of the Peer Group range, thus, we applied a slight downward adjustment for this factor.

RP FINANCIAL, LC.
PAGE 4.9


7.   Marketing of the Issue
     ----------------------

     We believe that three separate markets exists for thrift stocks coming to market such as Chester Savings: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the acquisition market for thrift franchises in Illinois. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.

     A.   The Public Market
          -----------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. In mid-June 1995, the Dow Jones Industrial Average ("DJIA") approached the 4500 for the first time, as the market rallied on news of slow economic growth and increased expectations of an interest rate cut by the Federal Reserve. Technology stocks continued to lead the market, reflecting the strong earnings growth recorded by the technology sector in general. The first rate cut in nearly three years propelled the stock market to further new highs in mid-July, as the DJIA closed above the 4700 mark in the second week of July. A more upbeat assessment of the economy by the Federal Reserve and mixed economic data, both of which lessened the likelihood of further rate cuts by the Federal Reserve, caused the stock market to retract modestly in late-July and early-August. Profit taking and moderating expectations of earnings growth in the technology sector further contributed to the pull-back in the stock market, while news of Disney's acquisition of Cap Cities/ABC had little impact on the overall stock market.
The strengthening dollar also served to push the DJIA lower in late-August, as the blue-chip multinational stocks experienced selling pressure in light of lower earnings expectations from their foreign operations.

          The sell-off in the stock market was brief, as the DJIA rebounded during the first half of September 1995. Technology stocks initially led the stock market upturn, as investors found technology issues more attractively priced following the downturn in July and August. Favorable inflation data bolstered the DJIA in mid-September, as well as provided for a rally in bond prices. While the DJIA was further boosted by

RP FINANCIAL, LC.
PAGE 4.10


AT&T's breakup announcement, weakness in the dollar and unfavorable inflation data pushed bond and stock prices lower in late-September.

          Quarterly earnings controlled the market in beginning of the fourth quarter, with day-to-day fluctuations reflecting positive and negative earnings surprises particularly in the technology sector. Economic data indicating that the economy was on track for a soft landing provided for a rally in the bond market and stability in the stock market in mid-October 1995, which was followed by a broad sell-off in the stock market in late-October. The sell-off was primarily attributable to increasing signs of consumer credit weakness and the possibility that such weakness could lead to a recession. However, the downturn was brief, as the DJIA rallied to new highs in early- and mid-November. The rally was initially led by transportation issues, and continued strength in the bond market. Investors poured into defensive issues during the first budget impasse, with the DJIA posting several consecutive highs in mid-November. The DJIA surged past the 5000 mark in late-November, reflecting strength in blue chip issues and a mild rebound in the technology sector amid increasing expectations that the Federal Reserve would cut short-term interest rates. Defensive issues sustained the rally through early-December, while weakness in the technology sector provided for a slight pull-back in the stock market in mid-December. At the close of 1995, market activity was mixed. Favorable inflation data led to a 0.25 percent cut in short-term interest rates by the Federal Reserve in late-December, which served to initially lift stock prices. However, the second budget impasse and weak holiday retail sales quickly erased the positive impact of the interest rate cut, as the DJIA dropped sharply one day after the Federal Reserve action. Bond prices rallied on news of the sagging economy, as the 30-year bond yield fell below 6.0 percent in late-December.

          The stock market began 1996 on a down note, reflecting concern over the budget stalemate in Washington. A sell-off in technology stocks further sustained the decline in the stock market, as investors dumped technology stocks on profit concerns. However, favorable inflation data and strong fourth quarter earnings by some blue chip issues served to abbreviate the decline in the stock market, with the DJIA posting several new highs in the second half of January. Stock prices were further boosted by increasing expectations of another rate cut by the Federal Reserve, which occurred at the end of January. The stock market moved sharply higher in early-February, as the cut in short-term interest rates and strong fourth quarter earnings posted by some large technology companies served to renew investor interest in technology stocks. Low inflation and modest economic growth translated into renewed interest for cyclical stocks as well, with the DJIA posting five consecutive all-time highs during the week ended February 9. Congressional testimony by the Federal Reserve Chairman provided for significant swings in the stock market in mid-February, reflecting changing investor sentiment regarding the possibility of future rate cuts. The volatility continued through the end of February, reflecting turbulence in the bond market and general uncertainty over future interest rate

RP FINANCIAL, LC.
PAGE 4.11


trends. An unexpectedly large drop in the February unemployment rate provided for a sharp one day sell-off in the stock market on March 8, as bond prices plunged on news of the strong job growth and the possibility that an accelerating economy may lead to higher inflation. However, the stock market recovered the following week, as inflation fears were somewhat alleviated by additional economic data which indicated a more modest pace of economic growth than suggested by the unemployment data, including a 0.2 percent drop in February wholesale prices. After trading in a narrow range through the end of March, merger activity and a jump in IBM's stock price propelled the DJIA to a new record in early-April. The upturn was brief, as bond and stock prices slumped following the stronger than expected March employment report which served to rekindle inflation fears.

          Earnings reports dominated the stock market in mid-April 1996, with day-to-day fluctuations in the market reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable fourth quarter earnings among technology issues pushed the NASDAQ Composite Index to new highs in late-April and early-May, while blue chip stocks lagged the overall market. Stronger than expected first quarter GDP growth reported in early-May stirred major sell-offs in stocks and bonds, resulting in the 30-year bond edging above 7.0 percent and a one day drop in the DJIA of almost 77 points. Inflation concerns receded somewhat following a mid-May report by the Federal Reserve, which indicated that inflation remained in check and near term rate increases were not likely. The positive reading on inflation by the Federal Reserve, along with the Federal Reserve's decision to leave interest rates unchanged at its late-May meeting, served to strengthen bond and stock prices, with the DJIA posting new highs in late-May and the 30-year bond dropping below 7.0 percent. However, signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May. Stronger than expected job growth in May further depressed bond prices in early-June, which served to stall the stock market as well. On June 14, 1996, the DJIA closed at 5649.45, translating into an 10.4 percent increase from year end 1995.

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Following the stock market in general, thrift issues continued to move higher through the second quarter of 1995. Lower interest rates, healthy economies in most regions of the U.S. and acquisition speculation all contributed to the upward trend exhibited in thrift prices. The run-up in thrift prices moderated somewhat during July and the first half of August 1995, reflecting profit taking, as thrift prices approached historically high pricing multiples, and indications of lower profitability due to shrinking net interest margins. However, the trend in thrift issues remained generally positive, as acquisitions of thrift issues continued at a healthy pace during the first half of the third quarter.

RP FINANCIAL, LC.
PAGE 4.12


          The upward trend in thrift prices accelerated in late-August and the first half of September 1995, as acquisition activity among financial institutions became more pronounced. Most notably, acquisitions or mergers involving some of the nation's largest banks were announced during the third quarter, including the merger between Chase Manhattan and Chemical Bank which resulted in the largest banking entity in the U.S. A court ruling favoring thrifts seeking damages against the U.S. government for breach-of-contract involving the accounting treatment of supervisory goodwill further heightened interest in thrift stocks, as the SNL index closed 2.4 percent higher the day of the ruling. Following the significant run-up recorded through mid-September, slightly higher interest rates and profit taking nudged thrift prices lower in late-September.

          Lower interest rates and generally favorable third quarter earnings propelled thrift prices higher during the first half of October 1995, while credit quality concerns sparked a widespread sell-off in financial stocks during late-October. In particular, the concerns were related to rising consumer delinquencies, as indicated by a steady rise in the consumer delinquency index maintained by the American Bankers Association. For the first time since 1991, the index increased for three consecutive quarters. However, sustained by acquisition activity and relatively low interest rates, thrift stocks edged higher during the first half of November. A tax law change in the new congressional budget, which would provide for the elimination of back taxes on bad-debt reserves taken before 1988, served to push thrift stocks higher in late-November, as investors speculated that the removal of the potential back taxes would accelerate the pace of mergers and acquisitions in the thrift industry. Uncertainty regarding the Federal Reserve's intentions on cutting short-term interest rates provided for a relatively narrow trading range for thrift stocks during the first half of December. The rate cut by the Fed and reports of sluggish retail sales led to a rally in the bond market in late-December, which, in turn, bolstered prices for thrift and bank issues.

          Thrift stocks followed the stock market in general lower in early-1996, reflecting concern that the absence of a budget agreement would lead to higher interest rates. The downturn in thrift stocks was brief, as thrift prices trended higher in the second half of January. Economic data which indicated that inflation was low supported the recovery in thrift prices, with the favorable inflation data serving to calm the credit markets amid increasing expectations that interest rates would remain low. Thrift prices were further boosted by the Federal Reserve's move to cut short-term interest rates at the end of January and generally favorable fourth quarter earnings. Mixed indications on the future direction of interest rates translated into a relatively narrow trading range for thrift stocks throughout February.

          Interest sensitive issues were among the stocks most severely affected by the sell-off precipitated by the decline in the February 1996 unemployment rate, as prospects for further near-term rate cuts by the Federal Reserve were substantially eliminated by the explosive job growth. However, thrift prices rebounded in late-March and early-April as interest rates stabilized. A bullish outlook on the financial

RP FINANCIAL, LC.
PAGE 4.13


institution sector in general served to further bolster prices in early-April, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996. However, thrift prices declined following the release of the March employment report, as interest sensitive stocks were pulled lower by the unfavorable interest rate outlook. The downturn was abbreviated by the generally strong first quarter earnings posted by bank and thrift issues, which provided for a mild upward trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early-May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and through mid-June, uncertainty over future interest rate trends provided for a flat thrift stock market. The SNL Index for all publicly-traded thrifts closed at 386.3 on June 14, 1996, an increase of 24.7 percent from one year ago.

     B.   The New Issue Market
          --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. The market for converting thrifts was favorable throughout most of 1995, as the improving market for thrift stocks in general translated into stronger demand for converting thrifts as well. Demand for converting issues remained strong in the first quarter of 1996, with most offerings being oversubscribed and posting healthy increases in near term aftermarket trading. In general, the market for the most recent converting issues (offering completed within the past three months) has begun to show signs of weakness, as indicated by fewer oversubscriptions and generally weak aftermarket trading activity exhibited in the stocks of recently converted institutions. In comparison to recent prior quarters, the price appreciation exhibited in the most recent offerings has been limited, despite lower closing P/B ratios on average, and in a few cases converting thrift issues have traded below their IPO prices. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive
6.9 percent. Relative to all converting issues, the after-market performance of recent Mid-West conversions has been less favorable. With the exception of one Missouri conversion, the price appreciation exhibited by the recent Mid-West conversions has been less than 10 percent and, as of June 14, 1996, the median price increase was 1.3 percent (see table below).

RP FINANCIAL, LC.



       ----------------------------------------------------------------
                                   Table 4.2
                    Recent Conversions (Last Three Months)
          Conversion Pricing Characteristics: Sorted Chronologically
       ----------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
               Institutional Information                      Pre-Conversion Data              Offering          Insider Purchases
                                                        ----------------------------------
                                                        Financial Info.   Asset Quality      Information
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Benefit Plans
                                                                                                              --------------
                                   Conversion                  Equity/   NPAs/     Res.   Gross   % of  Exp./         Recog.   Mgmt.
Institution                State      Date    Ticker   Assets   Assets   Assets    Cov.   Proc.   Mid.  Proc. ESOP    Plans  & Dirs.
- -----------                -----      ----    -----    ------   -----    ------    ----   -----   ----  ----- -------------- -------
                                                        ($Mil)   (%)     (%)(2)     (%)   ($Mil)   (%)   (%)   (%)     (%)   (%)(3)
- ------------------------------------------------------------------------------------------------------------------------------------
CNS Bancorp                 MO    *  06/12/96    CNSB     $87    10.66%   0.19%    189%   $16.5   132%    3.3%  8.0%   4.0%   8.0%
Westwood Financial Corp.(7) NJ       06/07/96    WWFC      85     7.05%   0.00%     NM      3.9    99%    9.9%  0.0%   0.0%   2.5%
Lexington B&L Fin. Corp.    MO    *  06/06/96    LXMO      51    14.66%   1.88%     21%    12.7   115%    4.2%  8.0%   4.0%   4.3%
First Fed. Fin. Bancorp     OH       06/04/96    FFFB      53     9.58%   0.08%    626%     6.7   103%    6.3%  8.0%   4.0%  13.4%
First Fed. Bancshares       AR       05/03/96    FFBH     454     7.77%   0.13%    201%    51.5    94%    2.7%  8.0%   4.0%   2.6%
Citizens First Fin. Corp.   IL       05/01/96    CBK      229     6.79%   0.33%     55%    28.2   123%    3.6%  8.0%   4.0%   6.5%
North Cincinnati SB(1)      OH       05/01/96  P. Sheet    56     4.74%   0.03%    268%     4.0   132%    6.9%  6.0%   0.0%  16.1%
Reliance Bancshares         WI    *  04/19/96    RELI      32    31.16%   0.00%     NM     20.5   132%    2.9%  4.0%   4.0%   9.5%
Catskill Financial Corp.    NY       04/18/96    CATB     231    12.75%   0.70%    112%    56.7   132%    3.3%  8.0%   4.0%   2.6%
Yonkers Financial Corp.     NY    *  04/18/96    YFCB     210     7.72%   1.73%     23%    35.7   132%    2.7%  8.0%   4.0%   3.7%
Green Street Financial Corp.NC       04/04/96    GSFC     151    14.97%   0.19%     76%    43.0   132%    2.9%  8.0%   4.0%   3.4%
FFD Financial Corp.         OH       04/02/96    FFDF      61    13.25%   0.16%    150%    14.5   132%    2.4%  8.0%   4.0%   5.4%
Patapsco Bancorp            MD       04/02/96  P. Sheet    75     7.95%   0.60%     48%     7.3    91%    8.6%  8.0%   4.0%   7.4%
AMB Financial Corp.         IN       04/01/96    AMFC      70     9.05%   0.53%     96%    11.2   132%    5.5%  8.0%   4.0%   5.8%
First Bergen Bancorp        NJ       04/01/96    FBER     225     6.52%   3.26%     88%    31.7   132%    3.0%  8.0%   4.0%   2.4%
Heritage Financial Corp.    IN       04/01/96  P. Sheet    14    27.53%   0.00%     NM      4.9    99%    9.3%  8.0%   0.0%  13.2%
Jacksonville Bancorp(7)     TX       04/01/96    JXVL     198    10.47%   1.41%     36%    16.2   106%    4.4%  8.0%   4.0%   2.0%
London Financial Corp.      OH       04/01/96    LONF      35     9.45%   0.13%    416%     5.3   132%    6.9%  8.0%   4.0%  26.5%
Pittsb. Home Fin. Corp.(1)  PA    *  04/01/96    PHFC     162     6.89%   1.36%     42%    21.8   132%    3.3%  8.0%   4.0%   7.5%
Scotland Bancorp(1)         NC    *  04/01/96    SSB       58    15.36%   0.00%     NM     18.4   115%    5.0%  8.0%   4.0%   6.9%
Stone Street Bancorp(1)     NC       04/01/96    SSM       88    14.33%   0.00%     NM     27.4   132%    3.7%  8.0%   4.0%   7.3%
WHG Bancshares              MD       04/01/96    WHGB      85    10.14%   0.23%     77%    16.2   132%    3.5%  8.0%   4.0%   9.3%
PFF Bancorp, Inc.           CA    *  03/29/96    PFFB   1,925     5.75%   1.70%     54%   198.4   132%    2.2%  8.0%   4.0%   0.9%
Crazy Woman Creek Bncrp     WY    *  03/29/96    CRZY      38    15.80%   0.21%    349%    10.6   132%    3.9%  6.0%   4.0%   5.5%
Falmouth Co-Op. Bank(1)     MA       03/28/96    FCB       74    11.78%   0.00%     NM     14.5   132%    4.5%  8.0%   0.0%   8.4%
Community Federal Bancorp   MS       03/26/96    CFTP     168    14.59%   0.39%     86%    46.3   132%    2.5%  8.0%   4.0%   6.7%
GA Financial, Inc.          PA       03/26/96    GAF      521     9.25%   0.28%     56%    89.0   132%    2.4%  8.0%   4.0%   1.7%
North Central Bancshares(7) IA       03/21/96    FFFD     180    16.47%   0.17%    562%    26.3   106%    3.5%  3.2%   0.0%   0.5%

                                         Averages:       $200    11.87%   0.56%    165%    30.0   123%    4.4%  7.3%   3.3%   6.8%
                                          Medians:         86    10.31%   0.20%     87%    17.5   132%    3.6%  8.0%   4.0%   6.1%

               Averages, Excluding 2nd Steps             $206    11.94%   0.56%    152%   $31.7   125%    4.2%  7.7%   3.5%   7.4%
               Medians, Excluding 2nd Steps                85    10.14%   0.21%     87%    18.4   132%    3.5%  8.0%   4.0%   6.7%

                                                                       Pro Forma Data
                                                       ----------------------------------------------
                                                           Pricing Ratios(4)  Fin. Characteristics
                                                       ----------------------------------------------
                                   Conversion                                                          IPO
Institution                State     Date     Ticker    P/TB     P/E     P/A    ROA    TE/A     ROE   Price
- -----------                -----     ----     ------    ----     ---     ---    ---    ----     ---   -----
                                                         (%)     (x)     (%)    (%)     (%)     (%)    ($)
- ------------------------------------------------------------------------------------------------------------
CNS Bancorp                 MO   *   06/12/96    CNSB    71.1%   22.3    16.4%  0.7%    23.1%   3.2%  $10.00
Westwood Financial Corp.(7) NJ       06/07/96    WWFC    80.0%   10.1     7.3%  0.7%     9.2%   7.9%   10.00
Lexington B&L Fin. Corp.    MO   *   06/06/96    LXMO    70.1%   16.2    20.6%  1.3%    29.4%   4.3%   10.00
First Fed. Fin. Bancorp     OH       06/04/96    FFFB    63.6%   17.4    11.5%  0.7%    18.0%   3.7%   10.00
First Fed. Bancshares       AR       05/03/96    FFBH    65.0%   10.4    10.3%  1.0%    15.9%   6.3%   10.00
Citizens First Fin. Corp.   IL       05/01/96    CBK     71.7%   17.8    11.2%  0.6%    15.6%   4.0%   10.00
North Cincinnati SB(1)      OH       05/01/96  P. Sheet  65.0%     NM     6.7%    NM    10.3%     NM   10.00
Reliance Bancshares         WI   *   04/19/96    RELI    72.3%   27.3    40.7%  1.5%    56.2%   2.7%    8.00
Catskill Financial Corp.    NY       04/18/96    CATB    73.2%   21.2    20.4%  1.0%    27.8%   3.5%   10.00
Yonkers Financial Corp.     NY   *   04/18/96    YFCB    76.5%   16.6    14.8%  0.9%    19.4%   4.6%   10.00
Green Street Financial Corp.NC       04/04/96    GSFC    72.6%   16.2    22.9%  1.4%    31.5%   4.5%   10.00
FFD Financial Corp.         OH       04/02/96    FFDF    71.0%   19.1    19.9%  1.0%    28.0%   3.7%   10.00
Patapsco Bancorp            MD       04/02/96  P. Sheet  61.7%     NM     8.9%    NM    14.5%     NM   10.00
AMB Financial Corp.         IN       04/01/96    AMFC    72.1%   19.5    14.2%  0.7%    19.7%   3.7%   10.00
First Bergen Bancorp        NJ       04/01/96    FBER    76.2%   29.5    12.6%  0.4%    16.5%   2.6%   10.00
Heritage Financial Corp.    IN       04/01/96  P. Sheet  62.9%     NM    27.2%  0.6%    43.2%   1.3%   10.00
Jacksonville Bancorp(7)     TX       04/01/96    JXVL    77.7%   14.9    12.6%  0.8%    16.2%   5.2%   10.00
London Financial Corp.      OH       04/01/96    LONF    70.0%   31.6    13.6%  0.4%    19.4%   2.2%   10.00
Pittsb. Home Fin. Corp.(1)  PA   *   04/01/96    PHFC    73.6%   18.5    12.1%  0.7%    16.4%   4.0%   10.00
Scotland Bancorp(1)         NC   *   04/01/96    SSB     76.3%   18.1    25.2%  1.4%    33.1%   4.2%   10.00
Stone Street Bancorp(1)     NC       04/01/96    SSM     76.8%   18.4    24.7%  1.3%    32.2%   4.2%   15.00
WHG Bancshares              MD       04/01/96    WHGB    72.8%   17.3    16.5%  1.0%    22.7%   4.2%   10.00
PFF Bancorp, Inc.           CA   *   03/29/96    PFFB    71.5%   25.4     9.5%  0.4%    13.2%   2.8%   10.00
Crazy Woman Creek Bncrp     WY   *   03/29/96    CRZY    70.2%   18.1    22.5%  1.2%    32.1%   3.9%   10.00
Falmouth Co-Op. Bank(1)     MA       03/28/96    FCB     67.8%   20.2    16.6%  0.8%    24.4%   3.4%   10.00
Community Federal Bancorp   MS       03/26/96    CFTP    72.2%   15.5    22.3%  1.4%    30.9%   4.7%   10.00
GA Financial, Inc.          PA       03/26/96    GAF     71.5%   15.7    14.9%  1.0%    20.8%   4.6%   10.00
North Central Bancshares(7) IA       03/21/96    FFFD    74.2%   12.1    19.7%  1.6%    26.5%   6.1%   10.00

                                         Averages:       71.4%   18.8    17.0%  0.9%    23.8%   4.1%  $10.11
                                          Medians:       71.9%   18.1    15.7%  0.9%    21.7%   4.0%   10.00

               Averages, Excluding 2nd Steps             70.7%   19.6    17.4%  0.9%    24.6%   3.7%  $10.12
               Medians, Excluding 2nd Steps              71.5%   18.2    16.4%  1.0%    22.7%   3.9%   10.00

                                                                         Post-IPO Pricing Trends
                                                          -----------------------------------------------
                                                                            Closing Price:
                                                          -----------------------------------------------
                                                            First          After          After
                                   Conversion               Trading   %     First     %    First      %
Institution                State      Date    Ticker         Day     Chg.   Week(5)  Chg. Month(6)   Chg.
- -----------                -----      ----    ------         ---     ----   ------   ---- -------    ----
                                                             ($)      (%)     ($)    (%)    ($)      (%)
- ---------------------------------------------------------------------------------------------------------
CNS Bancorp                 MO   *   06/12/96    CNSB        $11.00   10.0%  $12.00  20.0%      NA     NA
Westwood Financial Corp.(7) NJ       06/07/96    WWFC         10.75    7.5%   10.38   3.8%      NA     NA
Lexington B&L Fin. Corp.    MO   *   06/06/96    LXMO          9.50   -5.0%    9.75  -2.5%  $10.00   0.0%
First Fed. Fin. Bancorp     OH       06/04/96    FFFB         10.75    7.5%   10.62   6.2%   10.75   7.5%
First Fed. Bancshares       AR       05/03/96    FFBH         13.00   30.0%   13.38  33.8%   13.63  36.3%
Citizens First Fin. Corp.   IL       05/01/96    CBK          10.50    5.0%   10.00   0.0%   10.13   1.3%
North Cincinnati SB(1)      OH       05/01/96  P. Sheet          NT      NA      NT    NA       NT     NA
Reliance Bancshares         WI   *   04/19/96    RELI          8.38    4.7%    8.25   3.1%    7.94  -0.7%
Catskill Financial Corp.    NY       04/18/96    CATB         10.38    3.8%   10.50   5.0%   10.38   3.8%
Yonkers Financial Corp.     NY   *   04/18/96    YFCB          9.75   -2.5%   10.00   0.0%    9.94  -0.6%
Green Street Financial Corp.NC       04/04/96    GSFC         12.75   27.5%   12.25  22.5%   12.31  23.1%
FFD Financial Corp.         OH       04/02/96    FFDF         10.50    5.0%   10.13   1.3%   10.50   5.0%
Patapsco Bancorp            MD       04/02/96  P. Sheet          NT      NA      NT    NA       NT     NA
AMB Financial Corp.         IN       04/01/96    AMFC         10.50    5.0%   10.50   5.0%    10.5   5.0%
First Bergen Bancorp        NJ       04/01/96    FBER         10.00    0.0%    9.50  -5.0%    9.63  -3.8%
Heritage Financial Corp.    IN       04/01/96  P. Shee           NT      NA      NT    NA       NT     NA
Jacksonville Bancorp(7)     TX       04/01/96    JXVL          9.75   -2.5%    9.63  -3.8%    9.88  -1.2%
London Financial Corp.      OH       04/01/96    LONF         10.81    8.1%   10.63   6.3%   10.13   1.3%
Pittsb. Home Fin. Corp.(1)  PA   *   04/01/96    PHFC         11.00   10.0%   11.00  10.0%   10.62   6.2%
Scotland Bancorp(1)         NC   *   04/01/96    SSB          12.25   22.5%   12.50  25.0%   11.75  17.5%
Stone Street Bancorp(1)     NC       04/01/96    SSM          17.50   16.7%   18.00  20.0%   17.75  18.3%
WHG Bancshares              MD       04/01/96    WHGB         11.13   11.3%   11.44  14.4%   11.38  13.8%
PFF Bancorp, Inc.           CA   *   03/29/96    PFFB         11.38   13.8%   11.62  16.2%   11.63  16.3%
Crazy Woman Creek Bncrp     WY   *   03/29/96    CRZY         10.38    3.8%   10.75   7.5%   10.50   5.0%
Falmouth Co-Op. Bank(1)     MA       03/28/96    FCB          10.75    7.5%   11.25  12.5%   10.75   7.5%
Community Federal Bancorp   MS       03/26/96    CFTP         12.63   26.3%   13.13  31.3%   12.62  26.2%
GA Financial, Inc.          PA       03/26/96    GAF          11.38   13.8%   11.50  15.0%   11.00  10.0%
North Central Bancshares(7) IA       03/21/96    FFFD         10.88    8.7%   10.69   6.9%   10.44   4.4%

                                         Averages:            $11.30   9.5%  $11.17  10.2%  $11.05   8.8%
                                          Medians:             10.75   7.5%   10.69   6.9%   10.50   5.0%

               Averages, excluding 2nd steps                  $11.19  10.2%  $11.30  11.2%  $11.13   9.5%
               Medians, excluding 2nd steps                    10.78   7.8%   10.88   8.8%   10.62   6.2%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not
          Applicable, Not Available.
(1) Non-OTS regulated thrifts.                                     June 17, 1996
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Second-step conversions.
- --------------------------------------------------------------------------------

RP FINANCIAL, LC.
PAGE 4.15


          Pricing Characteristics of Recent Midwestern U.S. Conversions


                                              Pro Forma        Clos. Price        % Change in Price
                                 Conversion      P/B            as % of            1st      To
                                   Date       @ Conversion     Mid Value          Week    6/14/96
                                   ----       -------------    ---------          ----    -------
  CNS Bancorp, Inc.-MO             6/96          71.1%           132%            N/A       20.0% (1)
  Lexington B&L Fin. Corp.-MO      6/96          70.1            115               3.8%     0.0
  First Fed. Fin. Bancorp-OH       6/96          63.6            103               2.7      7.5
  Citizens First Fin. Corp.-IL     5/96          71.7            123               0.0     (1.3)
  Reliance Bancshares-WI           4/96          72.3            132               3.1     (1.6)
  FFD Fin. Corp.-OH                4/96          71.0            132               1.3      1.9
  AMB Fin. Corp.-IN                4/96          72.1            132               5.0      1.3
  London Fin. Corp.-OH             4/96          70.0            132               6.3      5.0
                                                                                   ---      ---

  Median                                                                           3.5%     1.3%

  (1) Local acquisition recently announced.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
76.64 percent reflects a discount of 27.0 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 104.98 percent), and the average core P/E ratio of 17.66 times reflects a premium of 16.6 percent from the all SAIF-insured public average core P/E ratio of 15.14 times. The pricing ratios of the better capitalized but lower earning (based on return on equity measures) recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has shown signs of cooling, as indicated by fewer offerings being oversubscribed and fairly limited price appreciation exhibited in post-conversion trading by most of the recent conversions.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
 (703) 528-1700
                                   Table 4.3
                          Market Pricing Comparatives
                          Prices As of June 14, 1996

                                                                        Per Share Data
                                                       Market          ----------------
                                                   Capitalization                 Book                Pricing Ratios(3)
                                               --------------------                      -----------------------------------------
                                                Price/      Market      12-Mth   Value/
Financial Institution                          Share(1)      Value      EPS(2)   Share     P/E     P/B     P/A    P/TB    P/CORE
- ---------------------                          -------      ------     -------- -------  ------- ------- ------- ------- ---------
                                                  ($)       ($Mil)         ($)     ($)     (X)      (%)     (%)     (%)      (x)
SAIF-Insured Thrifts                            17.21       119.16       1.25    16.52   14.29   104.98   13.13  108.21    15.14
Converted Last 3 Mths (no MHC)                  11.04        38.13       0.48    14.39   17.41    76.64   18.95   77.16    17.66

Comparable Group
- ----------------

Converted Last 3 Mths (no MHC)
- ------------------------------
AMFC  AMB Financial Corp. of IN                 10.12        11.37        0.31   14.37      NM    70.42   14.12   70.42       NM
CNSB  CNS Bancorp of MO                         12.00        19.84        0.45   14.07      NM    85.29   19.68   85.29       NM
CATB  Catskill Fin. Corp. of NY                 10.19        57.95        0.47   13.65   21.68    74.65   20.75   74.65    18.87
SCBK   Citizens First Fin.Corp. of IL            9.87        27.81        0.56   13.95   17.63    70.75   11.02   70.75    16.18
CFTP  Community Fed. Bancorp of MS              13.62        63.05        0.43   14.34      NM    94.98   31.44   94.98       NM
CRZY  Crazy Woman Creek Bncorp of WY            10.25        10.84        0.34   14.57      NM    69.87   22.85   69.87       NM
FFDF  FFD Financial Corp. of OH                 10.19        14.83        0.52   14.08   19.60    72.37   20.28   72.37    19.60
FCB   Falmouth Co-Op Bank of MA                 10.25        14.91        0.25   14.84      NM    69.07   16.96   69.07       NM
FBER  First Bergen Bancorp of NJ                 9.31        29.55        0.20   13.46      NM    69.17   11.43   69.17       NM
FFBH  First Fed. Bancshares of AR               13.75        70.87        0.96   15.38   14.32    89.40   14.22   89.40    14.32
FFFB  First Fed. Fin. Bancorp of OH             10.75         7.22        0.58   15.73   18.53    68.34   12.34   68.34    18.53
GAF   GA Financial Corp. of PA                  11.00        97.90        0.33   14.34      NM    75.71   17.21   76.71    25.00
GSFC  Green Street Fin. Corp. of NC             12.87        55.32        0.62   13.78   20.76    93.40   29.44   93.40    20.76
JXVL  Jacksonville Bancorp of TX                10.62        28.27        0.59   13.37   18.00    79.43   13.27   79.43    18.00
LXMO  Lexington B&L Fin. Corp. of MO            10.00        12.65        0.62   14.27   16.13    70.08   20.62   70.08    16.39
LONF  London Financial Corp. of OH              10.50         5.55        0.37   14.81      NM    70.90   14.79   70.90       NM
FFFD  North Central Bancshares of IA            11.00        44.12        0.65   13.72   16.92    80.17   23.15   80.17    18.03
PFFB  PFF Bancorp of Pomona CA                  11.44       226.94        0.10   14.57      NM    78.52   11.30   79.44       NM
PHFC  Pittsburgh Home Fin. of PA                10.37        22.63        0.54   13.58   19.20    76.36   12.55   76.36    19.20
RELI  Reliance Bancshares Inc of WI              7.87        20.16        0.29   11.06      NM    71.36   40.01   71.16       NM
SSB   Scotland Bancorp of NC                    12.37        22.76        0.38   14.38      NM    86.02   32.32   86.02       NM
SSM   Stone Street Bancorp of NC                16.87        30.79        0.43   21.43      NM    78.72   26.52   78.72       NM
WHGB  WHG Bancshares of MD                      11.00        77.82        0.36   14.20      NM    77.46   15.95   77.46       NM
WWFC  Westwood Fin. Corp. of NJ                 10.38         6.72        0.99   14.61   10.48    71.05    7.61   82.97    10.48
YFCB  Yonkers Fin. Corp. of NY                   9.38        33.50        0.60   13.07   15.63    71.77   13.92   71.77    14.21
                                               Dividends(4)                Financial Characteristics(6)
                                       ----------------------- -----------------------------------------------------
                                       Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                         ---------------- -------------
Financial Institution                  Share    Yield  Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
- ---------------------                  -------  ------ -------  ------  ------- ------- ------- ------- ------- -------
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                     0.35    1.98   25.53   1,297   13.25    0.95    0.87    8.08    0.81    7.29
Converted Last 3 Mths (no MHC)           0.06    0.48    2.77     243   24.57    0.77    0.83    4.37    0.84    4.47

Comparable Group
- ----------------

Converted Last 3 Mths (no MHC)
- ------------------------------
AMFC  AMB Financial Corp. of IN          0.00    0.00    0.00      81   20.06    0.71    0.49    4.30    0.49    4.30
CNSB  CNS Bancorp of MO                  0.00    0.00    0.00     101   23.07    0.70    0.74    3.20    0.62    2.70
CATB  Catskill Fin. Corp. of NY          0.00    0.00    0.00     279   27.79      NA    0.96    3.44    1.10    3.96
CBK   Citizens First Fin.Corp. of IL     0.00    0.00    0.00     252   15.57      NA    0.63    4.01    0.68    4.37
CFTP  Community Fed. Bancorp of MS       0.00    0.00    0.00     201   33.10    0.34    1.17    6.28    1.14    6.13
CRZY  Crazy Woman Creek Bncorp of WY     0.00    0.00    0.00      47   32.70    0.70    0.92    4.63    0.78    3.95
FFDF  FFD Financial Corp. of OH          0.00    0.00    0.00      73   28.03      NA    1.04    3.69    1.04    3.69
FCB   Falmouth Co-Op Bank of MA          0.00    0.00    0.00      88   24.56      NA    0.45    2.40    0.47    2.50
FBER  First Bergen Bancorp of NJ         0.00    0.00    0.00     259   16.52    2.49    0.28    3.06    0.42    4.59
FFBH  First Fed. Bancshares of AR        0.00    0.00    0.00     498   15.90    0.09    0.99    6.24    0.99    6.24
FFFB  First Fed. Fin. Bancorp of OH      0.00    0.00    0.00      59   18.05    0.09    0.67    3.69    0.67    3.69
GAF   GA Financial Corp. of PA           0.00    0.00    0.00     569   22.44    0.19    0.58    4.73    0.78    6.30
GSFC  Green Street Fin. Corp. of NC      0.00    0.00    0.00     188   31.53    0.16    1.42    4.50    1.42    4.50
JXVL  Jacksonville Bancorp of TX         0.50    4.71      NM     213   16.70    0.85    0.79    6.76    0.79    6.75
LXMO  Lexington B&L Fin. Corp. of MO     0.00    0.00    0.00      61   29.42    1.15    1.28    4.34    1.26    4.27
LONF  London Financial Corp. of OH       0.00    0.00    0.00      38   20.86    0.21    0.57    4.73    0.57    4.73
FFFD  North Central Bancshares of IA     0.25    2.27   38.46     191   28.87    0.13    1.48    7.67    1.39    7.19
PFFB  PFF Bancorp of Pomona CA           0.00    0.00    0.00   2,008   14.39    2.29    0.10    1.37    0.10    1.37
PHFC  Pittsburgh Home Fin. of PA         0.00    0.00    0.00     180   16.43    1.53    0.65    3.98    0.65    3.98
RELI  Reliance Bancshares Inc of WI      0.00    0.00    0.00      50   56.23      NA    1.47    2.62    1.47    2.62
SSB   Scotland Bancorp of NC             0.00    0.00    0.00      70   37.58      NA    1.09    3.96    1.09    3.96
SSM   Stone Street Bancorp of NC         0.44    2.61      NM     116   33.68    0.31    0.77    3.04    0.77    3.04
WHGB  WHG Bancshares of MD               0.00    0.00    0.00     112   20.59    0.35    0.64    5.18    0.54    5.18
WWFC  Westwood Fin. Corp. of NJ          0.25    2.41   25.25      88   10.71      NA    0.73    6.78    0.73    6.78
YFCB  Yonkers Fin. Corp. of NY           0.00    0.00    0.00     241   19.39    1.63    0.89    4.59    0.98    5.05

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

RP FINANCIAL, LC.
PAGE 4.17


     C.   The Acquisition Market
          ----------------------

          Also considered in the valuation was the potential impact on Chester Savings' stock price of recently completed and pending acquisitions of other thrifts operating in Chester Savings' market area. As shown in Exhibit IV-4, there were 14 Illinois thrifts acquired in 1994, 1995 and year-to-date 1996 and three acquisitions are currently pending. In light of the Bank's strong pro forma capital position, which would tend to make Chester Savings a less attractive acquisition candidate, acquisition speculation is not expected to have a material influence on the Bank's initial trading price. However, at the same time, the fairly active acquisition market for Illinois thrifts, may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting Illinois and other Mid-West based companies, which operate in markets that have experienced a comparable level of acquisition activity as the Bank's market area and, thus, are subject to the same type of acquisition speculation that may influence Chester Savings' trading price.

          Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.   Management
     ----------

     Chester Savings' management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of Chester Savings' Board of Directors and executive management. While the Bank does not have the resources to develop a great deal of management depth, given its small asset size and the significant impact acquiring significant depth would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Bank's present management structure as indicated by Chester Savings' solid core earnings and healthy capital position.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing conservative and competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

RP FINANCIAL, LC.
PAGE 4.18


9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     Potential legislation may be impacting the pricing of thrifts including:
(1) recapitalizing SAIF through a special assessment, possibly coupled with lower future annual deposit premiums; and, (2) recapturing post-1987 bad debt reserves. Recent legislative developments seem to indicate such legislation will not occur in 1996 as was previously widely believed. Since the Bank and all ten of the Peer Group members are SAIF-insured, we believe any related impact on the Bank's value has been implicitly accounted for in the pricing ratios of the Peer Group. Comparatively, the Bank's conversion to a national bank charter and full recapture of the bad debt reserve is considered to have positive implications for the Bank, as it eliminates the uncertainty associated with potentially having to recapture bad debt tax reserve in the future. The related financial risk for the Peer Group companies is believed to be limited given their strong capitalization, and such is expected to be the case for the Bank. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that a slight upward adjustment to the Bank's value was warranted for this factor.

Summary of Adjustments
- ----------------------

     Overall, we believe the Bank's pro forma market value should be discounted relative to the Peer Group as follows:

     Key Valuation Parameters:                                      Valuation Adjustment
     -------------------------                                       --------------------
     Financial Condition                                            No Adjustment
     Profitability, Growth and Viability of Earnings                Slight Downward
     Asset Growth                                                   Moderate Downward
     Primary Market Area                                            Moderate Downward
     Dividends                                                      No Adjustment
     Liquidity of the Shares                                        Slight Downward
     Marketing of the Issue                                         No Adjustment
     Management                                                     No Adjustment
     Effect of Government Regulations and Regulatory Reform         Slight Upward


Valuation Approaches
- --------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Chester Savings' to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches
- -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters

RP FINANCIAL, LC.
PAGE 4.19


disclosed in Chester Savings' prospectus for offering expenses, the effective tax rate, and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 5.63 percent was utilized, equal to the arithmetic average of the Bank's average yield on interest-earnings assets and cost of deposits for the three months ended March 31, 1996 (the reinvestment rate calculation specified by OTS conversion guidelines). The 5.63 percent reinvestment rate is reasonably similar (1) to the blended rate reflecting the Bank's business plan as converted, incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion, and (2) the current market rate on the short-term securities the proceeds would initially be reinvested.

     In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed an emphasis on the following:

     o    P/E Approach. The P/E approach is generally the best indicator of
          -------------
          long-term value for a stock. Given the similarities between the Bank's and the Peer Group's earnings and overall financial condition, the P/E approach was carefully considered in this valuation. In applying the P/E approach, we took into account reported and estimated core earnings.

     o    P/B Approach. P/B ratios have generally served as a useful benchmark
          -------------
          in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions which often exhibit P/E multiples that are well above industry averages and since the P/E multiples do not reflect the actual impact of reinvestment, leveraging and capital management strategies, we have modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). Since the Bank has no goodwill and the Peer Group has only a small amount of goodwill the resulting differences in the P/B and P/TB ratios do not lead to different valuation results.

     o    P/A Approach. P/A ratios are generally a less reliable indicator of
          -------------
          market value, as investors do not place significant weight on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, the high P/A ratio limits the investment community's willingness to pay market multiples for other pricing ratios when ROE is low.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $15,500,000 at the midpoint at this time.

RP FINANCIAL, LC.
PAGE 4.20


     1.   Price-to-Book ("P/B"). The application of the P/B valuation method
          ----------------------
requires calculating the Bank's pro forma market value by applying a valuation P/B ratio to Chester Savings' pro forma book value. In deriving the Bank's pro forma book value, an adjustment was made to account for the recapture of the bad debt tax reserve necessitated by the Bank's conversion to a national bank charter. This adjustment reduces the Bank's capital by approximately $0.951 million, or to $10.919 million, based on Chester Savings' equity position at March 31, 1996. Based on the $15.5 million midpoint valuation, Chester Savings' pro forma P/B and P/TB ratios were 65.72 percent. In comparison to the average P/B and P/TB ratios for the Peer Group of 89.99 percent and 90.61 percent, respectively, Chester Savings' valuation reflected discounts of 27.0 and 27.5 percent, respectively. RP Financial considered such discounts reasonable, in light of the valuation adjustments referenced earlier.

     Given the emphasis in the revised appraisal guidelines on limiting near term aftermarket price increases in the stocks of converting institutions, RP Financial also considered the pro forma P/B and P/TB ratios of recent conversions in its valuation analysis. It is these companies that provide the best proxy for aftermarket trading for a new issue such as Chester Savings' conversion stock in that they share similar financial characteristics upon completing their stock conversions. The pro forma P/B ratio is the key ratio that investors have recently tended to emphasize in evaluating the trading of new issues, based on many conversations with industry observers and investment bankers. At the midpoint value of $15,500,000, Chester Savings' pro forma P/B ratio of 65.72 percent was discounted by approximately 8.0 percent and 14.2 percent from the average of the recently completed stock conversions of 71.4 percent at closing (see Table 4.2) and 76.64 percent currently in the after-market (see Table 4.3). The pricing in the upper portion of the range approximates or exceeds the average closing ratios for the recent conversions (see Table 4.2).

     2.   Price-to-Earnings ("P/E"). The application of the P/E valuation method
          --------------------------
requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Chester Savings' reported earnings equaled $931,000 for the twelve months ended March 31, 1996. In deriving Chester Savings' core earnings, one adjustment was made to reported earnings to account for the loss in net interest income that will result from the planned repayment of approximately $10.0 million of repurchase agreements. Based on our discussions with management, it was assumed that the repurchase agreements would be repaid with short-term investments and other liquidity. The net interest rate spread maintained on the funds to be used to repay the reverse repurchase agreements was calculated to equal 0.79 percent (5.67 percent weighted average yield on short-term investments, tax equivalent basis, versus 4.88 percent weighted average cost of the repurchase agreements), which would result in a

RP FINANCIAL, LC.
PAGE 4.21


reduction in net interest income of $79,000. On a tax effected basis, assuming an effective tax rate of 38.0 percent, the reduction to core earnings was $49,000. As shown below, Chester Savings' core earnings were determined to equal $882,000 for the twelve months ended March 31, 1996. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

                                                           Amount
                                                           ------
                                                           ($000)

     Net income                                             $931
     Adjustment for repayment of repurchase agreements(1)    (49)
                                                             ----
      Core earnings estimate                                $882

     (1)  Tax effected at 38.0 percent.


     Based on Chester Savings' trailing twelve month reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma P/E multiples at the $15,500,000 midpoint value were 12.61 and 13.12 times, resulting in discounts of 30.1 percent and 32.5 percent, respectively, from the Peer Group averages of 18.05 and 19.43 times reported and core earnings, respectively. The discounted earnings multiples were consistent with valuation adjustments outlined earlier. In comparison to all SAIF and Illinois publicly-traded thrifts, the Bank's midpoint P/E ratio discount is much lower at 13.3 percent and 19.5 percent, respectively (based on core earnings). Such discounts are substantially reduced or eliminated in the upper portion of the range.

     3.   Price-to-Assets ("P/A").  The P/A valuation methodology determines
          ------------------------
market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. If the Bank experiences typical deposit withdrawals in the range of 20 to 30 percent of the offering, the Bank's P/A ratio could be expected to be as much as 5 percent higher than computed pursuant to the OTS formula. Recognizing the pending reduction in assets with the $10 million reduction in repurchase agreements, the adjusted P/A ratio, before the impact of deposit withdrawals, approximates 11.04 percent at the $15.5 million value. With 30 percent deposit withdrawals, the Bank's adjusted P/A ratio would exceed 13 percent, approximating the averages for all SAIF and Illinois publicly-traded thrifts. At the midpoint of the valuation range, Chester Savings' value equaled 10.72 percent of pro forma assets based on the OTS formula. Comparatively, the Peer Group companies exhibited an average P/A ratio of 16.05 percent.

RP FINANCIAL, LC.
PAGE 4.22


                        *     *     *     *    *     *

     Given the emphasis in the revised appraisal guidelines on limiting the new issue discount, RP Financial also considered the pro forma pricing ratios of recent conversions both currently and at the time of conversion (see Tables 4.2 and 4.3). It is these companies (excluding the 3 second step conversions), which perhaps provide the best proxy for after-market trading of the Bank's stock. The Bank's pricing ratios over the range of value are consistent with the medians of these companies at conversion, taking into account the Bank's unique risks.

                                                   Recent Conversions
                                Valuation Range       at Closing(1)
                                ----------------   ------------------
     P/E (Reported Earnings)      11.7 - 15.8x            18.2x
     P/B                          61.2 - 73.2%            71.5%
     P/A                           9.2 - 13.8%            16.4%

     (1) Medians; excluding 3 second step conversions.
     Source:  Table 4.2.


Valuation Conclusion
- --------------------

     Based on the foregoing, is our opinion that, as of June 14, 1996, the aggregate pro forma market value of the Bank was $15,500,000 at the midpoint, equal to 1,550,000 shares offered at $10.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $13,175,000 and a maximum of $17,825,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 1,317,500 shares at the minimum to 1,782,500 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which if exercised, would result in an offering size of $20,498,750, equal to 2,049,875 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 4.4
                             Public Market Pricing
                 Chester Savings Bank, FSB and the Comparables
                              As of June 14, 1996

                                                         Per Share Data
                                            Market      ---------------
                                        Capitalization           Book               Pricing Ratios(3)              Dividends(4)
                                        ---------------                 --------------------------------------- -------------------
                                        Price/   Market  12-Mth  Value/                                         Amount/
                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE  Share    Yield
                                       -------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)     ($)     (%)

Chester Savings Bank, FSB
- -------------------------
 Superrange                              10.00   20.50   0.66   13.66    15.26   73.19   13.75   73.19   15.81    0.20    2.00
 Range Maximum                           10.00   17.83   0.72   14.39    13.90   69.51   12.15   69.51   14.43    0.20    2.00
 Range Midpoint                          10.00   15.50   0.79   15.22    12.61   65.72   10.72   65.72   13.12    0.20    2.00
 Range Minimum                           10.00   13.18   0.89   16.34    11.21   61.20    9.24   61.20   11.68    0.20    2.00


SAIF-Insured Thrifts(7)
- -----------------------
 Averages                                17.21  119.16   1.25   16.52    14.29  104.98   13.13  108.21   15.14    0.35    1.98
 Medians                                   ---    ---     ---     ---    14.29   99.35   11.84  102.42   15.42     ---     ---


All Non-MHC State of IL(7)
- --------------------------
 Averages                                17.70   72.59   1.21   18.68    14.81   93.81   12.89   94.65   16.30    0.28    1.51
 Medians                                   ---    ---     ---     ---    15.63   93.05   11.30   93.18   16.45     ---     ---


Comparable Group Averages
- -------------------------
 Averages                                15.42   31.78   0.77   17.19    18.05   89.99   16.05   90.61   19.43    0.37    2.32
 Medians                                   ---    ---     ---     ---    18.91   92.06   15.54   92.54   20.58     ---     ---


State of IL
- ------------

AVND  Avondale Fin. Corp. of IL          13.00   52.20   0.93   15.35    13.98   84.69    9.00   84.69   20.00    0.00    0.00
CSBF  CSB Financial Group Inc of IL       9.12    9.44   0.32   12.30      NM    74.15   22.90   74.15     NM     0.00    0.00
CBCI  Calumet Bancorp of Chicago IL      28.50   76.04   2.28   31.99    12.50   89.09   15.13   89.09   12.56    0.00    0.00
CBSB  Charter Financial Inc. of IL       11.50   57.20   0.65   12.95    17.69   88.80   19.01   91.20   17.69    0.24    2.09
CBK   Citizens First Fin.Corp. of IL      9.87   27.81   0.56   13.95    17.63   70.75   11.02   70.75   16.18    0.00    0.00
DFIN  Damen Fin. Corp. of Chicago IL     11.50   45.62   0.44   14.34      NM    80.20   19.39   80.20     NM     0.24    2.09
FBCI  Fidelity Bancorp of Chicago IL     16.62   51.27   0.98   16.91    16.96   98.29   11.84   98.64   18.07    0.24    1.44
FNSC  Financial Security Corp. of IL(7)  25.37   38.66   1.41   25.83    17.99   98.22   14.11   98.22   19.37    0.00    0.00
FFBI  First Financial Bancorp of IL      16.00    7.55   1.12   16.66    14.29   96.04    8.52   96.04   13.68    0.00    0.00
FMBD  First Mutual Bancorp of IL         13.00   56.58   0.61   16.56    21.31   78.50   19.83   78.50   22.03    0.28    2.15
FFDP  FirstFed Bancshares of IL          16.00   54.19   1.10   16.62    14.55   96.27    8.68  100.82   23.19    0.40    2.50
GTPS  Great American Bancorp of IL       14.25   26.36   0.41   18.72      NM    76.12   22.40   76.12     NM     0.40    2.81
HNFC  Hinsdale Financial Corp. of IL     25.00   67.25   1.58   20.20    15.82  123.76    9.86  127.68   16.45    0.00    0.00
HMCI  Homecorp, Inc. of Rockford IL      17.50   19.71   1.12   18.41    15.63   95.06    5.77   95.06   23.03    0.00    0.00
KNK   Kankakee Bancorp of IL             19.25   27.70   1.15   24.73    16.74   77.84    7.63   83.91   17.04    0.40    2.08
LBCI  Liberty Bancorp of Chicago IL      23.87   59.36   1.45   25.66    16.46   93.02    8.86   93.28   16.46    0.60    2.51
MAFB  MAF Bancorp of IL                  24.25  127.17   3.11   20.91     7.80  115.97    6.42  115.97    7.58    0.32    1.32
NBSI  North Bancshares of Chicago IL     15.75   18.46   0.54   16.92      NM    93.09   16.14   93.09     NM     0.40    2.54
SWBI  Southwest Bancshares of IL         27.12   50.74   2.27   22.42    11.95  120.96   14.52  120.96   12.00    1.08    3.98
SPBC  St. Paul Bancorp, Inc. of IL       23.12  428.88   1.95   20.64    11.86  112.02   10.35  112.40   12.17    0.40    1.73
STND  Standard Fin. of Chicago IL        15.12  253.49   1.03   16.05    14.68   94.21   11.59   94.26   16.26    0.32    2.12
SFSB  SuburbFed Fin. Corp. of IL         17.50   22.07   1.41   20.52    12.41   85.28    6.09   85.78   14.46    0.32    1.83
WCBI  WestCo Bancorp of IL               21.62   57.90   1.50   18.07    14.41  119.65   18.72  119.65   14.51    0.45    2.08


                                     Dividends(4)               Financial Characteristics(6)
                                     ------------    -------------------------------------------------------
                                                                                  Reported          Core
                                        Payout       Total   Equity/  NPAs/  --------------- ---------------
                                       Ratio(5)      Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                     ------------    ------- ------- ------- ------- ------- ------- -------
                                           (%)       ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)

Chester Savings Bank, FSB
- -------------------------
 Superrange                              30.52          155   18.79    0.28    0.90    4.80    0.87    4.63
 Range Maximum                           27.81          153   17.48    0.28    0.87    5.00    0.84    4.82
 Range Midpoint                          25.23          150   16.31    0.29    0.85    5.21    0.82    5.01
 Range Minimum                           22.42          148   15.10    0.29    0.82    5.46    0.79    5.24

SAIF-Insured Thrifts(7)
- -----------------------
 Averages                                25.53        1,297   13.25    0.95    0.87    8.08    0.81    7.29
 Medians                                   ---          ---     ---     ---     ---     ---     ---     ---

All Non-MHC State of IL(7)
- --------------------------
 Averages                                24.31          680   14.40    0.58    0.78    6.48    0.75    6.09
 Medians                                   ---          ---     ---     ---     ---     ---     ---     ---

Comparable Group Averages
- -------------------------
 Averages                                36.01          209   17.96    0.50    0.84    4.48    0.75    4.04
 Medians                                   ---          ---     ---     ---     ---     ---     ---     ---

State of IL
- -----------

AVND  Avondale Fin. Corp. of IL           0.00          580   10.63    0.85    0.65    6.66    0.45    4.65
CSBF  CSB Financial Group Inc of IL       0.00           41   30.89    0.78    0.82    3.62    0.82    3.62
CBCI  Calumet Bancorp of Chicago IL       0.00          502   16.99    1.23    1.21    7.25    1.20    7.22
CBSB  Charter Financial Inc. of IL       36.92          301   21.41    0.49    1.12    6.95    1.12    6.95
CBK   Citizens First Fin.Corp. of IL      0.00          252   15.57     NA     0.63    4.01    0.68    4.37
DFIN  Damen Fin. Corp. of Chicago IL     54.55          235   24.17    0.14    0.81    5.02    0.79    4.91
FBCI  Fidelity Bancorp of Chicago IL     24.49          433   12.05    0.53    0.77    5.66    0.73    5.31
FNSC  Financial Security Corp. of IL(7)   0.00          274   14.36    2.77    0.77    5.66    0.71    5.26
FFBI  First Financial Bancorp of IL       0.00           89    8.87    0.40    0.69    6.63    0.72    6.93
FMBD  First Mutual Bancorp of IL         45.90          285   25.26    0.09    0.98    4.24    0.95    4.10
FFDP  FirstFed Bancshares of IL          36.36          624    9.02    0.14    0.63    6.51    0.39    4.08
GTPS  Great American Bancorp of IL         NM           118   29.42    0.45    0.68    2.82    0.68    2.82
HNFC  Hinsdale Financial Corp. of IL      0.00          682    7.97    0.13    0.62    8.20    0.59    7.88
HMCI  Homecorp, Inc. of Rockford IL       0.00          342    6.07    3.24    0.37    6.28    0.25    4.26
KNK   Kankakee Bancorp of IL             34.78          363    9.80    0.59    0.50    4.56    0.49    4.48
LBCI  Liberty Bancorp of Chicago IL      41.38          670    9.53    0.12    0.56    5.51    0.56    5.51
MAFB  MAF Bancorp of IL                  10.29        1,980    5.54    0.46    0.88   15.21    0.90   15.65
NBSI  North Bancshares of Chicago IL     74.07          114   17.34     NA     0.57    3.03    0.52    2.75
SWBI  Southwest Bancshares of IL         47.58          350   12.00    0.25    1.19    8.94    1.19    8.90
SPBC  St. Paul Bancorp, Inc. of IL       20.51        4,143    9.24    0.74    0.88    9.69    0.86    9.44
STND  Standard Fin. of Chicago IL        31.07        2,187   12.31    0.14    0.87    6.21    0.79    5.61
SFSB  SuburbFed Fin. Corp. of IL         22.70          362    7.14    0.27    0.51    7.04    0.44    6.04
WCBI  WestCo Bancorp of IL               30.00          309   15.65    0.58    1.32    8.47    1.31    8.41


Comparable Group
- ----------------

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 4.4
                             Public Market Pricing
                 Chester Savings Bank, FSB and the Comparables
                              As of June 14, 1996

                                                         Per Share Data
                                            Market      ---------------
                                        Capitalization           Book               Pricing Ratios(3)              Dividends(4)
                                        ---------------                 --------------------------------------- ---------------

                                        Price/   Market  12-Mth  Value/                                         Amount/
                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE  Share    Yield
                                        ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)     ($)     (%)
ASBP  ASB Financial Corp. of OH          15.00    25.71   0.64   15.04   23.44   99.73   23.01   99.73   23.44    0.30    2.00
EFBI  Enterprise Fed. Bancorp of OH      14.25    29.71   0.99   15.52   14.39   91.82   14.31   91.99   20.96    0.00    0.00
FFHH  FSF Financial Corp. of MN          12.12    46.80   0.48   13.51     NM    89.71   14.32   89.71     NM     0.50    4.13
FBCI  Fidelity Bancorp of Chicago IL     16.62    51.27   0.98   16.91   16.96   98.29   11.84   98.64   18.07    0.24    1.44
BDJI  First Fed. Bancorp. of MN          13.00    10.65   0.85   17.65   15.29   73.65   10.59   73.65   15.29    0.00    0.00
GTPS  Great American Bancorp of IL       14.25    26.36   0.41   18.72     NM    76.12   22.40   76.12     NM     0.40    2.81
LARK  Landmark Bancshares of KS          15.25    29.75   0.94   17.05   16.22   89.44   15.38   89.44   18.60    0.40    2.62
NBSI  North Bancshares of Chicago IL     15.75    18.46   0.54   16.92     NM    93.09   16.14   93.09     NM     0.40    2.54
SMBC  Southern Missouri Bncrp of MO      14.75    25.43   0.78   15.41   18.91   95.72   15.70   95.72   20.21    0.50    3.39
WOFC  Western Ohio Fin. Corp. of OH      23.25    53.68   1.10   25.19   21.14   92.30   16.80   98.02     NM     1.00    4.30

                                     Dividends(4)                 Financial Characteristics(6)
                                     ------------      -------------------------------------------------------
                                                                                    Reported          Core
                                        Payout         Total   Equity/  NPAs/  --------------- ---------------
                                       Ratio(5)        Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                        -------        ------- ------- ------- ------- ------- ------- -------
                                           (%)         ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
ASBP  ASB Financial Corp. of OH          46.88            112   23.07    1.48    1.03    4.75    1.03    4.75
EFBI  Enterprise Fed. Bancorp of OH       0.00            208   15.58    0.01    1.12    5.47    0.77    3.75
FFHH  FSF Financial Corp. of MN            NM             327   15.97    0.09    0.62    3.34    0.62    3.34
FBCI  Fidelity Bancorp of Chicago IL     24.49            433   12.05    0.53    0.77    5.66    0.73    5.31
BDJI  First Fed. Bancorp. of MN           0.00            101   14.38    0.23    0.70    5.24    0.70    5.24
GTPS  Great American Bancorp of IL         NM             118   29.42    0.45    0.68    2.82    0.68    2.82
LARK  Landmark Bancshares of KS          42.55            193   17.20    0.37    0.91    5.28    0.79    4.60
NBSI  North Bancshares of Chicago IL     74.07            114   17.34     NA     0.57    3.03    0.52    2.75
SMBC  Southern Missouri Bncrp of MO      64.10            162   16.40    0.97    0.88    5.01    0.82    4.69
WOFC  Western Ohio Fin. Corp. of OH        NM             320   18.20    0.34    1.10    4.22    0.83    3.18

(1) Average of high/low or bid/ask price per share.
(2) EPS (common earnings per share) is based on actual trailing twelve month data and is shown on a pro forma basis.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets;
    P/TB = Price to Tangible Book; and  P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                   EXHIBITS

RP FINANCIAL, L.C.



                      LIST OF EXHIBITS

Exhibit

Number              Description
- -------             -----------
 I-1                Map of Office Locations

 I-2                Audited Financial Statements

 I-3                Key Operating Ratios

 I-4                Investment Portfolio Composition

 I-5                Yields and Costs

 I-6                Loan Loss Allowance Activity

 I-7                Gap Table

 I-8                Loan Portfolio Composition

 I-9                Loan Originations, Purchases, and Sales

 I-10               Contractual Maturity By Loan Type

 I-11               Non-Performing Assets

 I-12               Deposit Composition

 I-13               Time Deposit Rate/Maturity

 I-14               Borrowings


 II-1               List of Offices

 II-2               Historical Interest Rates


III-1               General Characteristics of Publicly-Traded
                      Institutions

III-2               Financial Analysis of Publicly-Traded Illinois Thrifts

RP FINANCIAL, L.C.

III-3               Financial Analysis of Peer Group Candidates

III-4               Peer Group Market Area Comparative Analysis


 IV-1               Stock Prices:  June 14, 1996

 IV-2               Historical Stock Price Indices

 IV-3               Historical Thrift Stock Indices

 IV-4               Market Area Acquisition Activity

 IV-5               Directors and Executive Management Summary Resumes

 IV-6               Pro Forma Regulatory Capital Ratios

 IV-7               Pro Forma Analysis Sheet

 IV-8               Pro Forma Effect of Conversion Proceeds

 IV-9               Peer Group Core Earnings Analysis



  V-1               Firm Qualifications Statement

                                  EXHIBIT I-1
                           Chester Savings Bank, FSB
                            Map of Office Locations

                        [MAP OF COUNTY-TOWN ILLINOIS]

                         [MAP OF COUNTY-TOWN MISSOURI]

                                  EXHIBIT I-2
                           Chester Savings Bank, FSB
                         Audited Financial Statements


                          [Incorporated by Reference]

                                 EXHIBIT I-3
                          Chester Savings Bank, FSB
                             Key Operating Ratios

                                                    At or for the
                                                    Three Months
                                                   Ended March 31,                   At or for the Year Ended December 31,
                                                                                  --------------------------------------------
                                                  1996        1995        1995      1994         1993        1992       1991
                                                  ----        ----        ----      ----         ----        ----       ----
KEY OPERATING RATIOS:
Performance Ratios:
Return on average assets (net
  income divided by average assets)..........    0.72%        0.91%      0.73%      0.69%      0.79%(5)      0.68%     0.80%

Return on average equity (net
  income divided by average equity)..........    8.28        11.60       8.94       9.76      12.15(5)      11.31     15.72

Interest rate spread (difference
 between average yield on interest
 -earning assets and average cost of
 interest-bearing liabilities)(6)............    2.63         2.49       2.43       2.45       2.45          2.49      2.19

Net interest margin (net interest
 income as a percentage of average......
 interest-earning assets)(7).................    2.89         2.74       2.70       2.62       2.65          2.71      2.43

Non-interest expense to
  average assets.............................    1.80         1.65       1.70       1.66       1.61          1.62      1.45

Average interest-earning assets to......
 average interest-bearing liabilities........  106.47       106.10     106.48     104.91     104.66        104.29    103.60

Asset Quality:
Allowance for loan losses to total......
 loans at end of period......................    0.71         0.42       0.68       0.42       0.34          0.28      0.22

Ratio of allowance for loan
 losses to non-performing loans..............  178.38        65.85     244.79      64.65      59.53         38.78      0.16

Net charge-offs to average outstanding
 loans during the period.....................      --           --       0.03       0.05       0.01          0.06      0.04

Ratio of non-performing assets to.......
 total assets(8).............................    0.32         0.33       0.27       0.31       0.44          0.84      1.24

Capital Ratios:
Average equity to average assets.............    8.65         7.81       8.15       7.12       6.53          6.01      5.10

Equity to assets at end of period............    8.68         8.08       8.69       7.53       6.85          6.32      5.57


Source: Chester Savings' Prospectus.

                                  EXHIBIT I-4
                           CHESTER SAVINGS BAN, FSB
                       INVESTMENT PORTFOLIO COMPOSITION

                                                      At March 31,                              At December 31,
                                                                                -------------------------------------------------
                                                          1996                           1995                       1994
                                                  --------------------          ----------------------    -----------------------
                                                  Carrying  Percent of          Carrying    Percent of    Carrying     Percent of
                                                   Value    Portfolio            Value      Portfolio      Value       Portfolio
                                                  --------  ----------          --------    ----------    --------     ----------
                                                                                            (Dollars in Thousands)

Investment securities:
    Available for sale (at market value)-
     securities of U.S. government.............   $17,412        30.3%          $ 6,524         11.3%     $     --            --%
                                                  -------      -------          -------       -------     --------      ---------
    Held to maturity (at cost):
     Securities of U.S. government.............        --          --                --            --       11,743          18.2
     Securities of U.S. agencies...............     6,947        12.1            10,017          17.4        7,392          11.5
     Mortgage-backed bonds.....................     8,071        14.0             8,606          15.0        7,296          11.3
     Securities of states and municipalities...    13,171        22.9            13,199          22.9       14,679          22.8
                                                  -------      ------           -------       -------     --------      --------
       Total investment securities held to
        maturity...............................    28,189        49.0            31,822          55.3       41,110          63.8
                                                  -------      ------           -------       -------     --------      --------
       Total investment securities.............    45,601        79.3           $38,346          66.6       41,110          63.8
                                                  -------      ------           -------       -------     --------      --------

Interest-bearing deposits......................     1,678         2.9             3,493           6.1        1,623           2.5
Federal funds sold.............................     5,500         9.5             5,400           9.4        2,500           3.9
Certificates of deposit........................     4,142         7.2             9,762          16.9       18,582          28.9
FHLB stock, at cost............................       622         1.1               604           1.0          595           0.9
                                                  -------      ------           -------       -------     --------      --------
       Total investments.......................   $57,543      100.00%          $57,605        100.00%     $64,410        100.00%
                                                  =======      =======          =======       ========    ========      =========

                                                                             At March 31, 1996
                                             -----------------------------------------------------------------------------------
                                                                      More than             More than
                                              One Year or Less     One to Five Years    Five to Ten Years    More than Ten Years
                                             -------------------  -------------------  -------------------  --------------------
                                                        Weighted            Weighted              Weighted             Weighted
                                             Carrying   Average   Carrying  Average    Carrying   Average   Carrying   Average
                                              Value      Yield     Value     Yield      Value      Yield     Value     Yield
                                             --------   -------   --------  -------    --------   ------    --------   -------
                                                                            (Dollars in Thousands)

Investment securities:
  Available for sale (at market value)-
   securities of U.S. government............  $ 3,986    4.98%    $13,426      5.58%     $    --      --%     $ --        --%
Held to maturity (at amortized cost):
  Securities of U.S. agencies...............    1,548    4.52       5,399      6.09           --      --        --        --
  Mortgage-backed bonds....                     7,571    5.58         500      4.88           --      --        --        --
  Securities of states and municipalities(1)    4,882    5.63       7,469      6.05          705    7.47       115      9.84
                                              -------             -------                -------             -----
   Total investment securities..............  $17,987    5.37%    $26,794      5.80%     $   705    7.47%     $115      9.84%
                                              =======             =======                =======             =====

_________________
(1) Considers tax equivalent basis of tax exempt state and municipal securities.


     Source: Chester Savings' prospectus.

                                  EXHIBIT I-5
                           Chester Savings Bank, FSB
                               Yields and Costs

                                                                                          THREE MONTHS
                                                                                         ENDED MARCH 31,
                                                                            1996                                1995
                                                                ------------------------------     ------------------------------
                                                      At                               Average                            Average
                                                   March 31,    Average                Yield/      Average                Yield/
                                                     1996       Balance    Interest    Cost        Balance    Interest    Cost
                                                  -----------   -------    --------    ------      -------    --------    ------
                                                                                                  (Dollars in Thousands)
INTEREST-EARNING ASSETS:
  Loans receivable, net (1)...................         8.74%   $ 56,127      $1,244      8.87%     $ 57,986   $1,231        8.49%
  Investments, net (2)(6).....................         5.20      41,357         532      5.15        45,211      578        5.11
  Mortgage-backed securities, net.............         6.46      35,807         263      6.66        12,783      230        7.20
  Interest-bearing deposits (3)...............         5.37      17,411         241      5.54        17,729      205        4.63
                                                               --------       -----                --------   ------
    Total interest-earning assets.............         6.89     130,702       2,280      6.98       133,709    2,244        6.71
                                                       ----                   -----     -----                 ------        ----
Non-interest-earning assets...................                    5,561                               4,978
                                                                -------                             -------
    Total assets..............................                 $136,263                            $138,687
                                                               ========                            ========
INTEREST-BEARING LIABILITIES:
  Deposits....................................         4.28    $107,759       1,152      4.28      $126,024    1,329        4.22
  Reverse repurchase agreements...............         4.44      15,000         183      4.88            --       --          --
                                                               --------       -----                 -------    -----
    Total interest-bearing liabilities........         4.30     122,759       1,335      4.35       126,024    1,329        4.22
                                                       ----                   -----      ----                  -----        ----
  Non-interest-bearing liabilities............                    1,713                               1,831
                                                               --------                             -------
    Total liabilities.........................                  124,472                             127,855
  Retained earnings...........................                   11,791                              10,832
                                                               --------                             -------
    Total liabilities and retained earnings...                $136,263                             $138,687
                                                               =======                              =======

   Net interest income........................                               $  945                             $915
                                                                             ======                             ====
   Interest rate spread (4)(7)................         2.59%                             2.63%                              2.49%
                                                       ====                             =====                              =====
   Net interest margin (5)(8).................          N/A                              2.89%                              2.74%
                                                       ====                             =====                              =====
   Ratio of average interest-earning assets to
    average interest-bearing liabilities ......                                        106.47%                            106.10%
                                                                                       ======                             ======
                                                                            Year Ended December 31,
                                                        -----------------------------------------------------------------
                                                                    1996                                1995
                                                        ------------------------------     ------------------------------
                                                                               Average                            Average
                                                        Average                Yield/      Average                Yield/
                                                        Balance    Interest    Cost        Balance    Interest    Cost
                                                        -------    --------    ------      -------    --------    ------
                                                                                          (Dollars in Thousands)
INTEREST-EARNING ASSETS:
  Loans receivable, net (1)...................          $57,326    $  5,026     8.77%      $ 58,698   $  4,832     8.23%
  Investments, net (2)(6).....................           42,852       2,179     5.08         41,537      1,864     4.49
  Mortgage-backed securities, net.............           13,609         955     7.02         10,972        770     7.02
  Interest-bearing deposits (3)...............           18,316         875     4.78         26,272      1,230     4.68
                                                        -------       -----                 -------      -----
    Total interest-earning assets.............          132,103       9,035     6.84        137,479      8,696     6.33
                                                                      -----     ----                     -----     ----
Non-interest-earning assets...................            5,165                               5,521
                                                        -------                             -------
    Total assets..............................         $137,268                            $143,000
                                                       ========                            ========

INTEREST-BEARING LIABILITIES:
  Deposits....................................         $120,308       5,280     4.39       $131,046      5,089     3.88
  Reverse repurchase agreements...............            3,750         194     5.17             --         --       --
                                                        -------       -----                 -------      -----
    Total interest-bearing liabilities........          124,058       5,474     4.41        131,046      5,089     3.88
                                                                      -----     ----                     -----     ----
  Non-interest-bearing liabilities............            2,016                               1,775
                                                        -------                             -------
    Total liabilities.........................          126,074                             132,821
  Retained earnings...........................           11,194                              10,179
                                                        -------                             -------
    Total liabilities and retained earnings            $137,268                            $143,000
                                                       ========                            ========

   Net interest income........................                       $3,561                             $3,607
                                                                     ======                             ======
   Interest rate spread (4)(7)................                                  2.43%                              2.45%
                                                                                ====                               ====
   Net interest margin (5)(8).................                                  2.70%                              2.62%
                                                                                ====                               ====
   Ratio of average interest-earning assets to
    average interest-bearing liabilities ......                               106.48%                            104.91%
                                                                              ======                             ======

_________________
(1)  Average balance includes non-accrual loans.
(2)  Includes FHLB stock and investment securities.
(3) Includes interest-bearing deposits, federal funds sold, and certificates of deposit.
(4) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Represents net interest income as a percentage of average interest-earning assets.
(6) Does not consider tax equivalent basis of tax exempt state and municipal securities. Average yield on investment securities, after considering tax equivalent basis of such securities, is 5.67%, 5.57%, 5.62% and 5.04% for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995 and 1994, respectively.The tax equivalent yield on such securities was 5.89%, 5.56%, 5.87% and 5.69% for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995 and 1994, respectively.
(7) Does not consider tax-equivalent basis of tax exempt state and municipal securities. Interest rate spread, after considering tax equivalent basis of such securities, is 2.79%, 2.65%, 2.60% and 2.61% for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995 and 1994, respectively.
(8) Does not consider tax-equivalent basis of tax exempt state and municipal securities. Net interest margin, after considering tax equivalent basis of such securities, is 2.89%, 2.74%, 2.87% and 2.79% for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995 and 1994, respectively.

          Source: Chester Savings' prospectus.

                                  EXHIBIT I-6
                           Chester Savings Bank, FSB
                         Loan Loss Allowance Activity

                                                  Three Months
                                                  Ended March31,             Year Ended December 31,
                                               --------------------         -------------------------
                                               1996            1995         1995                 1994
                                               ----            ----         ----                 ----
                                                             (Dollars in Thousands)
Allowances at beginning of period........     $390            $246         $ 246                $ 207
                                              ----            ----         -----                -----

Provision for loan losses(1).............        7              (2)          161                   69
Recoveries...............................       --              --            --                   --

Charge-offs:
 Residential real estate.................       --              --            --                   23
 Consumer................................        1              --            17                    7
                                              ----            ----         -----                -----
   Total charge-offs.....................        1              --            17                   30
                                              ----            ----         -----                -----
Allowance at end of period...............     $396            $244         $ 390                $ 246
                                              ====            ====         =====                =====

Ratio of allowance to total
 loans outstanding at the
 end of the period.......................     0.71%           0.42%         0.68%                0.42%
                                              ====            ====         =====                 ====

Ratio of net charge-offs to average
 loans outstanding during the period.....       --%             --%         0.03%                0.05%
                                              ====            ====         =====                 ====

_________
(1) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended December 31, 1995 and 1994 -- Provision for Loan Losses" for a discussion of the change between 1995 and 1994.


  Source: Chester Savings' prospectus.

                                  EXHIBIT 1-7
                           Chester Savings Bank, FSB
                                   Gap Table

                                                  Within                     Over       Over      Over         Over
                                                  Six        6 Months        1-3        3-5       5-10         10
                                                  Months     to One Year     Years      Years     Years        Years      Total
                                                  ------     -----------     -----      -----     -----        -----      -----
                                                                          (Dollars in Thousands)
Interest-earning assets:

Fixed-rate mortgage loans......................   $  5,416    $ 4,385       $10,819    $ 5,093    $ 4,419    $ 1,103    $ 31,235
Adjustable-rate mortgage loans.................     10,436      7,502           769         --         --         --      18,707
Motgage-backed securities......................      2,919      2,178         6,313      3,935      1,561         --      16,906
Consumer loans.................................      1,856        983         2,945        450         --         --       6,234
Investments, net...............................     20,515      4,807        26,881      4,480        860         --      57,543
                                                    ------     ------        ------     ------      -----      -----     -------
  Total rate sensitive assets..................     41,142     19,855        47,727     13,958      6,840      1,103     130,625
                                                    ------     ------        ------     ------      -----      -----     -------
Interest-bearing liabilities

Deposits:
  Regular savings and NOW accounts.............      3,658      2,994         7,444      3,342      2,354        368      20,160
  Money market deposit accounts................      9,652      4,826         4,524        283         19         --      19,304
  Certificates of deposit......................     29,194      9,641        29,184      1,032         --         --      69,051
Borrowings:
  Repurchase agreements........................     15,000         --            --         --         --         --      15,000
                                                    ------     ------        ------     ------      -----      -----     -------
   Total rate sensitive liabilities............     57,504     17,461        41,152      4,657      2,373        368     123,515
                                                    ------    -------       -------    -------    -------    -------     -------

Excess (deficiency) of interest
  sensitivity assets over interest
  sensitivity liabilities......................   $(16,362)   $ 2,394       $ 6,575    $ 9,301    $ 4,467    $   735    $  7,110
                                                  --------    -------       -------    -------    --------   -------    --------
Cumulative excess (deficiency) of
  interest sensitivity assets..................   $(16,362)  $(13,968)      $(7,393)   $ 1,908    $ 6,375    $ 7,110
                                                  --------   --------       --------   -------    -------    -------
Cumulative ratio of interest-earming assets
  to interest-bearing liabilities..............      71.55%     81.37%        93.63%    101.58%    105.18%    150.76%
Interest sensitivity gap to total assets.......     (11.96)      1.75          4.81       6.80       3.26        .54
Ratio of interest-earning assets to
  interest-bearing liabilities.................      71.55     113.71        115.98     299.72     288.24     299.73
Ratio of cumulative gap to total assets........     (11.96)    (10.21)        (5.40)      1.40       4.66       5.20

   Source: Chester Savings' prospectus.

                                  EXHIBIT 1-8
                           Chester Savings Bank, FSB
                          Loan Portfolio Composition

                                     At March 31,                      At December 31,
                                                         -----------------------------------------
                                         1996                   1995                   1994
                                  -----------------      ------------------      -----------------
                                  Amount    Percent      Amount     Percent      Amount    Percent
                                  ------    -------      -------    -------      ------    -------
                                                       (Dollars in Thousands)
Type of Loan:
- ------------
Mortgage loans:
Conventional..................   $46,147      81.42%    $ 47,213      81.45%   $ 48,275      81.68%
 FHA..........................       322       0.57          344       0.59         405       0.69
 Commercial...................     2,700       4.76        2,870       4.95       3,588       6.07
 Construction.................     1,096       1.93        1,172       2.02         485       0.82
                                 -------      -----      -------      -----     -------      -----
  Total mortgage loans........    50,265      88.68       51,999      89.01      52,753      89.26
                                 =======      =====      =======      =====     =======      =====
Consumer loans:
 Automobile...................     1,824       3.22        1,713       2.95       1,339       2.26
 Home Inprovement.............     1,591       2.81        1,348       2.33       1,211       2.05
 Credit cards.................       851       1.50          939       1.62         828       1.40
 Savings account..............       419       0.74          440       0.76         506       0.86
 Other........................     1,729       3.05        1,928       3.33       2,463       4.17
                                 -------      -----      -------      -----     -------      -----
  Total consumer loans........     6,414      11.32        6,368      10.99       6,347      10.74
                                 -------      -----      -------      -----     -------      -----
  Total loans.................    56,679     100.00%      57,967     100.00%     59,100     100.00%
                                             ======                  ======                 ======
Less:
 Loans in process.............       503                     533                    676
 Deferred fees and discounts..        26                      23                     21
 Allowance for losses.........       396                     390                    246
                                --------                --------               --------
  Loans receivable, net.......   $55,754                $ 57,021               $ 58,157
                                ========                ========               ========
Type of Security:
Residential real estate:
 One- to four-family..........   $45,842      80.88%     $47,201      81.43%     47,579      80.51%
 Multi-family.................       583       1.03          600       1.03         764       1.29
Commercial real estate........     2,700       4.76        2,870       4.95       3,588       6.07
Agriculture and land..........     1,140       2.01          928        1.6         822       1.39
Consumer loans................     6,414      11.32        6,368      10.99       6,347      10.74
                                 -------     ------      -------     ------     -------     ------
  Total loans.................    56,679     100.00%      57,967     100.00%     59,100     100.00%
                                             ======                  ======                 ======
Less:
 Loans in process.............       503                     533                    676
 Deferred fees and discounts..        26                      23                     21
 Allowance for losses.........       396                     390                    246
                                  ------                --------               --------
  Total loans.................   $55,754                $ 57,021               $ 58,157
                                 =======                ========               ========

Source: Chester Saving's prospectus.

                                  EXHIBIT 1-9
                           Chester Savings Bank, FSB
                    Loan Originations, Purchases, and Sales

                                                     Three Months
                                                     Ended March, 31               Year Ended December 31,
                                                 -----------------------           -----------------------
                                                 1996               1995           1995               1994
                                                 ----               ----           ----               ----
                                                                       (In Thousands)
Total loans at beginning
  of period...............................    $57,021             $58,157        $58,157           $61,193
                                              -------             -------        -------           -------

Loans originated:
  Single-family residential...............      1,417               1,040          6,349             3,833
  Commercial real estate..................          -                  69             57             1,436
  Construction loans......................        235                 799          2,262               699
  Agriculture and land....................        182                  18            364               278
  Consumer................................      1,528               1,405          6,249             6,791
                                              -------             -------        -------           -------
     Total loans originated...............      3,362               3,331         15,281            13,037
                                              -------             -------        -------           -------

Loan principal repayments.................      4,624               3,589         16,063            16,157

Increase (decrease)in
  other items, net........................        (5)                (13)          (354)                84
                                              -------             -------        -------           -------

Total loans at
  end of period...........................    $55,754             $57,886        $57,021           $58,157
                                              -------             -------        -------           -------

Source: Chester Savings' prospectus.

                                  EXHIBIT I-10
                           Chester Savings Bank, FSB
                       Contractual Maturity By Loan Type

                                                           After      After       After
                                   During the Year         3 Years    5 Years     10 Years
                                  Ended March 31,          Through    Through     Through     Beyond
                               ----------------------
                               1997       1998      1999   5 Years    10 Years    15 Years    15 Years      Total
                               ----       ----      ----   -------    --------    --------    --------     -------
                                                           (In Thousands)

Real estate mortgage......    $  165      $130    $  566     $1,300     $10,589     $17,989     $15,730    $46,469
Commercial real estate....       238        17       295        174         969         525         482      2,700
Construction..............     1,096        --        --         --          --          --          --      1,096
Home improvement..........        97       188       479        476         351          --          --      1,591
Automobile................       147       219       596        862          --          --          --      1,824
Credit cards..............       851        --        --         --          --          --          --        851
Other.....................       937       389       224        418         180          --          --      2,148
                              ------     -----    ------     ------     -------    --------    --------    -------
  Total loans.............    $3,531      $943    $2,160     $3,230     $12,089     $18,514     $16,212    $56,679
                              ======     =====    ======     ======     =======    ========    ========    =======

Source: Chester Savings' prospectus.

                                 EXHIBIT I-11
                           Chester Savings Bank, FSB
                             Non-Performing Assets

                                                     At March 31,              At December 31,
                                                                            ---------------------
                                                         1996               1995             1994
                                                     -----------            ----             ----
                                                                  (Dollars in Thousands)
Non-performing loans:
Loans accounted for on a non-accrual basis:
 Real estate:
  Residential................................         $  123              $   56             $ 337
  Commercial.................................             50                  49                --
 Consumer....................................             34                  40                 6
                                                      ------              ------             -----
   Total.....................................            207                 145               343
                                                      ------              ------             -----

Accruing loans which are contractually
 past due 90 days or more:
 Residential real estate.....................             --                  --                37
 Consumer....................................             15                  14                --
                                                      ------              ------             -----
   Total.....................................             15                  14                37
                                                      ------              ------             -----

   Total non-performing loans................            222                 159               380

Real estate acquired by
  foreclosure, net...........................            210                 209                64
                                                      ------              ------             -----
   Total non-performing assets...............          $ 432               $ 368             $ 444
                                                      ======               =====             =====

Total non-performing loans to
  net loans.................................            0.40%               0.28%             0.65%
                                                      ======                ====              ====

Total allowance for loan losses
  to non-performing loans...................          178.38%             244.79%            64.65%
                                                      ======              ======             =====

Total non-performing assets to
  total assets...............................           0.32%               0.27%             0.31%
                                                      ======                ====              ====

     Source: Chester Savings' prospectus.

                                 EXHIBIT I-12
                           Chester Savings Bank, FSB
                              Deposit Composition

                                                   At March 31,                          At December 31,
                                         -----------------------------   -----------------------------------------------
                                                      1996                          1995                      1994
                                         -----------------------------   ----------------------------  -----------------
                                                   Percent                        Percent                        Percent
                                                     of      Increase               of      Increase               of
                                         Amount    Total    (Decrease)   Amount    Total   (Decrease)   Amount    Total
                                         ------    -----    ----------   ------    -----   ----------   ------    -----
                                                                              (Dollars in Thousands)

Non-interest-bearing checking........  $     35     0.03%    $   (13)  $     48    0.04%   $    (15)  $     63    0.05%
NOW checking.........................     9,155     8.44         274      8,881    8.32         195      8,686    6.70
Passbook.............................    10,970    10.11         501     10,469    9.81        (970)    11,439    8.82
Money market demand(1)...............    19,304    17.79       2,648     16,656   15.61     (15,905)    32,561   25.10

Fixed-rate certificates which........
  mature in the year ending(2)(3):
  Within 1 year......................    42,540    39.20      (3,888)    46,428   43.51      (5,031)    51,459   39.67
  After 1 year, but within 2 years...    15,941    14.69       2,751     13,190   12.36      (5,824)    19,014   14.66
  After 2 years, but within 5 years..    10,570     9.74        (476)    11,046   10.35       4,556      6,490    5.00
                                       --------   ------     -------   --------  ------    --------   --------  ------
        Total........................  $108,515   100.00%    $ 1,797   $106,718  100.00%   $(22,994)  $129,712  100.00%
                                       ========   ======     =======   ========  ======    ========   ========  ======

______________
     (1) The reduction in the balance of money market demand accounts was the result of a $15.0 million transfer to reverse repurchase agreements by Gilster-Mary Lee during the year ended December 31, 1995.
     (2) At March 31, 1996 and at December 31, 1995, and 1994, jumbo certificates amounted to $5.3 million, $5.8 million and $7.5 million, respectively.
     (3) IRA accounts included in certificate balances are $8.8 million, $8.6 million and, $9.0 million at March 31, 1996 and December 31, 1995 and 1994, respectively.


Source: Chester Savings' prospectus

                                 EXHIBIT I-13
                           Chester Savings Bank, FSB
                          Time Deposit Rate/Maturity

                                            Amount Due
                            -----------------------------------
                                                                            Percent
                                        Over     Over     Over              of Total
                            Less Than   1-2      2-3      3-4               Certificate
                            One Year    Years    Years    Years    Total    Accounts
                            --------    -----    -----    -----    -----    --------
                                                 (In Thousands)
2.00 - 3.99%.............    $   436  $    --    $  --    $ --   $   436     0.63%
4.00 - 5.99%.............     39,652   15,914    9,906     654    66,126    95.77
6.00 - 7.99%.............      2,421       27       10      --     2,458     3.56
8.00 - 9.99%.............         31       --       --      --        31     0.04
                             -------  -------   ------   -----   -------   ------
  Total..................    $42,540  $15,941   $9,916    $654   $69,051   100.00%
                             =======  =======   ======   =====   =======   ======

Source: Chester Savings' prospectus.

                                 EXHIBIT I-14
                           Chester Savings Bank, FSB
                                  Borrowings

                                                       At March 31,       At December 31,
                                                                        ------------------
                                                          1996          1995          1994
                                                      -------------     ----          ----
Weighted average rate paid on:
Securities sold under agreements to repurchase......      4.44%         5.10%          --

                                                          At or For the
                                                          Three Months
                                                              Ended            At or For the Year
                                                            March 31,          Ended December 31,
                                                        ----------------      -------------------
                                                        1996        1995      1995           1994
                                                        ----        ----      ----           ----
                                                                  (Dollars in Thousands)
Maximum amount of borrowings outstanding
 at any month end:
 Securities sold under agreements to repurchase.....    $15,000       --     $15,000          --

Approximate average short-term borrowings
 outstanding with respect to:
  Securities sold under agreements to repurchase....    $15,000       --       N/M(2)         --

Approximate weighted average rate paid on:(1)
 Securities sold under agreements to repurchase.....       4.88       --        5.17%         --

______________________
(1)  Computed using the weighted rates of each individual transaction.
(2)  Not meaningful.

Source: Chester Savings' prospectus.

                                 EXHIBIT II-1
                           Chester Savings Bank, FSB
                                List of Offices

                                                         Year         Building          Land         Building
Location                               County            Opened     Owned/Leased    Owned/Leased  Square Footage  Deposits
- --------                               ------            ------     ------------    ------------  --------------  --------
                                                                                                               (In Thousands)

Main Office
- -----------

1112 State Street                      Randolph          1919       Owned           Owned            10,345       $57,662
Chester, Illinois  62233

Branch Offices
- --------------

2467 West Main                         Jackson           1988       Leased(2)       Leased            3,400         5,008
Carbondale, Illinois 62903

101 South Main                         Perry             1989(1)    Owned           Owned             1,950         9,819
Pinckneyville, Illinois 62274

165 West Broadway                      Randolph          1989(1)    Owned           Owned            11,142        26,712
Sparta, Illinois 62286

1414 South Main                        Randolph          1989(1)    Owned           Owned             1,032         5,572
Red Bud, Illinois 62278

1010 North Main                        Perry             1990       Owned           Owned             3,900         3,742
Perryville, Missouri 63775

Loan Production Office
- ----------------------

125 South Broadview Plaza, Suite # 1   Cape Girardeau    1995       Leased(3)       Leased              720           N/A
Cape Girardeau, Missouri 63703

_____________
(1)  Acquired in connection with the acquisition of Heritage Federal in 1989.
(2)  Lease expires in 1997 with an option to renew.
(3)  Lease expires in 1996 with an option to renew.

Source: Chester Savings' prospectus.

                                 EXHIBIT II-2
                           Historical Interest Rates

                         HISTORICAL INTEREST RATES(1)

                       Prime     90 Day    One Year  30 Year
Year/Qtr. Ended        Rate      T-Bill     T-Bill   T-Bond
- ---------------        -----     ------     ------   -------
1991: Quarter 1        8.75%      5.92%      6.24%     8.26%
      Quarter 2        8.50%      5.72%      6.35%     8.43%
      Quarter 3        8.00%      5.22%      5.38%     7.80%
      Quarter 4        6.50%      3.95%      4.10%     7.47%

1992: Quarter 1        6.50%      4.15%      4.53%     7.97%
      Quarter 2        6.50%      3.65%      4.06%     7.79%
      Quarter 3        6.00%      2.75%      3.06%     7.38%
      Quarter 4        6.00%      3.15%      3.59%     7.40%

1993: Quarter 1        6.00%      2.95%      3.18%     6.93%
      Quarter 2        6.00%      3.09%      3.45%     6.67%
      Quarter 3        6.00%      2.97%      3.36%     6.03%
      Quarter 4        6.00%      3.06%      3.59%     6.34%

1994: Quarter 1        6.25%      3.56%      4.44%     7.09%
      Quarter 2        7.25%      4.22%      5.49%     7.61%
      Quarter 3        7.75%      4.79%      5.94%     7.82%
      Quarter 4        8.50%      5.71%      7.21%     7.88%

1995: Quarter 1        9.00%      5.86%      6.47%     7.43%
      Quarter 2        9.00%      5.57%      5.63%     6.63%
      Quarter 3        8.75%      5.42%      5.68%     6.51%
      Quarter 4        8.50%      5.09%      5.14%     5.96%

1996: Quarter 1        8.25%      5.14%      5.38%     6.67%
As of June 14, 1996    8.25%      5.23%      5.81%     7.09%

(1) End of period data.

Source: SNL Securities

                                 EXHIBIT III-1
            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)


                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

California Companies
- --------------------

AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    49,782      335   12-31   10/72  26.62  2,995
GWF    Great Western Fin. Corp. of CA      NYSE   CA,FL              Div.    43,763      418   12-31     /    23.75  3,259
GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    35,014      232   12-31   05/59  54.50  3,195
GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    14,368      148   06-30   10/83  18.50    816
CAL    CalFed Inc. of Los Angeles CA       NYSE   CA,NV              Div.    14,280      126   12-31   03/83  18.37    906
CSA    Coast Savings Financial of CA       NYSE   California         R.E.     8,240       89   12-31   12/85  32.62    606
DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   4,653       52   12-31   01/71  20.75    352
FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,166       25   12-31   12/83  17.50    186
WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,077       25   12-31   05/86  18.25    472
BVFS   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     2,910       27   12-31   05/86  33.50    231
AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,333       36   12-31     /    27.00    162
CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,114       18   12-31   10/91  21.50    108
PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,008       23   03-31   03/96  11.44    227
FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     1,973       10   12-31     /    14.25    105
CFHC   California Fin. Hld. Co. of CA      OTC    Central CA         Thrift   1,278       22   12-31   04/83  20.87     97
REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     858       14   12-31   04/94   9.62     39
HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     773        9   12-31     /     8.50     22
HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     754       12   06-30   06/95   9.75     64
QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       693        8   06-30   12/93  14.37     56
HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       442       11   12-31     /    16.00     37
SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     333        6   06-30   06/95   8.62     24
MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     319        6   12-31   02/95  11.87     41
NHSL   NHS Financial, Inc. of CA           OTC    Central CA         R.E.       293        3   12-31     /    10.87     27
PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       287        4   12-31     /     8.00     24
PSSB   Palm Springs SB of CA               OTC    Southern CA        Thrift     192        4   12-31     /    13.87     16
BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     115        4   12-31   01/96  10.00      9
FSSB   First FS&LA of San Bern. CA         OTC    San Bernard. CA    Thrift     103        4   06-30   12/92  10.00      3

Florida Companies
- -----------------

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)


                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Florida Companies (continued)
- -----------------------------

BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     1,643       40   12-31   11/83  13.50    159
FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,465       23   09-30   09/93  21.75    113
HOFL   Home Financial Corp. of FL          OTC    Southern FL        R.E.     1,227        8   09-30   10/94  13.62    337
HARB   Harbor FSB, MHC of FL (45.7)        OTC    Eastern FL         Thrift     933       22   09-30   01/94  25.75    127
FFFL   Fidelity FSB, MHC of FL(47.2)       OTC    Southeast FL       Thrift     792       20   12-31   01/94  13.25     89
BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift     738        6   09-30   12/85   7.50     43
CMSV   Commty. Svgs, MHC of FL(47.6)       OTC    Southeast FL       Thrift     632       17   09-30   10/94  15.25     74
SCSL   Suncoast S&LA of Hollywood FL       OTC    Southeastern FL    M.B.       466        4   06-30   11/85   6.12     12
FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     331        7   12-31   01/94  18.50     49
FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       306       10   12-31   10/88   2.81     24
FFPC   Florida First Bancorp of FL         OTC    Northwestern FL    Thrift     304        9   12-31   11/86  11.19     38
FPRY   First Financial Bancorp of FL       OTC    Northern FL        Thrift     240        6   09-30   03/88  21.25     19
FFML   First Family Bank, FSB of FL        OTC    Central FL         Thrift     153 D      5   06-30   10/92  21.00     11


Mid-Atlantic Companies
- ----------------------

DME    Dime Savings Bank, FSB of NY (3)    NYSE   NY,NJ,FL           M.B.    19,414       87   12-31   08/86  13.12  1,297
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  14,469       84   06-30   01/94  29.37  1,541
SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.     8,411      121   12-31   08/86  10.25    490
ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   6,708       46   12-31   11/93  27.37    600
COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift   5,059       79   06-30   02/84  24.25    495
LISB   Long Island Bancorp of NY           OTC    Long Island NY     M.B.     4,834       36   09-30   04/94  30.12    749
RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,111       31   11-30   04/86  25.62    346
ALBK   ALBANK Fin. Corp. of Albany NY      OTC    NY,MA              Thrift   3,333       57   06-30   04/92  27.25    371
ROSE   TR Financial Corp. of NY            OTC    New York, NY       Thrift   3,002       15   12-31   06/93  26.50    237
NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   2,754       27   09-30   01/88  25.25    296
GRTR   Greater New York SB of NY (3)       OTC    New York NY        Div.     2,576       14   12-31   06/87  11.25    150
BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   1,916       14   12-31   03/90  17.25    221
NWSB   Northwest SB, MHC of PA(29.9)       OTC    Pennsylvania       Thrift   1,767       46   06-30   11/94  11.75    275
MLFB   MLF Bancorp of Villanova PA         OTC    Philadelphia PA    M.B.     1,766       17   03-31   08/94  23.75    148
RELY   Reliance Bancorp of NY              OTC    NYC NY             Thrift   1,744       17   06-30   03/94  15.63    144
CMSB   Cmnwealth SB, MHC of PA (46.3)      OTC    Philadelphia PA    M.B.     1,658       35   06-30   01/94  21.50    186

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)


                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-Atlantic Companies (continued)
- ----------------------------------

NSBK   Northside SB of Bronx NY (3)        OTC    New York NY        Thrift   1,580       17   09-30   04/86  36.25    175
JSBF   JSB Financial, Inc. of NY           OTC    New York City      R.E.     1,548       13   12-31   06/90  33.12    342
HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,485        9   12-31   09/93  28.31    121
QCSB   Queens County SB of NY (3)          OTC    New York City NY   R.E.     1,260        9   12-31   11/93  47.62    291
WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,259       13   12-31   11/86   7.50    106
HARS   Harris SB, MHC of PA (23.1)         OTC    Southeast PA       Thrift   1,249       25   12-31   01/94  17.00    191
MFSL   Maryland Fed. Bancorp of MD         OTC     MD                Thrift   1,143       25   02-28   06/87  28.50     90
YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,049       22   06-30   02/84  16.87    102
PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,023       17   06-30   07/94  15.87     81
FSLA   First SB, SLA MHC of NJ (37.6)      OTC    Eastern NJ         Thrift     959       22   12-31   06/92  15.75    103
PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     914       28   06-30   07/87  26.00     84
PKPS   Poughkeepsie SB of NY               OTC    Poughkeepsie NY    R.E.       839        7   12-31   11/85   5.25     66
WFSB   1st Washington Bancorp of VA        OTC    DC Metro Area      Thrift     795       17   06-30   05/87   7.94     78
PSBK   Progressive Bank, Inc. of NY (3)    OTC    Eastern NY         Thrift     786       15   12-31   08/84  29.50     78
IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     757        8   09-30   10/94  14.00    160
FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York, NY       Thrift     739        7   12-31   11/95  15.87    126
PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     680        9   12-31   06/90  13.50     54
FSNJ   First SB of NJ, MHC (45.0)          OTC    Northern NJ        Thrift     657 D      4   05-31   01/95  14.37     43
SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     634       14   03-31   10/95  12.31     65
FSFI   First State Fin. Serv. of NJ        OTC    Northeastern NJ    Thrift     629       12   09-30   12/87  10.37     42
FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     624       14   12-31   12/86  17.75     52
PSAB   Prime Bancorp, Inc. of PA           OTC    Southeastern PA    Thrift     609       17   12-31   11/88  17.62     66
GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     569       10   12-31   03/96  11.00     98
BFSI   BFS Bankorp, Inc. of NY             OTC    New York NY        R.E.       566        5   09-30   05/88  38.50     63
FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     543        7   12-31   06/95  13.69    112
THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     519       11   06-30   07/94  14.50     66
TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift     519       10   12-31   08/95  14.25    127
FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     506       14   12-31   12/88  17.50     43
CONE   Conestoga Bancorp of Roslyn NY      OTC    New York, NY       Thrift     494        8   03-31   03/94  21.00    100
FSPG   First Home SB, SLA of NJ            OTC    NJ,DE              Thrift     466       10   12-31   04/87  18.00     37
CJFC   Central Jersey Fin. Corp of NJ      OTC    Central NJ         Thrift     466 D      6   03-31   09/84  30.75     82
LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     455        8   07-31   12/93  20.50     46
MSBB   MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     454 D      9   09-30   08/92  16.12     46

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)


                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-Atlantic Companies (continued)
- ----------------------------------

PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     452        4   09-30   09/86  17.50     68
IROQ   Iroquois Bancorp of Auburn NY (3)   OTC    Central NY         Thrift     451        9   12-31   01/86  14.50     34
ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       449        9   07-31   11/95   9.87     39
AHCI   Ambanc Holding Co. of NY (3)        OTC    East-Central NY    Thrift     392        9   12-31   12/95   9.56     52
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     368        8   12-31   10/89  20.00     66
CARV   Carver FSB of New York, NY          OTC    New York, NY       Thrift     363 D      8   03-31   10/94   7.87     18
SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     356        4   12-31   04/93  21.50     50
PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       348        9   12-31   07/83   6.25     23
RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     347        5   12-31   03/87  20.75     30
FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     340        9   12-31   01/95  14.62     36
CNSK   Covenant Bank for Svgs. of NJ (3)   OTC    Southern NJ        Thrift     339       10   12-31     /    12.00     24
FFWM   First Fin. Corp of Western MD       OTC    Western MD         Thrift     326        9   06-30   01/92  20.75     45
PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift     313        7   12-31   12/95  13.12     46
FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     301        8   09-30   06/88  16.00     22
LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     286        6   12-31   01/96   9.87     30
CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     279 P      3   09-30   04/96  10.19     58
FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     278        5   09-30   01/95  17.00     22
CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     275        6   06-30   03/87  18.25     29
HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     274        4   09-30   08/87  18.37     24
LFED   Leeds FSB, MHC of MD (35.3)         OTC    Baltimore MD       Thrift     267        1   06-30   03/94  13.75     47
IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       264 D      4   12-31   06/85   8.00     10
WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     263 D      3   07-31     /     5.50     23
EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     260        4   09-30   09/93  24.25     15
FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     259        2   09-30   04/96   9.31     30
FIBC   Financial Bancorp of NY             OTC    New York, NY       Thrift     252        5   09-30   08/94  12.50     23
YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     241 P      4   09-30   04/96   9.38     33
WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     240        5   06-30   11/93  20.75     36
GDVS   Greater DV SB,MHC of PA(19.9) (3)   OTC    Southeast PA       Thrift     236        7   12-31   03/95  10.00     33
ESBK   Elmira SB of Elmira NY (3)          OTC    NY,PA              Ret.       223        6   12-31   03/85  16.75     12
HFMD   Home Federal Corporation of MD      OTC    Western MD         Thrift     217        7   12-31   02/84  10.75     27
CTBK   Center Banks, Inc. of NY (3)        OTC    Central NY         Thrift     215        7   12-31   05/86  13.75     13
PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     194        3   06-30   12/95  11.75     48
LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     193        6   06-30   02/87  14.75     22

RP FINANCIAL, LC.
- --------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)

                                                  Primary           Operating Total           Fiscal   Conv.   Stock     Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year   Date    Price     Value
- ------ ------------------------------      ------ ---------------   --------- ------  ------- ------   -----   ------    -------
                                                                              ($Mil)                           ($)       ($Mil)
Mid-Atlantic Companies (continued)
- ----------------------------------

PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA     Thrift     180 P        6   09-30   04/96    10.37       23
SBFL   SB Fing. Lakes MHC of NY(33.0)      OTC    Western NY        Thrift     177          3   04-30   11/94    16.00       29
SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY        Thrift     166          3   12-31   06/95    12.00       17
HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD      Thrift     154 D        6   03-31   08/94    13.12       24
TPNZ   Tappan Zee Fin. Corp. of NY         OTC    Southeast NY      Thrift     115          1   03-31   10/95    12.25       20
WHGB   WHG Bancshares of MD                OTC    Baltimore MD      Thrift     112          5   09-30   04/96    11.00       18
WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ       Thrift      88 P        2   03-31   06/96    10.38        7
THBC   Troy Hill Bancorp of PA             OTC    Pittsburgh PA     Thrift      80          2   06-30   06/94    13.00       14
ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY        Thrift      57          2   09-30   07/93    16.50        4
BRFC   Bridgeville SB, FSB of PA           OTC    Western PA        Thrift      56          1   12-31   10/94    13.75       15


Mid-West Companies
- ------------------

SFB    Standard Fed. Bancorp of MI         NYSE   MI,IN,OH          M.B.    13,505        164   12-31   01/87    38.12    1,193
COFI   Charter One Financial of OH         OTC    Northeastern OH   Div.    13,174         94   12-31   01/88    35.19    1,588
RFED   Roosevelt Fin. Grp. Inc. of MO      OTC    MO,IL,KS          Div.     9,135         78   12-31   01/87    19.25      811
TCB    TCF Financial Corp. of MN           NYSE   MN,IL,MI,WI,OH    Div.     7,039        180   12-31   06/86    33.12    1,187
CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK       M.B.     6,617         91   06-30   12/84    38.62      582
FFHC   First Financial Corp. of WI         OTC    WI,IL             Div.     5,419        129   12-31   12/80    22.37      669
SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL        Div.     4,143         52   12-31   05/87    23.12      429
SECP   Security Capital Corp. of WI        OTC    Wisconsin         Div.     3,345         42   06-30   01/94    61.25      584
CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH         M.B.     2,598         33   03-31   01/92    37.06      211
GTFN   Great Financial Corp. of KY         OTC    Kentucky          M.B.     2,477         40   12-31   03/94    26.87      394
STND   Standard Fin. of Chicago IL         OTC    Chicago IL        Thrift   2,187         13   12-31   08/94    15.12      253
MAFB   MAF Bancorp of IL                   OTC    Chicago IL        Thrift   1,980         13   06-30   01/90    24.25      127
ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin         M.B.     1,755         32   03-31   07/92    34.00      168
FISB   First Indiana Corp. of IN           OTC    Central IN        M.B.     1,477         28   12-31   08/83    24.00      199
FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI       M.B.     1,382         40   12-31   11/89    21.88      138
STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI      Thrift   1,296         13   09-30   06/93    25.25      148
DNFC   D&N Financial Corp. of MI           OTC    MI,WI             Ret.     1,232         33   12-31   02/85    13.44       92
JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX   Thrift   1,143 D       21   12-31   04/93    26.00      109
FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH   Thrift     993         18   12-31   04/87    28.37       93

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------ ---------------------               ------ --------          --------- ------  ------- ------ -----  ------   -------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
- ------------------------------

AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift     980       15   09-30   03/92  34.00    117
CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     772       18   12-31   06/90  21.25     95
OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     745       12   12-31   08/94  16.37     89
MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       719       24   12-31   07/92   5.37     23
IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift     718       15   12-31   02/87  20.37     96
HNFC   Hinsdale Financial Corp. of IL      OTC    Chicago IL         M.B.       682       10   09-30   07/92  25.00     67
FFEC   First Fed. Bancshares of WI         OTC    Northwest WI       Thrift     672       18   12-31   10/94  15.25    105
LBCI   Liberty Bancorp of Chicago IL       OTC    Chicago IL         Thrift     670        4   12-31   12/91  23.87     59
NASB   North American SB of MO             OTC    KS,MO              M.B.       664        8   09-30   09/85  30.50     69
GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.       659       25   06-30   12/89  27.50    122
FFDP   FirstFed Bancshares of IL           OTC    Chicago IL         Thrift     624        3   12-31   07/92  16.00     54
HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     606       15   06-30   01/88  27.25     61
AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       580        6   03-31   04/95  13.00     52
HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     574       18   06-30   04/92  15.19     46
FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     573        9   06-30   06/93  23.25    121
FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     572       20   12-31   12/83  16.00     73
HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     542        7   12-31   06/94  16.12     84
FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     528        9   06-30   10/95  10.75    118
SSBK   Strongsville SB of OH               OTC    Cleveland OH       Thrift     505       12   12-31     /    21.25     54
CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     502        5   06-30   02/92  28.50     76
FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     498 P      8   12-31   05/96  13.75     71
SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       470       10   03-31   01/88  13.12     46
FFSX   First FS&LA. MHC of IA (45.0)       OTC    Western IA         Thrift     437       12   06-30   06/92  25.75     44
FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     433        5   09-30   12/93  16.62     51
ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     383        8   12-31   02/87  13.00     43
PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     378 D     11   03-31   04/94  15.75     34
PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     374        4   12-31   03/94  17.00     34
PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     369        5   09-30   04/94  14.75     24
KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     363       10   03-31   12/92  19.25     28
SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     362       12   12-31   02/92  17.50     22
FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     351        7   06-30   07/87  22.00     93
SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     350        5   12-31   06/92  27.12     51
CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       344        7   12-31     /    19.62     39

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     342        9   12-31   06/90  17.50     20
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     340       11   12-31   03/85  18.00     34
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     339        3   06-30   01/94  15.00     22
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     327       10   12-31   08/95  11.87     66
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     327       11   09-30   10/94  12.12     47
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     320        5   12-31   07/94  23.25     54
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       318        7   06-30   12/92  20.25     31
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     313        8   09-30   03/95  14.87     46
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       310        8   09-30   09/93  23.50     42
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     309        1   12-31   06/92  21.62     58
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     301        6   09-30   12/95  11.50     57
 WBCI   WFS Bancorp of Wichita KS           OTC    Wichita KS         Thrift     292 D      4   09-30   06/94  22.87     36
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       291        7   09-30   06/94  18.50     38
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     285        7   12-31   07/95  13.00     57
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     281        6   09-30   07/87  20.25     48
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     280        4   06-30   08/87  11.25     28
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     279 D      6   06-30   11/90  20.25     22
 FNSC   Financial Security Corp. of IL      OTC    Chicago IL         Thrift     274        2   12-31   12/92  25.37     39
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       273        3   06-30   04/87  26.62     18
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     264        6   12-31   06/94  15.75     29
 WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       262        4   09-30   08/88  13.50     27
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     256        6   03-31   09/93  18.25     46
 OSBF   OSB Fin. Corp. of Oshkosh WI        OTC    Eastern WI         Thrift     254        7   12-31   06/92  24.00     27
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     252 P      6   12-31   05/96   9.87     28
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     249        4   12-31   03/96   9.94     40
 WAYN   Wayne S&L Co., MHC of OH(46.7)      OTC    Central OH         Thrift     249        6   03-31   06/93  20.75     31
 DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift     235        4   11-30   10/95  11.50     46
 CRCL   Circle Financial Corp.of OH         OTC    Cincinnati OH      Thrift     229        8   06-30   08/91  34.00     24
 CBIN   Community Bank Shares of IN         OTC    Southeast IN       Thrift     224        6   12-31   04/95  13.62     27
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     216        7   12-31   01/88  15.00     18
 WCHI   Workingmens Cap. Hldgs of IN        OTC    South Central IN   Thrift     214        2   12-31   06/90  20.00     36
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     208 D      5   09-30   10/94  14.25     30
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     205        4   12-31   02/93  20.12     25

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                Exhibit III-1
                 Characteristics of Publicly-Traded Thrifts
                              June 19, 1996(1)

                                                  Primary           Operating Total              Fiscal   Conv.   Stock     Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices      Year   Date    Price     Value
- ------ ----------------------------------- ------ ----------------- --------  ------  -------    ------   -----   ------   -------
                                                                              ($Mil)                                ($)     ($Mil)
Mid-West Companies (continued)
- ------------------------------

CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift     205        3       03-31   12/92    17.25      20
CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     203        7       06-30   12/93    18.00      19
MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     201        4       09-30   03/94    14.00      29
SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift     197        8       06-30   09/93    15.00      22
WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     196        7       12-31   04/95    11.50      25
MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     195        2       06-30   06/93    24.00      33
LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     193        5       09-30   03/94    15.25      30
FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     191        4       12-31   03/96    11.00      44
GFED   Guaranty FS&LA,MHC of MO(31.1)      OTC    Southwest MO       Thrift     186        4       06-30   04/95    11.62      36
PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     179        5       09-30   05/94    14.75      31
MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     179        2       06-30   03/93    20.75      42
MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     178        9       12-31   07/92    15.87      26
FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     173        6       09-30   06/92    24.50      19
CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     172        3       09-30   04/95    13.50      38
MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     172        2       09-30   10/94    12.87      30
LSBI   LSB Bancorp of Lafayette IN         OTC    Central IN         Thrift     163        3       12-31   02/95    16.25      16
SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     162        8       06-30   04/94    14.75      25
THIR   Third Financial Corp. of OH         OTC    Piqua OH           Thrift     156        4       09-30   03/93    31.87      36
SJSB   SJS Bancorp of St. Joseph MI        OTC    Southwest MI       Thrift     151        4       06-30   02/95    20.75      20
FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     149        3       06-30   03/93    19.25      14
QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     146        2       06-30   04/95    14.50      26
JXSB   Jcksnville SB,MHC of IL(43.3%)      OTC    Central IL         Thrift     142        4       12-31   04/95    14.00      18
NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     141        3       12-31   06/95    11.75      24
FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     140        5       06-30   12/93    15.50      20
FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     140        6       06-30   08/93    18.50      19
BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     139        2       06-30   03/95    10.75      25
FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     139        3       06-30   07/95    11.87      41
MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     137        5       12-31   11/92    25.75       9
MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     126        2       09-30   03/94    15.50      22
MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     119        6       09-30   10/92     6.25      11
GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     118 D      3       09-30   06/95    14.25      26
NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     114        2       06-30   12/93    15.75      18
PTRS   The Potters S&L Co. of OH           OTC    Northeast OH       Thrift     114        5       12-31   12/93    16.25       9

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  15.00     26
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  15.00     33
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     102        1   09-30   10/93  17.75     10
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift     101 P      5   12-31   06/96  12.00     20
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     101        5   09-30   04/95  13.00     11
 WCFB   Webster CityFSB,MHC of IA(45.2      OTC    Central IA         Thrift      97        1   12-31   08/94  13.50     28
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        94        3   06-30   12/94  13.69     13
 FSBS   First Ashland Fin. Corp. of KY      OTC    Northeast KY       Thrift      90 D      3   09-30   04/95  18.00     26
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        89        2   12-31   10/93  16.00      8
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      88        2   09-30   06/95  16.75     26
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      86        3   03-31   10/94  10.25     10
 CIBI   Community Inv. Corp. of OH          OTC    NorthCentral OH    Thrift      85 D      3   06-30   02/95  15.25     11
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      84        2   06-30   08/95  13.37     19
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      83        3   03-31   09/95  11.75     12
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      81 S      4   06-30   08/95  13.37     11
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      81        1   06-30   01/94  20.25     10
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      81        4   12-31   04/96  10.12     11
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      77 D      1   09-30   02/95  17.50     15
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      76        1   12-31   06/95  13.75     18
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      76        3   06-30   03/95  12.25     10
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      74        2   06-30   01/94  16.00     13
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      73 P      1   06-30   04/96  10.19     15
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      73        3   06-30   03/95   9.87      6
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      73        2   06-30   01/95  13.87     16
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      72        3   06-30   06/94  15.50      7
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      70 D      3   09-30   10/94  13.00     12
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70        1   09-30   03/95  11.25     11
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift      68 D      1   03-31   12/95  11.00     15
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      61 P      1   09-30   06/96  10.00     13
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      59        2   09-30   06/95  12.87     11
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      59        1   12-31   01/95  19.50     18
 FFFB   First Fed. Fin. Bancorp of OH       OTC    Southern OH        Thrift      59 P      2   09-30   06/96  10.75      7
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      56        2   06-30   02/95  16.87     11

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)


                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-West Companies (continued)
- ------------------------------

MFSB   Mutual Bancompany of MO             OTC    Central MO         Thrift      53        1   06-30   02/95  21.37      7
RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      50 P      1   June    04/96   7.87     20
SHFC   Seven Hills Fin. Corp. of OH        OTC    Cincinnati OH      Thrift      46        3   06-30   12/93  16.00      9
HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      42        2   09-30   02/95  17.69      6
CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL       Thrift      41        1   09-30   10/95   9.12      9
LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  10.50      6
JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      37        1   03-31   12/95  12.25      9


New England Companies
- ---------------------

PBCT   Peoples Bank, MHC of CT(32.3) (3)   OTC    Southwestern CT    Div.     6,916       79   12-31   07/88  22.37    876
WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   3,813       39   12-31   12/86  28.75    233
CFCX   Center Fin. Corp of CT (3)          OTC    Western CT         M.B.     3,670       36   12-31   08/86  22.87    331
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.     3,302       76   12-31   12/86  20.25    345
SBOS   Boston Bancorp of MA (3)            OTC    Eastern MA         Thrift   1,715 D      7   10-31   11/83  41.87    220
EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   1,429       23   09-30   02/87  23.75    107
DSBC   DS Bancor Inc. of Derby CT (3)      OTC    Southwestern CT    Thrift   1,248       22   12-31   12/85  31.25     95
ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.     1,142       10   12-31   05/86  24.25    103
SISB   SIS Bank of Sprinfield MA (3)       OTC    Central MA         Div.     1,135       20   12-31   02/95  17.25     99
WLDN   Walden Bancorp of MA (3)            OTC    Eastern MA         M.B.     1,019       16   04-30   12/85  18.75    100
MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift     981       16   12-31   03/86  21.50     97
CFX    Cheshire Fin. Corp. of NH (3)       AMEX   S.W. NH,MA         M.B.       958       23   12-31   02/87  14.37    109
AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift     938       13   12-31     /    16.75     85
FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     933       12   12-31   06/87  17.00     44
FMLY   Family Bancorp of Haverhill MA (3)  OTC    MA,NH              Div.       887       21   12-31   11/86  24.25     99
MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     859       14   12-31   05/86  32.87     90
EBCP   Eastern Bancorp of NH               OTC    VT, NH             M.B.       825       23   09-30   11/83  24.00     58
FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.       801       10   12-31   08/87  10.75     65
NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     712       15   12-31   11/86  13.56     76
BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       678        8   12-31   10/95  12.25     81
DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     671       10   12-31   07/86  14.25     72
GROV   GroveBank for Savings of MA (3)     OTC    Eastern MA         Thrift     586        7   12-31   08/86  25.37     39

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

New England Companies (continued)
- ---------------------------------

NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     542        8   12-31   06/94  20.37     48
FMCT   Farmers & Mechanics Bank of CT (3)  OTC    Central CT         Thrift     537       12   12-31   11/93  30.25     50
PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     533        9   12-31   10/86   9.87     33
BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     517       15   12-31   12/81  24.50     56
CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       517        5   06-30   05/86  17.75     43
SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       510        5   12-31   07/86   1.47     24
ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       478        7   12-31   06/86  15.37     29
MWBX   Metro West of MA (3)                OTC    Eastern MA         Thrift     478        9   12-31   10/86   4.12     57
SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     424       11   04-30   07/86  20.00     37
PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift     406        8   12-31   08/86  20.50     39
BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     403        3   12-31   07/86  20.75     56
PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.       393        8   12-31   10/93  12.25     24
MIDC   Midconn Bank of Kensington CT (3)   OTC    Central CT         Thrift     365       10   09-30   09/86  16.00     30
HSBK   Hibernia SB of Quincy MA (3)        OTC    Eastern MA         R.E.       355        5   12-31   09/86  14.50     23
WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       355        6   12-31   07/86  12.50     46
LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     324        6   12-31   05/86   5.50     23
CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     318 D     11   04-30   10/86  15.50     30
NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     292       12   06-30   02/86   6.75     28
POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     267        3   12-31   02/88  13.87     80
NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     252       10   12-31   05/86   9.87     17
BTHL   Bethel Bancorp. of ME (3)           OTC    Eastern ME         Thrift     218        8   06-30   08/87  13.00     16
TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     217        7   12-31   12/86   9.75     11
HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     179        4   12-31   12/88  14.00     18
BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       174        5   12-31   11/86   3.25     21
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     167        2   12-31   08/88  13.00     24
IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     134        4   12-31   05/93  10.75     13
KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       127       10   12-31   06/93  22.00      8
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     111 D      4   04-30   12/87  14.75     13
FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      88        2   09-30   03/96  10.25     15
NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        85        3   12-31     /     7.25      5
MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      54        2   03-31   11/89  19.12      4
GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift      36 D      1   04-30   01/94  16.50      4

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    22,344      246   12-31   03/83  29.62  2,133
WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   4,929       87   09-30   11/82  21.50    916
STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,498       41   06-30     /    14.75     80
IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,369       28   12-31     /    24.00    154
MSEA   Metropolitan Bancorp of WA          OTC    Western WA         R.E.       778       10   03-31   01/90  13.62     51
KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     605        7   09-30   10/95  14.12    159
FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     595 D     15   03-31   11/95  14.62    147
HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     489       12   03-31   08/86  12.56     83
FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       371        6   12-31   12/85  13.25     32
CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     326        6   06-30   08/92  16.50     34
RVSB   Rvrview SB,FSB MHC of WA(40.3)      OTC    Southwest WA       M.B.       210        9   03-31   10/93  15.00     32


South-East Companies
- --------------------

LFCT   Leader Fin. Corp of Memphis TN      OTC    Tennessee          M.B.     3,178       22   12-31   09/93  45.50    452
FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,449       32   09-30   11/83  18.75    119
AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift   1,339       41   12/31   01/89  15.75    172
MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,291       61   06-30   03/91  35.00    244
LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,205       17   12-31   10/94  14.12    147
FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.       982       29    9-30   12/83  21.75     87
HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     716        9   06-30   12/95  16.50    284
VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       714       23   06-30   01/78  12.75     72
CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     667       15   12-31   08/92  35.00     56
VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       625       11   12-31   11/80   7.37     37
ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     624       14   12-31   04/95  16.00    118
PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     624       16   12-31   12/85  12.50     65
EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     558 D     10   03-31   04/86  16.00     50
FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     518       11   12-31   10/94  17.50     95
CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     441        8   09-30   09/90  20.19     55
FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     359       11   06-30   10/93  17.87     73
TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     346        8   09-30   04/95  13.25     54
FFRV   Fid. Fin. Bkshrs. Corp. of VA       OTC    Southern VA        Thrift     322        7   12-31   05/86  12.50     28
ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       316       14   12-31     /     2.25      2
COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     314       16   03-31   08/91  17.25     26

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
South-East Companies (continued)
- --------------------------------

JEBC   Jefferson Bancorp of Gretna LA      OTC    Southeast LA       Thrift     265        6   12-31   08/94  22.12     49
SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     256        5   06-30   01/94  18.25     68
UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       252        9   12-31   07/80   8.00     25
MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     227        8   12-31     /    34.00     26
FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       226        3   12-31   12/86  12.50     25
CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     201        1   09-30   03/96  13.62     63
GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     188 P      3   09-30   04/96  12.87     55
PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift     186        5   06-30   12/86  16.12     14
FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     163        5   09-30   07/95  16.50     33
NFSL   Newnan SB, FSB of Newnan GA         OTC    Western GA         M.B.       161 D      8   03-31   03/86  19.75     29
CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     160        3   03-31   03/88  20.00     25
FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     142        6   09-30   02/87   7.00     14
PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     125        2   06-30   12/95  13.25     35
FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     124        3   06-30   06/93  22.75     36
VAFD   Valley FSB of Sheffield AL          OTC    Northern AL        Thrift     119        4   09-30   10/87  32.00     12
BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     118        3   09-30   08/94  16.62     20
SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     116        2   12-31   04/96  16.87     31
SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     111 D      4   06-30   10/95  13.25     19
GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.       103        3   06-30     /     8.37      8
TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     102        3   12-31   01/95  16.00     14
KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift      90        3   12-31   12/93  18.00     12
SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      89        2   09-30   02/95  12.25     10
CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift      80        5   12-31   07/95  14.25     14
CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      79        3   09-30   07/95  12.00     14
SSB    Scotland Bancorp of NC              AMEX                      Thrift      70        1   09-30   04/96  12.37     23
SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      44        1   06-30   07/94  16.50     12


South-West Companies
- --------------------

CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,807       40   12-31     /    18.56     92
FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       242 D      4   03-31   06/93  17.75     15
JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     213        6   09-30   04/96  10.62     28

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 19, 1996(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
South-West Companies (continued)
- --------------------------------

LBFI   L&B Financial of S. Springs TX      OTC    Northeast TX       Thrift     143        5   06-30   09/94  16.25     26
LOAN   Horizon Bancorp, Inc of TX (3)      OTC    Austin TX          R.E.       127 D      7   04-30     /    10.75     15
FSBC   First SB, FSB of Clovis NM          OTC    Eastern NM         Thrift     115        3   12-31   08/86   5.50      4
ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     115        2   09-30   01/95  14.75     18
GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      70        1   06-30   06/95  13.50     13


Western Companies (Excl CA)
- ---------------------------

FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,493       25   12-31   01/96  13.19    268
WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     588       18   06-30   01/94  14.37     63
GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       398       13   06-30   03/84  21.75     73
SFBM   Security Bancorp of MT              OTC    Southcentral MT    Thrift     360       16   06-30   11/86  20.25     30
UBMT   United SB, FA of MT                 OTC    Central MT         Thrift     105        4   12-31   09/86  18.25     22
TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      73        2   12-31   09/93  18.50     12
MORG   Morgan Financial Corp. of CO        OTC    Northeast CO       Thrift      72        1   06-30   01/93  12.25     10
CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      47        1   09-30   03/96  10.25     11

Other Areas
- -----------


NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 06/19/96

                                 EXHIBIT III-2
            Financial Analysis of Publicly-Traded Illinois Thrifts

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-2
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                              As of March 31, 1996

                                                                  Balance Sheet as a Percent of Assets
                                      ----------------------------------------------------------------------------------------
                                       Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                      Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                      ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Chester Savings Bank, FSB
- -------------------------
   March 31, 1996                           44.3   40.8   12.4     79.3     11.0     0.0      8.7      0.0     8.7       0.0

SAIF-Insured Thrifts                        19.6   64.2   13.0     73.5     11.9     0.1     12.9      0.2    12.7       0.1
State of IL                                 19.8   65.5   11.5     73.9     10.6     0.1     13.9      0.1    13.8       0.0

Comparable Group
- ----------------

State of IL
- -----------
AVND  Avondale Fin. Corp. of IL             37.8   39.9   20.0     56.8     30.8     0.0     10.6      0.0    10.6       0.0
CSBF  CSB Financial Group Inc of IL(3)      41.1   52.2    5.1     68.6      0.0     0.0     30.9      0.0    30.9       0.0
CBCI  Calumet Bancorp of Chicago IL         17.0   73.9    3.9     72.9      8.6     0.0     17.0      0.0    17.0       0.0
CBSB  Charter Financial Inc. of IL          22.3   69.2    5.6     66.6     10.8     0.0     21.4      0.5    20.9       0.0
CBK   Citizens First Fin.Corp. of IL         8.0   82.0    6.4     91.8      0.0     0.0      6.8      0.0     6.8       0.0
DFIN  Damen Fin. Corp. of Chicago IL        41.5   37.8   18.4     53.3     21.8     0.0     24.2      0.0    24.2       0.0
FBCI  Fidelity Bancorp of Chicago IL        22.3   70.2    5.6     69.6     16.8     0.0     12.0      0.0    12.0       0.0
FNSC  Financial Security Corp. of IL(2)     19.8   68.7    5.3     68.9     15.1     0.0     14.4      0.0    14.4       0.0
FFBI  First Financial Bancorp of IL         16.8   72.0    8.9     78.7     11.3     0.0      8.9      0.0     8.9       0.0
FMBD  First Mutual Bancorp of IL            16.1   80.7    0.0     68.6      4.5     0.0     25.3      0.0    25.3       0.0
FFDP  FirstFed Bancshares of IL             19.3   53.0   24.8     73.1     16.2     0.0      9.0      0.4     8.6       0.0
GTPS  Great American Bancorp of IL(1)       22.0   65.8    5.0     69.6      0.0     0.0     29.4      0.0    29.4       0.0
HNFC  Hinsdale Financial Corp. of IL         7.4   89.4    0.9     69.2     20.1     0.0      8.0      0.2     7.7       0.0
HMCI  Homecorp, Inc. of Rockford IL          8.8   77.0    7.1     92.7      0.0     0.0      6.1      0.0     6.1       0.0
JXSB  Jcksnville SB,MHC of IL(43.3%)         7.5   78.2    9.6     86.7      0.3     0.0     11.8      0.0    11.8       0.0
KNK   Kankakee Bancorp of IL                23.3   63.7    9.9     81.0      8.1     0.0      9.8      0.7     9.1       0.0
LBCI  Liberty Bancorp of Chicago IL          7.5   74.4   15.0     75.1     14.0     0.0      9.5      0.0     9.5       0.0
MAFB  MAF Bancorp of IL                     19.8   75.1    2.0     69.3     21.5     1.3      5.5      0.0     5.5       0.0
NBSI  North Bancshares of Chicago IL        39.2   50.9    7.8     65.6     14.6     0.0     17.3      0.0    17.3       0.0
SWBI  Southwest Bancshares of IL            19.5   69.5    6.0     72.4     14.2     0.0     12.0      0.0    12.0       0.0
SPBC  St. Paul Bancorp, Inc. of IL           9.7   67.3   19.7     79.8      8.6     0.8      9.2      0.0     9.2       0.0
STND  Standard Fin. of Chicago IL           11.5   51.7   34.6     73.4     13.0     0.0     12.3      0.0    12.3       0.0
SFSB  SuburbFed Fin. Corp. of IL             6.1   44.2   47.4     82.3      9.3     0.0      7.1      0.0     7.1       0.0
WCBI  WestCo Bancorp of IL                  30.0   68.5    0.0     81.6      0.0     0.0     15.6      0.0    15.6       0.0


                                                  Balance Sheet Annual Growth Rates                       Regulatory Capital
                                       ------------------------------------------------------------    -------------------------
                                               Cash and   Loans           Borrows.   Net    Tng Net
                                       Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                       ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
Chester Savings Bank, FSB
- -------------------------
   March 31, 1996                        -2.81    -8.28     1.53    -13.43       NM    8.80    8.80         8.71   8.71    25.95

SAIF-Insured Thrifts                     11.71    10.50     9.48      6.51    -1.02    6.83    6.41        10.57  10.64    23.17
State of IL                              13.20    17.40    10.35      7.06    -5.37    3.05    2.56         9.97  11.00    23.03

Comparable Group
- ----------------

State of IL
- -----------
AVND  Avondale Fin. Corp. of IL           7.42       NM   -17.56     -5.17       NM      NM      NM        10.44  10.44    23.79
CSBF  CSB Financial Group Inc of IL(3)   24.41    37.74    17.24     -3.29       NM      NM      NM           NM     NM       NM
CBCI  Calumet Bancorp of Chicago IL       1.44     0.45     1.59      4.85   -23.42    5.38    5.38        11.99  11.99    19.94
CBSB  Charter Financial Inc. of IL       10.65     8.31    11.32     11.82   -41.35      NM      NM           NM  16.96    30.16
CBK   Citizens First Fin.Corp. of IL     57.30    73.73    56.05     59.97  -100.00      NM      NM         6.89   6.89    12.94
DFIN  Damen Fin. Corp. of Chicago IL     19.41       NM   -17.30     -2.86    10.80      NM      NM        16.57  16.57    48.10
FBCI  Fidelity Bancorp of Chicago IL     24.33    48.60    18.88     22.31    70.71   -3.14   -3.03         9.31   9.31    19.58
FNSC  Financial Security Corp. of IL(2   -0.49    63.71    -9.80     -7.46    31.85    7.89    7.89        11.40  11.09    21.30
FFBI  First Financial Bancorp of IL      23.37    -5.62    31.24     10.81       NM   -0.43   -0.43         7.87   7.87    15.81
FMBD  First Mutual Bancorp of IL         19.34    69.70    15.66     -1.25    47.67      NM      NM           NM  25.26    50.03
FFDP  FirstFed Bancshares of IL          11.94    -4.95    17.19     -0.49       NM   -2.90   -2.67         7.65   7.65    18.00
GTPS  Great American Bancorp of IL(1)    11.92    79.53     1.37     -5.23  -100.00      NM      NM        21.65  21.65    36.11
HNFC  Hinsdale Financial Corp. of IL      0.91    11.23     0.42      9.63   -23.34   10.46    7.08         7.24   7.47    13.57
HMCI  Homecorp, Inc. of Rockford IL       1.87   -19.78     2.10      1.66       NM    6.70    6.70         5.30   5.30     9.39
JXSB  Jcksnville SB,MHC of IL(43.3%)      2.96       NM    -2.03      0.15   -61.10   38.97   38.99        11.86  11.86    17.52
KNK   Kankakee Bancorp of IL             18.28    18.15    17.95     10.45       NM   -1.91   -7.04         8.62   8.62    16.60
LBCI  Liberty Bancorp of Chicago IL      12.71    27.85    11.92      9.40    61.21   -4.30   -4.28         7.73   7.73    15.73
MAFB  MAF Bancorp of IL                  14.57   -12.53    25.12      4.51    63.00    8.08    8.08         5.42   5.42    11.39
NBSI  North Bancshares of Chicago IL      4.52     6.36     2.60      2.96    29.08   -6.02   -6.02        15.38  15.38    44.11
SWBI  Southwest Bancshares of IL         -0.65    -2.43    -0.65     -1.38    25.16  -17.03  -17.03         8.25   8.25    16.98
SPBC  St. Paul Bancorp, Inc. of IL        0.86    23.01    -1.04      3.29   -19.63    7.17    7.25         9.00   9.00    17.52
STND  Standard Fin. of Chicago IL        21.22   -21.10    31.32     10.59       NM   -4.10   -4.07         9.56   9.56    24.08
SFSB  SuburbFed Fin. Corp. of IL         10.43     1.59    11.49     15.15   -19.36    9.68   10.00         6.29   6.31    14.75
WCBI  WestCo Bancorp of IL                4.49     8.16     3.13      4.62       NM    2.12    2.12        12.43  12.43    30.45

(1) Financial information is for the quarter ending December 31, 1995.
(2) Excluded from averages due to announced or pending acquisition.
(3) Growth rates have been annualized from available financial information.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                     Exhibit III-2
             Income as a Percent of Average Assets and Yields, Costs, Spreads
                            Comparable Institution Analysis
                     For the Twelve Months Ended March 31, 1996

                                                        Net Interest Income                       Other Income
                                                    ----------------------------           -----------------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------  ------ ------  ------ ---------
Chester Savings Bank, FSB
- -------------------------
  March 31, 1996                             0.68    6.65    4.01   2.63   0.13    2.50    0.00  -0.01    0.11     0.10




SAIF-Insured Thrifts                         0.86    7.34    4.19   3.15   0.10    3.05    0.12  -0.01    0.30     0.42
State of IL                                  0.76    7.17    4.08   3.09   0.08    3.01    0.08   0.04    0.30     0.42


Comparable Group
- ----------------


State of IL
- -----------
AVND  Avondale Fin. Corp. of IL              0.65    7.60    4.42   3.18   0.31    2.86    0.03  -0.01    0.12     0.14
CSBF  CSB Financial Group Inc of IL          0.82    6.64    3.18   3.46   0.22    3.24    0.00   0.00    0.17     0.17
CBCI  Calumet Bancorp of Chicago IL          1.21    7.74    4.15   3.59   0.16    3.43    0.06   0.06    0.19     0.31
CBSB  Charter Financial Inc. of IL           1.11    7.56    3.89   3.68   0.12    3.55    0.10  -0.01    0.42     0.50
CBK   Citizens First Fin.Corp. of IL         0.42    7.18    4.43   2.75   0.06    2.68    0.25   0.00    0.24     0.49
DFIN  Damen Fin. Corp. of Chicago IL         0.81    7.12    4.53   2.59   0.02    2.57    0.04   0.00    0.07     0.12
FBCI  Fidelity Bancorp of Chicago IL         0.77    7.30    4.12   3.19   0.04    3.14    0.00   0.00    0.25     0.25
FNSC  Financial Security Corp. of IL(2)      0.77    7.68    4.54   3.14   0.00    3.14    0.00  -0.22    0.35     0.13
FFBI  First Financial Bancorp of IL          0.69    6.97    3.83   3.14   0.09    3.05    0.23   0.00    0.29     0.52
FMBD  First Mutual Bancorp of IL             0.99    7.09    3.60   3.50   0.01    3.49    0.04  -0.01    0.25     0.28
FFDP  FirstFed Bancshares of IL              0.63    7.12    4.84   2.28   0.12    2.16    0.09   0.00    0.14     0.23
GTPS  Great American Bancorp of IL(1)        0.68    7.15    2.69   4.46   0.13    4.33    0.00   0.03    0.40     0.43
HNFC  Hinsdale Financial Corp. of IL         0.62    6.79    4.41   2.38   0.02    2.36    0.06   0.11    1.28     1.46
HMCI  Homecorp, Inc. of Rockford IL          0.37    7.24    4.52   2.72   0.11    2.61    0.45   0.07    0.04     0.55
JXSB  Jcksnville SB,MHC of IL(43.3%)         0.43    7.38    4.18   3.20   0.04    3.16    0.04   0.00    0.33     0.37
KNK   Kankakee Bancorp of IL                 0.50    7.20    4.12   3.08   0.04    3.05    0.04  -0.01    0.29     0.33
LBCI  Liberty Bancorp of Chicago IL          0.56    6.96    4.44   2.52   0.00    2.52    0.02   0.00    0.12     0.14
MAFB  MAF Bancorp of IL                      0.88    7.13    4.70   2.42   0.03    2.39    0.13   0.38    0.46     0.96
NBSI  North Bancshares of Chicago IL         0.57    6.98    3.85   3.13   0.03    3.10    0.00   0.00    0.14     0.14
SWBI  Southwest Bancshares of IL             1.19    7.56    4.14   3.41   0.01    3.41    0.04   0.16    0.15     0.35
SPBC  St. Paul Bancorp, Inc. of IL           0.88    6.85    4.01   2.85   0.04    2.81    0.04   0.03    0.71     0.77
STND  Standard Fin. of Chicago IL            0.87    7.00    3.91   3.09   0.12    2.98    0.00   0.00    0.23     0.23
SFSB  SuburbFed Fin. Corp. of IL             0.51    6.93    4.05   2.88   0.03    2.85    0.20   0.00    0.53     0.73
WCBI  WestCo Bancorp of IL                   1.32    7.49    3.91   3.57   0.00    3.57    0.07   0.00    0.15     0.22



                                                G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                              -----------------  --------------
                                                                                                                  MEMO:     MEMO:
                                               GAA     Goodwill   Net   Extrao.      Yield     Cost    Yid Cost  Assets/   Effective
                                              Expense   Amort.   Gains   Items     On Assets  Of Funds  Spread   FTE Emp.  Tax Rate
                                              -------  --------  ------  ------    ---------  --------  -------  --------- ---------
Chester Savings Bank, FSB
- -------------------------
  March 31, 1996                               1.73      0.00     0.00    0.00      5.93      4.46      2.47     3,697       22.29

SAIF-Insured Thrifts                           2.21      0.02     0.09    0.00      7.55      4.83      2.72     4,050       36.02
State of IL                                    2.35      0.01     0.07    0.00      7.48      4.84      2.55     3,642       35.33


Comparable Group
- ----------------


State of IL
- -----------
AVND  Avondale Fin. Corp. of IL                2.26      0.00     0.29    0.00      7.78      5.16      2.62     4,998       37.58
CSBF  CSB Financial Group Inc of IL            2.12      0.00     0.00    0.00      6.78      4.48      2.30     4,579       36.28
CBCI  Calumet Bancorp of Chicago IL            1.98      0.00     0.01    0.00      8.14      5.08      3.07     3,694       31.70
CBSB  Charter Financial Inc. of IL             2.17      0.05     0.00    0.00      7.79      4.70      3.09     3,539       39.47
CBK   Citizens First Fin.Corp. of IL           2.60      0.00     0.13    0.00      8.89      5.72      3.17     2,524       39.33
DFIN  Damen Fin. Corp. of Chicago IL           1.82      0.00     0.02    0.00      7.30      5.49      1.81     7,131        5.00
FBCI  Fidelity Bancorp of Chicago IL           2.21      0.02     0.07    0.00      7.46      4.88      2.58     4,287       39.89
FNSC  Financial Security Corp. of IL(2)        2.33      0.00     0.09    0.00      8.19      5.35      2.84     4,091       25.22
FFBI  First Financial Bancorp of IL            3.13      0.00    -0.05    0.00      7.13      4.33      2.80     2,272          NM
FMBD  First Mutual Bancorp of IL               2.28      0.00     0.06    0.00      7.35      4.85      2.50     2,594       36.13
FFDP  FirstFed Bancshares of IL                1.74      0.03     0.36    0.00      7.34      5.48      1.86     5,474       35.45
GTPS  Great American Bancorp of IL(1)          3.63      0.00     0.01    0.00      7.76      3.58      4.18     2,180       40.31
HNFC  Hinsdale Financial Corp. of IL           2.85      0.01     0.04    0.00      6.95      4.90      2.05     2,186       42.24
HMCI  Homecorp, Inc. of Rockford IL            2.74      0.00     0.18    0.00      7.69      4.86      2.83     1,931       38.73
JXSB  Jcksnville SB,MHC of IL(43.3%)           2.96      0.00     0.12    0.00      7.76      4.77      2.99     1,958       37.34
KNK   Kankakee Bancorp of IL                   2.62      0.04     0.01    0.00      7.44      4.68      2.76     3,052       31.25
LBCI  Liberty Bancorp of Chicago IL            1.75      0.00     0.00    0.00      7.19      5.04      2.15     6,012       37.82
MAFB  MAF Bancorp of IL                        1.89      0.00     0.00   -0.03      7.36      5.11      2.25     3,604       38.81
NBSI  North Bancshares of Chicago IL           2.47      0.00     0.07    0.00      7.11      4.93      2.18     3,573       32.58
SWBI  Southwest Bancshares of IL               2.02      0.00     0.01    0.00      7.92      4.87      3.05     3,604       31.73
SPBC  St. Paul Bancorp, Inc. of IL             2.22      0.00     0.03    0.00      7.09      4.49      2.60     3,843       36.53
STND  Standard Fin. of Chicago IL              1.96      0.00     0.14    0.00      7.17      4.61      2.55     4,662       36.36
SFSB  SuburbFed Fin. Corp. of IL               2.87      0.02     0.11    0.00      7.09      4.42      2.67     2,551       37.01
WCBI  WestCo Bancorp of IL                     1.75      0.00     0.01    0.00      7.59      4.79      2.81     5,523       35.69


(1) Financial information is for the quarter ending December 31, 1995.
(2) Excluded from averages due to announced or pending acquisition.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-2
                          Market Prices Comparatives
                          Prices As of June 14, 1996

                                                         Per Share Data
                                            Market      ----------------
                                        Capitalization           Book              Pricing Ratios(3)
                                        --------------                   --------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
- ---------------------                  --------  ------  -----  -------  ------  ------  ------  ------ --------
                                         ($)    ($Mil)    ($)     ($)     (X)       (%)     (%)     (%)     (x)

SAIF-Insured Thrifts                     17.21   119.16   1.25   16.52   14.29  104.98   13.13  108.21   15.14
State of IL                              17.54    69.77   1.87   18.45   14.81   94.27   12.87   95.07   16.30

Comparable Group
- ----------------

State of IL
- -----------
AVND  Avondale Fin. Corp. of Il          13.00    52.20   0.93   15.35   13.98   84.69    9.00   84.69   20.00
CSBF  CSB Financial Group Inc. of IL      9.12     9.44   0.32   12.30      NN   74.15   22.90   74.15      NN
CBCI  Calumet Bancorp of Chicago IL      28.50    76.04   2.28   31.99   12.50   89.09   15.13   89.09   12.56
CBSB  Charter Financial Inc. of IL       11.50    57.20   0.65   12.95   17.69   88.80   19.01   91.20   17.69
CBK   Citizens First Fin. Corp. of IL     9.87    27.81   0.56   13.95   17.63   70.75   11.02   70.75   16.18
DFIN  Damen Fin. Corp. of Chicago IL     11.50    45.52   0.43   14.34      NN   80.20   19.39   80.20      NN
FBCI  Fidelity Bancorp of Chicago IL     16.62    51.27   0.98   16.32   16.96   98.29   11.84   98.64   18.07
FNSC  Financial Security Corp. of IL (7) 25.37    38.66   1.41   25.83   17.99   98.22   14.11   98.22   19.37
FFBI  First Financial Bancorp of IL      16.00     7.55   1.12   16.66   14.29   96.04    8.52   96.04   13.68
FMBD  First Mutual Bancorp of IL         13.00    56.58   0.61   16.56   21.31   78.50   19.83   78.50   22.03
FFDP  FirstFed Bancshares of IL          16.00    54.19   1.10   16.62   14.55   96.27    8.68  100.82   23.19
GTPS  Great American Bancorp of IL       14.25    26.36   0.41   18.72      NM   76.12   22.40   76.12      NM
HNFC  Hinsdale Financial Corp. of IL     25.00    67.25   1.58   20.20   15.82  123.76    9.86  127.68   16.45
HMCI  Homecorp, Inc. of Rockford IL      17.50    19.71   1.12   18.41   15.63   95.06    5.77   95.06   23.03
JXSB  Jcksnville SB,MHC of IL (43.3%)    14.00     7.81   0.48   13.41      NM  104.40   12.31  104.40      NM
KNK   Kankakee Bancorp of IL             19.25    27.70   1.15   24.73   16.74   77.84    7.63   83.91   17.04
LBCI  Liberty Bancorp of Chicago IL      23.87    59.36   1.45   25.66   16.46   93.02    8.86   93.28   16.46
MAFB  MAF Bancorp of IL                  24.25   127.17   3.11   20.91    7.80  115.97    6.42  115.97    7.58
NBSI  North Bancshares of Chicago IL     15.75    18.46   0.54   16.92      NM   93.09   16.14   93.09      NM
SWBI  Southwest Bancshares of IL         27.12    50.74   2.27   22.42   11.95  120.96   14.52  120.96   12.00
SPBC  St. Paul Bancorp, Inc. of IL       23.12   428.88   1.95   20.64   11.86  112.02   10.35  112.40   12.17
STND  Standard Fin. of Chicago IL        15.12   253.49   1.03   16.05   14.68   94.21   11.59   94.26   16.26
SFSB  SuburbFed Fin. Corp. of IL         17.50    22.07   1.41   20.52   12.41   85.28    6.09   85.78   14.46
WCBI  WestCo Bancorp of IL               21.62    57.90   1.50   18.07   14.41  119.65   18.72  119.65   14.51


                                            Dividends(4)                    Financial Characteristics(6)
                                      -----------------------  ------------------------------------------------------
                                        Amount/        Payout    Total  Equity/  NPAs/     Reported         Core
Financial Institution                    Share  Yield Ratio(5)  Assets  Assets  Assets    ROA    ROE    ROA     ROE
- ----------------------                --------  ----- --------  ------  ------  ------  ------- ----- -------  ------
                                          ($)     (%)    (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                      0.35   1.98   25.53   1,297   13.25    0.95    0.87    8.08    0.81  7.29
State of IL                               0.28   1.57   24.31     657   14.29    0.58    0.77    6.36    0.73  5.96

Comparable Group
- ----------------

State of IL
- -----------
AVND  Avondale Fin. Corp. of IL           0.00   0.00    0.00     580   10.63    0.85    0.65    6.66    0.45  4.65
CSBF  CSB Financial Group Inc of IL       0.00   0.00    0.00      41   30.89    0.78    0.82    3.62    0.82  3.62
CBCI  Calumet Bancorp of Chicago IL       0.00   0.00    0.00     502   16.99    1.23    1.21    7.25    1.20  7.22
CBSB  Charter Financial Inc. of IL        0.24   2.09   36.92     301   21.41    0.49    1.12    6.95    1.12  6.95
CBK   Citizens First Fin.Corp. of IL      0.00   0.00    0.00     252   15.57      NA    0.63    4.01    0.68  4.37
DFIN  Damen Fin. Corp. of Chicago IL      0.24   2.09   54.55     235   24.17    0.14    0.81    5.02    0.79  4.91
FBCI  Fidelity Bancorp of Chicago IL      0.24   1.44   24.49     433   12.05    0.53    0.77    5.66    0.73  5.31
FNSC  Financial Security Corp. of IL (7)  0.00   0.00    0.00     274   14.36    2.77    0.77    5.66    0.71  5.26
FFBI  First Financial Bancorp of IL       0.00   0.00    0.00      89    8.87    0.40    0.69    6.63    0.72  6.93
FMBD  First Mutual Bancorp of IL          0.28   2.15   45.90     285   25.26    0.09    0.98    4.24    0.95  4.10
FFDP  FirstFed Bancshares of IL           0.40   2.50   36.36     624    9.02    0.14    0.63    6.51    0.39  4.08
GTPS  Great American Bancorp of IL        0.40   2.81      NM     118   29.42    0.45    0.68    2.82    0.68  2.82
HNFC  Hinsdale Financial Corp. of IL      0.00   0.00    0.00     682    7.97    0.13    0.62    8.20    0.59  7.88
HMCI  Homecorp, Inc. of Rockford IL       0.00   0.00    0.00     342    6.07    3.24    0.37    6.28    0.25  4.26
JXSB  Jcksnville SB,MHC of IL (43.3%)     0.40   2.86      NM     142   11.79    0.52    0.43    3.82    0.35  3.10
KNK   Kankakee Bancorp of IL              0.40   2.08   34.78     363    9.80    0.59    0.50    4.56    0.49  4.48
LBCI  Liberty Bancorp of Chicago IL       0.60   2.51   41.38     670    9.53    0.12    0.56    5.51    0.56  5.51
MAFB  MAF Bancorp of IL                   0.32   1.32   10.29   1,980    5.54    0.46    0.88   15.21    0.90 15.65
NBSI  North Bancshares of Chicago IL      0.40   2.54   74.07     114   17.34      NA    0.57    3.03    0.52  2.75
SWBI  Southwest Bancshares of IL          1.08   3.98   47.58     350   12.00    0.25    1.19    8.94    1.19  8.90
SPBC  St. Paul Bancorp, Inc. of IL        0.40   1.73   20.51   4,143    9.24    0.74    0.88    9.69    0.86  9.44
STND  Standard Fin. of Chicago IL         0.32   2.12   31.07   2,187   12.31    0.14    0.87    6.21    0.79  5.61
SFSB  SuburbFed Fin. Corp. of IL          0.32   1.83   22.70     362    7.14    0.27    0.51    7.04    0.44  6.04
WCBI  WestCo Bancorp of IL                0.45   2.08   30.00     309   15.65    0.58    1.32    8.47    1.31  8.41

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT III-3
                  Financial Analysis of Peer Group Candidates

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-3
                    Balance Sheet Composition and Growth Rates
                       Comparable Institution Analysis
                            As of March 31, 1996

                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    -----------  -----   ---  --------  -------  -----   ------  --------  ------ ----------

Chester Savings Bank, FSB
- -------------------------
  March 31, 1996                          44.3   40.8   12.4     79.3     11.0     0.0      8.7      0.0     8.7       0.0





SAIF-Insured Thrifts                      19.6   64.2   13.0     73.5     11.9     0.1     12.9      0.2    12.7       0.1
State of IL                               19.8   65.5   11.5     73.9     10.6     0.1     13.9      0.1    13.8       0.0
Comparable Group Average                  27.6   62.1    7.8     72.0      8.2     0.0     18.6      0.1    18.5       0.0
  Mid-West Companies                      27.6   62.1    7.8     72.0      8.2     0.0     18.6      0.1    18.5       0.0


Comparable Group
- ----------------

Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH           26.6   59.9   10.6     74.0      1.3     0.0     23.1      0.0    23.1       0.0
EFBI  Enterprise Fed. Bancorp of OH(1)    24.4   58.6   15.4     64.2     19.3     0.0     15.6      0.0    15.5       0.0
FFHH  FSF Financial Corp. of MN           38.8   58.9    0.0     57.8     25.7     0.0     16.0      0.0    16.0       0.0
BDJI  First Fed. Bancorp. of MN           39.0   48.5    9.2     81.6      2.8     0.0     14.4      0.0    14.4       0.0
FFBH  First Fed. Bancshares of AR         23.6   74.7    0.1     91.7      0.0     0.0      7.8      0.0     7.8       0.0
FKKY  Frankfort First Bancorp of KY       21.5   77.0    0.0     61.6      3.3     0.0     34.5      0.0    34.5       0.0
HFFB  Harrodsburg 1st Fin Bcrp of KY      31.0   67.7    0.1     70.5      0.0     0.0     28.7      0.0    28.7       0.0
HBFW  Home Bancorp of Fort Wayne IN       24.7   73.7    0.0     82.5      0.0     0.0     16.4      0.0    16.4       0.0
LARK  Landmark Bancshares of KS           28.6   55.3   14.2     73.6      8.2     0.0     17.2      0.0    17.2       0.0
MFBC  MFB Corp. of Mishawaka IN           30.5   65.3    2.7     74.7      4.7     0.0     19.3      0.0    19.3       0.0
MCBS  Mid Continent Bancshares of KS      28.8   50.7   12.7     71.1     14.5     0.0     12.5      0.0    12.5       0.0
MFFC  Milton Fed. Fin. Corp. of OH        24.0   61.9   11.7     73.0      6.5     0.0     20.0      0.0    20.0       0.0
SMBC  Southern Missouri Bncrp of MO       22.0   56.5   19.2     75.2      7.1     0.0     16.4      0.0    16.4       0.0
WOFC  Western Ohio Fin. Corp. of OH       23.5   60.8   13.1     57.0     21.2     0.0     18.2      1.1    17.1       0.0



                                               Balance Sheet Annual Growth Rates                         Regulatory Capital
                                     --------------------------------------------------------------   ----------------------------
                                                Cash and   Loans          Borrows.   Net   Tng Net
                                      Assets  Investments & MBS  Deposits &Subdebt  Worth   Worth     Tangible   Core   Reg.Cap.
                                     -------- ----------- -----  -------- --------  ------ --------  ---------  ------  ----------

Chester Savings Bank, FSB
- -------------------------
  March 31, 1996                        -2.81    -8.28     1.53    -13.43       NM    8.80    8.80         8.71   8.71    25.95

SAIF-Insured Thrifts                    11.71    10.50     9.48      6.51    -1.02    6.83    6.41        10.57  10.64    23.17
State of IL                             13.20    17.40    10.35      7.06    -5.37    3.05    2.56         9.97  11.00    23.03
Comparable Group Average                17.99    19.06    17.39      9.44    37.98   -4.51   -5.04        15.09  15.09    32.71
  Mid-West Companies                    17.99    19.06    17.39      9.44    37.98   -4.51   -5.04        15.09  15.09    32.71

Comparable Group
- ----------------

Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH         15.61    10.90    18.36     -1.36       NM      NM      NM        16.33  16.33    37.81
EFBI  Enterprise Fed. Bancorp of OH(1)  31.88    71.72    22.49     13.82       NM  -17.45  -17.42           NM     NM       NM
FFHH  FSF Financial Corp. of MN         25.02     2.68    47.47     21.39    87.76  -11.81  -11.81        15.92  15.92    33.42
BDJI  First Fed. Bancorp. of MN          1.30     0.45     2.34      2.05       NM      NM      NM        12.34  12.34    25.13
FFBH  First Fed. Bancshares of AR        7.02   -13.16    15.65      6.60       NM   12.06   12.06         7.75   7.75    15.59
FKKY  Frankfort First Bancorp of KY     25.75       NM     5.46     -1.65     1.56      NM      NM        26.33  26.33    55.69
HFFB  Harrodsburg 1st Fin Bcrp of KY    17.25    87.47     0.03     -6.26       NM      NM      NM        19.50  19.50    41.75
HBFW  Home Bancorp of Fort Wayne IN      2.16   -20.22    12.92      3.10       NM   -2.28   -2.28        12.84  12.84    30.01
LARK  Landmark Bancshares of KS         -3.76   -25.86     9.62     -0.82   -16.96   -8.11   -8.11        14.18  14.18    35.05
MFBC  MFB Corp. of Mishawaka IN          8.04    16.76     4.51      3.63       NM    0.28    0.28        15.40  15.40    37.61
MCBS  Mid Continent Bancshares of KS    28.71       NM     6.82     28.20    79.57   -1.39   -1.20        10.40  10.40    28.80
MFFC  Milton Fed. Fin. Corp. of OH      13.95    53.53     5.52     12.17       NM  -10.28  -10.28        15.11  15.11    33.82
SMBC  Southern Missouri Bncrp of MO      9.93   -21.07    24.60      2.74       NM   -0.59   -0.59        12.33  12.33    26.24
WOFC  Western Ohio Fin. Corp. of OH     69.02    65.51    67.70     48.61       NM   -5.53  -11.03        17.70  17.70    24.30

(1)  Financial information is for the quarter ending December 31, 1995.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                Exhibit III-3
          Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                    For the Twelve Months Ended March 31, 1996

                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----   -----  ------  ------
Chester Savings Bank, FSB
- -------------------------
  March 31, 1996                             0.68    6.65    4.01   2.63   0.13    2.50    0.00  -0.01    0.11     0.10

SAIF-Insured Thrifts                         0.86    7.34    4.19   3.15   0.10    3.05    0.12  -0.01    0.30     0.42
State of IL                                  0.76    7.17    4.08   3.09   0.08    3.01    0.08   0.04    0.30     0.42
Comparable Group Average                     0.95    7.09    3.99   3.10   0.02    3.08    0.10   0.00    0.23     0.34
  Mid-West Companies                         0.95    7.09    3.99   3.10   0.02    3.08    0.10   0.00    0.23     0.34

Comparable Group
- ----------------

Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH              1.03    7.44    4.03   3.41   0.00    3.41    0.00   0.00    0.13     0.13
EFBI  Enterprise Fed. Bancorp of OH(1)       1.12    7.19    4.06   3.13   0.00    3.13    0.00   0.02    0.06     0.08
FFHH  FSF Financial Corp. of MN              0.63    7.07    3.99   3.08   0.01    3.07    0.10   0.00    0.32     0.42
BDJI  First Fed. Bancorp. of MN              0.71    7.25    3.81   3.44  -0.01    3.45    0.00   0.00    0.41     0.41
FFBH  First Fed. Bancshares of AR            0.77    6.79    4.49   2.30   0.03    2.28    0.00   0.00    0.22     0.22
FKKY  Frankfort First Bancorp of KY          1.08    7.03    3.44   3.58   0.01    3.58    0.00   0.00    0.10     0.10
HFFB  Harrodsburg 1st Fin Bcrp of KY         1.05    7.08    3.93   3.15   0.04    3.11    0.02   0.00    0.10     0.11
HBFW  Home Bancorp of Fort Wayne IN          0.85    7.23    4.38   2.85   0.02    2.84    0.00   0.00    0.07     0.07
LARK  Landmark Bancshares of KS              0.91    7.13    4.40   2.73   0.03    2.70    0.08   0.00    0.15     0.24
MFBC  MFB Corp. of Mishawaka IN              0.69    6.83    3.88   2.94   0.02    2.93    0.00   0.00    0.18     0.18
MCBS  Mid Continent Bancshares of KS         1.37    6.96    4.13   2.83   0.04    2.79    1.22  -0.01    1.08     2.29
MFFC  Milton Fed. Fin. Corp. of OH           1.13    7.41    3.77   3.64   0.05    3.59    0.01   0.00    0.13     0.14
SMBC  Southern Missouri Bncrp of MO          0.87    6.95    4.01   2.94   0.04    2.90    0.03   0.04    0.29     0.35
WOFC  Western Ohio Fin. Corp. of OH          1.10    6.91    3.49   3.41   0.04    3.38    0.00   0.00    0.05     0.05


                                              G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                             ---------------    -------------     --------------------------
                                                                                                                MEMO:     MEMO:
                                               G&A  Goodwill     Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                             Expense  Amort.    Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                             -------  ------    -----  -----      --------- -------- ------  ---------  ---------
Chester Savings Bank, FSB
- -------------------------
March 31, 1996                                1.73    0.00       0.00   0.00        6.93      4.46     2.47     3,697      22.29

SAIF-Insured Thrifts                          2.21    0.02       0.09   0.00        7.55      4.83     2.72     4,050      36.02
State of IL                                   2.35    0.01       0.07   0.00        7.48      4.84     2.65     3,642      35.33
Comparable Group Average                      2.06    0.00       0.12   0.00        7.38      5.04     2.34     4,300      35.69
  Mid-West Companies                          2.06    0.00       0.12   0.00        7.38      5.04     2.34     4,300      35.69

Comparable Group
- ----------------

Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH               1.98    0.00       0.00   0.00        7.93      5.24     2.68     5,078      34.17
EFBI  Enterprise Fed. Bancorp of OH (1)       2.00    0.02       0.52   0.00        7.31      5.16     2.15     6,490      34.63
FFHH  FSF Financial Corp. of MN               2.44    0.00       0.01   0.00        7.25      4.94     2.31     3,712      40.76
BDJI  First Fed. Bancorp. of MN               2.67    0.00       0.00   0.00        7.51      4.58     2.92     2,513      40.78
FFBH  First Fed. Bancshares of SR             1.40    0.00       0.06   0.00        7.67      5.42     2.25     3,585      32.84
FKKY  Frankfort First Bancorp of KY           1.94    0.00       0.00  -0.06        7.14      4.79     2.35     5,545      34.34
HFFB  Harrodsburg 1st Fin Bcrp of KY          1.63    0.00       0.00   0.00        7.17      5.11     2.06     7,247      34.50
HBFW  Home Bancorp of Fort Wayne IN           1.49    0.00       0.00   0.00        7.36      5.34     2.01     4,010      39.92
LARK  Landmark Bancshares of KS               1.65    0.00       0.18   0.00        7.26      5.40     1.86     4,298      37.85
MFBC  MFB Corp. of Mishawaka IN               1.98    0.00       0.01   0.00        6.94      4.96     1.98     4,100      39.90
MCBS  Mid Continent Bancshares of KS          3.27    0.03       0.32   0.00        7.54      4.90     2.64     2,123      34.55
MFFC  Milton Fed. Fin. Corp. of CH            2.15    0.00       0.12   0.00        7.61      4.94     2.67     3,816      33.75
SMBC  Southern Missouri Bncrp of MO           2.15    0.00       0.08   0.00        7.60      4.94     2.66     3,240      27.19
WOFC  Western Ohio Fin. Corp. of OH           2.15    0.00       0.40   0.00        7.04      4.82     2.22     4,438      34.51

(1)  Financial information is for the quarter ending December 31, 1995.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we caned guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- ----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-3
                          Market Pricing Comparatives
                          Prices As of June 14, 1996

                                           Market        Per Share Data
                                                        ---------------
                                        Capitalization           Book              Pricing Ratios(3)
                                        ---------------                 ---------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
- ---------------------                  -------- ------- ------- ------- ------- ------- ------- ------- -------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)      (%)

SAIF-Insured Thrifts                     17.21   119.16   1.25   16.52   14.29  104.98   13.13  108.21   15.14
State of IL                              17.54    69.77   1.17   18.45   14.81   94.27   12.87   95.07   16.30
Comparable Group Average                 14.89    36.37   0.84   16.48   17.71   90.57   17.39   91.00   18.28
   Mid-West Companies                    14.89    36.37   0.84   16.48   17.71   90.57   17.39   91.00   18.28

Comparable Group
- ----------------

Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH          15.00    25.71   0.64   15.04   23.44   99.73   23.01   99.73   23.44
EFBI  Enterprise Fed. Bancorp of OH      14.25    29.71   0.99   15.52   14.39   91.82   14.31   91.99   20.96
FFHH  FSF Financial Corp. of MN          12.12    46.80   0.48   13.51      NM   89.71   14.32   89.71      NM
BDJI  First Fed. Bancorp. of MN          13.00    10.65   0.85   17.65   15.29   73.65   10.59   73.65   15.29
FFBH  First Fed. Bancshares of AR        13.75    70.87   0.96   15.38   14.32   89.40   14.22   89.40   14.32
FKKY  Frankfort First Bancorp of KY      11.87    40.95   0.53   13.87   22.40   85.58   29.54   85.58      NM
HFFB  Harrodsburg 1st Fin Bcrp of KY     15.00    32.73   0.49   14.28      NM  105.04   30.11  105.04      NM
HBFW  Home Bancorp of Fort Wayne IN      14.87    46.01   0.86   16.60   17.29   89.58   14.71   89.58   17.29
LARK  Landmark Bancshares of KS          15.25    29.75   0.94   17.05   16.22   89.44   15.38   89.44   18.60
MFBC  MFB Corp. of Mishawaka IN          14.00    29.09   0.63   18.67   22.22   74.99   14.48   74.99   22.58
MCBS  Mid Continent Bancshares of KS     18.50    38.13   1.75   17.68   10.57  104.64   13.11  104.82   12.50
MFFC  Milton Fed. Fin. Corp. of OH       12.87    29.61   0.79   14.91   16.29   86.32   17.25   86.32   17.63
SMBC  Southern Missouri Bncrp of MO      14.75    25.43   0.78   15.41   18.91   95.72   15.70   95.72   20.21
WOFC  Western Ohio Fin. Corp. of OH      23.25    53.68   1.10   25.19   21.14   92.30   16.80   98.02      NM

                                             Dividends(4)                 Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                        Amount/         Payout   Total  Equity/  NPAs/        Reported         Core
                                                                                         -------------------- -------
                                        Share   Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                        ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                          (x)     ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.35   1.98   25.53   1,297   13.25    0.95    0.87    8.08    0.81    7.29
State of IL                               0.28   1.57   24.31     657   14.29    0.58    0.77    6.36    0.73    5.96
Comparable Group Average                  0.32   2.10   29.85     225   19.15    0.38    0.99    5.18    0.89    4.70
Mid-West Companies                        0.32   2.10   29.85     225   19.15    0.38    0.99    5.18    0.89    4.70

Comparable Group
- ----------------

Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH           0.30   2.00   46.88     112   23.07    1.48    1.03    4.75    1.03    4.75
EFBI  Enterprise Fed. Bancorp of OH       0.00   0.00    0.00     208   15.58    0.01    1.12    5.47    0.77    3.75
FFHH  FSF Financial Corp. of MN           0.50   4.13      NM     327   15.97    0.09    0.62    3.34    0.62    3.34
BDJI  First Fed. Bancorp. of MN           0.00   0.00    0.00     101   14.38    0.23    0.70    5.24    0.70    5.24
FFBH  First Fed. Bancshares of AR         0.00   0.00    0.00     498   15.90    0.09    0.99    6.24    0.99    6.24
FKKY  Frankfort First Bancorp of KY       0.36   3.03   67.92     139   34.52    0.10    1.36    4.94    1.08    3.91
HFFB  Harrodsburg 1st Fin Bcrp of KY      0.40   2.67      NM     109   28.66    0.60    1.05    4.73    1.05    4.73
HBFW  Home Bancorp of Fort Wayne IN       0.20   1.34   23.26     313   16.42      NA    0.86    5.00    0.86    5.00
LARK  Landmark Bancshares of KS           0.40   2.62   42.55     193   17.20    0.37    0.91    5.28    0.79    4.60
MFBC  MFB Corp. of Mishawaka IN           0.00   0.00    0.00     201   19.31    0.05    0.69    3.41    0.68    3.36
MCBS  Mid Continent Bancshares of KS      0.40   2.16   22.86     291   12.53    0.21    1.37    9.90    1.16    8.37
MFFC  Milton Fed. Fin. Corp. of OH        0.48   3.73   60.76     172   19.98    0.40    1.13    4.93    1.05    4.56
SMBC  Southern Missouri Bncrp of MO       0.50   3.39   64.10     162   16.40    0.97    0.88    5.01    0.82    4.69
WOFC  Western Ohio Fin. Corp. of OH       1.00   4.30      NM     320   18.20    0.34    1.10    4.22    0.83    3.18

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5)  Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT III-4
                  Peer Group Market Area Comparative Analysis

                                 Exhibit III-4
         Peer Group Primary Market Area Demographic/Competition Trends

                                                                        Proj.

                                                       Population        Pop.      1990-95   1995-2000
                                                -----------------------
Institution                       County        1990          1995       2000     % Change  % Change  Median Age
- -----------                       ------        ----          ----       ----     --------  --------  ----------
                                                (000)         (000)

ASB Financial Corp. of OH         Scioto             80          82         84        2.4%      2.2%       35.7
Enterprise Fed. Bancorp of OH     Hamilton          866         866        866       -0.0%     -0.0%       33.7
FSF Financial Corp. of MN         McLeod             12          12         13        4.8%      4.2%       33.7
Fidelity Bancorp of IL            Cook            1,879       1,896      1,910        0.9%      0.8%       34.0
First Fed. Bancorp of MN          Beltrami           34          38         42       11.0%      9.5%       29.0
Great American Bancorp of IL      Champaign         173         165        162       -4.6%     -1.9%       29.0
Landmark Bancshares of KS         Ford               10          10         11        6.2%      4.8%       30.7
North Bancshares of Chicago IL    Cook            1,879       1,896      1,910        0.9%      0.8%       34.0
Southern Missouri Bncrp of MO     Butler             15          16         17        4.8%      4.3%       36.9
Western Ohio Fin. Corp. of OH     Clark             148         148        148        0.2%      0.2%       35.4
                                                    ---         ---        ---        ----      ----       ----
                                  AVERAGES:         510         513        516        2.7%      2.5%       33.2
                                  MEDIANS:          114         115        116        1.6%      1.5%       33.9

CHESTER SAVINGS BANK OF IL        RANDOLPH           35          34         34       -0.5%     -0.2%       34.0


                                   Per Capita Income       Deposit
                                -----------------------
                                              % State      Market


                                 Amount       Average     Share(1)

ASB Financial Corp. of OH         10,837        69.0%        13.5%
Enterprise Fed. Bancorp of OH     18,004       114.6%         0.5%
FSF Financial Corp. of MN         19,188        91.2%        19.8%
Fidelity Bancorp of IL            17,825       104.6%         0.3%
First Fed. Bancorp of MN          12,572        59.7%        14.1%
Great American Bancorp of IL      14,069        82.5%         5.0%
Landmark Bancshares of KS         11,422        80.3%        17.9%
North Bancshares of Chicago IL    17,825       104.6%         0.1%
Southern Missouri Bncrp of MO     10,436        72.5%         9.2%
Western Ohio Fin. Corp. of OH     14,727        93.8%        10.5%
                                  ------        -----        -----
                                  14,691        87.3%         9.1%
                                  14,398        86.9%         9.9%

Chester Savings Bank of IL        11,627        68.2%        19.2%

(1) Total institution deposits in headquarters county as percent of total county deposits.

Source: CACI, Inc; FDIC; OTS.

                                 EXHIBIT IV-1
                                 Stock Prices:
                              As of June 14, 1996

RP FINANCIAL, LC.
- -------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                               Weekly Thrift Market Line - Part One
                                                    Prices As Of June 14, 1996

                                                       Market Capitilization                     Price Change Data
                                                    --------------------------       --------------------------------------
                                                              Shares    Market        52 Week (1)            % Change From
                                                                                     -------------          ---------------
                                                     Price/   Outst-   Capital-                      Last    Last   Dec. 31,
Financial Institution                               Share(1)  anding   ization(9)     High    Low    Week    Week   1994(2)
- ---------------------                               --------  -------  --------      ------  -----  ------  ------  -------
                                                      ($)      (000)    ($Mil)         ($)    ($)     ($)     (%)     (%)
Market Averages. SAIF - Insured Thrifts (no FHC)
- ------------------------------------------------

SAIF-Insured Thrifts(322)                             17.33     5,867    125.7       18.77   14.11   17.26    0.38   132.74
NYSE Traded Companies(12)                             28.39    46,329  1,312.3       30.65   21.28   26.64   -0.97   183.98
AMEX Traded Companies(17)                             13.84     3,282     49.0       14.97   12.32   13.91   -0.40   206.86
NASDAQ Listed QTC Companies(293)                      17.04     4,204     76.9       18.46   13.90   16.95    0.49   125.02
California Companies(25)                              19.30    23,611    604.6       20.87   14.93   19.30    0.31    51.51
Florida Companies(10)                                 13.03     5,174     58.6       14.72   10.52   12.97    0.23    68.90
Mid-Atlantic Companies(63)                            16.81     5,737    104.7       18.28   13.88   16.69    0.65   114.42
Mid-West Companies(149)                               17.92     3,827     64.7       19.28   14.55   17.84    0.51   157.61
New England Companies(9)                              17.64     3,542     70.4       19.55   14.89   17.60   -0.26   178.79
North-West Companies(6)                               17.42    11,909    232.2       18.18   13.05   17.97   -2.48    73.18
South-East Companies(45)                              16.45     3,530     57.9       18.10   13.57   16.37    0.36   179.05
South West Companies (7)                              13.45     1,879     28.2       14.96   11.87   13.46    0.17   -18.52
Western Companies (Excl CA)(8)                        16.10     1,158     51.1       16.88   13.47   16.16   -0.35   221.28
Thrift Strategy(248)                                  16.21     3,484     59.7       17.60   13.55   16.14    0.44   102.02
Mortgage Banker Strategy(39)                          21.27    11,484    324.5       22.68   16.16   21.17    0.07   216.05
Real Estate Strategy(16)                              18.50     6,379    122.3       19.55   13.30   18.55   -0.06    97.09
Diversified Strategy(15)                              25.50    29,926    697.3       27.46   19.60   25.52   -0.08   191.69
Retail Banking Strategy (4)                           12.03     3,261     81.7       13.72   10.15   11.78    2.80   176.80
Companies Issuing Dividends(244)                      18.50     6,249    143.0       20.19   15.10   18.54    0.33   152.71
Companies Without Dividends(78)                       13.37     4,684     72.1       14.37   11.04   13.31    0.53    53.63
Equity/Assets less than 6 (29)                        16.92    19,811    421.3       18.20   12.83   16.77    0.80    76.78
Equity/Assets 6-12%(147)                              19.42     5,433    134.8       21.10   15.31   19.39    0.12   154.44
Equity/Assets greater than 12%(146)                   15.34     3,506     57.5       16.59   13.18   15.26    0.55    95.43
Converted Last 3 Mths (no MHC)(20)                    11.26     3,631     41.7       11.90   10.62   11.16    0.97     0.00
Actively Traded Companies(53)                         23.15    17,267    440.5       24.08   18.29   23.07    0.46   157.85
Market Value Below $20 Million(83)                    14.06       962     12.6       15.51   12.05   14.05    0.06    85.52
Holding Company Struture (275)                        17.77     5,929    132.5       19.25   14.60   17.70    0.44   125.71
Assets Over $1 Billion(61)                            24.57    19,220    482.3       26.37   18.86   24.54    0.25   155.85
Assets Over $500 Million-$1 Billion(56)               17.58     5,025     78.2       18.81   14.13   17.40    0.91   175.99
Asstes Over $250-$500 Million(79)                     15.87     2,632     38.6       17.36   13.40   15.79    0.35    99.16
Assets Less than $250 Million (126)                   14.39     1,114     19.3       15.72   12.10   14.37    0.21    78.59
Goodwil Companies (133)                               19.63     9,664    226.5       21.28   15.43   19.54    0.57   155.93
Non-Goodwill Companies(189)                           15.65     3,114     52.6       16.95   13.16   15.62    0.24    89.83
Acquitors of FSLIC Cases(14)                          24.87    34,581    976.9       26.26   18.96   24.99   -0.25   197.38

                                                                          Current Per Share Financials
                                                                ---------------------------------------------
                                                                                            Tangible
                                                                Trailing   12 Mo.    Book     Book
                                                    Dec. 31,     12 Mo.     Core    Value/   Value/   Assets/
Financial Institution                               1995(2)      EPS(3)    EPS(3)   Share   Share(4)   Share
- ---------------------                               -------     --------  -------  -------  --------  -------
                                                      (%)          ($)      ($)      ($)       ($)      ($)
Market Averages. SAIF - Insured Thrifts (no FHC)
- ------------------------------------------------

SAIF-Insured Thrifts(322)                              1.53        1.28     1.15    16.74     16.31    164.37
NYSE Traded Companies(12)                              2.55        2.35     1.96    21.40     20.05    355.85
AMEX Traded Companies(17)                              1.35        0.79     0.75    15.14     14.97    104.13
NASDAQ Listed QTC Companies(293)                       1.48        1.26     1.13    16.63     16.22    159.37
California Companies(25)                               3.87        1.03     0.86    18.35     17.86    280.83
Florida Companies(10)                                  3.13        1.23     0.77    12.43     12.14    175.66
Mid-Atlantic Companies(63)                             1.19        1.38     1.31    16.38     15.79    167.39
Mid-West Companies(149)                                1.09        1.32     1.17    17.52     17.21    150.12
New England Companies(9)                              -2.08        1.56     1.31    18.76     17.22    254.16
North-West Companies(6)                                8.15        1.30     1.20    13.13     12.35    171.31
South-East Companies(45)                               2.26        1.11     1.06    14.72     14.44    122.20
South West Companies (7)                              -6.18        1.14     1.07    16.25     15.66    213.08
Western Companies (Excl CA)(8)                         5.07        1.07     1.00    16.40     15.00    113.11
Thrift Strategy(248)                                   0.84        1.09     1.03    16.56     16.21    143.76
Mortgage Banker Strategy(39)                           4.31        2.00     1.43    17.48     16.54    250.48
Real Estate Strategy(16)                               4.44        1.64     1.61    16.99     16.29    202.91
Diversified Strategy(15)                               3.07        2.00     1.97    18.72     18.22    236.99
Retail Banking Strategy (4)                           -3.72        1.13     0.86    13.56     13.05    158.37
Companies Issuing Dividends(244)                       3.34        1.82     1.27    17.41     16.91    168.32
Companies Without Dividends(78)                        2.28        0.83     0.75    14.56     14.44    152.15
Equity/Assets less than 6%(29)                         4.37        1.39     1.09    14.29     13.44    291.39
Equity/Assets 6-12%(147)                               2.02        1.68     1.47    17.33     16.62    210.91
Equity/Assets greater than 12%(146)                    0.30        0.85     0.84    15.65     16.58     93.12
Converted Last 3 Mths (no MHC)(20)                    -2.25        0.47     0.49    14.58     14.57     67.09
Actively Traded Companies(53)                          3.28        1.99     1.87    18.69     17.91    251.89
Market Value Below $20 Million(83)                    -2.54        1.05     0.83    16.21     16.14    133.60
Holding Company Struture(275)                          1.11        1.28     1.15    17.27     16.83    163.56
Assets Over $1 Billion(61)                             4.12        2.00     1.82    20.00     18.71    275.21
Assets Over $500 Million-$1 Billion(56)                3.05        1.34     1.24    16.25     15.78    174.93
Asstes Over $250-$500 Million(79)                      1.81        1.23     0.97    15.81     15.48    154.89
Assets Less than $250 Million(126)                    -0.97        0.91     0.86    15.87     15.84    108.31
Goodwil Companies (133)                                3.45        1.54     1.38    17.40     16.38    216.23
Non-Goodwill Companies(189)                           -0.01        1.08     0.98    16.26     16.26    126.77
Acquitors of FSLIC Cases(14)                          -0.92        2.19     1.93    18.94     17.75    297.22

(1)  Average of high /low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trading twelth month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) RDA (return on assets) and ROE (return on equity) are indicated ratiuos based on trading twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trading twelve month earnings.
(8) Excluded from averages due to actual or restored acquisition activities or unusual operating characteristics.
(9) For MIC institutions, market value reflects share price multiplied by public (non-HHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completerness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 2209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 14, 1996

                                                Market Capitalization                         Price Change Data
                                              -------------------------        -----------------------------------------------------
                                                       Shares    Market            52 Week (1)               (%) Change From
                                                                               ---------------             -------------------------
                                              Price/   Outst-    Capital-                          Last     Last   Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding    ization(9)       High     Low     Week     Week   1994(2)  1995(2)
- ---------------------                        --------  --------  ----------    ---------  ------- -------  ------  -------  --------
                                                ($)     (000)    ($Mil)           ($)      ($)     ($)     (%)      (%)       (%)

Market Averages. BIF - Insured Thrifts (no MHC)
- -----------------------------------------------
BIF - Insured Thrifts(71)                      16.54     6,942      121.5       17.96      12.99   16.49    0.20    98.59    4.61
NYSE Traded Companies(3)                       13.69    53,098      700.8       14.25      10.44   13.87   -1.27   123.54   10.76
AMEX Traded Companies(4)                       14.72     3,115       47.7       15.69      13.16   14.44    1.86    28.64   -5.17
NASDAQ Listed OTC Companies(64)                16.76     5,591      106.4       18.18      13.07   16.73    0.14   102.49    4.92
California Companies(2)                        11.13     5,155       64.2       11.88       7.88   11.38   -2.06   216.67    9.48
Mid-Atlantic Companies(19)                     18.80    10,955      171.8       20.?1      15.06   18.70    0.39    75.79    1.33
Mid-West Companies(1)                           7.87     2,562       20.2        8.50       7.50    7.50    4.93     0.00    0.00
New England Companies(44)                      16.01     3,644       54.2       17.39      12.47   15.97    0.19   109.50    5.75
North-West Companies(4)                        17.51    22,775      598.8       19.28      13.85   17.72   -1.07    41.36    2.13
South-West Companies(1)                        10.75     1,387       14.9       11.50       7.50   10.50    2.38     0.00   19.44
Thrift Strategy(44)                            16.41     3,552       54.0       17.76      13.10   16.34    0.28    96.54    5.86
Mortgage Banker Strategy(11)                   18.15    15,785      238.1       19.54      14.17   18.16    0.19   138.65    4.56
Real Estate Strategy(7)                        16.10     3,715       70.0       17.10      11.27   16.15   -0.75   138.17   10.62
Diversified Strategy(7)                        16.10    21,376      482.8       19.14      12.17   16.04    0.48    39.06   -5.23
Retail Banking Strategy(2)                     14.50     1,330       17.9       17.13      13.13   14.38    0.76    16.56   -6.80
Companies Issuing Dividends(50)                18.67     5,716      123.2       20.19      14.59   18.61    0.26   103.18    5.53
Companies Without Dividends(21)                11.59     9,782      117.7       12.81       9.30   11.58    0.07    76.78    2.09
Equity/Assets (Less than)6%(B)                 11.33    23,161      285.7       12.59       8.35   11.44   -1.04    67.51   -2.77
Equity/Assets 6-12%(51)                        17.19     5,331      108.7       18.74      13.47   17.10    0.46   105.10    5.76
Equity/Assets (More than)12%(12)               16.58     4,782       83.2       17.57      13.53   16.68   -0.27    -6.48    3.25
Converted Last 3 Mths (no MHC) (3)              9.44     3,235       31.0       10.21       9.27    9.33    1.45     0.00    0.00
Actively Traded Companies(30)                  17.70    11,015      208.8       18.95      13.90   17.66    0.34   120.05    4.69
Market Value Below $20 Million(31)             13.84       982       12.5       14.73      10.58   13.87    0.08    81.45    8.38
Holding Company Structure(45)                  17.09     6,768      135.5       18.55      13.58   17.08   -0.02   102.66    5.55
Assets Over $1 Billion(17)                     22.45    19,874      397.4       23.79      16.63   22.52   -0.40    96.13    6.06
Assets $500 Million-$1 Billion(17)             18.94     4,578       77.0       20.42      15.54   18.72    1.33   125.45    0.24
Assets $250-$500 Million(22)                   13.27     3,576       38.8       15.08      10.80   13.18    0.15    93.15    3.80
Assets less than $250 Million(15)              13.14     1,567       15.9       14.08      10.13   13.20   -0.22    75.56    8.94
Goodwill Companies(35)                         18.17     9,700      185.7       19.87      14.58   18.02    0.87   104.95    3.91
Non-Goodwill Companies (36)                    14.96     4,270       59.4       16.12      11.55   15.01   -0.44    88.69    5.36

                                                                           Current Per Share Financials
                                                                 --------------------------------------------------------
                                                                                                     Tangible
                                                                 Trailing       12Mo.       Book       Book
                                                                  12 Mo.        Core       Value/     Value/    Assets/
Financial Institution                                             EPS(3)        EPS(3)     Share     Share(4)   Share
- ---------------------                                            ----------   ---------  ---------  --------- -----------
                                                                    ($)          ($)        ($)        ($)        ($)

Market Averages. BIF - Insured Thrifts (no MHC)
- -----------------------------------------------

BIF - Insured Thrifts(71)                                          1.43         1.36       15.26       14.77     176.07
NYSE Traded Companies(3)                                           0.52         0.64       12.58       12.51     232.41
AMEX Traded Companies(4)                                           1.14         0.71       14.49       13.78     150.26
NASDAQ Listed OTC Companies(64)                                    1.49         1.43       15.41       14.92     175.90
California Companies(2)                                            0.64         0.55       11.42       11.41     182.68
Mid-Atlantic Companies(19)                                         1.50         1.47       16.97       16.80     190.76
Mid-West Companies(1)                                              0.29         0.29       11.06       11.06      19.67
New England Companies(44)                                          1.48         1.38       15.06       14.38     178.02
North-West Companies(4)                                            1.43         1.42       14.17       13.64     148.84
South-West Companies(1)                                            1.24         0.97        7.91        7.64      91.48
Thrift Strategy(44)                                                1.40         1.33       15.72       15.26     166.23
Mortgage Banker Strategy(11)                                       1.55         1.54       16.29       15.55     229.21
Real Estate Strategy(7)                                            1.46         1.34       12.71       12.67     124.13
Diversified Strategy(7)                                            1.86         1.69       12.78       12.04     186.36
Retail Banking Strategy(2)                                         0.19         0.20       16.33       15.86     258.61
Companies Issuing Dividends(50)                                    1.71         1.63       16.52       15.89     194.35
Companies Without Dividends(21)                                    0.80         0.73       12.33       12.18     133.72
Equity/Assets (Less than)6%(B)                                     0.92         0.79        9.66        9.56     180.00
Equity/Assets 6-12%(51)                                            1.61         1.52       15.44       14.80     193.50
Equity/Assets (More than)12%(12)                                   0.93         0.94       17.77       17.77      91.78
Converted Last 3 Mths (no MHC) (3)                                 0.34         0.36       13.18       13.18      43.07
Actively Traded Companies(30)                                      1.58         1.56       16.07       15.29     197.35
Market Value Below $20 Million(31)                                 1.19         1.07       15.01       14.46     175.71
Holding Company Structure(45)                                      1.52         1.48       15.60       15.08     167.99
Assets Over $1 Billion(17)                                         2.04         1.98       18.17       17.50     236.53
Assets $500 Million-$1 Billion(17)                                 1.66         1.49       17.23       16.77     193.64
Assets $250-$500 Million(22)                                       1.09         1.06       12.80       12.36     143.09
Assets less than $250 Million(15)                                  1.12         1.04       13.97       13.57     147.21
Goodwill Companies(35)                                             1.57         1.44       16.35       15.36     215.23
Non-Goodwill Companies (36)                                        1.30         1.28       14.20       14.20     138.13

(1)  Average of high/low or bid/ask price share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unsual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 2209
97030 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 14, 1996

                                                Market Capitalization                           Price Change Data
                                              -------------------------        -------------------------------------------------
                                                       Shares    Market            52 Week (1)               (%) Change From
                                                                               ---------------           -----------------------
                                              Price/   Outst-    Capital-                          Last     Last   Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding    ization(9)       High     Low     Week     Week   1994(2)  1995(2)
- ---------------------                        --------  --------  ----------    ---------  ------- -------  ------  -------  --------
                                                ($)     (000)      ($Mil)         ($)      ($)     ($)     (%)      (%)       (%)

Market Averages. BIF - Insured Thrifts (no MHC)
- -----------------------------------------------
SAIF-Insured Thrifts(19)                       15.96     5,017      24.2         18.09     12.44   16.08    -0.50   107.50    -4.31
BIF-Insured Thrifts(2)                         16.19    21,219     135.4         18.06     12.32   15.19     4.91   184.24     0.54
NASDAQ Listed OTC Companies(21)                15.98     6,637      35.3         18.09     12.43   15.99     0.04   133.08    -3.83
Florida Companies(3)                           18.08     5,505      45.3         21.50     14.55   18.42    -1.03     0.00   -11.71
Mid-Atlantic Companies(9)                      14.11     7,692      26.4         16.56     11.52   14.22    -0.73    57.50    -6.42
Mid-West Companies(7)                          16.45     1,911      11.9         17.80     12.31   16.34     0.88   157.50    -1.56
New England Companies(1)                       22.37    39,166     264.3         23.12     15.25   20.37     9.82   184.24    17.74
North-West Companies(1)                        15.00     2,155      11.8         17.00     11.36   16.00    -6.25     0.00     3.16
Thrift Strategy(18)                            15.68     5,070      23.9         17.87     12.33   15.74    -0.15   107.50    -5.41
Mortgage Banker Strategy(2)                    15.00     2,155      11.8         17.00     11.36   16.00    -6.25     0.00     3.16
Diversified Strategy(1)                        22.37    39,666     264.3         23.12     15.25   20.37     9.82   184.24    17.74
Companies Issuing Dividends(21)                15.98     6,637      35.3         18.09     12.43   15.99     0.04   133.08    -3.83
Equity/Assets Less than 6 1/4(1)               14.75     1,610      11.0         17.25     11.00   15.75    -6.35     0.00    -7.06
Equity/Assets 6-12 ???(13)                     17.50     8,081      46.2         19.73     13.29   17.53    -0.18   133.08    -4.01
Equity/Assets More than 12 1/4(7)              13.55     4,880      20.2         15.39     11.14   13.37     1.33     0.00    -3.05
Actively Traded Companies(1)                   15.75     6,512      31.5         17.50     12.50   16.00    -1.56    57.50    -4.55
Market Value Below $20 Million(1)              14.00     1,250       7.9         14.25     10.50   14.00     0.00     0.00     0.94
Holding Company Structure(1)                   15.75     6,512      31.5         17.50     12.50   16.00    -1.56    57.50    -4.55
Assets Over $1 Billion(4)                      17.04    24,584     115.8         19.04     13.29   16.33     3.43   184.24    -0.11
Assets $500 Million-$1 Billion(6)              16.44     5,826      38.6         19.42     13.34   16.65    -0.77    57.50    -7.79
Assets $250-$500 Million(3)                    18.08     2,255      15.9         20.87     13.75   18.50    -2.71   157.50    -4.77
Assets less than $250 Million(8)               14.45     2,159      10.0         15.69     10.92   14.42     0.40     0.00    -1.90
Goodwill Companies(10)                         16.57    11,223      56.0         18.50     12.72   16.53    -0.12   133.08    -1.48
Non-Goodwill Companies(11)                     15.50     2,885      18.4         17.75     12.18   15.54     0.17     0.00    -5.74
MHC Institutional(21)                          15.98     6,637      35.3         18.09     12.43   15.99     0.04   133.08    -3.83

                                                                           Current Per Share Financials
                                                                 --------------------------------------------------------
                                                                                                     Tangible
                                                                 Trailing       12Mo.       Book       Book
                                                                  12 Mo.        Core       Value/     Value/    Assets/
Financial Institution                                             EPS(3)        EPS(3)     Share     Share(4)   Share
- ---------------------                                            ----------   ---------  ---------  --------- -----------
                                                                    ($)          ($)        ($)        ($)        ($)

Market Averages. BIF - Insured Thrifts (no MHC)
- -----------------------------------------------
SAIF-Insured Thrifts(19)                                            0.85         0.83       13.16     12.91       126.55
BIF-Insured Thrifts(2)                                              1.13         0.94       11.49     11.49       124.34
NASDAQ Listed OTC Companies(21)                                     0.88         0.84       13.00     12.77       126.33
Florida Companies(3)                                                1.29         1.26       14.73     14.68       145.72
Mid-Atlantic Companies(9)                                           0.56         0.62       12.15     11.77       107.34
Mid-West Companies(7)                                               0.87         0.79       13.39     13.37       136.71
New England Companies(1)                                            1.90         1.53       14.12     14.12       176.59
North-West Companies(1)                                             1.21         1.09       10.71      9.48        97.22
Thrift Strategy(18)                                                 0.80         0.79       13.06     12.88       125.16
Mortgage Banker Strategy(2)                                         1.21         1.09       10.71      9.48        97.22
Diversified Strategy(1)                                             1.90         1.53       14.12     14.12       176.59
Companies Issuing Dividends(21)                                     0.88         0.84       13.00     12.77       126.33
Equity/Assets Less than 6 1/4(1)                                    1.23         1.26       13.64     13.64       229.43
Equity/Assets 6-12 ???(13)                                          0.96         0.96       14.20     13.92       148.90
Equity/Assets More than 12 1/4(7)                                   0.68         0.58       10.84     10.68        72.92
Actively Traded Companies(1)                                        1.24         1.19       13.98     12.14       147.32
Market Value Below $20 Million(1)                                   0.48         0.39       13.41     13.41       113.76
Holding Company Structure(1)                                        1.24         1.19       13.98     12.14       147.32
Assets Over $1 Billion(4)                                           1.12         0.99       11.88     11.56       121.22
Assets $500 Million-$1 Billion(6)                                   1.04         1.06       14.49     14.12       143.41
Assets $250-$500 Million(3)                                         1.21         1.18       15.94     15.90       187.55
Assets less than $250 Million(8)                                    0.54         0.51       11.19     11.04        92.49
Goodwill Companies(10)                                              1.08         0.95       13.16     12.65       128.21
Non-Goodwill Companies (11)                                         0.71         0.76       12.87     12.87       124.80
MHC Institutional(21)                                               0.88         0.84       13.00     12.77       126.33

(1)  Average of high/low or bid/ask price share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unsual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following maket averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                     (continued)
                                         Weekly Thrift Market Line - Part One
                                              Prices As Of June 14, 1996

                                         Market Capitalization                              Price Change Data
                                       -------------------------       ----------------------------------------------------------
                                                 Shares  Market               52 Week (1)                      % Change From
                                                                       ------------------             ---------------------------
                                        Price/   Outst-  Capital-                            Last       Last    Dec 31,  Dec 31,
Financial Institution                  Share(s)  anding  ization(9)      High      Low       Week       Week    1994(2)  1995(2)
- ---------------------                  -------  -------  -------       --------  --------   ------    --------  -------  --------
                                         ($)      (000)   ($Mil)          ($)       ($)       ($)        (%)      (%)       (%)

NYSE Traded Companies
- ---------------------
AHM   Ahmanson and Co. H.F. of CA        26.62  112,512  2,995.1          27.75     21.00    26.50        0.45    41.97      0.45
CAL   CalFed Inc. of Los Angeles CA      18.37   49,313    905.9          19.00     12.37    18.62       -1.34    -9.01     16.63
CSA   Coast Savings Financial of CA      32.62   18,583    606.2          34.62     19.37    33.37       -2.25   182.18     -5.78
CFB   Commercial Federal Corp. of NE     38.62   15,067    581.9          38.87     27.12    38.12        1.31   946.61      2.30
DME   Dime Savings Bank, FSB of NY*      13.12   98,847  1,296.9          13.25      9.87    13.12        0.00    30.42     12.91
DSL   Downey Financial Corp. of CA       20.75   16,973    352.2          24.05     16.79    21.62       -4.02    21.06     -4.60
FRC   First Republic Bancorp of CA*      14.25    7,349    104.7          15.25     11.00    14.62       -2.53   216.67      8.61
FED   FirstFed Fin. Corp, of CA          17.50   10,624    185.9          18.50     12.37    17.25        1.45     8.36     23.94
GLN   Glendale Fed. Bk, FSB of CA        18.50   44,085    815.6          19.00     12.37    18.75       -1.33    13.85      4.99
GDW   Golden West Fin. Corp. of CA       54.50   58,623  3,195.0          56.25     44.37    54.62       -0.22   108.09     -1.36
GWF   Great Western Fin. Corp. of CA     23.75  137,205  3,258.6          27.12     20.25    23.50        1.06    36.73     -6.39
GPT   GreenPoint Fin. Corp. of NY(B)*    29.37   52,457  1,540.7          30.50     22.44    29.75       -1.28     N.A.      9.79
SFB   Standard Fed. Bancorp of MI        38.12   31,289  1,192.7          43.12     31.87    38.87       -1.93   309.45     -3.18
TCB   TCF Financial Corp. of MN          33.12   35,?35  1,186.9          37.62     22.94    33.62       -1.49   399.55      0.00
WES   Westcorp Inc. of Orange CA         18.25   25,836    471.5          21.91     14.52    18.57       -3.29   148.98      3.58


AMEX Traded Companies
- ---------------------
BKC   American Bank of Waterbury CT*     24.50    2,286     56.0          27.62     21.37    24.12       1.58     30.67    -10.09
BFD   BostonFed Bancorp of NA            12.25    6,590     80.7          12.62     10.00    12.25       0.00      N.A.      4.26
CFX   Cheshire Fin. Corp. of NH*         14.37    7,561    108.7          17.50     1?.50    13.75       4.51     20.76     -8.06
CZF   Citisave Fin. Corp. of LA          14.25      965     13.8          16.50     12.75    15.75      -9.52      N.A.     -3.39
CBK   Citizens First Fin.Corp of IL       9.87    2,818     27.8          10.50      9.75    10.00      -1.30      N.A.      N.A.
ESX   Essex Bancorp of VA(B)              2.25    1,05?      2.4           5.50      0.04     2.31      -2.60    -86.57     19.68
FCB   Falmouth Co-Op Bank of MA*         10.25    1,455     14.9          11.37     10.25    10.25       0.00      N.A.      N.A.
GAF   GA Financial Corp. of PA           11.00    8,900     97.9          11.50     10.75    10.75       2.33      N.A.      N.A.
KNK   Kankakee Bancorp of IL             19.25    1,439     27.7          21.00     18.25    19.37      -0.62     92.50      2.01
KYF   Kentucky First Bancorp of KY       13.37    1,389     18.6          13.62     11.37    13.62      -1.84      N.A.      8.08
NYB   New York Bancorp. Inc. of NY       25.25   11,725    296.1          26.12     19.00    25.25       0.00    256.14     12.22
PDB   Piedmont Bancorp of MC             13.25    2,645     35.0          13.62     12.00    13.12       0.99      N.A.      6.00
PLE   Pinnacle Bank of AL                16.12      890     14.3          19.25     15.50    16.00       0.75    138.81    -10.44
SSB   Scotland Bancorp of NC             12.37    1,840     22.8          12.62     11.62    12.12       2.06      N.A.      N.A.
SZB   SouthFirst Bancshares of AL        12.25      855     10.5          16.00     11.25    12.00       2.08      N.A.    -20.97
SRM   Southern Banc Company of AL        13.25    1,455     19.3          13.37     11.37    13.25       0.00      N.A.      2.95
SSM   Stone Street Bancorp of NC         16.87    1,825     30.8          18.50     16.75    16.87       0.00      N.A.      N.A.
TSH   Teche Holding Company of LA        13.25    4,094     54.2          14.50     11.75    13.25       0.00      N.A.     -3.64
FTF   Texarkana Fst. Fin. Corp of AR     16.50    1,984     32.7          16.50     10.00    16.37       0.79      N.A.     16.85
THR   Three Rivers Fin. Corp. of MI      13.37      860     11.5          13.62     11.37    13.25       0.91      N.A.      9.14
TBK   Tolland Bank of CT*                 9.75    1,157     11.3          10.25      7.50     9.62       1.35     34.88      2.63
WSB   Washington SB, FSB of ND            5.50    4,220     23.2           6.25      3.56     5.63      -2.31    340.00     10.00


NASDAQ Listed OTC Companies
- ---------------------------
?BCV  1st Bancorp of Vincennes IM        26.62      666     17.7          34.05     26.00    25.00       2.38      N.A.     -8.74
?FSB  1st Washington Bancorp of VA(B)     7.94    9,883     78.5           8.00      5.00     7.94       0.00     98.30     13.43
ALBK  ALBANK Fin. Corp. of Albany NY     27.25   13,605    370.7          30.62     21.46    27.25       0.00     17.20      9.00
AMFC  AMB Financial Corp. of IN          10.12    1,124     11.4          11.00      9.75    10.00       1.20      N.A.      N.A.
ASBP  ASB Financial Corp. of OH          15.00    1,714     25.7          16.50     11.37    15.00       0.00      N.A.     -5.48
ABBK  Abington Savings Bank of NA(B)*    15.37    1,884     29.0          18.50     12.75    14.50       6.00    132.18    -10.90
AADV  Advantage Bancorp of WI            34.00    3,449    117.3          34.50     23.40    34.00       0.00    269.57     12.58
AFCB  Affiliated Comm BC, Inc of MA      16.75    5,072     85.0          18.00     16.06    16.62       0.78      N.A.     -3.57
ALBC  Albion Banc Corp. of Albion NY     16.50      261      4.3          18.75     14.25    17.00      -2.94     26.92      0.00
ATSB  AmTrust Capital Corp. of IN         9.87      567      5.6          11.25      8.25    10.00      -1.30      N.A.     -3.71

                                                         Current Per Share Financials
                                             ------------------------------------------------------
                                                                              Tangible
                                             Trailing    12 Mo.     Book        Book
                                              12 Mo.     Core      Value/      Value/      Assets/
Financial Institution                         EPS(3)     EPS(3)    Share      Share(4)     Share
- ---------------------                        --------   -------   --------   ----------   --------
                                                 ($)       ($)       ($)         ($)         ($)

NYSE Traded Companies
- ---------------------
AHM   Ahmanson and Co. H.F. of CA               3.65      0.44      20.40      19.12       442.46
CAL   CalFed Inc. of Los Angeles CA             1.68      1.58      13.08      13.08       289.58
CSA   Coast Savings Financial of CA             2.09      1.81      22.89      22.51       443.41
CFB   Commercial Federal Corp. of NE            3.47      3.45      26.57      23.87       439.20
DME   Dime Savings Bank, FSB of NY*             0.68      0.93       9.98       9.87       196.40
DSL   Downey Financial Corp. of CA              1.68      1.47      22.83      22.43       274.12
FRC   First Republic Bancorp of CA*             0.35      0.34      15.17      15.15       268.42
FED   FirstFed Fin. Corp, of CA                 0.71      0.79      19.38      18.07       392.11
GLN   Glendale Fed. Bk, FSB of CA               0.42      0.99      17.49      16.12       325.92
GDW   Golden West Fin. Corp. of CA              4.42      4.37      19.79      37.43       597.27
GWF   Great Western Fin. Corp. of CA            1.92      1.75      18.42      36.13       318.96
GPT   GreenPoint Fin. Corp. of NY(B)*           2.03      2.12      29.18      16.62       275.83
SFB   Standard Fed. Bancorp of MI               3.92      3.54      30.02      25.61       431.63
TCB   TCF Financial Corp. of MN                 2.78      2.63      15.10      14.44       196.44
WES   Westcorp Inc. of Orange CA                1.42      0.71      11.78      11.74       119.08


AMEX Traded Companies
- ---------------------
BKC   American Bank of Waterbury CT*            2.82      0.32      19.37      18.37       226.11
BFD   BostonFed Bancorp of NA                   0.20      0.17      13.90      13.90       102.85
CFX   Cheshire Fin. Corp. of NH*                1.15      0.95      11.99      10.70       126.74
CZF   Citisave Fin. Corp. of LA                 1.02      0.70      15.02      15.01        82.51
CBK   Citizens First Fin.Corp of IL             0.56      0.61      13.95      13.95        89.59
ESX   Essex Bancorp of VA(B)                    0.97     -2.35       7.72      -0.25       300.25
FCB   Falmouth Co-Op Bank of MA*                0.25      0.26      14.84      14.84        60.43
GAF   GA Financial Corp. of PA                  0.31      0.44      14.34      14.34        63.90
KNK   Kankakee Bancorp of IL                    1.15      1.13      24.73      22.94       252.38
KYF   Kentucky First Bancorp of KY              0.57      0.57      14.28      14.28        60.46
NYB   New York Bancorp. Inc. of NY              2.72      2.58      13.58      13.58       234.92
PDB   Piedmont Bancorp of MC                    0.58      0.59      14.05      14.05        47.20
PLE   Pinnacle Bank of AL                       1.71      1.53      17.10      16.50       208.76
SSB   Scotland Bancorp of NC                    0.38      0.38      14.38      14.38        38.27
SZB   SouthFirst Bancshares of AL               0.55      0.76      15.48      15.48       103.98
SRM   Southern Banc Company of AL               0.36      0.36      15.51      15.34        76.12
SSM   Stone Street Bancorp of NC                0.43      0.43      21.43      21.43        63.62
TSH   Teche Holding Company of LA               0.92      0.90      14.51      14.51        84.54
FTF   Texarkana Fst. Fin. Corp of AR            1.48      1.11      16.98      16.98        82.35
THR   Three Rivers Fin. Corp. of MI             0.51      0.49      14.90      14.81        94.69
TBK   Tolland Bank of CT*                       1.12      0.82      11.74      11.19       187.76
WSB   Washington SB, FSB of ND                  0.57      0.42       5.03       5.03        62.24


NASDAQ Listed OTC Companies
- ---------------------------
?BCV  1st Bancorp of Vincennes IM               9.81     -0.71      32.33      32.33       410.09
?FSB  1st Washington Bancorp of VA(B)           0.51      0.21       4.79       4.79        80.47
ALBK  ALBANK Fin. Corp. of Albany NY            2.21      2.21      23.58      20.81       244.99
AMFC  AMB Financial Corp. of IN                 0.31      0.31      14.37      14.37        71.65
ASBP  ASB Financial Corp. of OH                 0.64      0.64      15.04      15.04        65.18
ABBK  Abington Savings Bank of NA(B)*           0.85      0.56      16.52      14.45       253.96
AADV  Advantage Bancorp of WI                   2.51      2.26      27.77      24.06       284.11
AFCB  Affiliated Comm BC, Inc of MA             1.21      1.45      18.97      18.82       185.00
ALBC  Albion Banc Corp. of Albion NY            0.56      0.56      23.26      23.26       217.21
ATSB  AmTrust Capital Corp. of IN               0.37      0.08      13.32      13.18       128.87

RP FINANCIAL, LC.
- -----------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                      (continued)
                           Weekly Thrift Market Line - Part One
                                 Prices As Of June 14, 1996

                                            Market Capitalization                           Price Change Data
                                           -----------------------        ----------------------------------------------------
                                                    Shares  Market             52 Week (1)              % Change From
                                                                          ----------------          --------------------------
                                            Price/  Outst- Capital-                           Last    Last  Dec. 31,  Dec. 31,
Financial Institution                      Share(1) anding ization(9)        High     Low     Week    Week  1994(2)   1995(2)
- ---------------------                      -------- ------ --------       -------- ------- -------- ------- ------- ----------
                                              ($)   (000)   ($Mil)            ($)     ($)     ($)      (%)     (%)     (%)

AHCI  Banc Holding Co. of NY*                 9.56   5,422    51.8           10.31    9.38    9.38    1.92    N.A.   -5.44
ASBI  Ameriana Bancorp of IN                 13.00   3,325    43.2           14.44   11.25   13.00    0.00   40.85   -8.77
AFFFZ America First Fin. Fund of CA          27.00   6,011   162.3           29.75   24.50   26.00    3.85   44.00   -9.24
AMFB  American Federal Bank of SC            15.75  10,921   172.0            16.5   13.75   16.00   -1.56  231.58    3.28
AMBK  American Nat'l Bancorp of ID            9.87   3,980    39.3           10.25    8.05   10.00   -1.30    N.A.    1.23
ABCW  Anchor Bancorp Wisconsin of WI         34.00   4,934   167.8           36.25   25.80   34.50   -1.45   15.76   -5.21
A?DB  Andover Bancorp, Inc. of MA*           24.25   4,243   102.9           26.06   18.25   25.75   -5.83  125.58   14.82
ASFC  Astoria Financial Corp. of NY          27.37  27,917   599.9           28.13   17.69   27.00    1.37    4.27   19.99
AVND  Avondale Fin. Corp. of IL              13.00   4,015    52.2           15.25   12.72   13.25   -1.89    N.A.  -10.34
BFSI  BFS Bancorp, Inc. of NY                38.50   1,635    62.9           39.50   24.75   39.50   -2.53  324.94    9.22
BXCI  Bancorp Connecticut of CT              20.75   2,706    56.1           21.04   12.71   19.56    6.08  137.14   40.30
BWFC  Bank West Fin. Corp. of MI             10.75   2,296    24.7           10.87    8.75   10.75    0.00    N.A.    6.23
BANC  BankAtlantic Bancorp of FL             13.50  11,743   158.5           16.00   10.24   14.00   -3.57  159.62  -10.00
BKUHA BankUnited SA of FL                     7.50   5,693    42.7            8.75    6.12    7.75   -3.25   38.12   22.55
BKCO  Bankers Corp. of NJ*                   17.25  12,794   220.7           18.78   16.25   17.25    0.00  176.00    6.15
BVFS  Bay View Capital Corp. of CA           33.50   6,900   231.2           35.25   24.00   33.00    1.52   69.62   17.54
BFSB  Bedford Bancshares of VA               16.62   1,195    19.9           18.75   15.25   16.00    3.88   58.29   -4.32
BTHL  Bethel Bancorp of NE*                  13.00   1,203    15.6           13.25   10.75   13.00    0.00   10.64   13.04
SBOS  Boston Bancorp of NA(8)*               41.87   5,251   219.9           44.00   35.75   42.00   -0.31  154.68    4.02
BSBC  Branford SB of CT                       3.25   6,553    21.3            3.50    2.12    3.37   -3.56   53.30   13.24
BRFC  Bridgeville SB, FSB of PA              13.75   1,124    15.5           15.25   12.25   14.25   -3.51   -3.51   -5.17
BYFC  Broadway Fin. Corp. of CA              10.00     893     8.9           11.00   10.00   10.00    0.00    N.A.    N.A.
CBCO  CB Bancorp of Michigan City IN         17.25   1,188    20.5           19.25   12.50   17.25    0.00   56.82   -4.17
CCFH  CCF Holding Company of GA              12.00   1,131    13.6           12.75   10.75   11.50    4.35    N.A.   -5.88
CEHF  CEHF?D Financial Corp of CA            21.50   5,011   108.2           23.41   17.50   21.50    0.00   37.12   -1.47
CFSB  CFSB Bancorp of Lansing MI             21.25   4,475    95.1           24.00   17.73   20.62    3.06  136.11   -1.16
CKFB  CKF Bancorp of Danville KY             19.50     932    18.2           20.25   12.75   20.00   -2.50    N.A.    1.30
CSBF  CSB Financial Group Inc of IL           9.12   1,035     9.4            9.62    8.81    9.00    1.33    N.A.   -4.00
CFHC  California Fin. Hld. Co. of CA         20.87   4,665    97.4           21.85   15.00   20.50    1.80   98.76    1.80
CBCI  Calument Bancorp of Chicago IL         28.50   2,668    76.0           29.50   26.50   28.00    1.79   40.74    2.70
CAFI  Camco Fin. Corp. of OH                 19.62   1,971    38.7           20.00   13.81   20.00   -1.90    N.A.    9.00
CNR?  Cameron Fin. Corp. of MO               13.50   2,850    38.5           15.50   11.37   14.00   -3.57    N.A.   -6.05
CAPS  Capital Savings Bancorp of MO          18.00   1,039    18.7           19.50   16.50   18.00    0.00   38.85   -2.70
CARV  Carver FSB of New York, NY              7.87   2,314    18.2           10.75    6.81    7.62    3.28   25.92  -12.56
CASB  Cascade SB of Everett WA               16.50   2,040    33.7           16.50   12.40   20.00  -17.50   28.91   24.06
CATB  Catskill Fin. Corp. of NY*             10.19   5,687    58.0           10.75   10.06   10.25   -0.59    N.A.    N.A.
CNIT  Cenit Bancorp of Norfolk VA            35.00   1,606    56.2           40.25   33.00   34.00    2.94  120.40   -4.76
CTBK  Center Banks, Inc. of NY*              13.75     932    12.8           15.25   13.00   13.75    0.00   25.00   -2.20
CFCK  Center Fin. Corp of CT(8)*             22.87  14,487   331.3           22.87   14.12   20.87    9.58  238.81   30.69
CEBK  Central Co-Op. Bank of NA*             15.50   1,933   30.00           17.00   10.75   15.25    1.64  195.24    3.33
CJFC  Central Jersey Fin. Corp. of NJ(8)     30.75   2,668    82.0           31.31   19.00   30.25    1.65  229.94   23.00
CBSB  Charter Financial Inc. of IL           11.50   4,974    57.2           12.25    8.52   11.50    0.00    N.A.    6.38
CDFI  Charter One Financial of OH(8)         35.19  45,115 1,587.6           38.00   24.25   35.62   -1.21  101.09   14.92
CYAL  Chester Valley Bancorp of PA           18.25   1,580    28.8           20.48   18.12   18.62   -1.99   61.08   -5.19
CRCL  Circle Financial Corp. of OH(8)        34.00     708    24.1           35.50   25.00   33.84    0.47  209.09   25.93
CT?N  CitFed Bancorp of Day??? OH            37.06   5,686   210.7           38.81   26.50   36.75    0.84  311.78    7.42
CLAS  Classic Bancshares of KY               11.00   1,322    14.5           11.75   10.50   11.12   -1.08    N.A.   -6.38
CNSB  Comwealth SB, NHC of PA (46.3)(8)      21.50   8.642    82.8           24.87   14.87   21.88   -1.74    N.A.   -4.44
CBSA  Coastal Bancorp of Houston TX          18.56   4,958    92.0           18.75   15.63   18.62   -0.32    N.A.    6.06
CFCP  Coastal Fin. Corp. of SC               20.19   2,742    55.4           21.50   14.80   20.00    0.95  101.90   27.78
CDFD  Collective Bancorp Inc. of NJ          24.25  20,407   498.9           28.25   20.00   24.12    0.54  218.24   -4.41
CMSV  County. Svgs, NHC of FL (47.6)         15.25   4,869    36.3           18.25   14.25   14.75    3.39    N.A.  -10.29
CBIN  Community Bank Shares of IN            13.62   1,984    27.0           14.75   12.00   13.62    0.00    N.A.   -4.42
CBHH  Community Bankshares Inc of ????       17.75   2,416    42.9           19.75   15.75   17.37    2.19  373.33   -5.94
CFTP  Community Fed. Bancorp of MS           13.62   4,629    63.0           13.62   12.50   13.50    0.89    N.A.    N.A.
                                                  Current Per Share Financials
                                          ---------------------------------------------
                                                                     Tangible
                                          Trailing   12 Mo.   Book     Book
                                           12 Mo.    Core    Value/   Value/   Assets/
Financial Institution                      EPS(3)   EPS(3)   Share   Share(4)  Share
- ---------------------                     ------- -------- -------- --------- ---------
                                              ($)     ($)     ($)      ($)      ($)

AHCI  Banc  Holding Co. of NY*               -0.02   -0.03   13.87   13.87    72.36
ASBI  Ameriana Bancorp of IN                  1.00    0.97   13.41   13.39   115.21
AFFFZ America First Fin. Fund of CA           3.20    3.18   26.41   25.79   388.14
AMFB  American Federal Bank of SC             1.55    1.69   10.07    9.29   122.62
AMBK  American Nat'l Bancorp of ID            0.37    0.36   12.31   12.31   112.82
ABCW  Anchor Bancorp Wisconsin of WI          2.94    2.85   24.00   23.37   355.61
A?DB  Andover Bancorp, Inc. of MA*            2.25    2.36   20.44   20.44   269.10
ASFC  Astoria Financial Corp. of NY           2.21    2.19   26.16   21.18   306.07
AVND  Avondule Fin. Corp. of IL               0.93    0.65   15.35   15.35   144.39
BFSI  BFS Bancorp, Inc. of NY                 6.20    5.99   28.20   28.20   346.45
BXCI  Bancorp Connecticut of CT               1.65    1.65   16.09   16.09   148.88
BWFC  Bank West Fin. Corp. of MI              0.41    0.24   11.99   11.99    60.63
BANC  BankAtlantic Bancorp of FL              1.44    1.12   11.65   10.70   139.90
BKUHA BankUnited SA of FL                     1.12    0.86    7.93    7.49   129.72
BKCO  Bankers Corp. of NJ*                    1.62    1.71   14.69   14.38   149.72
BVFS  Bay View Capital Corp. of CA           -0.46    1.15   29.46   28.72   421.78
BFSB  Bedford Bancshares of VA                1.20    1.20   15.85   15.85    98.41
BTHL  Bethel Bancorp of NE*                   1.08    0.83   13.72   11.53   181.37
SBOS  Boston Bancorp of NA(8)*                7.08    3.39   40.29   40.29   326.62
BSBC  Branford SB of CT*                      0.20    0.20    2.31    2.31    26.59
BRFC  Bridgeville SB, FSB of PA               0.59    0.59   14.13   14.13    49.57
BYFC  Broadway Fin. Corp. of CA               0.49    0.55   14.73   14.73   129.03
CBCO  CB Bancorp of Michigan City IN          2.07    2.07   15.79   15.79   172.41
CCFH  CCF Holding Company of GA               0.59    0.56   14.79   14.79    69.65
CEHF  CEHF?D Financial Corp of CA             1.97    1.36   21.02   20.98   420.11
CFSB  CFSB Bancorp of Lansing MI              1.58    1.55   14.30   14.30   172.40
CKFB  CKF Bancorp of Danville KY              0.75    0.75   17.21   17.21    63.05
CSBF  CSB Financial Group Inc of IL           0.32    0.32   12.30   12.30    39.82
CFHC  California Fin. Hld. Co. of CA          0.77    0.67   18.48   18.32   273.69
CBCI  Calument Bancorp of Chicago IL          2.28    2.27   11.99   31.99   188.31
CAFI  Camco Fin. Corp. of OH                  2.12    1.62   14.52   14.52   174.38
CNR?  Cameron Fin. Corp. of MO.               0.97    0.96   16.06   16.06    60.52
CAPS  Capital Savings Bancorp of MO           1.75    1.75   20.34   20.34   194.95
CARV  Carver FSB of New York, NY              0.31    0.40   15.12   14.38   155.97
CASB  Cascade SB of Everett WA*               0.86    0.45    9.94    9.94   159.93
CATB  Catskill Fin. Corp. of NY               0.47    0.54   13.65   13.65    49.12
CNIT  Cenit Bancorp of Norfolk VA             1.57    1.84   29.00   27.92   415.61
CTBK  Center Banks, Inc. of NY*               1.27    1.31   16.32   16.32   230.66
CFCK  Center Fin. Corp of CT(8)*              1.60    1.09   15.46   14.44   253.30
CEBK  Central Co-Op. Bank of NA *             0.99    0.93   16.38   14.30   164.61
CJFC  Central Jersey Fin. Corp. of NJ(8)      1.89    1.80   20.58   19.13   174.74
CBSB  Charter Financial Inc. of IL            0.65    0.65   12.95   12.61    60.48
CDFI  Charter One Financial of OH(8)          0.37    2.39   20.16   19.84   292.01
CYAL  Chester Valley Bancorp of PA            1.54    1.48   15.90   15.90   173.78
CRCL  Circle Financial Corp. of OH            1.47    1.26   34.51   29.94   324.02
CTZN  Citfed Bancorp of Dayton OH             2.84    2.32   30.62   26.54   456.89
CLAS  Classic Bancshares of KY                0.21    0.19   14.76   14.76    51.28
CMSB  Comwealth SB, NMC PA (46.3) (8)         1.27    1.13   15.93   14.00   191.82
CBSA  Coastal Bancorp of Houston TX           1.93    1.92   18.76   15.22   566.10
CFCP  Coastal Fin. Corp. of SC                1.51    1.36    9.79    9.79   160.91
CDFD  Collective Bancorp Inc. of NJ           2.62    2.56   17.47   16.22   247.89
CMSV  County, Svgs, NHC of FL(47.6)           0.99    9.96   15.35   15.35   129.90
CBIN  Community Bank Shares of IN             0.96    0.94   12.84   12.84   113.06
CBHH  Community Bankshares Inc of NH*         1.41    1.17   15.46   15.46   213.92
CFTP  Community Fed. Bancorp of MS            0.43    0.42   14.34   14.34    43.32

RP FINANCIAL, LC.
- --------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 14, 1996

                                             Market Capitilization                         Price Change Data
                                            ------------------------          ----------------------------------------------------
                                                     Shares  Market              52 Week (1)              % Change From
                                                                              ----------------        ----------------------------
                                             Price/  Outst- Capital-                           Last     Last   Dec. 31,  Dec. 31,
Financial Institution                       Share(1) anding ization(9)         High    Low     Week     Week   1994(2)   1995(2)
- ---------------------                       -------- ------ --------          ------  ------  -------  ------  --------  ---------
                                               ($)    (000)  ($Mil)             ($)     ($)     ($)      (%)     (%)       (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
CFFC Community Fin. Corp. of VA               20.00   1,270    25.4            21.00   13.50   21.00    -4.76   185.71      11.11
CIBI Community Inv. Corp. of OH               15.25     701    10.7            17.50   12.75   14.75     3.39     N.A.       0.00
CONE Connestoga Bancorp of Roslyn NY(8)       21.00   4,742    99.6            21.12   14.37   21.00     0.00     N.A.       4.37
COOP Cooperative BA. for Svgs. of NY          17.25   1,492    25.7            22.50   17.25   17.25     0.00    72.50     -15.85
CNSK Covenant Bank for Svgs. of NJ*           12.00   1,959    23.5            13.22    8.62   12.00     0.00     N.A.      -9.23
CRZY Crazy Woman Creek Bancorp of WY          10.25   1,058    10.8            11.00   10.25   10.37    -1.16     N.A.       N.A.
DNFC D&M Financial Corp. of NI                13.44   6,829    91.8            13.62    9.38   12.37     8.65    53.60      10.89
DSBC DS Bancorp Inc. of Derby CT*             31.25   3,029    94.2            33.00   23.33   31.37    -0.38    89.97      22.55
DFCH Danen Fin. Corp pf Chicago IL            11.50   3,967    45.6            11.94   11.00   11.62    -1.03     N.A.       1.14
DIBX Dime Financial Corp. of CT*              14.25   5,024    71.5            14.50    9.50   13.75     3.64    35.71       5.56
EBSI Eagle Bancshares of Tucker GA            16.03   3,117    49.9            19.00   13.62   16.00     0.00   120.69     -15.79
EGFC Eagle Financial Corp. of CT              23.75   4,491   106.7            27.75   20.75   23.50     1.06   171.43      -9.52
ETFS East Texas Fin. Serv. of TX              14.75   1,194    17.6            16.75   13.75   14.75     0.00     N.A.      -9.23
EBCF Eastern Bancorp of NM                    24.00   2,398    57.6            27.50   19.25   24.25    -1.03   186.74     -10.28
ESBK Elmira SB of Elmira NY*                  15.75     706    11.8            18.75   14.50   16.50     1.52    16.56     -10.67
EFBI Enterprise Fed. Bancorp of OH            14.25   2,085    29.7            18.00   13.75   14.25     0.00     N.A.      -3.39
EQSB Equitable FSB of Wheaton NO              24.25     600    14.6            24.25   20.37   22.50     7.78   -66.19       7.78
FFFG F.F.D Financial Group of FL               2.81   8,430    23.7             3.00    2.25    2.69     4.46     N.A.       9.77
FCBF FCB Fin. Corp of Meenah WI               19.25   2,513    45.9            18.50   15.50   17.50     4.29     N.A.      -1.35
FFBS FFBS Bancorp of Columbus NS              22.75   1,573    35.8            24.00   15.50   23.00    -1.09     N.A.      33.82
FFDF FFD Financial Corp. of DH                10.19   1,455    14.8            10.75   10.00   10.37    -1.74     N.A.       N.A.
FFLC FFLC Bancorp of Leesburg FL              18.50   2,638    48.8            20.25   16.00   17.75     4.23     N.A.      -1.33
FFFC FFWA Financial Corp. of VA               17.50   5,426    95.0            17.50   13.25   16.75     4.48     N.A.      27.27
FFWC FFW Corporation of Wabash SH             19.25     739    14.2            19.75   16.50   19.25     0.00     N.A.      -2.53
FFYF FFY Financial Corp. of DH                23.25   5,193   120.7            23.50   19.00   23.25     0.00    94.44      10.71
FNOD FFS Financial Corp. of NJ                17.50   2,467    43.2            17.50   12.50   15.25     7.69     N.A.       2.94
FFHY FSF Financial Corp. of NH                12.12   3,861    46.8            13.50   10.75   11.69     3.68   365.45      -6.77
FNLY Family Bancorp of Haverhill MA(8)*       24.25   4,087    99.1            24.37   14.67   24.12     0.54     N.A.      35.70
FHCI Farmers & Mechanics Bank of CT(8)*       30.25   1,661    50.2            30.25   15.75   19.12    58.21    46.20      37.50
FCBC Fed One Bancorp pf Wheeling WY           14.52   2,489    36.4            16.25   13.00   14.62     0.00    42.86      -3.31
FFRV Fid. Fin. Bkshrs.Corp. of VA             12.50   2,279    28.5            14.75   10.75   12.50     0.00     N.A.      -9.88
FBCI Fidelity Bancorp of Chicago IL           16.62   3,085    51.3            17.00   13.25   16.62     0.00   106.99       8.13
FSBI Fidelity Bancorp Inc. of PA              16.00   1,367    21.9            17.50   13.41   16.00     0.00     N.A.       6.67
FFFL Fidelity FSB. WHC  of Fl(47.2)           13.25   6,720    82.0            17.00   10.91   13.50    -1.85    59.57     -18.46
FFED Fidelity Fed. Bancorp of IN              11.25   2,493    28.0            14.77   10.45   12.00    -6.25     N.A.     -23.83
FFDN Fidelity Financial of OH                  9.94   4,073    40.5            10.88    5.61   10.00    -0.50     N.A.      -8.72
FIBC Financial Bancorp of NY                  12.50   1,873    23.4            14.82   11.75   12.87    -2.87    153.7      -9.09
FWSC Financial Security Corp. of IL(8)        25.37   1,524    38.7            26.50   16.50   25.37     0.00     N.A.      14.02
FSBS First Ashland Fin. Corp. of NY(8)        18.00   1,463    26.3            18.37   13.00   18.00     0.00    21.57      24.14
FSBI First Bancshares of MO                   15.50   1,302    20.2            17.00   14.50   15.75    -1.59     N.A.      -3.13
FBBC First Bell Bancorp of PA                 13.69   8,166   111.8            14.25   10.00   13.44     1.86     N.A.       2.39
FBER First Bergen Bancorp of NJ                9.31   3,174    29.5            10.00    9.25    9.25     0.65   104.26       N.A.
FCIT First Cit. Fin. Corp. of ND              17.75   2,914    51.7            19.09   14.09   17.75     0.00    299.7       2.78
FFBA First Colorado Bancorp of Co             13.19  20,302   267.8            13.62    7.75   13.25    -0.45     N.A.      20.02
FDEF First Defiance Fin. Corp. of OH          10.75  10,978   118.0            11.00    7.41   10.62     1.22    79.17       6.23
FESX First  Essex Bancorp of MA               10.75   6,035    64.9            12.00    8.13   10.37     3.66   161.54      -5.45
FFES First FS&LA of E. Hartford CT            17.00   2,594    44.1            21.50   16.75   17.00     0.00     0.00     -15.00
FSSB First FS&LA of San Bern. CA              10.00     328     3.3            14.50   10.00   10.00     0.00   157.50     -20.00
FFSX First FS&LA. WHC of IA (45.S)            25.75   1,706    19.5            28.62   18.00   25.75     0.00   223.08      -3.74
FFNL First Family Bank, FSB of Fl             21.00     545    11.4            23.00   14.50   21.12    -0.57    86.88       0.00
FFSW First Fed Fin. Serv. of OH               28.37   3,275    92.9            28.37   18.10   28.00     1.32     N.A.      31.40
BDJL First Fed. Bancorp. of NH                13.00     819    10.6            14.75   11.25   13.50    -3.70     N.A.      -5.45
FFBH First Fed. Bancshares of AR              13.75   5,154    70.9            14.00   13.00   13.75     0.00     N.A.       N.A.
FFLC First Fed. Bancshares of WI              15.25   6,855   104.5            16.19   12.00   16.00    -4.69     N.A.       0.00
FIFC First Fed. Capital Corp. of WI           21.88   6,298   137.8            22.87   15.75   22.00    -0.55    94.49      21.56

                                                    Current Per Share Financials
                                             -----------------------------------------
                                                                        Tangible
                                             Trailing  12 Mo.    Book     Book
                                              12 Mo.   Core    Value/   Value/    Assets/
Financial Institution                         EPS(3)   EPS(3)   Share   Share(4)  Share
- ---------------------                        --------  ------  ------  ---------  -----
                                                ($)     ($)     ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
CFFC Community Fin. Corp. of VA               1.58    1.58     17.24     17.24    125.82
CIBI Community Inv. Corp. of OH               1.20    1.14     17.45     17.45    121.56
CONE Connestoga Bancorp of Roslyn NY(8)       0.68    0.55     16.86     16.85    104.25
COOP Cooperative BA. for Svgs. of NY          0.60    0.51     19.64     17.27    210.32
CNSK Covenant Bank for Svgs. of NJ*           0.97    0.97      8.74      8.74    172.93
CRZY Crazy Woman Creek Bancorp of WY          0.34    0.29     14.67     14.67     44.86
DNFC D&M Financial Corp. of NI                1.80    1.59     10.16     10.00    180.40
DSBC DS Bancorp Inc. of Derby CT*             2.69    2.41     26.99     26.06    411.93
DFCH Danen Fin. Corp pf Chicago IL            0.44    0.43     14.34     14.34     59.32
DIBX Dime Financial Corp. of CT*              1.93    2.17     10.63     10.10    133.64
EBSI Eagle Bancshares of Tucker GA            1.53    1.48     11.91     11.91    179.12
EGFC Eagle Financial Corp. of CT              3.65    1.79     22.70     16.42    312.09
ETFS East Texas Fin. Serv. of TX              0.87    0.81     18.90     18.90     96.28
EBCF Eastern Bancorp of NM                    2.10    1.74     26.48     24.93    343.99
ESBK Elmira SB of Elmira NY*                  0.46    0.46     19.89     19.00    315.91
EFBI Enterprise Fed. Bancorp of OH            0.99    0.68     15.52     15.49     99.61
EQSB Equitable FSB of Wheaton NO              3.42    3.39     22.75     22.75    433.56
FFFG F.F.D Financial Group of FL              0.15    0.15      2.18      2.18     36.26
FCBF FCB Fin. Corp of Meenah WI               1.02    1.00     18.78     18.78    101.73
FFBS FFBS Bancorp of Columbus NS              1.00    1.00     15.37     15.37     78.55
FFDF FFD Financial Corp. of DH                0.52    0.52     14.08     14.06     50.24
FFLC FFLC Bancorp of Leesburg FL              1.14    1.15     21.26     21.26    125.29
FFFC FFWA Financial Corp. of VA               1.19    1.16     15.57     15.26     95.42
FFWC FFW Corporation of Wabash SH             1.74    1.94     21.76     21.76    201.48
FFYF FFY Financial Corp. of DH                1.34    1.38     20.25     20.25    110.37
FNOD FFS Financial Corp. of NJ                1.69    1.69     13.49     13.12    204.99
FFHY FSF Financial Corp. of NH                0.48    0.48     13.51     13.51     84.61
FNLY Family Bancorp of Haverhill MA(8)*       2.01   - 1.8     16.84     15.41    217.12
FHCI Farmers & Mechanics Bank of CT(8)*       0.20    0.07     17.95     17.95    323.27
FCBC Fed One Bancorp pf Wheeling WY           1.31    1.31     16.63     15.65    136.43
FFRV Fid. Fin. Bkshrs.Corp. of VA             1.35    1.33     12.01     12.00    141.10
FBCI Fidelity Bancorp of Chicago IL           0.98    0.92     16.91     16.85    140.37
FSBI Fidelity Bancorp Inc. of PA              1.25    1.23     16.06     15.93    220.51
FFFL Fidelity FSB. WHC  of Fl(47.2)           0.73    0.68     12.06     11.92    117.84
FFED Fidelity Fed. Bancorp of IN              1.38     1.3       5.7      5.70    112.37
FFDN Fidelity Financial of OH                 0.46    0.46     12.47     12.47     61.22
FIBC Financial Bancorp of NY                  0.80    0.79     18.33     14.25    134.48
FWSC Financial Security Corp. of IL(8)        1.41    1.31     25.83     25.83    179.85
FSBS First Ashland Fin. Corp. of NY(8)        0.51    0.51     16.25     16.24     61.67
FSBI First Bancshares of MO                   0.80    0.79     18.26     18.22    107.89
FBBC First Bell Bancorp of PA                 0.94    0.93     13.99     13.99     66.45
FBER First Bergen Bancorp of NJ               0.20    0.30     13.46     13.46     81.46
FCIT First Cit. Fin. Corp. of ND              1.45    1.18     13.45     13.45    214.18
FFBA First Colorado Bancorp of Co             0.69    0.69      11.9     11.76     73.52
FDEF First Defiance Fin. Corp. of OH          0.53    0.52     12.22     12.22     48.12
FESX First  Essex Bancorp of MA               1.28    1.08     10.18     10.18    132.80
FFES First FS&LA of E. Hartford CT            1.98   -1.96     22.29     22.22    359.84
FSSB First FS&LA of San Bern. CA             -0.52    10.9     17.77     16.97    314.90
FFSX First FS&LA. WHC of IA (45.S)            1.62    1.49     21.53     21.42    255.87
FFNL First Family Bank, FSB of Fl             2.34    1.38     15.77     15.77    281.19
FFSW First Fed Fin. Serv. of OH               2.41    1.94     16.15     14.69    303.35
BDJL First Fed. Bancorp. of NH                0.85    0.85     17.65     17.65    122.75
FFBH First Fed. Bancshares of AR              0.96    0.96     15.38     15.38     96.71
FFLC First Fed. Bancshares of WI              0.82    0.80     14.04     13.47     98.07
FIFC First Fed. Capital Corp. of WI           1.88    1.38     15.03     14.15    219.45

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 14, 1996


                                                    Market Capitalization                     Price Change Data
                                                 ----------------------------   ---------------------------------------------------
                                                           Shares  Market          52 Week (1)             % Change From
                                                                                ---------------         ---------------------------
                                                 Price/    Outst-  Capital-                        Last    Last  Dec. 31, Dec. 31,
Financial Institution                           Share(1)   anding  ization(9)    High     Low      Week    Week   1994(2) 1995(2)
- ---------------------                           --------   ------  ----------   ------   ------   ------  ------ -------- --------
                                                  ($)      (000)   ($Mil)       ($)      ($)      ($)     (%)    (%)      (%)

NASDAQ  Listed OTC Companies (continued)
- ----------------------------------------
FFFB    First Fed. Fin Bancorp of OH                10.75     672     7.2        10.63    10.00    10.63    1.13    N.A.     N.A.
FFKY    First Fed. Fin. Corp. of KY                 22.00   4,215    92.7        22.00    14.12    21.80    4.76   39.68    43.14
FFBL    First Federal Bancorp of OH                 24.50     785    19.2        24.50    14.25    24.50    0.00  145.00    20.99
FFWM    First Fin. Corp. of Western MD              20.75   2,188    45.4        23.75    17.75    20.00    3.75  107.50     5.06
FFCH    First Fin. Holdings Inc. of SC              18.75   6,366   119.4        22.25    18.00    18.50    1.35   53.06    -2.60
FPRY    First Financial Bancorp of FL(8)            21.25     894    19.0        21.37    17.50    20.37    4.32  185.62     4.94
FFBI    First Financial Bancorp of IL               16.00     472     7.6        16.25    14.50    15.50    3.23    N.A.     0.00
FFHC    First Financial Corp. of WI                 22.37  29,885   668.5        24.00    15.37    23.00   -2.74   42.03    -2.74
FFHS    First Franklin Corp. of OH                  15.00   1,187    17.8        17.50    12.25    15.12   -0.79   14.33    -5.48
FGHC    First Georgia Hold. Corp. of GA              7.00   2,024    14.2         7.81     4.17     7.00    0.00   82.77    -8.74
FSPG    First Home SB, SLA of NJ                    18.00   2,030    36.5        19.00    14.00    17.75    1.41  200.00    -5.26
FFSL    First Independence Corp. of KS              17.75     583    10.3        19.25    15.50    17.75    0.00    N.A.    -5.33
FISB    First Indiana Corp. of IN                   24.00   8,278   198.7        25.19    16.25    24.50   -2.04   77.78    11.84
FKFS    First Keystone Fin. Corp. of PA             17.00   1,292    22.0        20.87    13.75    17.25   -1.45    N.A.   -18.54
FLFC    First Liberty Fin Corp. of GA               21.75   3,982    86.5        22.75    16.25    22.12   -1.67  185.43     2.98
CASM    First Midwest Fin. Corp. of LA              23.50   1,790    42.1        24.25    16.87    23.50    0.00    N.A.     0.00
FHBD    First Mutual Bancorp of IL                  13.00   4,352    56.6        14.75    11.12    12.75    1.96    N.A.    -4.55
FNSB    First Mutual SB of Bellevue WA*             13.25   2,447    32.4        16.00     6.90    13.12    0.99   70.97    -2.14
FHGB    First Northern Cap. Corp. of WI             16.00   4,557    72.9        16.50    13.25    15.69    1.98    9.89    -3.03
FFPB    First Palm Beach Bancorp of FL              21.75   5,181   112.7        24.87    18.75    21.25    2.35    N.A.     2.98
FSHJ    First SB, of NJ, NHC (45.0)                 11.37   3,017    19.5        19.50    12.50    14.12    1.77    N.A.   -16.70
FSBC    First SB, FSB of Clovis NM                   5.50     696     3.8         7.00     5.12     5.50    0.00  -18.52   -18.52
FSLA    First SB, SLA NHC of NJ (37.6)              15.75   6,512    31.5        17.50    12.50    16.00   -1.56   57.50    -4.55
SOPH    First SB, SSB, Moore Co. of NC              18.25   3,744    68.3        20.25    17.25    18.75   -2.67    N.A.     2.47
FWNB    First Savings Bancorp of WA*                14.62  10,065   147.2        15.37    12.37    15.00   -2.53    N.A.    11.43
SHEN    First Shenango Bank of PA                   21.50   2,308    49.6        22.25    18.50    20.50    4.48    N.A.     4.88
FSFC    First So.east Fin. Corp. of SC              17.87   4,101    73.3        20.25    16.87    17.87    0.00    N.A.    -5.95
FSFI    First State Fin. Serv. of NJ                10.37   4,025    41.7        14.12    10.00    10.00    3.70  155.42   -23.86
FFDP    FirstFed Bancshares of IL                   16.00   3,387    54.2        16.75    12.00    16.12   -0.74  140.24    12.91
FLAG    Flag Financial Corp. of GA                  12.50   2,008    25.1        15.00    10.75    12.75   -1.96   27.55    -9.09
FFPC    Florida First Bancorp of FL(8)              11.19   3,374    37.8        11.19     5.50    11.12    0.63  495.21    51.83
FFIC    Flushing Fin. Corp. of NY                   15.87   7,958   126.3        16.50    14.12    15.75    0.76    N.A.     3.25
FBHC    Fort Bend Holding Corp. of TX               17.75     817    14.5        20.25    16.50    17.75    0.00    N.A.    -1.39
FTSB    Fort Thomas Fin. Corp. of KY                16.75   1,574    26.4        17.00    11.25    16.75    0.00    N.A.    38.20
FKXY    Frankfort First Bancorp of KY               11.87   3,450    41.0        15.87    11.00    11.37    4.40    N.A.   -10.42
GFSB    GFS Bancorp of Grinnell IA                  20.25     515    10.4        20.75    15.25    20.50   -1.22    N.A.     1.25
GUPB    GFSB Bancorp of Gallup NM                   13.50     949    12.8        15.00    12.87    14.00   -3.57    N.A.    -5.26
GWBC    Gateway Bancorp of KY                       13.87   1,176    16.3        16.25    13.50    14.00   -0.93    N.A.    -2.67
GBCI    Glacier Bancorp of MT                       21.75   3,360    73.1        22.27    16.14    21.75    0.00  350.31    18.14
GLBK    Glendale Co-op. Bank of MA*                 16.50     247     4.1        19.00    12.75    17.50   -5.71    N.A.   -12.00
GFCO    Glenway Financial Corp. of OH               20.25   1,091    22.1        24.50    16.19    20.50   -1.22    N.A.   -17.35
GTPS    Great American Bancorp of IL                14.25   1,850    26.4        15.12    11.87    13.75    3.64    N.A.    -2.13
GTFN    Great Financial Corp. of KY                 26.87  14,653   393.7        27.37    18.62    27.00   -0.48    N.A.    14.34
GSBC    Great Southern Bancorp of MO                27.50   4,434   121.9        27.50    17.62    27.50    0.00  841.78    11.11
GOYS    Greater OY SB, NHC of PA(19.9)*             10.00   3,272     6.5        13.00     9.38    10.00    0.00    N.A.   -16.67
GRYR    Greater New York SB of NY*                  11.25  13,289   349.5        13.31     9.25    11.00    2.27   20.84    -6.25
GSFC    Green Street Fin. Corp. of NC               12.87   4,289    55.3        13.12    12.12    12.62    1.98    N.A.     N.A.
GROW    GroveBank for Savings of MA*                25.37   1,538    39.0        26.50    23.00    25.25    0.48  186.02    -2.51
GFED    Guaranty FS&LA,NHC of MO(31.1)              11.62   3,125     9.0        12.50     8.00    11.50    1.04    N.A.    -2.11
GSLC    Guaranty Svgs & Loan FA of VA                8.37     919     7.7         8.50     6.31     8.50   -1.53    N.A.     8.00
HEMT    HF Bancorp of Hemet CA                       9.75   6,612    64.5        10.25     8.19    10.00   -2.50    N.A.    -1.22
HFFC    HF Financial Corp. of SD(8)                 15.19   3,055    46.4        16.75    13.00    15.00    1.27  203.80    -0.39
HFMC    HFMC Financial Corp. of NC                  16.50  17,192   283.7        16.50    13.12    16.12    2.36    N.A.    25.76
HMMF    HMM Financial, Inc. of NM                   16.12   5,180    83.5        16.12    13.56    15.69    2.74    N.A.     0.75
HALL    Hallmark Capital Corp. of WI                15.00   1,433    21.6        16.25    13.25    14.81    1.28    N.A.    -3.21

                                                  Current Per Share Financials
                                            ------------------------------------------
                                                                      Tangible

                                            Trailing  12 Mo.   Book     Book
                                             12 Mo.    Core   Value/   Value/     Assets/
Financial Institution                        EPS(3)   EPS(3)   Share  Share(4)    Share
- ---------------------                       -------   ------  ------- --------   -------
                                               ($)      ($)      ($)     ($)        ($)
NASDAQ  Listed OTC Companies (continued)
- ----------------------------------------
FFFB    First Fed. Fin Bancorp of OH          0.58      0.58    15.73    15.73    87.15
FFKY    First Fed. Fin. Corp. of KY           1.32      1.15    11.69    10.91    83.28
FFBL    First Federal Bancorp of OH           2.39      2.35    17.23    17.21   220.63
FFWM    First Fin. Corp. of Western MD        0.64      0.59    18.70    18.70   149.22
FFCH    First Fin. Holdings Inc. of SC        1.62      1.65    15.04    15.04   227.64
FPRY    First Financial Bancorp of FL(8)      1.47      1.10    17.07    17.07   268.88
FFBI    First Financial Bancorp of IL         1.12      1.17    16.66    16.66   187.74
FFHC    First Financial Corp. of WI           2.34      2.27    13.30    12.63   181.34
FFHS    First Franklin Corp. of OH            1.10      1.08    17.31    17.31   182.08
FGHC    First Georgia Hold. Corp. of GA       0.59      0.59     5.73     5.07    70.22
FSPG    First Home SB, SLA of NJ              2.19      2.13    14.97    14.57   229.74
FFSL    First Independence Corp. of KS        1.95      1.95    22.03    22.03   174.32
FISB    First Indiana Corp. of IN             2.11      1.79    15.98    15.75   178.41
FKFS    First Keystone Fin. Corp. of PA       1.01      1.09    17.84    17.84   215.33
FLFC    First Liberty Fin Corp. of GA         2.15      1.70    16.84    14.14   246.53
CASM    First Midwest Fin. Corp. of LA        1.95      1.55    21.72    20.25   173.02
FHBD    First Mutual Bancorp of IL            0.61      0.59    16.56    16.56    65.56
FNSB    First Mutual SB of Bellevue WA*       1.45      1.43    10.07    10.07   151.61
FHGB    First Northern Cap. Corp. of WI       1.03      0.88    15.98    15.98   125.56
FFPB    First Palm Beach Bancorp of FL        1.69      1.68    21.60    21.03   282.84
FSHJ    First SB, of NJ, NHC (45.0)           0.08      0.66    17.70    17.70   217.79
FSBC    First SB, FSB of Clovis NM            0.53      0.41     7.86     7.86   165.94
FSLA    First SB, SLA NHC of NJ (37.6)        1.24      1.19    13.98    12.14   147.32
SOPH    First SB, SSB, Moore Co. of NC        1.00      1.02    17.94    17.94    68.45
FWNB    First Savings Bancorp of WA*          0.53      0.52    15.25    15.25    59.11
SHEN    First Shenango Bank of PA             1.44      1.36    20.40    20.40   154.12
FSFC    First So.east Fin. Corp. of SC        0.78      0.77    17.19    17.19    87.66
FSFI    First State Fin. Serv. of NJ          0.96      0.75    10.69    10.13   156.19
FFDP    FirstFed Bancshares of IL             1.10      0.69    16.62    15.87   184.23
FLAG    Flag Financial Corp. of GA            1.05      0.93    10.76    10.76   112.53
FFPC    Florida First Bancorp of FL(8)        0.75      0.69     6.24     6.24    90.11
FFIC    Flushing Fin. Corp. of NY             0.48      0.46    17.39    17.39    92.91
FBHC    Fort Bend Holding Corp. of TX         2.13      1.93    21.52    21.52   295.91
FTSB    Fort Thomas Fin. Corp. of KY          0.70      0.70    13.58    13.58    55.88
FKXY    Frankfort First Bancorp of KY         0.53      0.42    13.87    13.87    40.18
GFSB    GFS Bancorp of Grinnell IA            1.57      1.54    18.91    18.91   157.11
GUPB    GFSB Bancorp of Gallup NM             0.76      0.76    17.09    17.09    74.21
GWBC    Gateway Bancorp of KY                 0.66      0.66    15.52    15.52    62.08
GBCI    Glacier Bancorp of MT                 1.76      1.76    11.41    11.39   118.52
GLBK    Glendale Co-op. Bank of MA*           1.13      0.95    23.71    23.71   145.36
GFCO    Glenway Financial Corp. of OH         1.37      1.31    24.02    23.39   255.37
GTPS    Great American Bancorp of IL          0.41      0.41    18.72    18.72    63.62
GTFN    Great Financial Corp. of KY           1.55      1.26    19.19    18.88   169.06
GSBC    Great Southern Bancorp of MO          2.48      2.33    15.04    14.79   148.62
GOYS    Greater OY SB, NHC of PA(19.9)*       0.35      0.35     8.86     8.86    72.09
GRYR    Greater New York SB of NY*            0.89      0.87    11.01    11.01   193.82
GSFC    Green Street Fin. Corp. of NC         0.62      0.62    13.78    13.78    43.71
GROW    GroveBank for Savings of MA*          2.96      2.79    23.79    23.74   381.30
GFED    Guaranty FS&LA,NHC of MO(31.1)        0.58      0.31     8.59     8.59    59.37
GSLC    Guaranty Svgs & Loan FA of VA         0.70      0.43     6.93     6.93   112.04
HEMT    HF Bancorp of Hemet CA                0.20      0.20    13.05    13.04   114.09
HFFC    HF Financial Corp. of SD(8)           1.41      1.10    16.86    16.01   187.90
HFMC    HFMC Financial Corp. of NC            0.32      0.38    14.21    14.21    41.56
HMMF    HMM Financial, Inc. of NM             1.13      1.01    17.54    17.54   104.64
HALL    Hallmark Capital Corp. of WI          1.14      1.02    18.38    18.38   235.12

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 14, 1996

                                               Market Capitalization                       Price Change Data
                                               ---------------------          ---------------------------------------------------
                                                        Shares    Market        52 Week (1)               % Change From
                                                                              --------------          ---------------------------
                                                Price/  Outst-   Capital-                       Last    Last  Dec. 31,  Dec. 31,
Financial Institution                          Share(1) anding   ization(9)     High    Low     Week    Week  1994(2)   1995(2)
- ---------------------                          -------- -------- -------      ------  ------  -------  -----  -------   ---------
                                                 ($)     (000)    ($Mil)        ($)     ($)     ($)     (%)     (%)       (%)
NASDAQ  Listed OTC Companies (continued)
- ---------------------------------------

HARB     Harbour FSB, NHC of FL (45.7)           25.75    4,925    57.7        29.25   18.50   27.00   -4.63     N.A.    -6.36
HRBF     Harbour Federal Bancorp of MD           13.12    1,858    24.4        15.50   12.50   12.87    1.94    31.20    -9.52
HFSA     Hardin Bancorp of Hardin MD             11.75    1,058    12.4        13.00   11.25   11.75    0.00     N.A.    -7.84
HARL     Harleysville SA of PA                   16.37    1,287    23.6        19.75   14.75   18.37    0.00     3.49    22.47
HARS     Harris SB, NHC of PA (23.1)             17.00   11,211    42.5        20.50   15.50   16.75    1.49     N.A.   -15.00
HFFB     Harrodsburg 1st Fin Bcrp of KY          15.00    2,182    32.7        15.75   12.37   15.25   -1.64     N.A.     0.00
HHFC     Harvest Home Fin. Corp. of OH           13.00      895    11.6        13.00   10.00   13.00    0.00     N.A.     6.12
HAVN     Haven Bancorp of Woodhaven NY           28.31    4,287   121.4        28.31   17.75   27.75    2.02     N.A.    19.86
HVFO     Haverfield Corp. of OH                  18.00    1,904    34.3        18.75   12.27   17.75    1.41    16.13    33.33
HTHR     Hawthorne Fin. Corp. of CA               8.50    2,599    22.1         8.50    2.25    7.50   13.33   -69.09    70.00
HSBK     Hibernia SB of Quincy MA*               14.50    1,556    22.6        18.00   13.75   14.75   -1.69    90.29   -10.77
HBNK     Highland Federal Bank of CA             16.00    2,296    36.7        17.00   11.00   16.37   -2.26     N.A.     3.23
HIFS     Hingham Inst. for Sav. of MA*           14.00    1,297    18.2        14.75   10.50   14.50   -3.45   207.02    -5.08
HDFC     Hinsdale Financial Corp. of IL          25.00    2,690    67.3        26.00   17.80   23.50    6.38   150.00    16.28
HBFW     Home Bancorp of Fort Wayne IN           14.87    3,094    46.0        15.00   12.87   14.75    0.81     N.A.    -2.49
HBBI     Home Building Bancorp of IN             17.69      322     5.7        18.00   12.87   17.69    0.00     N.A.     7.21
HOMF     Home Fed Bancorp of Seymour IN          27.25    2,224    60.5        27.25   21.25   25.75    1.87    81.67     2.83
HFMO     Home Federal Corporation of MO(8)       10.75    2,519    27.1        11.37    5.87   10.25    4.88    10.26    38.71
HOFL     Home Financial Corp. of FL(8)           13.62   24,771   337.4        76.25   13.06   13.81   -1.38   172.40   -12.13
HPBC     Home Port Bancorp, Inc. of MA*          13.00    1,842    23.9        15.00   10.00   13.75   -5.45    62.50    10.64
HMCI     Homecorp, Inc. of Rockford IL           17.50    1,126    19.7        18.50   14.00   17.50    0.00    75.00     5.29
HBAN     Horizon Bancorp, Inc. of TX*            10.75    1,387    14.9        11.50    7.50   10.50    2.38     N.A.    19.44
HZFS     Horizon Fin'l. Services of IA           15.50      443     6.9        16.37   11.75   15.50    0.00     N.A.     1.64
HAZB     Horizon Financial Corp. of WA*          12.56    6,580    82.6        13.75   11.37   12.75   -1.49    -6.48    -3.38
IBSF     IBS Financial Corp. of NJ               14.00   11,410   159.7        15.46   11.93   14.00    0.00     N.A.     2.64
ISBF     ISB Financial Corp. of LA               16.00    7,381   118.1        17.00   14.00   15.63    2.37     N.A.     6.67
IFSB     Independence FSB of DC                   8.00    1,279    10.2         9.25    6.75    7.50    6.67   300.00    -5.21
INCB     Indiana Comm. Bank, SB of IN            13.69      922    12.6        16.75   11.75   14.00   -2.21     N.A.   -10.23
IFSL     Indiana Federal Corp. of IN             20.37    4,737    96.5        21.25   16.25   19.12    6.54   170.16    -4.14
IMBI     Industrial Bancorp of OH                11.87    5,554    65.9        16.00   11.75   11.75    1.02     N.A.   -13.67
IWBK     Interwest SB of Oak Harbor WA           24.00    6,434   154.4        25.12   13.75   24.37   -1.52   140.00    17.82
IPSN     Ipswich SB of Ipswich MA*               10.75    1,174    12.6        10.87    4.60   10.50    2.38     N.A.    30.30
IROQ     Iroquois Bancorp of Auburn NY*          14.50    2,349    34.1        15.50   11.12   14.50    0.00   107.14    11.54
JSBF     JSB Financial, Inc. of NY               33.12   10,333   342.2        34.87   28.87   32.62    1.53   188.00     4.74
JKVL     Jacksonville Bancorp of TX              10.62    2,662    28.3        11.99    7.32   10.12    4.94     N.A.    -8.76
JXSB     Jacksonville SB, NHC of IL(43.3A)       14.00    1,250     7.8        14.25   10.50   14.00    0.00     N.A.     0.94
JEBC     Jefferson Bancorp of Gretna LA(8)       22.12    2,196    49.6        22.50   19.00   22.50   -1.69     N.A.    14.91
JSBA     Jefferson Svgs Bancorp of MO            26.00    4,182   108.7        30.75   18.00   27.25   -4.59     N.A.    -6.31
JOAC     Joachin Bancorp of MO                   12.25      760     9.3        13.50   11.50   12.75   -3.92     N.A.    -9.26
KSAV     KS Bancorp of Kemly NC                  18.00      663    11.9        22.00   15.75   18.00    0.00     N.A.     2.86
KSBK     KSB Bancorp of Kingfield NE*            22.00      374     8.2        22.25   15.50   22.25   -1.12     N.A.    14.29
KFBI     Klamath First Bancorp of OR             14.12   11,254   158.9        14.25   12.50   14.25   -0.91     N.A.     2.69
LBFI     L & B Financial of S. Springs TX(8)     16.25    1,584    25.7        16.87   11.50   16.50   -1.52     N.A.    14.04
LSBI     LSB Bancorp of Lafayette IN             16.25      965    15.7        17.37   13.50   15.75    3.17     N.A.    -5.80
LVSB     Lakeview SB of Paterson NJ              20.50    2,266    46.5        20.50   15.23   19.00    7.89     N.A.    20.23
LARK     Landmark Bancshares of KS               15.25    1,951    29.8        15.25   11.75   15.25    0.00     N.A.    10.91
LARL     Laurel Capital Group of PA              14.75    1,508    22.2        16.50   13.67   15.00   -1.67    15.23    -4.84
LSBK     Lawrence Savings Bank of NA*             5.50    ?,245    23.3         6.62    3.75    5.37    2.42    59.88    19.05
LFCT     Leader Fin. Corp of Memphis TN(8)       45.50    9,924   451.5        46.37   27.50   45.62   -0.26     N.A.    21.76
LFED     Leeds FSB, MHC of MD (35.5)             13.75    3,448    17.2        16.75   12.25   14.00   -1.79     N.A.    -3.51
LXMO     Lexington B&L Fin. Corp. of MO          10.00    1,265    12.7        10.00    9.50    9.75    2.56     N.A.     N.A.
LBCI     Liberty Bancorp of Chicago IL           23.87    2,487    59.4        26.87   22.25   22.75    4.92   138.70    -5.47
LIFB     Life Bancorp of Norfolk VA              14.12   10,403   146.9        16.62   13.81   14.12    0.00     N.A.    -5.87
LFBI     Little Falls Bancorp of NJ               9.87    3,042    30.0        11.50    9.50    9.87    0.00     N.A.     N.A.
LOGN     Logansport Fin Corp. of IN              13.75    1,322    18.2        13.75   11.25   12.75    7.84     N.A.     5.77

                                                                     Current Per Share Financials
                                                        -------------------------------------------------------
                                                                                       Tangible
                                                        Trailing       12 Mo.    Book    Book
                                                         12 Mo.        Core     Value/  Value/    Assets/
Financial Institution                                    EPS(3)        EPS(3)   Share  Share(4)    Share
- ---------------------                                   --------      -------- ------  --------  ---------
                                                           ($)           ($)     ($)      ($)       ($)
NASDAQ Listed OTC Companies
- ---------------------------
HARB     Harbour FSB, NHC of FL (45.7)                    2.15          2.14    16.78    16.78     189.41
HRBF     Harbour Federal Bancorp of MD                    0.67          0.67    15.79    15.79      83.00
HFSA     Hardin Bancorp of Hardin MD                      0.48          0.48    15.16    15.16      78.81
HARL     Harleysville SA of PA                            1.71          1.71    15.02    15.02     212.90
HARS     Harris SB, NHC of PA (23.1)                      0.73          0.73    13.45    12.60     111.45
HFFB     Harrodsburg 1st Fin Bcrp of KY                   0.49          0.49    14.28    14.28      49.82
HHFC     Harvest Home Fin. Corp. of OH                    0.69          0.69    14.65    14.65      78.56
HAVN     Haven Bancorp of Woodhaven NY                    2.23          2.23    21.82    21.69     346.41
HVFO     Haverfield Corp. of OH                           1.19          1.19    14.81    14.76     178.38
HTHR     Hawthorne Fin. Corp. of CA                      -0.59         -0.59    11.26    11.19     297.46
HSBK     Hibernia SB of Quincy MA*                        1.42          1.42    14.85    14.85     228.19
HBNK     Highland Federal Bank of CA                      0.43          0.43    15.08    15.08     192.47
HIFS     Hingham Inst. for Sav. of MA*                    1.45          1.45    13.88    13.88     138.31
HDFC     Hinsdale Financial Corp. of IL                   1.58          1.58    20.20    19.58     253.54
HBFW     Home Bancorp of Fort Wayne IN                    0.86          0.86    16.60    16.60     101.09
HBBI     Home Building Bancorp of IN                      0.59          0.59    18.61    18.61     131.70
HOMF     Home Fed Bancorp of Seymour IN                   3.18          3.18    22.59    21.72     272.60
HFMO     Home Federal Corporation of MO(8)                1.00          1.00     7.41     7.31      86.02
HOFL     Home Financial Corp. of FL(8)                    0.83          0.83    12.64    12.64      49.55
HPBC     Home Port Bancorp, Inc. of MA*                   1.57          1.57    10.20    10.20      90.59
HMCI     Homecorp, Inc. of Rockford IL                    1.12          1.12    18.41    18.41     303.50
HBAN     Horizon Bancorp, Inc. of TX*                     1.24          1.24     7.91     7.68      91.48
HZFS     Horizon Fin'l. Services of IA                    0.72          0.72    18.66    18.66     161.22
HAZB     Horizon Financial Corp. of WA*                   1.10          1.10    12.03    12.03      74.31
IBSF     IBS Financial Corp. of NJ                        0.71          0.71    13.53    13.53      66.34
ISBF     ISB Financial Corp. of LA                        0.98          0.98    16.37    16.36      84.50
IFSB     Independence FSB of DC                           1.10          1.10    13.36    11.88     206.21
INCB     Indiana Comm. Bank, SB of IN                     0.67          0.67    15.35    15.35     102.47
IFSL     Indiana Federal Corp. of IN                      1.56          1.56    14.88    13.83     151.51
IMBI     Industrial Bancorp of OH                         0.82          0.82    11.26    11.26      58.96
IWBK     Interwest SB of Oak Harbor WA                    2.07          2.07    14.63    14.21     212.71
IPSN     Ipswich SB of Ipswich MA*                        1.43          1.43     7.22     7.22     114.20
IROQ     Iroquois Bancorp of Auburn NY*                   1.60          1.60    11.67    11.67     192.02
JSBF     JSB Financial, Inc. of NY                        2.19          2.19    32.70    32.70     149.84
JKVL     Jacksonville Bancorp of TX                       0.59          0.59    13.37    13.37      80.04
JXSB     Jacksonville SB, NHC of IL(43.3A)                0.48          0.40    13.41    13.41     113.76
JEBC     Jefferson Bancorp of Gretna LA(8)                1.21          1.21    16.13    16.13     120.69
JSBA     Jefferson Svgs Bancorp of MO                     1.52          1.52    19.19    15.72     273.30
JOAC     Joachin Bancorp of MO                            0.28          0.28    14.15    14.15      48.39
KSAV     KS Bancorp of Kemly NC                           1.51          1.51    20.56    20.53     135.55
KSBK     KSB Bancorp of Kingfield NE*                     2.67          2.67    23.33    21.47     340.57
KFBI     Klamath First Bancorp of OR                      8.66          0.66    14.90    14.90      53.73
LBFI     L & B Financial of S. Springs TX(8)              0.93          0.93    15.50    15.50      90.42
LSBI     LSB Bancorp of Lafayette IN                      1.28          1.28    17.96    17.96     168.41
LVSB     Lakeview SB of Paterson NJ                       2.20          2.20    19.99    15.35     200.86
LARK     Landmark Bancshares of KS                        0.94          0.94    17.05    17.05      99.13
LARL     Laurel Capital Group of PA                       1.71          1.71    13.67    13.67     127.99
LSBK     Lawrence Savings Bank of NA*                     0.78          0.78     5.76     5.76      76.21
LFCT     Leader Fin. Corp of Memphis TN(8)                4.04          4.04    25.71    25.71     320.21
LFED     Leeds FSB, MHC of MD (35.5)                      0.78          0.78    12.65    12.65      77.34
LXMO     Lexington B&L Fin. Corp. of MO                   0.62          0.62    14.27    14.27      48.50
LBCI     Liberty Bancorp of Chicago IL                    1.45          1.45    25.66    25.59     269.38
LIFB     Life Bancorp of Norfolk VA                       0.89          0.89    14.74    14.20     115.79
LFBI     Little Falls Bancorp of NJ                       0.18          0.18    14.29    13.14      93.87
LOGN     Logansport Fin Corp. of IN                       0.76          0.76    15.49    15.49      57.86

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 14, 1996

                                                    Market Capitalization                        Price Change Data
                                                  -------------------------      ---------------------------------------------------
                                                            Shares   Market           52 Week (1)               % Change From
                                                                                 ---------------------    --------------------------
                                                  Price/    Outst-  Capital-                      Last    Last    Dec 31,   Dec 31,
Financial Institution                             Share(1)  anding  ization(9)   High     Low     Week    Week    1994(2)   1995(2)
- ---------------------                             -------   ------  -------      -----  ------  ------  -------  --------  ---------
                                                    ($)      (000)   ($MIL)        ($)     ($)     ($)     (%)       (%)       (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
LONF London Financial Corp. of OH                  10.50       529      5.6      11.25    9.75   10.50    0.00       N.A.      N.A.
LISB Long Island Bancorp of NY                     30.12    24,859    748.8      30.44   18.75   29.87    0.84       N.A.     14.22
NAFB MAF Bancorp of IL                             24.25     5,244    127.2      26.81   20.45   24.50   -1.02     185.29     -3.00
NBLF NBLA Financial Corp. of NO(8)                 24.00     1,372     32.9      26.00   13.50   23.75    1.05       N.A.     23.90
NFBC NFB Corp. of Nishanaka IN                     14.00     2,078     29.1      16.25   13.00   14.00    0.00       N.A.     -5.08
NLFB NLF Bancorp of Villanova PA                   23.75     6,247    148.4      25.00   18.75   23.75    0.00       N.A.      6.74
NSBB NSB Bancorp of Middletown NY*                 16.12     2,833     45.7      27.25   15.00   15.75    2.35      61.20    -12.86
NSBF NSB Financial Corp. of NI                     16.87       676     11.4      19.50   14.50   16.75    0.72       N.A.    -11.21
MGNL Magna Bancorp of NS                           15.00     6,959    243.6      36.25   21.00   34.00    2.94     600.00     21.74
MARH Marton Capital Holdongs of IN                 20.75     2,003     41.5      20.75   18.50   20.00    3.75       N.A.      3.75
NFCX Narshalltown Fin. Corp. of IA(8)              15.50     1,431     21.9      16.75   12.75   15.50    0.00       N.A.     -1.59
NFSL Maryland Fed. Bancorp of MD                   28.50     3,150     89.8      33.25   28.50   29.52   -1.78     171.43     -5.00
MASB Hassbank Corp. or Reading NA*                 32.57     2,734     29.9      34.50   26.00   33.25   -1.14     166.59      3.53
MFLA Mayflower Co-Op. Bank of MA*                  14.75       873     12.9      14.75    9.50   14.75    3.51     195.00     34.09
NDBK Nedford Savings Bank of MA*                   21.50     4,530     97.4      24.25   17.25   21.25    1.18     207.14      0.00
NERI Neritrust FSB of Thibodaux LA                 34.00       774     26.3      34.00   17.75   34.00    0.00       N.A.      9.68
MUBX Metro West of MA*                              4.12    13,882     57.2       4.87    3.25    4.25   -3.05       0.00      0.00
MSEA Metropolitan Bancorp of MA                    13.62     3,710     50.5      15.00   10.12   13.62    0.00      87.35      4.77
MCBS Mid Continent Bancshares of KS                18.50     2,061     38.1      19.00   15.50   18.62   -0.64       N.A.      0.00
MIFC Mid Iowa Financial Corp. of IA                 6.25     1,730     10.8       7.87    4.75    6.25    0.00      25.00    -19.35
MCBN Mid-Coast Bancorp of NE                       19.12       229      4.4      20.25   14.05   19.12    0.00     234.85     11.68
MIDC Midcomm Bank of Kensington CI*                16.00     1,904     20.5      16.00   13.00   15.25    4.92      52.38     14.29
MIBI Midwest Bancshares, Inc. of IA                25.75       157      9.2      27.12   22.12   25.15    0.00     157.50      0.00
MNFD Midwest Fed. Fin. Corp. of WI                 15.87     1,633     25.9      16.00    8.25   16.00   -0.81     217.40     47.63
HFFC Hilton Fed. Fin. Corp. of CH                  12.87     2,301     29.6      17.12   11.50   12.87    0.00       N.A.     20.80
MIVI Miss. View Hold. Co. of NY                    11.25       958     10.8      12.25    9.38   11.25    0.00       N.A.     -1.06
MBBC Monterey Bay Bancorp of CA                    11.87     3,414     40.5      13.06    9.37   11.87    0.00       N.A.      2.15
MOAG Morgan Financial Corp. of CO                  12.25       833     10.2      12.50    9.00   12.25    0.00       N.A.     -2.00
MFSB Mutual Bancompany of NO(8)                    21.37       333      7.1      21.75   12.50   23.00    1.76       N.A.     18.72
MSBK Mutual SB, FSB of Bay City NI                  5.37     4,272     22.9       7.37    5.25    5.50   -2.36     -38.63    -10.50
NUTB ???? Thrift Bancshares of NH                   9.87     1,690     16.7      11.00    9.00   10.12   -2.47     113.64     -2.47
NHSL ???? Financial, Inc. of CA(8)                 10.87     2,523     27.4      11.00    7.75   10.87    0.00      38.83      8.70
NSLB NS&L Bancorp of Neasho NO                     12.87       888     11.4      13.75   11.75   12.87    0.00       N.A.     -2.87
NHSA Nensil Bancorp. of CI*                         6.75     4,179     28.2       7.50    5.75    7.50  -10.00       5.97     -3.57
NFSL Newman SB, FSB of Newman GA                   19.75     1,447     28.6      19.75   12.75   18.25    8.22      58.00     14.49
NASB North American SB of NO                       30.50     2,276     69.4      32.37   22.50   29.50    3.39     617.65     -4.69
NBSI North Bancshares of Chicago IL                15.75     1,172     18.5      16.25   12.87   15.63    0.77       N.A.     16.67
FFFO North Central Bancshares of IA                11.00     5,011     44.1      12.68    9.22   10.25    7.32       N.A.      4.27
NEIB Northeast Indiana Bncrp of IN                 11.75     2,062     24.2      13.50   11.25   11.50    2.17       N.A.     -2.08
NSBK Northside SB of Bronx NY*                     36.25     4,815    174.5      36.25   23.00   36.12    0.36     127.27     18.85
NMEQ Northeast Equity Corp. of WI                  10.25       981     10.1      11.37    8.75   10.25    0.00       N.A.     -5.70
NNSB Northwest SB, NHC of PA(29.9)                 11.75    23,376     40.5      13.50    9.12   11.87   -1.01       N.A.     -3.05
NSSY Norwalk Savings Society of CT*                20.37     2,371     48.3      21.88   15.37   19.87    2.52       N.A.      7.21
NSSB Norwich Financial Corp. of CT*                13.56     5,604     76.0      15.25   11.25   13.37    1.42      93.71      5.36
NTHG Nutmeg FS&LA of CT                             7.25       708      5.1       7.75    5.17    7.50   -3.33       N.A.      8.70
CHSL CHSL Financial Corp. of CH                    20.12     1,224     24.6      22.00   17.25   20.75   -3.04       N.A.     -6.42
OSBF OSB Fin. Corp. of Oshkosh WI                  24.00     1,141     27.4      24.87   22.75   22.75    5.49     108.70      1.05
OFCP Ottawa Financial Corp. of WI                  16.37     5,455     89.3      16.75   13.31   16.25    0.74       N.A.      4.73
PFFB PFF Bancorp of Po??ona CA                     11.44    19,837    225.9      11.75   10.75   11.25    1.69       N.A.      N.A.
PVFC PVF Capital Corp. of OH                       20.25     1,549     31.4      20.75   12.04   19.00    6.58     203.60     10.96
PCCI Pacific Crest Capital of CA*                   8.00     2,963     23.7       8.50    4.75    8.13   -1.60       N.A.     10.34
PALN Palfed, Inc. of Afken SC                      12.50     5,222     65.3      13.50   10.75   12.62   -0.95     -18.67      5.31
PSSB Palm Springs SB of CA(8)                      13.87     1,131     15.7      14.00    7.62   13.75    0.87     206.86     58.51
PBCI Pa?rapo Bancorp, Inc. of NL                   20.00     3,317     66.3      26.12   18.25   19.00    5.26     255.24     -6.98
PVSA Parkyale Financial Corp of PA                 26.00     3,233     84.1      28.50   19.40   26.00    0.00     214.01     -5.45

                                                                  Current Per Share Financials
                                                  ----------------------------------------------------------
                                                                                        Tangible
                                                  Trailing      12 No.       Book         Book
                                                   12 No.        Core       Value/       Value/      Assets/
Financial Institution                              EPS(3)       EPS(3)      Share        Share        Share
- ---------------------                             --------     -------     --------     --------     -------
                                                      ($)         ($)          ($)          ($)         ($)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
LONF London Financial Corp. of OH                    0.37        0.37        14.81        14.81       70.99
LISB Long Island Bancorp of NY                       1.84        1.72        20.79        20.79      194.47
NAFB MAF Bancorp of IL                               3.11        3.20        28.91        20.91      377.61
NBLF NBLA Financial Corp. of NO(8)                   1.00        1.00        20.67        20.67      142.18
NFBC NFB Corp. of Nishanaka IN                       0.63        0.62        18.67        18.67       96.68
NLFB NLF Bancorp of Villanova PA                     1.86        1.65        22.46        21.90      282.67
NSBB NSB Bancorp of Middletown NY*                   0.83        0.89        15.53        15.26      160.30
NSBF NSB Financial Corp. of NI                       1.53        1.40        15.86        18.86       83.31
MGNL Magna Bancorp of NS                             3.08        2.91        18.12        17.02      185.43
MARH Marton Capital Holdongs of IN                   1.23        1.23        21.48        21.48       89.53
NFCX Narshallton Fin. Corp. of IA(8)                 0.29        0.29        13.71        13.71       89.46
NFSL Maryland Fed. Bancorp of MD                     2.71        2.37        29.85        29.34      362.96
MASB Hassbank Corp. or Reading NA                    3.24        3.17        31.91        31.91      314.16
MFLA Mayflower Co-Op. Bank of MA*                    0.95        0.89        12.51        12.23      125.78
NDBK Nedford Savings Bank of MA*                     2.15        2.11        19.24        17.45      216.55
NERI Neritrust FSB of Thibodaux LA                   2.89        2.99        21.83        21.83      293.44
MUBX Metro West of MA*                               0.41        0.41         2.57         2.57       34.41
MSEA Metropolitan Bancorp of MA                      1.39        1.50        13.71        12.41      209.75
MCBS Mid Continent Bancshares of KS                  1.75        1.49        17.68        17.65      141.15
MIFC Mid Iowa Financial Corp. of IA                  0.53        0.51         6.23         6.22       69.01
MCBN Mid-Coast Bancorp of NE                         1.33        1.22        21.51        21.51      237.39
MIDC Midcomm Bank of Kensington CI*                  0.64        0.62        18.13        15.11      191.83
MIBI Midwest Bancshares, Inc. of IA                  3.71        3.62        26.58        26.58      383.22
MNFD Midwest Fed. Fin. Corp. of WI                   1.22        0.98        10.20         9.74      109.15
HFFC Hilton Fed. Fin. Corp. of CH                    0.79        0.73        14.91        14.91       74.62
MIVI Miss. View Hold. Co. of NY                      0.95        0.90        13.78        13.78       73.05
MBBC Monterey Bay Bancorp of CA                      0.18        0.22        13.99        13.82       93.40
MOAG Morgan Financial Corp. of CO                    0.80        0.77        12.61        12.61       86.02
MFSB Mutual Bancompany of NO(8)                      0.34        0.39        18.73        18.73      160.09
MSBK Mutual SB, FSB of Bay City NI                   0.02       -0.16         9.19         9.19      163.46
NUTB ???? Thrift Bancshares of NH                    0.83        0.87        11.49        11.49      149.40
NHSL ???? Financial, Inc. of CA(8)                   0.19        0.18         9.78         9.76      115.98
NSLB NS&L Bancorp of Neasho NO                       0.59        0.55        15.62        15.62       66.50
NHSA Nensil Bancorp. of CI*                          1.47        1.46         7.77         7.77       69.77
NFSL Newman SB, FSB of Newman GA                     2.10        1.83        12.86        12.77      111.03
NASB North American SB of NO                         3.74        3.57        21.44        20.58      291.85
NBSI North Bancshares of Chicago IL                  0.54        0.49        16.92        16.92       97.56
FFFO North Central Bancshares of IA                  0.65        0.61        13.72        13.72       47.52
NEIB Northeast Indiana Bncrp of IN                   0.70        0.70        13.92        13.92       68.43
NSBK Northside SB of Bronx NY*                       3.73        3.22        25.40        25.16      328.23
NMEQ Northeast Equity Corp. of WI                    0.86        0.82        12.09        12.09       88.03
NNSB Northwest SB, NHC of PA(29.9)                   0.73        0.73         8.07         7.97       75.61
NSSY Norwalk Savings Society of CT*                  1.59        1.36        18.24        18.24      228.47
NSSB Norwich Financial Corp. of CT*                  0.98        0.98        13.43        12.12      126.99
NTHG Nutmeg FS&LA of CT                              0.76        0.46         7.20         7.20      120.33
CHSL CHSL Financial Corp. of CH                      1.53        1.49        20.85        20.85      167.86
OSBF OSB Fin. Corp. of Oshkosh WI                    0.38        0.66        28.00        28.00      222.36
OFCP Ottawa Financial Corp. of WI                    0.72        0.72        14.92        11.96      136.66
PFFB PFF Bancorp of Po??ona CA                       0.10        0.10        14.57        14.40      101.23
PVFC PVF Capital Corp. of OH                         2.26        1.99        13.77        13.77      205.36
PCCI Pacific Crest Capital of CA*                    0.93        8.75         7.56         7.56       96.93
PALN Palfed, Inc. of Afken SC                        0.82        0.69        10.09         9.60      119.41
PSSB Palm Springs SB of CA(8)                        1.07        0.57        10.34        10.34      169.84
PBCI Pa?rapo Bancorp, Inc. of NL                     1.59        1.59        17.21        17.05      111.06
PVSA Parkyale Financial Corp of PA                   2.90        2.71        20.99        20.89      282.71

RP FINANCIAL, LC
- ---------------------------------------
Financial Services Industry Consultants
1700 Worth Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                                    (continued)
                                        Weekly Thrift Market Line - Part One
                                              Prices As of June 14,1996


                                          Market Capitalization                           Price Change Data
                                       ----------------------------    -----------------------------------------------------
                                                  Shares   Market         52 Week (1)                   % Change From
                                                                       -----------------          --------------------------
                                        Price/    Outst-  Capital-                          Last    Last    Dec 31,  Dec 31,
Financial Instution                    Shares(1)  anding  ization(9)    High       Low      Week    Week    1994(2)  1995(2)
- -------------------                    ---------  ------- -------      -------  --------  -------  ------- -------- --------
                                            ($)     (000)  ($Mil)        ($)        (%)      ($)     (%)      (%)     (%)
NASDAQ  Listed OTC Companies (continued)
- ----------------------------------------
PBTX   Patriot Bank Corp. of PA           13.12     3,498    45.9        13.12    12.31    13.00    0.92      N.A.      1.94
PEEK   Peekskill Fin. Corp. of NY         11.75     4,100    48.2        12.12    11.12    12.00   -2.0?      N.A.     -3.05
PFBS   Pennfed fin. Services of NJ        15.87     5,077    80.6        16.00    12.25    15.12    4.96      N.A.      7.59
PMBC   Pennfirst Bancorp of PA            13.50     3,996    53.9        13.75    11.87    13.75   -1.82     69.17      0.00
PBKB   People's SB of Brockton MA*         9.87     3,340    33.0        10.50     5.75    10.00   -1.30     66.16     -6.00
PFDC   People's Bancorp of Auburn IN      20.25     2,356    47.7        22.50    18.00    20.62   -1.79     15.71     -1.79
PBCT   Peoples Bank, NHC of CT (32.3)*    22.37    39,166   264.3        23.12    15.25    20.37    9.82    184.24     17.74
PHBK   Peoples Heritage Fin Grp of WE*    20.25    17,028   364.8        22.75    15.00    20.12    0.65     32.27    -10.99
PBHB   Peoples Sav. Fin. Corp. of CT"     20.50     1,915    39.3        22.50    18.00    20.50    0.00    107.70      6.49
????   Permanent Bancorp of IN            15.75     2,186    34.4        18.50    14.00    16.00   -1.56      N.A.     -3.08
????   Perpetual Midwest Fin. of IA       17.00     2,017    34.3        17.75    12.25    17.00    0.00      N.A.      3.03
PCBC   Perry Co. Fin. Corp. of NO         17.50       856    15.0        21.50    14.75    17.25    1.45      N.A.    -10.26
PHFC   Pittsburg House Fin. of PA         10.37     2,182    22.6        11.12     9.87    10.00    3.70      N.A.      N.A.
PfSL     ???? Fed , VHC of AR (46.4)      14.75     1,610    11.0        17.25    11.00    15.75   -6.35      N.A.     -7.06
POBS   Ports??? Bank Shrs Inc of (NH)(8)* 13.87     5,737    79.6        15.20    10.78    13.75    0.87     33.24     -7.96
PKPS   Poughkeepsfe  SB of NY              5.25    12,535    65.8         5.00     4.52     5.50   -4.55    -32.26      0.00
????   Primary Bank of  HH"               12.25     1,953    23.9        15.50    11.75    12.25    0.00      N.A.     -2.93
PSAB   Prime Bancorp, Inc. of PA          17.62     3,723    65.6        20.68    15.68    17.50    0.69    153.89    -12.99
PFHC   Progress financial Corp. of PA      6.25     3,730    23.3         7.25     4.75     6.50   -3.85    -42.23     11.01
PSBK   Progressive Bank, Inc. of NY*      29.50     2,631    77.6        29.75    24.25    29.00    1.72    120.64      0.00
PULB   Pulaski SB, NHC of HO (29.0)       14.75     2,094     8.9        16.50    11.75    14.00    5.36      N.A.     -1.67
PULS   Pulse Bancorp of S. River NJ       17.50     3,886    68.0        17.75    14.50    17.31    1.10     41.47      2.94
QCFB   QCf Bancorp of Virginnia VA        14.50     1,783    25.9        15.12    12.00    14.00    3.57      N.A.     -1.69
QCBC   Quaker City Bancorp of CA          14.37     3,928    56.4        14.75    11.12    14.50   -0.90     91.60      3.50
QCSB   Queens County SB of NY"            47.62     6,110   291.0        47.87    31.50    47.62    0.00      N.A.     20.37
RCSB   RCSB Financial, Inc. of NY"        25.62    13,514   346.2        25.81    19.00    24.75    3.52    108.12      7.87
????   Raritan Bancorp. of Raritan NJ*    20.75     1,427    29.6        22.50    20.50    21.19   -2.08    112.82     -3.49
REDF   RedFed Bancorp of Redlands CA       9.62     4,060    39.1        10.62     7.75     9.62    0.00      N.A.     -4.94
RELY   Reliance Bancorp of NY             15.63     9,226   144.2        16.50    13.12    15.50    0.84      N.A.      6.91
RELY   Reliance Banshares Inc of WI*       7.87     2,562    20.2         8.50     7.50     7.50    4.93      N.A.      N.A.
RFED   Roosevelt Fin. Grp. Inc. of MO     19.25    42,118   810.8        19.75    15.25    18.25    5.48    393.59     -0.62
RYSA   Ryrview SB, FSB NHC of WA(40.3)    15.00     2,155    11.8        17.00    11.36    16.00   -5.25      N.A.      3.16
SCCB   S. Carolina ???. Bashrs of SC      15.50       747    12.3        20.50    14.75    16.50    0.00      N.A.     -8.94
SBFL   SB Fing. Lakes NHC of NY(33.0)     16.00     1,785     9.4        16.75     9.50    16.50   -3.03      N.A.     -1.54
SFED   SFS Bancorp of Scheneclady NY      12.00     1,395    16.7        13.50    11.00    11.75    2.13      N.A.     -7.69
SGVB   SGY Bancorp of ???. Covina CA       8.62     2,728    23.5        10.12     8.00     8.62    0.00      N.A.    -11.59
SISB   SIS Bank of Springfield NA*        17.25     5,718    98.6        18.75    12.25    16.87    2.25      N.A.      5.38
SJSB   SJS Bancorp of St. Joseph NI       20.75       983    20.4        20.75    14.75    20.75    0.00      N.A.      5.06
SHCB   Sandwhich Co-op, Bank of NA        20.00     1,873    37.5        21.50    15.63    19.37    3.25    132.02      9.59
????   Security Bancorp of MI             20.25     1,462    29.6        21.25    19.50    20.50   -1.22    161.29     -3.57
SECP   Securtiy Capital Corp. of NI       61.25     9,536   584.1        62.50    48.00    61.00    0.41      N.A.      1.66
SFSL   Security First Corp. of CH         13.12     3,532    46.3        15.75    11.50    13.25   -0.98    -16.70     -7.93
SHFC   Seven Hills Fin. Corp. of OH(8)    16.00       536     8.6        17.37    14.37    14.50   10.34      6.67     10.34
SHFC   Sho-?? Fin Corp. of MO             15.75     1,821    28.7        16.75    14.50    15.63    0.77      N.A.      5.00
SQSI   Sobieski Bancorp of S. Bend IN     12.25       837    10.3        13.25    10.12    12.00    2.08      N.A.      5.77
SOSA   Somerset Savings Bank of MA(8)*     3.47    16,652    24.5         1.88     1.12     1.50   -2.00    -71.29      7.30
SHBC   Southern Missouri Bancrp of MO     14.75     1,724    25.4        17.50    13.50    14.00    5.35      N.A.     -1.67
SHBI   Southwest Bancshares of IL         27.12     1,871    50.7        28.25    26.00    27.25   -0.48    171.20      2.34
SVRM   Soverign Bancorp of PA             10.25    47,838   490.3        11.25     8.75    10.37   -1.16    129.31      6.33
STFR   St. Francis Cap. Corp. of WI       25.25     5,857   147.9        28.00    19.00    25.50   -0.98      N.A.      8.60
SPBC   St. Paul Bancorp, Inc. of IL       23.12    18,550   428.9        26.62    22.25    23.50   -1.62     37.05     -9.33
STND   Standard Fin. of Chicago IL        15.12    16,765   253.5        15.37    12.87    15.25   -0.85      N.A.      3.42
SFFC   Statefed Financial Corp. of IA.    16.00       823    13.2        19.75    15.25    16.00    0-00      N.A.    -11.70
SFIN   Statewide Fin. Corp. of NJ         12.31     5,270    64.9        13.75    11.75    12.12    1.57      N.A.     -5.74
SISA   Sterling Financial Corp. of NA     14.75     5,476    80.0        14.75    10.23    14.00    5.36     62.27      7.27
                                                   Current Per Share Financials
                                          ----------------------------------------------
                                                                  Tangible
                                          Trailing    12 mo.    Book    Book
                                           12 Mo.     Core     Value/  Value/    Assets/
                                           EPS(3)     EPS(3)   Share   Share(4)  Share
                                          --------   -------  -------  -------  --------
                                              ($)      ($)       ($)      ($)       ($)
PBTX   Patriot Bank Corp. of PA             0.42      0.43     15.47   15.47     89.46
PEEK   Peekskill Fin. Corp. of NY           0.44      0.46     14.49   14.49     47.24
PFBS   Pennfed fin. Services of NJ          1.32      1.43     10.08   14.32    201.45
PMBC   Pennfirst Bancorp of PA              1.00      0.99     13.37   12.18    170.28
PBKB   People's SB of Brockton MA*          0.74      0.53      7.87    7.45    159.62
PFDC   People's Bancorp of Auburn IN        1.70      1.69     18.19   18.19    119.18
PBCT   Peoples Bank, NHC of CT (32.3)*      1.90      1.53     14.12   14.12    176.59
PHBK   Peoples Heritage Fin Grp of WE*      2.14      2.11     16.24   13.97    193.90
PBHB   Peoples Sav. Fin. Corp. of CT"       1.80      1.88     22.94   21.22    212.15
????   Permanent Bancorp of IN              0.53      0.53     19.26   18.96    172.88
????   Perpetual Midwest Fin. of IA         0.73      0.73     17.87   17.87    185.44
PCBC   Perry  Co. Fin. Corp. of NO          0.88      0.88     18.84   18.84     90.32
PHFC   Pittsburg House Fin. of PA           0.54      0.54     13.58   13.58     82.64
PfSL     ???? Fed , VHC of AR (46.4)        1.23      1.26     13.64   13.64    229.43
POBS   Ports??? Bank Shrs Inc of (NH)(8)*   1.06      0.89     11.69   11.68     46.61
PKPS   Poughkeepsfe  SB of NY               1.23      1.62      5.69    5.69     66.95
????   Primary Bank of  HH"                -0.08     -0.07     12.76   12.71    201.31
PSAB   Prime Bancorp, Inc. of PA            1.61      1.43     15.44   14.44    163.57
PFHC   Progress financial Corp. of PA       0.81      0.63      5.15    5.11     93.30
PSBK   Progressive Bank, Inc. of NY*        2.73      2.81     26.45   26.45    298.58
PULB   Pulaski SB, NHC of HO (29.0)         0.73      0.69     10.82   10.82     85.58
PULS   Pulse Bancorp of S. River NJ         1.36      1.37     13.84   13.84    116.43
QCFB   QCf Bancorp of Virginnia VA          1.28      1.28     17.81   17.81     81.66
QCBC   Quaker City Bancorp of CA            0.84      0.81     17.43   17.33    176.42
QCSB   Queens County SB of NY"              3.39      3.50     35.00   35.00    206.14
RCSB   RCSB Financial, Inc. of NY"          2.43      2.39     22.19   21.45    304.21
????   Raritan Bancorp. of Raritan NJ*      1.94      1.91     17.60   17.16    243.06
REDF   RedFed Bancorp of Redlands CA       -1.06     -1.02     11.90   11.90    211.32
RELY   Reliance Bancorp of NY              -1.14      1.09     16.75   11.30    199.07
RELY   Reliance Banshares Inc of WI*        0.29      0.29     11.06   11.06     19.67
RFED   Roosevelt Fin. Grp. Inc. of MO       1.35      1.83     10.54    9.96    216.88
RYSA   Ryrview SB, FSB NHC of WA(40.3)      1.21      1.09     10.71    9.48     97.22
SCCB   S. Carolina ???. Bashrs of SC        0.80      0.80     16.80   16.80     59.02
SBFL   SB Fing. Lakes NHC of NY(33.0)      -0.52     -0.19     11.40   11.40     98.92
SFED   SFS Bancorp of Scheneclady NY        0.74      0.74     16.68   16.68    118.59
SGVB   SGV Bancorp of ???. Covina CA        0.12      0.12     11.94   11.94    122.09
SISB   SIS Bank of Springfield NA*          2.79      2.33     14.73   14.73    198.53
SJSB   SJSB Bancorp of St. Joseph NI        0.88      0.86     17.89   17.89    153.36
SHCB   Sandwhich Co-op, Bank of NA          1.92      1.80     19.46   18.18    226.31
????   Security Bancorp of MI               1.71      1.27     21.98   18.82    246.25
SECP   Securtiy Capital Corp. of CH         2.99      3.09     59.20   59.20    350.74
SFSL   Security First Corp. of              1.50      1.57     11.58   11.26    132.97
SHFC   Seven Hills Fin. Corp. of OH(8)      0.31      0.29     16.01   18.01     84.91
SHFC   Sho-?? Fin Corp. of MO               1.08      1.07     17.36   17.36    184.91
SQSI   Subieski Bancorp of S. Bend IN       0.39      0.39     16.87   16.87     91.23
SOSA   Somerset Savings Bank of MA(8)*      0.10      0.10      1.67    1.67     30.60
SHBC   Southern Missouri Bancrp of MO       0.78      0.73     15.41   15.41     93.96
SHBI   Southwest Bancshares of IL           2.27      2.26     22.42   22.42    186.82
????   Soverign Bancorp of PA               1.13      1.02      7.15    4.63    175.82
STFR   St. Francis Cap. Corp. of WI         2.70      1.84     23.08   22.04    221.20
SPBC   St. Paul Bancorp, Inc of IL          1.95      1.90     28.64   20.57    223.33
STND   Standard Fin. of Chicago IL          1.03      0.93     16.05   16.04    130.43
SFFC   Statefed Financial Corp. of IA.      1.03      1.03     18.13   18.13     90.14
SFIN   State???? Fin. Corp. of NJ           0.53      0.65     13.36   13.32    120.39
SISA   Sterling Financial Corp. of NA       0.92      0.90     11.55    9.26    276.01

RP FINANCIAL, LC
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 14, 1996

                                            Market Capitalization                     Price Change Data
                                         ---------------------------     ------------------------------------------------
                                                   Shares    Market         52 Week (1)                % Change From
                                                                         ----------------        ------------------------
                                          Price/   Outst-    Capital-                     Last    Last   Dec 31,  Dec 31
Financial Institution                    Share(1)  anding    ization(9)    High     Low   Week    Week   1994(2)  1995(2)
- ---------------------                    --------  ------    -------     -------  ------- -----  ------  -------  -------
                                           ($)      (000)    ($Mil)        ($)      ($)    (%)     (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
SSBK  Strongsville SB of OH               21.25     2,531      53.8       21.75    17.00  21.50   -1.16    N.A.    8.97
SFSB  SuburbFed. Fin. Corp. of IL         17.50     1,261      22.1       18.17    14.83  17.62   -0.68  162.37    6.06
SBCN  Suburban Bancorp. of OH             15.00     1,481      22.2       18.50    14.50  14.50    3.45    N.A.  -18.92
SCSL  Suncoast SALA of Hollywood FL        6.12     1,990      12.2        7.19     5.81   6.25   -2.08  -10.13   -2.08
THRD  TR Financial Corp. of PA            14.50     4,523      65.6       16.00    13.25  14.62   -0.82    N.A.   -5.66
ROSE  TR Financial Corp. of NY            26.50     8,948     237.1       27.75    17.37  26.12    1.45    N.A.    3.92
TPMZ  Tappan Zee Fin. Corp. of NY         12.25     1,620      19.8       13.00    11.25  12.00    2.08    N.A.   -2.93
PTAS  The Potters S&A Co. of OH           16.25       533       8.7       18.50    15.25  16.25    0.00    N.A.   -4.75
THIR  Third Financial Corp. of OH(8)      31.87     1,136      36.2       32.00    18.25  31.25    1.98    N.A.   21.41
TSBS  Trenton SB, FSB NHC of NJ (35.0)    14.25     8,912      14.4       15.00    11.37  14.50   -1.72    N.A.    9.62
TRIC  Tri-County Bancorp of WY            18.50       631      11.7       16.50    13.87  18.50    0.00    N.A.   12.12
THBC  Troy Hill Bancorp of PA             13.00     1,058      13.9       14.00    11.50  13.37   -2.77    N.A.    0.00
TWIN  Twin City Bancorp of TN             16.00       898      14.4       18.25    13.50  16.00    0.00    N.A.   -5.88
UFRM  United FS&LA of Rocky Mount NC       8.00     3,065      24.5        8.50     5.25   8.25   -3.03  146.15    6.67
UBMT  United SB, FA of MT                 18.25     1,223      22.3       18.75    17.00  18.25    0.00   73.81    4.29
VABF  Va. Beach Fed. Fin. Corp of VA       7.37     4,962      36.6        9.94     6.81   7.62   -3.28   57.14   -4.90
VAFD  Valley FSB of Sheffield AL(8)       32.00       367      11.7       35.25    24.87  32.00    0.00  204.76   -8.57
VFFC  Virginia First Savings of VA        12.75     5,615      71.6       12.75     8.37  12.25    4.08  ***.**   12.14
MBCI  MFS Bancorp of Wichita KS (8)       22.87     1,561      35.7       22.87    18.75  22.87    0.00    N.A.    3.39
WHGB  WHG Bancshares of MO                11.00     1,520      17.8       11.25    10.87  11.50   -4.35    N.A.    N.A.
WSFS  WSFS Financial Corp. of DE           7.50    14,179     106.1       10.00     5.63   7.87   -4.70    3.45  -16.67
WSFC  WFS Financial Corp. of PA           20.75     2,736      36.0       22.25    16.00  20.75    0.00    N.A.    8.53
WLDK  Walden Bancorp of MA                18.75     5,312      99.6       20.00    15.75  18.75    0.00  163.34   -1.32
WANB  Warren Bancorp of Peabody MA        12.50     3,718      46.5       13.25     8.00  12.50    0.00  270.92   11.11
WFSL  Washington FSBLA of Seattle WA      21.50    42,592     915.7       23.46    19.32  21.56   -0.28   47.36   -7.73
WAMU  Washington Mutual Inc. of WA        29.62    72,007   2,132.8       32.00    22.75  30.00   -1.27   59.59    2.60
WAYN  Wayne S&L Co., MHC of OH(46.7)      20.75     1,492      13.7       22.00    17.1?  20.50    1.22    N.A.   -5.29
WCFB  Webster City FSB, NHC of IA(15.2)   13.50     2,100      12.8       13.50     9.75  12.87    4.90    N.A.    8.00
WBST  Webster Financial Corp. of CT       28.75     8,104     233.0       30.50    23.00  28.00    2.68  204.68   -2.54
WEFC  Wells Fin. Corp. of Wells NM        11.50     2,188      25.2       11.50     9.06  11.25    2.22    N.A.    4.55
WCBI  WestCo Bancorp of IL                21.62     2,678      57.9       22.00    14.83  22.00   -1.73  116.20   21.26
WSTR  Westerfed Fin. Corp. of MI          14.37     4,395      63.2       17.12    14.25  14.37    0.00    N.A.  -13.54
WOFC  Western Ohio Fin. Corp. of OH       23.25     2,309      53.7       24.37    18.75  23.00    1.09    N.A.    0.00
WFCO  Winton Financial Corp. of OH(8)     13.50     1,985      26.8       15.00    10.87  12.25   10.20    N.A.   24.20
FFND  Wood Bancorp of OH                  18.50     1,034      19.1       19.50    14.12  18.75   -1.33    N.A.    2.78
WCHI  Workingmens Cap. Hldgs of IN(8)     20.00     1,798      36.0       20.25    15.50  19.87    0.65  300.00   14.29
YFCB  Yonkers Fin. Corp. of NY             9.38     3,571      33.5       10.12     9.31   9.62   -2.49    N.A.    N.A.
YFED  York Financial Corp. of PA          16.87     6,050     102.1       18.86    14.32  16.62    1.50   78.52    0.00

                                               Current Per Share Financials
                                           ------------------------------------
                                                                        Tangible
                                            Trailing   12 Mo.    Book     Book
                                             12 Mo.    Core     Value/   Value/    Assets/
                                             EPS(3)    EPS(3)   Share    Share(4)  Share
                                           ---------   ------  -------  ---------  -------
                                              ($)       ($)      ($)       ($)       ($)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
SSBK  Strongsville SB of OH                  1.88      1.59    16.50     16.15     199.38
SFSB  SuburbFed. Fin. Corp. of IL            1.41      1.21    20.52     20.40     287.29
SBCN  Suburban Bancorp. of OH                0.53      0.77    17.31     17.31     133.11
SCSL  Suncoast SALA of Hollywood FL          0.74     -0.92     6.59      6.56     234.42
THRD  TR Financial Corp. of PA               0.94      0.91    16.43     16.43     114.79
ROSE  TR Financial Corp. of NY               2.71      2.14    20.91     20.91     335.49
TPMZ  Tappan Zee Fin. Corp. of NY            0.52      0.48    13.80     13.80      70.86
PTAS  The Potters S&A Co. of OH              1.15      1.13    20.79     20.79     213.62
THIR  Third Financial Corp. of OH(8)         1.89      1.69    24.87     24.87     137.05
TSBS  Trenton SB, FSB NHC of NJ (35.0)       1.05      0.70    11.08     10.83      58.20
TRIC  Tri-County Bancorp of WY               0.98      0.95    20.75     20.75     116.38
THBC  Troy Hill Bancorp of PA                1.02      0.93    16.73     16.73      75.36
TWIN  Twin City Bancorp of TN                1.21      1.05    15.70     15.70     114.06
UFRM  United FS&LA of Rocky Mount NC         0.73      0.64     6.81      6.81      82.27
UBMT  United SB, FA of MT                    1.32      1.31    20.12     20.12      85.51
VABF  Va. Beach Fed. Fin. Corp of VA         0.32      0.01     8.28      8.28     125.95
VAFD  Valley FSB of Sheffield AL(8)          1.09      1.06    26.14     26.14     323.23
VFFC  Virginia First Savings of VA           1.48      1.22     9.82      9.46     127.15
MBCI  MFS Bancorp of Wichita KS (8)          0.86      0.94    21.35     21.34     187.16
WHGB WHG  Bancshares of MO                   0.36      0.36    14.20     14.20      68.95
WSFS  WSFS Financial Corp. of DE             1.91      1.13     5.21      5.14      88.82
WSFC  WFS Financial Corp. of PA              1.63      1.82    20.93     20.93     138.41
WLDK  Walden Bancorp of MA                   1.58      1.75    17.98     15.38     191.48
WANB  Warren Bancorp of Peabody MA           1.56      1.49     8.54      8.54      95.45
WFSL  Washington FSBLA of Seattle WA         1.88      1.80    14.04     13.36     115.73
WAMU  Washington Mutual Inc. of WA           2.62      2.61    19.33     17.19     310.31
WAYN  Wayne S&L Co., MHC of OH(46.7)         0.95      0.89    15.32     15.32     166.56
WCFB  Webster City FSB, NHC of IA(15.2)      0.51      0.51    10.32     10.32      46.31
WBST  Webster Financial Corp. of CT          2.00      2.14    24.27     18.45     470.53
WEFC  Wells Fin. Corp. of Wells NM           0.72      0.70    13.40     13.40      ?9.66
WCBI  WestCo Bancorp of IL                   1.50      1.49    18.07     18.07     115.48
WSTR  Westerfed Fin. Corp. of MI             0.99      0.93    17.77     17.77     133.82
WOFC  Western Ohio Fin. Corp. of OH          1.10      0.83    25.19     23.72     138.40
WFCO  Winton Financial Corp. of OH(8)        1.04      0.85    10.42     10.14     132.09
FFND  Wood Bancorp of OH                     1.56      1.51    19.72     19.72     135.12
WCHI  Workingmens Cap. Hldgs of IN(8)        1.07      1.05    14.55     14.55     118.84
YFCB  Yonkers Fin. Corp. of NY               0.60      0.66    13.07     13.07      67.39
YFED  York Financial Corp. of PA             1.65      1.44    15.22     15.22     179.33

RP FINANCIAL, LC.
- -------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                     Weekly Thrifts Market Line - Part Two
                          Prices As Of June 14, 1996

                                                              Key Financial Ratios                        Asset Quality Ratios
                                               -------------------------------------------------------  ------------------------
                                                        Tang.
                                               Equity/ Equity/    Reported Earnings     Core Earnings
                                                                ----------------------  --------------   NPAs     Resvs/  Resvs/
Financial Institution                          Assets  Assets   ROA(5) ROE(5)  ROI(5)    ROA(5) ROE(5)  Assets     NPAs    Loans
- ---------------------                          ------- -------  ------ ------  -------  ------- ------  ------    ------  ------
                                                 (%)     (%)      (%)    (%)     (%)      (%)     (%)     (%)       (%)    (%)

Market Average. SAIF-Insured Thrifts(no MHCs)
- ------------------------------------------------

SAIF-Insured Thrifts(322)                       13.31   13.12   0.87    8.17    6.97     0.81   7.35       0.97   127.98   0.88
NYSE Traded Companies(12)                        6.31    5.96   0.70   11.72    7.94     0.58   9.64       1.58    62.19   1.33
AMEX Traded Companies(17)                       18.40   18.32   0.83    6.71    5.46     0.80   6.35       0.61   132.94   0.70
NASDAQ Listed OTC Companies(293)                13.32   13.13   0.88    8.10    7.01     0.83   7.31       0.95   131.00   0.87

California Companies(25)                         7.62    7.48   0.33    5.18    3.79     0.27   4.11       2.34    50.59   1.32
Florida Companies(10)                            7.64    7.46   0.75   12.69    9.73     0.53   6.73       1.08   105.23   1.01
Mid-Atlantic Companies(63)                      11.93   11.63   0.87    9.02    7.89     0.84   8.63       1.25    86.49   1.09
Mid-West Companies(149)                         14.72   14.58   0.94    7.87    6.90     0.87   7.12       0.59   169.82   0.71
New England Companies(9)                         8.08    7.66   0.63    8.69    8.61     0.53   7.21       1.35    49.90   1.10
North-West Companies(6)                         10.61   10.24   0.96   10.34    7.28     0.90   9.45       0.87    71.09   0.84
South-East Companies(45)                        15.70   15.54   1.02    8.66    6.71     0.97   8.06       0.99   124.58   0.86
South-West Companies(7)                         12.45   12.34   0.72    7.33    8.19     0.69   6.85       0.86    41.09   0.86
Western Companies (Exc1 CA)(8)                  17.09   16.91   1.04    7.61    6.38     0.99   7.17       0.26   211.25   0.67
Thrift Strategy(248)                            14.89   14.72   0.87    7.09    6.36     0.83   6.64       0.86   137.28   0.81
Mortgage Banker Strategy(39)                     7.52    7.21   0.84   11.92    9.29     0.64   8.38       1.32    77.80   0.94
Real Estate Strategy(16)                         9.03    8.89   0.90   10.74    8.87     0.92  11.02       1.86    84.24   1.54
Diversified Strategy(15)                         7.97    7.78   0.97   12.92    8.05     0.92  12.63       1.02   151.77   1.27
Retail Banking Strategy(4)                       9.43    9.18   0.73    9.92    9.80     0.58   7.67       1.37    75.18   0.92
Companies Issuing Dividends(244)                13.25   13.04   0.95    8.76    7.41     0.58   7.95       0.84   138.57   0.84
Companies Without Dividends(78)                 13.49   13.38   0.64    6.35    5.59     0.60   5.49       1.38   106.29   1.01
Equity/Assets less than 6%(29)                   4.98    4.73   0.52   10.66    7.40     0.41   8.06       1.74    83.49   1.06
Equity/Assets 6-12%(147)                         8.54    8.24   0.84   10.30    8.45     0.75   9.15       1.17   110.62   1.03
Equity/Assets greater than 12%(146)             19.67   19.61   0.98    5.58    5.41     0.96   5.44       0.58   156.51   0.59
Converted Last 3 Mths (no MHC)(20)              23.59   23.58   0.82    4.54    4.26     0.83   4.66       0.78   157.79   0.79
Actively Traded Companies(53)                    8.58    8.30   0.92   11.34    8.38     0.88  10.65       1.43    85.94   1.03
Market Value Below $20 Million(93)              15.71   15.67   0.84    6.73    6.84     0.75   5.30       0.85   117.93   0.72
Holding Company Structure(275)                  13.86   13.68   0.87    7.76    6.71     0.82   7.12       0.92   130.77   0.85
Assets Over $1 Billion(51)                       8.05    7.58   0.83   11.08    8.20     0.75  10.10       1.15   101.18   1.03
Assets $500 Million-$1 Billion(56)              11.31   11.07   0.85    8.76    7.01     0.81   5.14       1.34   133.20   1.03
Assets $250-$500 Million(79)                    11.54   11.35   0.83    8.37    7.42     0.74   6.84       0.93   135.90   0.90
Assets less than $250 Million(126)              18.06   18.04   0.93    6.28    6.03     0.89   5.88       0.70   135.29   0.72
Goodwill Companies(133)                          9.27    8.82   0.82    9.66    7.66     0.74   8.47       1.17    97.22   0.96
Non-Goodwill Companies(189)                     16.24   16.24   0.91    7.10    6.46     0.87   6.55       0.81   152.50   0.82
Acquirors of FSLIC Cases(14)                     7.07    6.70   0.88   12.89    9.72     0.84  12.16       1.45    57.18   0.92

                                                          Pricing Ratios                                Dividend Data(5)
                                              -----------------------------------------   ----------------------------------
                                                                      Price/  Price/          Ind.     Divi-
                                                Price/ Price/ Price/   Tang.   Core          Div./     dend      Payout
Financial Institution                          Earning  Book  Assets   Book  Earnings       Share     Yield      Ratio(7)
                                              --------  ----  ------   ----  ----------   --------  ---------   ------------
                                                 (X)     (%)    (%)    (%)       (%)         ($)       (%)          (%)

Market Averages. SAIF-Insured Thrifts (no WICs)
- -----------------------------------------------

SAIF-Insured Thrifts(322)                       14.18  104.06  13.03  107.30   15.01           0.34     1.87       25.85
NYSE Traded Companies(12)                       12.83  134.82   8.65  143.08   14.52           0.42     1.49       16.50
AMEX Traded Companies(17)                       15.97   93.51  16.27   94.20   17.16           0.35     2.37       26.64
NASDAQ Listed OTC Companies(293)                14.16  103.31  13.03  106.48   14.93           0.33     1.86       26.26
California Companies(25)                        13.77  101.59   7.45  104.33   15.53           0.27     1.13       16.04
Florida Companies(10)                           11.59  107.59   7.96  110.30   13.96           0.16     0.87       11.16
Mid-Atlantic Companies(63)                      12.97  101.95  11.48  106.87   13.55           0.32     1.78       23.48
Mid-West Companies(149)                         14.83  102.90  14.15  105.10   15.73           0.34     1.91       27.20
New England Companies(9)                        11.32   93.54   7.48  102.87   12.94           0.51     2.76       32.40
North-West Companies(6)                         14.91  134.17  13.05  143.27   14.27           0.27     1.32       18.23
South-East Companies(45)                        14.87  113.25  16.53  115.83   15.26           0.37     2.23       30.64
South-West Companies(7)                         13.51   81.31   9.90   85.14   14.38           0.30     2.13       21.90
Western Companies (Exc1 CA)(8)                  15.12  102.67  16.20  104.74   16.03           0.43     2.49       36.99
Thrift Strategy(248)                            14.97   98.51  14.01  100.93   15.57           0.33     1.97       28.45
Mortgage Banker Strategy(39)                    11.24  120.44   9.15  128.56   13.21           0.34     1.52       16.80
Real Estate Strategy(16)                        12.84  110.26   9.66  112.25   13.03           0.17     0.83        8.83
Diversified Strategy(15)                        12.25  148.58  11.72  153.48   12.72           0.60     2.41       27.99
Retail Banking Strategy(4)                      12.29   91.51   8.42   94.49   16.07           0.14     1.33       18.06
Companies Issuing Dividends(244)                14.18  108.11  13.49  111.82   14.92           0.45     2.48       34.59
Companies Without Dividends(78)                 14.18   91.53  11.59   93.31   15.40           0.00     0.00        0.00
Equity/Assets less than 6%(29)                  10.98  119.25   5.98  128.32   12.88           0.24     1.17       13.46
Equity/Assets 6-12%(147)                        12.50  113.46   9.57  118.30   13.50           0.35     1.83       22.52
Equity/Assets greater than 12%(146)             16.89   91.77  17.85   92.26   17.24           0.33     2.06       32.14
Converted Last 3 Mths (no MHC)(20)              17.67   77.24  18.44   77.29   18.20           0.05     0.48        2.14
Actively Traded Companies(53)                   11.72  124.78  10.51  131.82   12.36           0.48     2.12       25.20
Market Value Below $20 Million(93)              14.84   87.10  33.44   87.59   15.84           0.26     1.76       25.31
Holding Company Structure(275)                  14.60  103.31  13.45  106.59   15.24           0.35     1.92       26.84
Assets Over $1 Billion(51)                      12.29  126.35   9.95  136.51   13.35           0.45     2.00       23.95
Assets $500 Million-$1 Billion(56)              13.77  107.05  11.82  110.72   14.69           0.29     1.57       22.61
Assets $250-$500 Million(79)                    13.49  104.07  11.62  105.98   14.65           0.33     1.97       26.11
Assets less than $250 Million(126)              15.98   91.19  16.06   91.49   16.42           0.29     1.90       28.43
Goodwill Companies(133)                         12.64  113.80  10.29  121.50   13.91           0.39     1.89       24.16
Non-Goodwill Companies(189)                     15.39   97.00  15.01   97.00   15.90           0.30     1.87       27.15
Acquirors of FSLIC Cases(14)                    10.89  130.26   9.07  137.91   12.61           0.43     1.99       21.15

(1)  Average of high/low or old/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995 Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances: ROI (return on investment) is current EPS divided by
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or restored acquisition activities or manual operating characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
                                  (continued)
                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 14, 1996

                                                      Key Financial Ratios                                 Asset Quality Ratios
                               --------------------------------------------------------------------    ----------------------------
                                           Tang.
                                 Equity/   Equity/       Reported Earnings          Core Earnings       HPAs       Resvs/    Resvs/
                                                     -------------------------    -----------------
Financial Institution            Assets    Assets    ROA(5)    ROE(5)   ROE(5)    ROA(5)     ROE(5)    Assets       HPAs      Loans
- ---------------------            -------   -------   ------    ------   ------    ------     ------    -------     -------   ------
                                    (%)       (%)      (%)       (%)      (%)       (%)        (%)        (%)         (%)       (%)
Market Averages, BIF - Insured
Thrifts (no NHCS)
- ------------------------------
BIF-Insured Thrifts(71)           10.43      10.18     0.93     10.98    8.80      0.88       10.18      1.68       93.53     1.49
NYSE Traded Companies(3)           5.37       5.33     0.24      4.68    3.92      0.30        5.92      2.64       36.28     1.17
AMEX Traded Companies(4)          12.21      11.77     0.75      8.27    7.54      0.53        5.60      2.73       45.60     1.37
NASDAQ Listed OTC Companies(64)   10.48      10.24     0.97     11.39    9.06      0.93       10.65      1.60       97.47     1.51
California Companies(2)            6.78       6.77     0.61     11.41    7.04      0.51        9.40      4.57       31.17     1.83
Mid-Atlantic Companies(19)        10.53      10.46     0.83     10.28    8.05      0.81        9.47      1.52       80.22     1.43
Mid-West Companies(1)             56.23      56.23     1.47      2.62    3.68      1.47        2.62      0.00        0.00     0.49
New England Companies(44)          9.03       8.68     0.94     11.21    9.40      0.89       10.47      1.56       87.70     1.60
North-West Companies(4)           13.71      13.54     1.12     12.13    8.04      1.11       12.03      0.31      255.34     0.95
South-West Companies(1)            8.65       8.35     1.54     17.77   11.53      1.20       13.90      0.42      127.82     0.78
Thrift Strategy(44)               12.01      11.76     0.94     10.03    8.54      0.90        9.53      1.57       88.31     1.45
Mortgage Banker Strategy(11)       7.29       6.88     0.74     10.13    8.21      0.73       10.10      1.16      121.43     1.22
Real Estate Strategy(7)            9.61       9.56     1.24     14.45    9.78      1.12       12.71      2.07       95.15     1.73
Diversified Strategy(7)            6.87       5.55     1.16     18.46   13.00      0.98       15.19      2.69       91.76     2.03
Retail Banking Strategy(2)         6.32       5.16     0.05      0.82    1.05      0.05        0.86      1.31       68.51     1.24
Companies Issuing Dividends(50)    9.20       8.89     1.01     11.72    9.42      0.97       11.11      1.14      108.75     1.39
Companies Without Dividends(21)   13.27      13.18     0.74      9.26    7.36      0.68        8.03      3.25       48.95     1.72
Equity/Assets less than 6%(8)      5.38       5.31     0.74     10.03    9.43      0.58       10.93      3.69       44.18     1.81
Equity/Assets 6-12%(51)            8.25       7.93     0.95     11.78    9.57      0.90       11.09      1.50       94.12     1.51
Equity/Assets greater than
 12%(12)                          23.69      23.69     0.97      5.38    4.78      0.99        5.44      1.31      137.58     1.19
Converted Last 3 Mths
 (no NHC) (3)                     36.19      36.19     0.96      2.82    3.58      1.01        3.03      0.00        0.00     1.14
Actively Traded Companies(30)      8.50       8.10     0.90     10.73    8.87      0.89       10.63      1.29       95.02     1.52
Market Value Below $20 Million(11) 9.98       9.72     0.80      9.69    8.62      0.71        8.54      1.54       89.01     1.21
Holding Company Structure(45)     11.59      11.33     1.04     11.60    9.26      1.00       10.88      1.48      101.04     1.57
Assets Over $1 Billion(17)         7.83       7.54     0.98     13.40    9.74      0.93       12.27      1.99       79.90     1.57
Assets $500 Million-$1
 Billion(17)                      10.22       9.93     0.93     10.87    8.54      0.84        9.76      1.17      110.59     1.58
Assets $250-$500 Million(22)      10.17       9.94     0.89     10.50    8.68      0.88       10.10      2.02       80.14     1.51
Assets less than $250 Million(15) 13.41      13.22     0.94      9.44    8.31      0.58        8.67      1.43      108.50     1.31
Goodwill Companies(35)             7.85       7.35     0.82     10.93    8.65      0.74        9.68      1.44       84.25     1.41
Non-Goodwill Companies(36)        12.93      12.93     1.03     11.02    8.98      1.02       10.65      1.93      103.15     1.57

                                                    Pricing Ratios                                  Dividends Date(6)
                                       ------------------------------------------------       ------------------------------
                                                                      Price/   Price/           Ind.       Divi-
                                        Price/    Price/    Price/    Tang.     Core           Div./      dend      Payout
Financial Institution                  Earning     Book     Assets    Book    Earnings          Share     Yield     Ratio(7)
- ---------------------                  -------   -------   --------  -------  ---------       --------   -------   ---------
                                         (%)      (%)        (%)       (%)      (%)              ($)       (%)       (%)
Market Averages, BIF - Insured
Thrifts (?? NHCS)
- -----------------------------
BIF-Insured Thrifts(71)                  11.39    110.33     10.75    113.88     11.64           0.37      2.00       22.27
NYSE Traded Companies(3)                 19.29    112.70      5.99    113.49     14.11           0.00      0.00        0.00
AMEX Traded Companies(4)                 11.11     99.61     11.08    105.97     13.51           0.52      2.64       32.48
NASDAQ Listed OTC Companies(64)          11.25    111.00     10.90    114.45     11.51           0.37      2.83       22.34
California Companies(2)                   8.60     99.19      6.78     99.25     10.67           0.00      0.00        0.00
Mid-Atlantic Companies(19)               12.56    110.36     10.85    111.48     12.07           0.37      1.61       19.16
Mid-West Companies(1)                     0.00     71.16     40.01     71.16      0.00           0.00      0.00        0.00
New England Companies(44)                11.11    110.11      9.65    114.95     11.57           0.40      2.36       25.15
North-West Companies(4)                  10.62    121.27     14.98    126.04     10.68           0.40      2.10       25.55
South-West Companies(1)                   8.67    135.90     11.75    140.71     11.08           0.16      1.49       12.90
Thrift Strategy(44)                      11.78    105.96     11.66    109.14     11.88           0.38      2.10       23.88
Mortgage Banker Strategy(11)             11.87    113.81      8.23    118.90     11.75           0.38      2.06       23.71
Real Estate Strategy(7)                  10.97    126.85     12.46    127.65     12.14           0.31      1.51       15.05
Diversified Strategy(7)                   8.98    124.46      8.50    131.34      9.65           0.34      1.80       17.14
Retail Banking Strategy(2)                8.00     90.11      5.89     92.27      0.00           0.32      1.91        0.00
Companies Issuing Dividends(50)          11.07    114.87     10.43    119.46     11.24           0.53      2.87       31.29
Companies Without Dividends(21)          12.39     99.82     11.50    100.97     12.85           0.00      0.00        0.00
Equity/Assets less than 6%(8)            12.31    122.37      6.56    124.14     12.93           0.05      0.47        6.31
Equity/Assets 6-12%(51)                  10.89    113.55      9.34    118.07     11.15           0.45      2.45       26.26
Equity/Assets greater than 12%(12)       14.90     88.01     19.91     88.01     14.53           0.19      0.79       13.43
Converted Last 3 Mths (no NHC)(3)        21.68     71.63     25.91     71.63     18.87           0.00      0.00        0.00
Actively Traded Companies(30)            11.83    112.19      9.42    117.80     11.48           0.46      2.43       25.33
Market Value Below $20 Million(11)       10.64     98.44      9.21    102.23     12.21           0.23      1.57       14.71
Holding Company Structure(45)            10.90    110.13     11.90    114.05     11.20           0.40      2.17       28.86
Assets Over $1 Billion(17)               11.03    122.64      9.67    127.82     50.90           0.43      1.64       18.01
Assets $500 Million-$1 Billion(17)       11.04    111.35     10.98    115.50     12.22           0.53      2.78       32.38
Assets $250-$500 Million(22)             12.07    107.70     10.28    110.25     11.46           0.32      2.02       23.46
Assets less than $250 Million(15)        11.09    101.42     12.19    104.20     12.15           0.23      1.59       14.99
Goodwill Companies(35)                   11.95    112.44      8.77    119.65     12.23           0.48      2.49       29.15
Non-Goodwill Companies(36)               10.81    108.29     12.68    108.29     12.08           0.26      1.53       16.06

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earning per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on Investment) is current EPS divided by ??????
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- ----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                     (continued)
                     Weekly Thrift Market Line - Part Two
                       Prices As Of June 14, 1996

                                                     Key Financial Ratios                         Asset Quality Ratios
                                          -----------------------------------------------------   --------------------
                                                   Tang.
                                          Equity/ Equity/   Reported Earnings     Core Earnings    MPAs   Resvs/  Resvs/
                                                          ----------------------  -------------
Financial Institution                     Assets  Assets  ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   MPAs    Loans
- ---------------------                     ------  ------  ------  ------  ------  ------  ------  ------   ----    -----
                                           (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)      (%)     (%)
Market Averages, MHC Institutions
- ---------------------------------
SAIF-Insured Thrifts(19)                   11.89   11.67    0.78    6.84    5.19    0.73    6.57    0.69   83.87    0.82
BIF-Insured Thrifts(2)                     10.14   10.14    0.80    9.31    6.00    0.69    7.88    2.36   44.03    1.42
NASDAQ Listed OTC Companies(21)            11.72   11.52    0.78    7.09    5.27    0.73    6.70    0.85   79.44    0.88
Florida Companies(3)                       10.30   10.26    0.89    8.83    6.78    0.86    6.60    0.72  107.38    0.97
Mid-Atlantic Companies(9)                  12.45   12.12    0.68    5.25    4.03    0.68    5.55    1.11   50.81    0.89
Mid-West Companies(7)                      12.13   12.12    0.74    6.65    5.19    0.64    5.90    0.59   94.58    0.76
New-England Companies(1)                    8.00    8.00    1.11   14.65    8.49    0.89   11.81    1.66   65.45    1.65
North-West Companies(1)                    11.02    9.75    1.30   11.97    8.07    1.17   10.78    0.26  119.16    0.51
Thrift Strategy(18)                        11.97   11.81    0.74    6.39    4.94    0.70    6.19    0.84   77.83    0.85
Mortgage Banker Strategy(2)                11.02    9.75    1.30   11.97    8.07    1.17   10.78    0.26  119.16    0.51
Diversified Strategy(1)                     8.00    8.00    1.11   14.56    8.49    0.89   11.81    1.66   65.45    1.65
Companies Issuing Dividends(21)            11.72   11.52    0.78    7.09    5.27    0.73    6.70    0.85   79.44    0.88
Equity/Assets less than 6%(1)               5.95    5.95    0.56    9.43    8.34    0.58    9.66    0.26  146.44    1.14
Equity/Assets 6-12%(13)                     9.93    9.69    0.68    7.17    5.22    0.68    7.14    0.89   87.47    0.90
Equity/Assets more than 12%(7)*            15.61   15.44    1.00    6.61    4.94    0.83    5.53    0.87   46.77    0.79
Actively Traded Companies(1)                9.49    8.24    0.86    9.52    7.87    0.83    9.13    0.96   55.11    1.08
Market Value Below $20 Million(1)          11.79   11.79    0.43    3.82    3.43    0.35    3.10    0.52   90.42    0.60
Holding Company Structure(1)                9.49    8.24    0.85    9.52    7.87    0.83    9.13    0.96   55.11    1.08
Assets Over $1 Billion(4)                  10.25    9.95    0.95    9.86    6.33    0.87    8.88    1.13   67.59    1.17
Assets $500 Million-$1 Billion(6)          11.26   10.96    0.90    7.95    6.02    0.83    7.78    0.76   81.42    0.95
Assets $250-$500 Million(3)*               10.24   10.22    0.74    7.85    6.77    0.73    7.72    0.15  187.85    0.64
Assets less than $250 Million(8)*          13.17   13.01    0.65    5.11    3.76    0.60    4.70    1.09   51.85    0.80
Goodwill Companies(10)                     11.19   10.75    0.95    8.90    6.39    0.82    7.79    0.68   93.85    0.80
Non-Goodwill Companies(11)                 22.15   12.15    0.55    5.60    4.36    0.66    5.82    0.99   65.03    0.94
MHC Institutions(21)                       11.72   11.52    0.78    7.09    5.27    0.73    6.70    0.85   79.44    0.88

                                                        Pricing Ratios                           Dividend Data(6)
                                            ----------------------------------------       -------------------------
                                                                   Price/    Price/         Ind.    Divi-
                                             Price/ Price/  Price/  Tang.     Core          Div./   dend    Payout
Financial Institution                       Earning  Book   Assets  Book    Earnings       Share    Yield   Ratio(7)
- ---------------------                       ------- -----  -------- -----   --------      ------    -----   -----
                                             (%)     (%)     ( %)     (%)     (%)            ($)     (%)     (%)
Market Averages, MHC Institutions
- ---------------------------------
SAIF-Insured Thrifts(19)                     16.51  123.04   14.76  125.84   17.68          0.60    3.82    44.90
BIF-Insured Thrifts(2)                       11.77  135.65   13.27  135.65   14.62          0.58    3.59    42.11
NASDAQ Listed OTC Companies(21)              16.20  124.30   14.61  126.82   17.48          0.60    3.79    44.59
Florida Companies(3)                         15.18  120.89   12.19  121.32   15.80          0.83    4.59    63.26
Mid-Atlantic Companies(9)                    16.66  119.55   15.05  123.35   18.78          0.44    3.15    35.56
Mid-West Companies(7)                        17.99  124.06   15.31  124.15   18.42          0.71    4.57    54.74
New-England Companies(1)                     11.77  158.43   12.67  158.43   14.62          0.80    3.58    42.11
North-West Companies(1)                      12.40  140.06   15.43  158.23   13.76          0.20    1.33    16.53
Thrift Strategy(18)                          16.83  121.53   14.68  123.32   17.98          0.61    3.94    48.96
Mortgage Banker Strategy(2)                  12.40  140.06   15.43  158.23   13.76          0.20    1.33    16.53
Diversified Strategy(1)                      11.77  158.43   12.67  158.43   14.62          0.80    3.58    42.11
Companies Issuing Dividends(21)              16.20  124.30   14.61  126.82   17.48          0.60    3.79    44.59
Equity/Assets less than 6%(1)                11.99  158.43    6.43  108.14   11.71          0.80    5.42    65.04
Equity/Assets 6-12%(13)                      15.14  124.30   12.38  128.28   16.75          0.59    3.29    43.23
Equity/Assets more than 12%(7)               18.95  108.14   19.62  126.99   20.74          0.60    4.43    33.33
Actively Traded Companies(1)                 12.70  125.00   10.69  129.74   13.24          0.40    2.54    32.26
Market Value Below $20 Million(1)             0.00  125.35   12.31  104.40    0.00          0.40    2.85     0.00
Holding Company Structure(1)                 12.70  112.66   10.59  129.74   13.24          0.40    2.54    32.26
Assets Over $1 Billion(4)                    17.05  143.47   14.49  146.93   18.11          0.56    3.18    41.60
Assets $500 Million-$1 Billion(6)            14.36  114.19   13.06  117.74   17.13          0.63    3.71    48.03
Assets $250-$500 Million(3)                  15.17  112.14   11.42  112.35   15.54          0.72    4.29    54.74
Assets less than $250 Million(8)             18.62  129.25   17.02  131.52   19.48          0.56    3.90    16.53
Goodwill Companies(10)                       15.48  127.29   14.19  132.90   17.31          0.48    2.89    34.96
Non-Goodwill Companies(11)                   17.01  121.85   14.96  121.85   17.67          0.70    4.53    63.85
MHC Institutions(21)                         16.20  124.30   14.61  126.82   17.48          0.60    3.79    44.59

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trading twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwil, value or core deposits, etc.).
(5) ROA (return on assets) and ROE (return on Equity) are indicated ratios based on trading twelve month common earnings and average common equity and assets balances; ROI (return on investments) is current EPS divided by
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated divided as a percent of trading twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unsual operating characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- ---------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                            (continued)
                               Weekly Thrift Market Line - Part Two
                                  Prices As Of June 14, 1996

                                                        Key Financial Ratios                          Assets Quality Ratios
                                        -------------------------------------------------       ----------------------------
                                                 Tang-
                                        Equity/ Eqiuty/    Reported Earnings        Core  Earnings     NPAS   Resvs/  Resvs/
                                                          -------------------       --------------
Financial Institution                   Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)   ROE(5)    Assets   NPAs   Loans
- ---------------------                   ------- ------  -------- ------ -------    -------  -------   ------- ------- ------
                                          (%)     (%)      (%)    (%)     (%)        (%)      (%)       (%)     (%)     (%)
NYSE Traded Companies
- ---------------------
AHN    Ahmanson and Co. H.F. of CA         4.61    4.32    0.80   17.30   13.71      0.10    2.09       2.30   33.64    1.25
CAL    Calfed Inc. of Los Angeles CA       4.52    4.52    0.58   13.78    9.15      0.55   12.96       1.61   77.66    1.85
CSA    Coast Savings Financial of CA       5.16    5.08    0.46    9.62    6.41      0.40    8.33       1.62   48.77    1.17
CFB    Commercial Federal Corp. of HE      6.05    5.43    0.84   15.46    8.98      0.84   15.37       1.02   73.31    1.02
DNE    Dime Savings Bank, FSB of NY*       5.08    5.03    0.34    6.97    5.18      0.46    9.54        NA      NA     1.24
DSL    Downey Financial Corp. of CA        8.33    8.18    0.61    7.57    8.10      0.53    6.62       2.03   29.06    0.66
FRC    First Republic Bancorp of CA*       5.65    5.64    0.14    2.38    2.46      0.13    2.31       2.64   36.28    1.09
FED    FirstFed Fin. Corp. of CA           4.69    4.61    0.13    3.94    4.06      0.20    4.38       2.56   73.84    2.55
GLN    Glendale Fed. Bk, FSB of CA         5.37    4.95    0.12    2.49    2.27      0.29    5.87       2.08   65.06    1.78
GDW    Golden West Fin. Corp. of CA        6.56    5.27    0.75   11.76    8.11      0.74   11.63       1.37   31.65    0.53
GNF    Great Western Fin. Corp. of         5.78    5.06    0.60   10.98    8.08      0.54   10.01       1.81   43.93    1.15
GPT    GreenPoint Fin. Corp. of NY(B)*    10.58    5.03    0.92    6.87    6.91      0.96    7.17       2.94   24.69    1.67
SFB    Standard Fed. Bancorp of NY         6.95    5.93    0.94   13.84   10.28      0.85   12.50       0.45   59.52    0.38
TCB    TCF Finacial Corp. of M?            7.69    7.35    1.37   20.13    8.39      1.29   19.04       0.92  102.63    1.23
NES    Westcorp Inc. of Drange CA          9.89    9.86    1.21   13.72    7.78      0.60    6.86       1.24  107.17    2.37

AMEX Traded Companies
- ---------------------
BKC    American Bank of Waterbury CT*      8.57    8.12    0.96   10.74    8.24      0.39     4.36      2.95   33.54    1.46
BFD    BostonFed Bancorp of MA            13.51   13.51    0.21    2.42    1.63      0.18     2.05      1.67   40.40    0.85
CFX    Cheshire Fin. Corp. of MH*          9.46    8.44    0.99   10.03    8.03      0.82     8.28      1.09   76.02    1.08
CZF    Citisave Fin. Corp. of LA          18.18   18.17    1.28    9.16    7.16      0.88     6.28      0.30   38.75    0.21
CBK    Citizens First Fin. Corp. of IL    15.57   15.57    0.63    4.01    5.67      0.68     4.37       NA      NA     0.24
ESX    Essex Bancorp of VA(B)              2.57   -0.08    0.32    7.80   43.11     -0.78   -18.91      3.32   47.35    1.88
FCB    Falmouth Co-Op Bank of NA*         24.56   24.56    0.45    2.40    2.44      0.47     2.50       NA      NA     1.31
GAF    GA Financial Corp. of PA           22.44   22.?4    0.58    4.73    3.00      0.78     6.30      0.19   78.79    0.41
KHK    Kankankee Bancorp of IL             9.80    9.09    0.50    1.56    5.97      0.49     4.48      0.59  110.93    1.02
KYF    Kentucky First Bancorp of KY       23.62   23.62    1.12    5.40    4.26      1.12     5.40      0.15  299.19    0.87
NYB    New York Bancorp, Inc. of NY        5.78    5.78    1.18   19.84   10.77      1.12    18.82      1.63   45.81    1.22
PDB    Piedmont Bancorp, Inc. of NC       29.77   29.77    1.34    6.02    4.38      1.36     6.12      0.72   65.30    0.66
PLE    Pinnacle Bank of AL                 8.19    7.90    0.79   10.40   10.61      0.71     9.31      0.22  393.63    1.04
SSB    Scotland Bancorp of NC             37.58   37.58    1.09    3.96    3.07      1.09     3.96       NA      NA     0.52
S?B    SouthFirst Bancshares of AL        14.89   14.89    0.55    3.25    4.49      0.76     4.49      0.56   52.60    0.45
SRN    Southern Banc Company of AL        20.38   20.15    0.50    4.33    2.72      0.50     4.33       NA      NA     0.25
SSN    Stone Street Bancorp of NC         33.68   33.68    0.77    3.04    2.55      0.77     3.04      0.31  126.92    0.60
TSH    Teche Holding Company of LA        17.16   17.16    1.17    7.06    6.94      1.14     6.91      0.24  362.84    1.10
FTF    Texarkana Fst. Fin. Corp of        20.62   20.62    1.85   11.49    9.97      1.39     8.62      0.36  196.08    0.89
THR    Three Rivers Fin. Corp. of HI      15.74   15.64    0.59    6.68    3.81      0.57     6.41      0.73   70.06    0.77
TBK    Tolland Bank of CT*                 6.25    5.96    0.61    9.90   11.49      0.44     7.25      4.14   27.24    1.62
WSB    Washington SB, FSB of MD            8.08    8.08    0.94   12.56   10.36      0.69     9.25       NA      NA     0.95

NASDAQ Listed OTC Companies
- ---------------------------
FBCY   1st Bancorp of Vincennes IN         7.88    7.88    2.25   35.91   36.85     -0.16    -2.50      0.38   86.69    0.46
WFSB   1st Washington Bancorp of VA(8)     5.95    5.95    0.64   11.09    6.42      0.26     4.57      0.87   86.57    1.70
ALBK   ALBANK Fin. Corp of Albany N        9.62    8.49    0.99    9.39    8.11      0.99     9.39      1.03   70.00    1.09
AMFC   AHB Financial Corp. of IN          20.06   20.06    0.49    4.30    3.06      0.49     4.30      0.71   63.16    0.66
ASBP   ASB Financial Corp. of OH          23.07   23.07    1.03    4.75    4.27      1.03     4.75      1.48   53.58    1.30
ABBK   Abington Savings Bank of MA(B)*     6.50    5.69    0.36    5.29    5.53      0.24     3.48      0.37   83.30    0.58
AACY   Advantage Bancorp of WI             9.77    8.47    0.90    9.33    7.38      0.81     8.40      0.56  100.02    1.04
AFCB   Affiliated Comm BC, Inc of MA      10.25   10.17    0.71    6.31    7.22      0.86     7.55      1.34   57.09    1.28
ALBC   Albion Banc Corp. of Albion NY     10.71   10.71    0.30    2.87    4.00      0.25     2.43      0.72   61.31    0.55
ATSB   AmTrust Capital Corp. Of IN        10.34   10.23    0.31    2.75    3.75      0.07     0.59      1.31   38.02    0.73
AHCI   Ambacc Holding Co. of NY           19.17   19.17   -0.03   -0.23   -0.21     -0.04    -0.35      4.22   24.58    1.64

                                                         Pricing Ratios                                Dividend Data(6)
                                                 --------------------------------------------      -------------------------
                                                                            Price/    Price/        Ind-     Divi-
                                                  Price/   Price/   Price/   Tang-     Core         Div./    Dend   Payout
Financial Institution                            Earning    Book    Assets   Book    Earning        Share   Yield   Ratio(7)
- ---------------------                            -------  -------   ------  ------   -------       ------- ------- ---------
                                                   (%)       (%)     (%)     (%)       (%)           (%)     (%)     (%)
NYSE Traded Companies
- ---------------------
AHN    Ahmanson and Co. H.F. of CA                 7.29    130.49    6.02   139.23       NM          0.88    3.31   24.13
CAL    Calfed Inc. of Los Angeles CA              10.93    140.44    6.34   140.44     11.63         0.00    0.00    0.00
CSA    Coast Savings Financial of CA              15.61    142.51    7.36   144.91     18.02         0.00    0.00    0.00
CFB    Commercial Federal Corp. of HE             11.13    145.35    8.79   161.79     11.19         0.40    1.04   11.53
DNE    Dime Savings Bank, FSB of NY*              19.29    131.46    6.58   132.93     14.11         0.00    0.00    0.00
DSL    Downey Financial Corp. of CA               12.35     90.89    7.57    92.51     14.12         0.48    2.31   28.57
FRC    First Republic Bancorp of CA*                NM      93.94    5.31    94.06       NM          0.00    0.00    0.00
FED    FirstFed Fin. Corp. of CA                  24.65     95.21    4.46    96.85     22.15         0.00    0.00    0.00
GLN    Glendale Fed. Bk, FSB of CA                  NM     105.77    5.68   114.76     18.69         0.00    0.00    0.00
GDW    Golden West Fin. Corp. of CA               12.33    136.97    9.12   145.61     12.47         0.38    0.70    8.60
GNF    Great Western Fin. Corp. of                12.37    128.94    7.45   147.24     13.57         1.00    4.21   52.08
GPT    GreenPoint Fin. Corp. of NY(B)*            14.47    100.65   10.65   176.71     13.85         0.50    2.72   39.41
SFB    Standard Fed. Bancorp of NY                 9.72    126.98    8.83   148.85     10.77         0.75    1.99   19.39
TCB    TCF Finacial Corp. of M?                   11.91    219.34   16.86   229.36     12.59         0.75    2.26   26.98
NES    Westcorp Inc. of Drange CA                 12.85    154.92   15.33   155.45       NM          0.38    2.08   26.76

AMEX Traded Companies
- ---------------------
BKC    American Bank of Waterbury CT*             12.13    125.48   10.84   133.37       NM          1.35    5.55   67.33
BFD    BostonFed Bancorp of MA                      NM      88.13   11.91    88.13       NM          0.20    1.63     NM
CFX    Cheshire Fin. Corp. of MH*                 12.50    119.85   11.34   134.30     15.13         0.72    5.01   62.61
CZF    Citisave Fin. Corp. of LA                  13.97     94.87   17.25    94.94     20.36         0.30    2.11   29.41
CBK    Citizens First Fin. Corp. of IL            17.63     70.75   11.02    70.75     16.18         0.00    0.00    0.00
ESX    Essex Bancorp of VA(B)                      2.32     29.15    0.75      NM        NM          0.00    0.00    0.00
FCB    Falmouth Co-Op Bank of NA*                   NM      69.07   16.96    69.07       NM          0.00    0.00    0.00
GAF    GA Financial Corp. of PA                     NM      76.71   17.21    76.71     25.00         0.00    0.00    0.00
KHK    Kankankee Bancorp of IL                    16.74     71.84    7.63    83.91     17.04         0.40    2.08   34.78
KYF    Kentucky First Bancorp of KY               23.46     93.63   22.11    93.63     23.46         0.50    3.74     NM
NYB    New York Bancorp, Inc. of NY                9.28    185.94   10.75   185.94      9.79         0.80    3.17   29.41
PDB    Piedmont Bancorp, Inc. of NC               22.84     94.31   28.07    94.31     22.46         0.48    3.62     NM
PLE    Pinnacle Bank of AL                         9.43     94.27    7.72    97.70     10.54         0.72    4.47   42.11
SSB    Scotland Bancorp of NC                       NM      86.02   32.32    86.02       NM          0.00    0.00    0.00
S?B    SouthFirst Bancshares of AL                22.27     79.13   11.78    79.13     16.12         0.50    4.08     NM
SRN    Southern Banc Company of AL                  NM      85.43   17.41    86.38       NM          0.35    2.64     NM
SSN    Stone Street Bancorp of NC                   NM      78.72   26.52    78.72       NM          0.4?    2.61     NM
TSH    Teche Holding Company of LA                14.40     91.32   15.67    91.32     14.72         0.50    3.77   54.35
FTF    Texarkana Fst. Fin. Corp of                11.15     97.17   20.04    97.17     14.86         0.45    2.73   30.41
THR    Three Rivers Fin. Corp. of HI                NM      89.73   14.12    90.28       NM          0.30    2.2?   58.82
TBK    Tolland Bank of CT*                         8.71     83.05    5.19    87.13     11.89         0.00    0.00    0.00
WSB    Washington SB, FSB of MD                    9.65    109.34   8. 84   109.34     13.10         0.10    1.82   17.54

NASDAQ Listed OTC Companies
- ---------------------------
FBCY   1st Bancorp of Vincennes IN                 2.71     82.34    6.49    82.34       NM          0.40    1.50    4.08
WFSB   1st Washington Bancorp of VA               15.57    165.76    9.87   165.76       NM          0.12    1.51   23.53
ALBK   ALBANK Fin. Corp of Albany N               12.33    115.56   11.12   130.95     12.33         0.48    1.76   21.72
AMFC   AHB Financial Corp. of IN                    NM      70.42   14.12    70.42       NM          0.00    0.00    0.00
ASBP   ASB Financial Corp. of OH                  23.44     99.73   23.01    99.73     23.44         0.30    2.00   46.82
ABBK   Abington Savings Bank of MA(B)*            18.08     93.04    6.05   106.37       NM          0.40    2.60   47.06
AACY   Advantage Bancorp of WI                    13.55    122.43   11.97   141.31     15.04         0.32    0.94   12.75
AFCB   Affiliated Comm BC, Inc of MA              13.84     88.30    9.05    89.00     11.55         0.48    2.87   39.67
ALBC   Albion Banc Corp. of Albion NY             25.00     70.94    7.60    79.94       NM          0.31    1.88   46.97
ATSB   AmTrust Capital Corp. Of IN                  NM      74.10    7.65    74.89       NM          0.00    0.00    0.00
AHCI   Ambacc Holding Co. of NY                     NM      68.93   13.21    68.93       NM          0.00    0.00     NM

RP FINANCIAL, LC.
    -------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                            (continued)
                               Weekly Thrift Market Line - Part Two
                                  Prices As Of June 14, 1996


                                                        Key Financial Ratios                          Assets Quality Ratios
                                        -------------------------------------------------       ----------------------------
                                                 Tang-
                                                Equity/ Eqiuty/    Reported Earnings        Core  Earnings     NPAS   Resvs/  Resvs/
                                                                   -------------------       --------------
Financial Institution                          Assets  Assets   ROA(5)  ROE(5)   ROI(5)    ROA(5)   ROE(5)    Assets   NPAs   Loans
- ---------------------                         ------- ------  --------  ------  -------   -------  -------    ------- ------- -----
                                                 (%)     (%)      (%)    (%)     (%)        (%)      (%)       (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- -------------------------------------------
ASBI       American Bancorp of IN              11.64    11.62   0.93      7.22    7.69      0.90    7.00       0.56    50.63   0.40
AFFFZ      America First Fin. Fund of CA        6.80     6.64   0.81     12.56   11.85      0.81   12.48       0.65    46.82   0.50
APFB       American Federal Bank of SC          8.21     7.58   1.29     16.11    9.84      1.41   17.57       0.50   151.68   1.27
ANBX       American Nat'l BAncaorp of ND       10.91    10.91   0.34      3.61    3.75      0.33    3.51       1.40    69.89   1.61
ABCH       Anchor BAncorp Wisconsin of WI       6.75     6.57   0.87     12.13    8.65      0.85   11.80       0.61   214.80   1.63
ANDB       Andover BAncorp, Inc . of MA         7.60     7.50   0.87     11.60    9.28      0.91   12.17       1.60    63.49   1.46
ASFC       Astoria Financial Corp. of NY        8.55     6.95   0.75      8.45    8.07      0.74    8.37       0.85    23.49   0.62
AVID       Avondale Fin.Corp . of IL           10.63    10.63   0.65      6.66    7.15      0.45    4.65       0.85    82.48   1.72
BFST       BFS Bankorp, Inc of NY               8.14     8.14   1.84     24.85   16.10      1.78   24.01       1.45    69.83   1.13
BXCT       Bancorp Connecticut of CT           10.81    10.81   1.18     10.65    7.95      1.18   10.65       1.69    74.29   2.13
BWFC       Bank West Fin. Corp. of             19.78    19.78   0.69      3.38    3.81      0.41    1.98       0.08   112.71   0.13
BARIC      BankAtlantic  Bancorp of FL          8.33     7.55   0.97     14.59   10.67      0.76   11.35       1.25    91.39   2.12
BKURA      BankUnited SA of FL                  6.11     5.77   1.02     25.11   14.93      0.78   20.05       0.90    32.13   0.38
BKCO       Bankers Corp, of NJ                  9.81     9.60   1.12     11.36    9.39      1.18   11.99       1.59    24.80   0.56
BVCS       Bay View Capital Corp, of CA         6.98     6.81  -3.10     -1.46   -1.37      0.76    3.66       1.23    76.86   1.33
BFSB       Bedford BAnkshares of VA            16.11    16.11   1.25      7.57    7.22      1.26    7.57       1.24    43.93   0.64
BTHL       Bethel Bancorp, of NE                7.56     6.36   3.61      8.16    8.31      0.47    6.27        NA      NA     1.48
SBOS       Boston Bancorp of MA(B)             12.34    12.34   1.91     21.36   16.91      0.91   10.23       0.65    18.09   0.61
BSBC       Branford Bancshares of VA            8.69     8.69   0.76      9.05    6.15      0.76    9.05       2.31    67.06   2.77
BRFC       Bridgeville SB, FSB of PA           28.51    28.51   1.24      4.21    4.29      1.24    4.21       0.25   102.85   0.70
BYFC       Broadway Fin, Corp, of CA           11.42    11.42   0.40      6.29    4.90      0.45    7.06       2.40    34.37   1.05
CBCO       CB Bancorp of Michigan City IN       9.16     9.16   1.36     13.92   12.00      1.35   13.92       0.84    77.80   1.45
CCFH       CCF Holding Company of GA           21.23    21.23   0.86      5.27    4.92      0.82    4.91       0.63    84.80   0.90
CEHF       CEIFED Financial Corp, of CA         5.00     4.99   0.48      9.87    9.16      0.33    6.81       1.22    54.40   0.89
CFSB       CFSB Bancorp of Lansing NI           8.29     8.29   0.94     11.62    7.44      0.92   11.40       0.09   652.31   0.69
CKFB       CKF Bancorp of Dansville KY         27.30    27.30   1.24      4.40    3.85      1.24    4.40       1.70    10.61   0.21
CSBF       CSB Financial Group Inc of IL       30.89    30.89   0.82      3.62    3.51      0.82    3.62       0.78    37.38   0.55
CFHC       California Fin, Hld, Co, of CA       6.75     6.69   0.28      4.24    3.69      0.24    3.69       1.39    46.09   0.87
CBCI       Calumet Bancorp of Chicago IL       16.99    16.99   1.21      7.25    8.00      1.20    7.22       1.23    82.56   1.36
CAFI       Canco Fin, Corp, of NY               8.33     8.33   1.22     15.53   10.81      0.93   11.87       0.56    54.79   0.36
CMRN       Cameron Fin, Corp.  of MO           26.54    26.54   1.61      5.79    7.19      1.59    5.73       0.79    86.49   0.81
CAPS       Capital Savings Bancorp of MO       10.43    10.43   0.95      8.92    9.72      0.95    8.92       0.20   152.91   0.38
CARV       Carver FSB of New York, NY           9.63     9.16   0.20      2.06    3.94      0.25    2.66       1.13    27.64   1.88
CASB       Cascade SB of Everett WA             6.22     6.22   0.56      8.94    5.21      0.29    4.68       2.40    37.69   1.26
CATB       Catskill Fin, Corp of CT(8)         27.79    27.79   0.96      3.44    4.61      1.10    3.96         NA      NA    1.63
CNIT       Cenit Bancorp, of Norfolk VA         6.98     6.72   0.42      5.90    4.49      0.49    6.92       0.51   109.75   1.17
CTBK       Center Banks, Inc, of NY             7.08     7.08   0.56      8.10    9.24      0.58    8.35       1.07   115.49   1.55
CFCX       Center Fin, Corp, of CT              6.10     5.70   0.70     11.37    7.00      0.47    7.75       2.61    44.43   1.46
CEBX       Central Co-Op, Bank of MA            9.95     8.69   0.60      6.40    6.39      0.57    6.01       2.31    41.68   1.39
CJFC       Central Jersey Fin, Corp of NJ(8    11.78    10.95   1.11     10.71    6.15      1.06   10.20       1.91    33.63   1.30
CBSB       Charter Financial Inc. of IL        21.41    20.85   1.12      6.95    5.65      5.65    6.95       0.49   149.63   1.05
COFI       Charter One Financial of OH(8)       6.90     6.79   0.18      2.81    1.05      1.18   18.12       0.42   117.80   0.92
CVAL       Chester Valley BAncorp of PA         9.15     9.15   0.91     10.02    8.44      0.87    9.63       1.03    92.67   1.20
CRCL       Circle Financial Corp, of OH(8)     10.65     9.24   0.50      4.34    4.32      0.43    3.72       0.10   213.87   0.35
CTZN       Citfwed Bancorp of DAyton OH         6.70     5.81   0.68      9.99    7.66      0.55    8.16       0.85    74.34   1.06
CLAS       Classic Bacshares of KY             28.78    28.78   0.44      2.82    1.91      0.40    2.55       0.51    77.33   0.62
CMSB       Cmnwealth SB, WIc of PA (46.3)(8     8.30     7.30   0.78      8.32    5.91      0.69    7.40       0.44   103.05   0.85
CBSA       Coastal Bancorp of Dayton OH         3.31     2.69   0.37     10.64   10.40      0.37   10.58       0.67    32.48   0.54
CFCP       Coastal Fin, Corp, of SC             6.08     6.08   0.99     16.43    7.48      0.89   14.80       0.42   209.91   1.02
COFD       Collective Bancorp Inc, of NJ        7.05     6.54   1.06     15.87   10.80      1.04   15.51       0.57    45.24   0.53
CNSV       Commty, Svgs, NHC of FL(47,6)       11.82    11.82   0.83      6.60    5.49      0.81    6.40       0.12    44.70   1.02
CBIN       Community Bankshares of IL          11.36    11.36   0.90      8.26    7.05      0.88    8.09       0.12   219.42   0.50
CBNH       Community BankShares Inc, OH         7.23     7.23   0.78     10.93    7.94      0.65    9.07       0.46   159.64   1.09
CFTP       Community Fed, Bancorp of MS        33.10    33.10   1.17      6.28    3.16      1.14    6.13       0.34    84.38   0.53
CFFC       Community Fin, Corp of VA           13.70    13.70   1.29      9.70    7.90      1.29    9.70       0.45   139.66   0.70
CIBI       Community Inv, Inc of OH            14.36    14.36   1.29      7.31    7.87      0.95    7.33       0.73    69.06   0.68


                                                             Pricing Ratios                         Dividend Data(6)
                                              ----------------------------------------------    ---------------------------
                                                                          Price/    Price/        Ind.    Divi-
                                              Price/    Price/   Price/   Tang.      Core        Div./    DEND     Payout
Financial Institutions                        Earning    Book    Assets    Book    Earnings      Share    Yield    Ratio(7)
                                               (x)       (%)      (%)      (%)       (x)          $        (%)       (%)
NASDAQ Listed OTC Companies (continued)
- -------------------------------------------
ASBI       American Bancorp of IN              13.00     96.94    11.28   97.09     13.40        0.56      4.31      56.00
AFFFZ      America First Fin. Fund of CA        8.44    102.23     6.96  104.69      8.49        1.60      5.93      50.00
APFB       American Federal Bank of SC         10.16    156.41    12.8   169.54      9.32        0.40      2.54      25.81
ANBX       American Nat'l BAncaorp of ND        NA       80.18     8.75   80.18       NM         0.00      0.00       0.00
ABCH       Anchor BAncorp Wisconsin of WI      11.56    141.67     9.56  145.49     11.8         0.40      1.18      13.61
ANDB       Andover BAncorp, Inc . of MA        10.78    118.64     9.01  118.64     10.28        0.50      2.47      26.67
ASFC       Astoria Financial Corp. of NY       12.38    104.63     8.94  128.62     12.50        0.44      1.61      19.91
AVID       Avondale Fin.Corp . of IL           13.98     84.69     9.00   84.69     20.00        0.00      0.00       0.00
BFST       BFS Bankorp, Inc of NY               6.21    136.52    11.11  136.52      6.43        0.00      0.00       0.00
BXCT       Bancorp Connecticut of CT           12.58    128.96    13.94  128.96     12.58        0.72      3.47      43.64
BWFC       Bank West Fin. Corp. of              NM       89.66    17.73   89.66       NM         0.28      2.60      68.29
BARIC      BankAtlantic  Bancorp of FL          9.38    155.8      9.65  126.17     12.05        0.18      1.33      12.50
BKURA      BankUnited SA of FL                  6.70     94.58     5.78  100.13      8.72        0.00      0.00       0.00
BKCO       Bankers Corp, of NJ                 10.65    117.43    11.52  119.96     10.09        0.56      3.25      34.57
BVCS       Bay View Capital Corp, of CA         NM      113.71     7.94  116.64       NM         0.60      1.79        NA
BFSB       Bedford BAnkshares of VA            13.85    104.86    16.89  104.86     13.85        0.36      2.17      30.00
BTHL       Bethel Bancorp, of NE               12.04     94.75     7.17  112.75     15.66        0.32      2.46      29.63
SBOS       Boston Bancorp of MA(B)              5.91    103.92    12.82  103.92     12.35        0.76      1.82      10.73
BSBC       Branford Bancshares of VA           16.25    140.69    12.22  140.69     16.25        0.00      0.00       0.00
BRFC       Bridgeville SB, FSB of PA           23.31     97.31    27.74   97.31     23.31        0.32      2.33      54.24
BYFC       Broadway Fin, Corp, of CA           20.41     67.89     7.75   67.89     18.18        0.20      2.00      40.82
CBCO       CB Bancorp of Michigan City IN       8.33    109.25    10.01  109.25      8.33        0.00      0.00       0.00
CCFH       CCF Holding Company of GA           20.34     81.14    17.23   81.14     21.43        0.40      3.33      67.80
CEHF       CEIFED Financial Corp, of CA        10.91    102.28     5.12  102.48     15.81        0.33      1.53      16.75
CFSB       CFSB Bancorp of Lansing NI          13.45    148.60    12.33  148.60     13.71        0.44      2.07      27.85
CKFB       CKF Bancorp of Dansville KY          NM      113.31    30.93  113.31       NM         0.40      2.05      53.33
CSBF       CSB Financial Group Inc of IL        NM       74.15    22.90   74.15       NM         0.00      0.00       0.00
CFHC       California Fin, Hld, Co, of CA       NM      112.93     7.63  113.92       NM         0.44      2.11      57.14
CBCI       Calumet Bancorp of Chicago IL       12.50     89.09    15.13   89.09     12.56        0.00      0.00       0.00
CAFI       Canco Fin, Corp, of NY               9.25    135.12    11.25  135.12     12.11        0.46      2.34      21.70
CMRN       Cameron Fin, Corp.  of MO           13.92     84.06    22.31   84.06     14.06        0.28      2.07      28.87
CAPS       Capital Savings Bancorp of MO       10.29     88.50     9.23   88.50     10.29        0.36      2.00      20.57
CARV       Carver FSB of New York, NY           NM       52.05     5.01   54.73     19.68        0.00      0.00       0.00
CASB       Cascade SB of Everett WA            19.19    166.00    10.32  166.00       NM         0.00      0.00       0.00
CATB       Catskill Fin, Corp of CT(8)         21.68     74.65    20.75   74.65     18.87        0.00      0.00       0.00
CNIT       Cenit Bancorp, of Norfolk VA        22.29    120.69     8.42  125.36     19.02        0.80      2.29      50.96
CTBK       Center Banks, Inc, of NY            10.83     84.25     5.96   84.25     10.50        0.24      1.75      18.90
CFCX       Center Fin, Corp, of CT             14.29    147.93     9.03  158.38     20.98        0.28      1.22      17.50
CEBX       Central Co-Op, Bank of MA           15.66     94.63     9.42  108.39     16.67        0.00      0.00       0.00
CJFC       Central Jersey Fin, Corp of NJ(8)   16.27    149.42    17.60  160.74     17.08        1.12      3.64      59.26
CBSB       Charter Financial Inc. of IL        17.69     88.80    19.01   91.20     17.69        0.24      2.09      36.92
COFI       Charter One Financial of OH(8)       NM      174.55    12.05  177.37     14.72        0.92      2.61       NM
CVAL       Chester Valley BAncorp of PA        11.85    114.78    10.50  114.78     12.33        0.40      2.19      25.97
CRCL       CircleFinancial Corp, of OH(8)      23.13     98.52    10.49  113.56       NM         0.68      2.00      46.26
CTZN       Citfwed Bancorp of DAyton OH        13.05    121.03     8.11  139.64     15.97        0.28      0.76       9.86
CLAS       Classic Bacshares of KY              NM       74.53    21.45   74.53       NM         0.00      0.00       0.00
CMSB       Cmnwealth SB, WIc of PA (46.3)(8)   16.93    134.97    11.21  153.57     19.03        0.50      2.33      39.37
CBSA       Coastal Bancorp of Dayton OH         9.62     98.93     3.28  121.94      9.67        0.40      2.16      20.73
CFCP       Coastal Fin, Corp, of SC            13.37    206.23    12.55  206.23     14.85        0.50      2.48      33.11
COFD       Collective Bancorp Inc, of NJ        9.26    138.81     9.78  149.51      9.47        0.80      3.30      30.53
CNSV       Commty, Svgs, NHC of FL(47,6)       15.40     99.35    11.74   99.35     15.89        0.70      4.59      70.71
CBIN       Community Bankshares of IL          14.19    106.07    12.05  106.07     14.49        0.34      2.50      35.42
CBNH       Community BankShares Inc, OH        12.59    114.41     8.03  114.81     15.17        0.60      3.38      42.55
CFTP       Community Fed, Bancorp of MS         NM       94.98    31.44   94.98       NM         0.00      0.00       0.00
CFFC       Community Fin, Corp of VA           12.66    116.01    15.90  116.01     12.66        0.52      2.60      32.91
CIBI       Community Inv, Inc of OH            12.71     87.39    12.55   87.39     13.38        0.16      1.05      13.33

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 14, 1996


                                                Key Financial Ratios               Asset Quality Ratios
                                           --------------------------------     --------------------------
                                                     Tang.
                                           Equity/  Equity/    Reported Earnings        Core Earnings     WPAs   Resvs/   Resvs/
                                                             ----------------------   ----------------
Financial Institution                      Assets   Assets   ROA(5)  ROE(5)  ROI(5)    ROA(5)   ROE(5)   Assets   WPAs    Loans
- ---------------------                      ------   ------   ------  ------  ------   -------   ------   ------  ------  -------
                                             (%)      (%)      (%)    (%)      (%)       (%)       (%)      (%)     (%)     (%)
NASDAQ Listed OTC Comapnies (continued)
- ---------------------------------------
CCME  Contestoga Bancorp of Roslyn NY(8)   16.17    16.17     0.67    4.11    3.24      0.54     3.33     0.16    26.87    0.18
COOP  Cooperative Bk. for Svgs. of NC       9.34     8.21     0.28    3.11    3.48      0.24     2.64     0.22    95.46    0.28
CNSK  Covenant Bank for Svgs. of NJ         5.05     5.05     0.52   11.55    8.08      0.62    11.55     2.04    38.62    1.43
CRZY  Crazy Woman Creek Bancorp of NY      32.70    32.70     0.92    4.63    3.32      0.78     3.95     0.70    85.20    1.14
DMFC  D&M Financial Corp. of MI             5.63     5.54     1.05   19.69   13.39      0.93    17.40     0.59   138.44    0.98
DSBC  DS Bancor Inc. of Derby CT            6.55     6.33     0.66   10.49    8.61      0.59     9.40     1.82    31.42    0.79
DFIM  ???? Fin. Corp. of Chicago IL        24.17    24.17     0.81    5.02    3.83      0.79     4.91     0.14    92.58    0.35
DIBK  Dime Financial Corp. of CT            7.95     7.56     1.50   19.84   13.54      1.69    22.30     0.99   199.52    2.98
EBSI  Eagle Bancshares of Tucker GA         6.65     6.65     0.97   13.73    9.56      0.94    13.29     0.49   138.35    0.98
EGFC  Eagle Financial Corp. of CT           7.14     5.16     1.30   17.60   15.41      0.63     8.61     1.23    55.16    1.20
ETFS  East Texas Fin. Serv. of TX          19.63    19.63     0.89    4.59    5.90      0.83     4.27     0.45    55.47    0.65
EBCP  Eastern Bancorp of MI                 7.70     7.25     0.60    8.23    8.?5      0.50     6.82     1.81    23.60    0.74
ESBK  Elmira SB of Elmira NY                6.30     6.01     0.14    2.29    2.75      0.14     2.29     0.80    89.84    1.00
EFBI  Enterprise Fed. Bancorp of OH        15.58    15.55     1.12    5.47    6.95      0.77     3.75     0.01     N.A.    0.27
EQSB  Equitable FSB of Wheaton MD           5.25     5.25     0.84   16.16   14.10      0.83    16.02     0.98    22.55    0.33
FFFG  F.F.D. Financial Group of FL          6.01     6.01     0.46    6.98    5.34      0.46     6.98     3.77    45.17    2.74
FCBF  FCB Fin. Corp. of ????? WI           18.46    18.46     1.03    5.31    5.59      1.01     5.21      NA       NA     0.51
FFBS  FFBS Bancorp of Columbus MS          19.57    19.57     1.13    6.46    4.40      1.31     6.46     0.70    76.75    0.79
FFDF  FFD Financial Corp. of OH            28.03    28.03     1.04    3.69    5.10      1.04     3.69      NA       NA     0.32
FFLC  FFLC Bancorp of Leesburg FL          16.97    16.97     0.94    5.42    6.16      0.94     5.47     0.08   365.93    0.51
FFFC  FFVA Financial Corp. of VA           16.32    15.99     1.30    7.25    6.80      1.27     7.06     0.48   132.38    1.09
FFUC  FFW Corporation of Wabash TN         10.80    10.80     0.90    8.12    9.04      1.01     9.05     0.06   620.00    0.52
FFYF  FFY Financial Corp. of OH            18.35    18.35     1.21    6.53    5.76      1.25     6.73     0.88    66.89    0.78
FHCO  FHS Financial Corp. of NJ             6.58     6.40     0.84   13.04    9.66      0.84    13.04     1.41    49.19    0.95
FF??  FSF Financial Corp. of ??            15.97    15.97     0.62    3.34    3.96      0.62     3.34     0.09   250.67    0.39
FMLY  Family Bancorp of Haverhill NA(8)     7.76     7.10     0.96   12.66    8.20      0.86    11.34     1.19    61.53    1.42
FHCT  Farmers & Mechanics Bank of CT(8)     5.55     5.55     0.06    1.13    0.66     -0.02    -0.39     2.52    33.97    1.43
FOBC  Fed One Bancorp of Wheeling ??       12.12    11.47     1.00    7.73    8.96      1.00     7.73     0.28   152.99    1.16
FFRV  Fld. Fin. Bkshrs. Corp. of VA         8.51     8.50     0.99   11.83   10.80      0.97    11.56     1.16    84.92    1.20
FBCI  Fidelity Bancorp of Chicago IL       12.05    12.00     0.77    5.66    5.90      0.73     5.31     0.53    20.65    0.16
FSBI  Fidelity Bancorp, Inc. of PA          7.28     7.22     0.60    7.78    7.81      0.59     7.65     0.81    55.09    1.02
FFFL  Fidelity FSB, NHC of FL(47.2)        10.23    10.12     0.64    6.24    5.51      0.60     5.81     0.38    78.38    0.41
FFED  Fidelity Fed. Bancorp of IN           5.07     5.07     1.30   26.09   12.27      1.22    24.57     0.07   428.14    0.35
FFOH  Fidelity Financial of OH             20.37    20.37     0.82    5.54    4.63      0.82     5.54     0.40    80.88    0.43
FIBC  Financial Bancorp of NY              10.56    10.60     0.65    5.40    6.40      0.64     5.33     2.80    19.48    1.07
F?SC  Financial Security Corp. of IL(8)    14.36    14.36     0.77    5.66    5.56      0.71     5.26     2.77    31.27    1.24
FSBS  First Ashland Fin. Corp. of KY(8)    26.33    26.33     0.87    4.09    2.83      0.87     4.09      NA      NA      0.17
FBSI  First Bancshares of MO               16.92    16.89     0.78    4.33    5.16      0.77     4.27     0.83    83.74    0.44
FEBC  First Bell Bancorp of PA             21.05    21.05     1.55    7.69    6.87      1.53     7.61     0.11    97.74    0.14
FBER  First Bergen Bancorp of NJ           16.52    16.52     0.28    3.06    2.15      0.42     4.59     2.49    59.97    3.49
FCIT  First Cit. Fin. Corp. of MO           6.28     6.28     0.71   11.35    8.17      0.58     9.23     3.43    33.61    1.63
FFBA  First Colorado Bancorp of CO         16.19    16.00     0.98    8.50    5.23      0.98     8.50     0.25    84.38    8.33
FDEF  First Defiance Fin. Corp. of OH      25.39    25.39     1.15    5.36    4.93      1.13     5.26      NA       NA     0.48
FESX  First Essex Bancorp of MA             7.67     7.67     0.94   13.05   11.91      0.79    11.01     0.77   108.82    1.32
FFES  First FS&LA of E. Hartford CT         6.19     6.17     0.60    8.87   11.65      0.59     8.78     0.83    40.36    1.94
FSSB  First FS&LA of San Bern. CA           5.64     5.19    -0.17   -2.90   -5.20     -0.35    -6.09     4.86    16.11    1.21
FFSK  First FS&LA MHC of IA (45.0)          8.41     8.37     0.63    7.77    6.29      0.58     7.15     0.17   229.25    0.53
FFML  First Family Bank, FSB of FL          5.61     5.61     0.82   16.10   11.14      0.48     9.50     0.42   105.69    0.61
FFSV  First Fed Fin. Serv. of OH            5.32     4.84     0.85   15.68    8.49      0.69    12.62     0.15   196.94    0.47
????  First Fed. Bancorp. of MM            14.38    14.38     0.70    5.24    6.54      0.70     5.24     0.23   211.89    0.98
FFBM  First Fed. Bancshares of AR          15.90    15.90     0.99    6.24    6.98      0.99     6.24     0.09   278.68    0.35
FFEC  First Fed. Bancshares of WI          14.32    13.74     0.96    5.83    5.38      0.94     5.69     0.13   104.41    0.19
FTFC  First Fed. Capital Corp. of MI        6.85     6.45     0.91   13.51    8.59      0.67     9.91      NA      NA      0.84
FFFB  First Fed. Fin. Bancorp of OH        18.05    18.05     0.67    3.69    5.40      0.67     3.69     0.09   517.39    0.86
FFKY  First Fed. Fin. Corp. of KY          14.04    13.10     1.65   11.51    6.00      1.44    10.03     0.45   102.40    0.53
FFBZ  First Federal Bancorp of OH           7.81     7.80     1.10   14.70    9.76      1.08    14.45     0.62   144.45    1.01

                                                        Pricing Ratios                           Dividend Data(6)
                                             ------------------------------------------    ----------------------------
                                                                         Price/    Price/       Ind.    Divi-
                                              Price/   Price/    Price/   Tang.     Core       Div./    dend      Payout
                                             Earning    Book     Assets   Book    Earnings     Share    Yield    Ratio(7)
                                             -------   ------    ------  -------  --------    -------  -------  -------
                                               (X)      (%)        (%)     (%)       (X)        (%)      (%)      (%)

NASDAQ Listed OTC Comapnies (continued)
- -----------------------------------------
CTME  Contestoga Bancorp of Roslyn NY(8)       NM      124.56    20.14   124.56     NM          0.00     0.00     0.00
COOP  Cooperative Bk. for Svgs. of NC          NM       87.83     8.20    99.88     NM          0.00     0.00     0.00
CNSK  Covenant Bank for Svgs. of NJ          12.37     137.30     6.94   137.30    12.37        0.00     0.00     0.00
CRZY  Crazy Woman Creek Bancorp of NY          NM       69.87    22.85    69.87     NM          0.00     0.00     0.00
DMFC  D&M Financial Corp. of MI               7.47     132.28     7.45   134.40     8.45        0.00     0.00     0.00
DSBC  DS Bancor Inc. of Derby CT             11.62     115.78     7.59   119.92    12.97        0.24     0.77     0.92
DFIM  ???? Fin. Corp. of Chicago IL            NM       80.20    19.39    80.20      NM         0.24     2.09    54.55
DIBK  Dime Financial Corp. of CT              7.38     134.05    10.66   141.09     6.59        0.28     1.96    14.51
EBSI  Eagle Bancshares of Tucker GA          10.46     134.34     8.93   134.34    10.81        0.52     3.25    33.99
EGFC  Eagle Financial Corp. of CT             6.49     104.63     7.47   144.64    13.27        0.92     3.87    25.14
ETFS  East Texas Fin. Serv. of TX            16.95      78.04    15.32    78.04    18.21        0.20     1.36    22.99
EBCP  Eastern Bancorp of MI                  11.43      90.63     6.98    96.27    13.79        0.72     3.00    34.29
ESBK  Elmira SB of Elmira NY                   NM       84.21     5.30    88.16      NM         0.64     3.82      NM
EFBI  Enterprise Fed. Bancorp of OH          14.39      91.82    14.31    91.99    20.96        0.00     0.00     0.00
EQSB  Equitable FSB of Wheaton MD             7.09     106.59     5.59   105.59     7.15        0.00     0.00     0.00
FFFG  F.F.D. Financial Group of FL           18.73     128.90     7.75   128.90    18.73        0.00     0.00     0.00
FCBF  FCB Fin. Corp. of ????? WI             17.89      97.18    17.94    97.18    18.25        0.72     1.95    70.59
FFBS  FFBS Bancorp of Columbus MS            22.75     148.02    28.96   148.02    22.75        0.50     2.20    50.00
FFDF  FFD Financial Corp. of OH              19.60      72.37    20.28    72.37    19.60        0.00     0.00     0.00
FFLC  FFLC Bancorp of Leesburg FL            16.23      87.02    14.77    87.02    16.09        0.40     2.16    35.09
FFFC  FFVA Financial Corp. of VA             14.71     112.40    18.34   114.63    15.09        0.40     2.29    33.61
FFWC  FFW Corporation of Wabash TN           11.06      88.47     9.55    88.47     9.92        0.60     3.12    34.48
FFYF  FFY Financial Corp. of OH              17.35     114.81    21.07   114.81    16.85        0.60     2.58    44.78
FHCO  FHS Financial Corp. of NJ              10.36     129.73     8.54   133.38    10.36        0.20     1.14    11.83
FF??  FSF Financial Corp. of ??                NM       89.71    14.32    89.71      NM         0.50     4.13      NM
FMLY  Family Bancorp of Haverhill NA(8)      12.06     144.00    11.17   157.37    13.47        0.48     1.98    23.88
FHCT  Farmers & Mechanics Bank of CT(8)        NM      168.52     9.36   168.52      NM         0.00     0.00     0.00
FOBC  Fed One Bancorp of Wheeling ??         11.16      88.45    10.72    93.42    11.16        0.5?     3.69    41.22
FFRV  Fld. Fin. Bkshrs. Corp. of VA           9.26     104.08     8.66   104.17     9.40        0.20     1.69    14.81
FBCI  Fidelity Bancorp of Chicago IL         16.96      98.29    11.84    98.64    10.07        0.24     1.44    24.49
FSBI  Fidelity Bancorp, Inc. of PA           12.80      99.63     7.26   100.44    13.01        0.29     1.81    23.20
FFFL  Fidelity FSB, NHC of FL(47.2)          18.15     109.87    11.24   111.16    19.49        0.60     4.53      NM
FFED  Fidelity Fed. Bancorp of IN             8.15     197.37    10.01   197.37     8.65        0.80     7.11    57.97
FFOH  Fidelity Financial of OH               21.61      79.71    16.24    79.71    21.61        0.20     2.01    47.48
FIBC  Financial Bancorp of NY                15.63      87.23     9.30    87.72    15.82        0.30     2.40    37.50
F?SC  Financial Security Corp. of IL(8)      17.99      98.22    14.11    98.22    19.37        0.00     0.00     0.00
FSBS  First Ashland Fin. Corp. of KY(8)        NM      110.84    29.19   110.84      NM         0.00     0.00     0.00
FBSI  First Bancshares of MO                 19.36      84.88    14.37    85.07    19.62        0.20     1.29    25.00
FEBC  First Bell Bancorp of PA               14.56      97.86    20.60    97.86    14.72        0.20     1.46    21.28
FBER  First Bergen Bancorp of NJ               NM       69.17    11.43    69.17      NM         0.00     0.00     0.00
FCIT  First Cit. Fin. Corp. of MO            12.24     131.97     8.29   131.97    15.04        0.00     0.00     0.00
FFBA  First Colorado Bancorp of CO           19.12     110.84    17.94   112.16    19.12        0.30     2.27    43.48
FDEF  First Defiance Fin. Corp. of OH        20.28      87.97    22.34    87.97    20.67        0.28     2.60    52.83
FESX  First Essex Bancorp of MA               8.40     105.60     8.09   105.69     9.65        0.48     4.47    37.50
FFES  First FS&LA of E. Hartford CT           8.59      76.27     4.72    76.51     8.67        0.60     3.53    30.30
FSSB  First FS&LA of San Bern. CA              NM       56.27     3.18    58.93      NM         0.00     0.00      NM
FFSK  First FS&LA MHC of IA (45.0)           15.90     119.60    10.06   120.21    17.28        0.72     2.80    44.44
FFML  First Family Bank, FSB of FL            8.97     133.16     7.47   133.16    15.22        0.16     0.76     6.84
FFSV  First Fed Fin. Serv. of OH             11.77     175.67     9.35   193.12    14.62        0.48     1.69    19.92
????  First Fed. Bancorp. of MM              15.29      73.65    10.59    73.65    15.29        0.00     0.00     0.00
FFBM  First Fed. Bancshares of AR            14.32      89.40    14.22    89.40    14.32        0.00     0.00     0.00
FFEC  First Fed. Bancshares of WI            18.60     108.62    15.55   113.21    19.06        0.28     1.84    34.15
FTFC  First Fed. Capital Corp. of MI         11.64     145.58     9.97   154.63    15.86        0.64     2.93    34.04
FFFB  First Fed. Fin. Bancorp of OH          18.53      68.34    12.34    68.34    18.53        0.00     0.00     0.00
FFKY  First Fed. Fin. Corp. of KY            16.67     188.20    26.42   201.65    19.13        0.48     2.18    36.36
FFBZ  First Federal Bancorp of OH            10.25     142.19    11.10   142.36    10.43        0.44     1.80    18.41

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 14, 1996

                                                             Key Financial Ratios                           Asset Quality Ratios
                                          ------------------------------------------------------------    ------------------------
                                                    Tang.
                                          Equity/  Equity/      Reported Earnings       Core Earnings      NPAs    Resvs/   Resvs/
                                                              ----------------------    --------------
Financial Institution                     Assets   Assets     ROA(5)  ROE(5)  ROI(5)    ROA(5)  ROE(5)    Assets    NPAs     Loans
- ---------------------                     -------  -------    ------  ------  ------    ------  ------    ------   ------   ------
                                             (%)      (%)       (%)     (%)     (%)       (%)     (%)       (%)      (%)      (%)
NASDAQ Listed OTC Companies (continued)
- --------------------------------------
FFCM First Fin. Corp of Western MO          12.53    12.53      0.42    3.52    3.08      0.39    3.24      2.02   116.36     3.17
FFCH First Fin. Holdings Inc. of SC          6.61     6.61      0.75   11.29    3.64      0.77   11.50      1.36    55.75     0.93
FPRY First Financial Bancorp of FL(8)        6.35     6.35      0.57    8.93    6.92      0.43    6.68       NA       NA      0.84
FFBI First Financial Bancorp of IL           8.87     8.87      0.69    6.63    7.00      0.72    6.93      0.40    98.60     0.55
FFHC First Financial Corp. of WI             7.33     6.96      1.28   18.96   10.46      1.24   18.40      0.52    85.22     0.67
FFHS First Franklin Corp. of OH              9.51     9.51      0.63    6.59    7.33      0.62    6.47      0.73    57.88     0.64
FGHC First Georgia Hold. Corp of GA          8.16     7.22      0.86   10.81    8.43      0.85   10.81      1.51    47.32     0.84
FSPG First Home SB, SLA of NJ                6.52     6.34      1.01   15.73   12.17      0.98   15.30      0.97    79.35     1.40
FFSL First Independence Corp. of NS         12.64    12.64      1.14    8.56   10.99      1.14    8.56      0.96    70.41     1.10
FISB First Indiana Corp. of IN               8.96     8.83      1.17   13.93    8.79      1.00   11.82      1.70    64.84     1.32
FKFS First Keystone fin. Corp of PA          8.28     8.28      0.48    5.48    5.94      0.52    5.92      2.86    19.07     0.91
FLFC First Liberty Fin. Corp. of GA          6.83     5.74      0.96   14.60    9.89      0.76   11.54      0.88    92.83     1.12
CASH First Midwest Fin. Corp. of IA         12.55    11.70      1.22    9.29    8.30      0.97    7.38      0.39   148.22     0.81
FNBD First Mutual Bancorp of IL             25.25    25.26      0.98    4.24    4.69      0.95    4.10      0.09   471.37     0.52
FMSB First Mutual SB of Bellevue WA*         6.64     6.64      1.02   15.30   10.94      1.01   15.08      0.19   359.89     0.83
FNGB First Northern Cap. Corp of WI         12.71    12.73      0.84    6.54    6.44      0.72    5.58      0.13   358.40     0.52
FFFB First Palm Beach Bancorp of FL          7.64     7.44      0.68    8.11    7.77      0.67    8.08      0.81    48.51     0.55
FSNJ First SB of NJ, NHC (45.0)              8.13     8.13      0.04    0.52    0.56      0.37    4.27      0.98    41.68     1.18
FSBC First SB, FSB  of Clovis NA             4.74     4.74      0.31    6.79    9.64      0.24    5.25      1.44    21.82     0.98
FSLA First SB, SLA MHC of NJ (37.5)          9.49     8.24      0.86    9.52    7.87      0.83    9.13      0.96    55.11     1.08
SOPM First SB, SSB, Moore Co. of NC         26.21    25.21      1.48    5.67    5.48      1.50    5.78      0.03   936.92     0.35
FNMB First Savings Bancorp of WA*           25.80    25.80      1.02    8.65    3.63      1.00    8.48      0.23   283.53     1.12
SHEN First Shenango Bancorp of PA           13.24    13.24      1.01    7.19    6.70      0.95    6.79      0.49   146.55     1.10
FSFC First So.east Fin. Corp. of SC         19.61    19.61      0.90    4.60    4.36      0.89    4.55      0.14   238.66     0.52
FSFI First State Fin. Serv of NJ             6.84     6.49      0.63    9.28    9.26      0.49    7.25      4.97    21.02     1.28
FFOP FirstFed Bancshares of IL               9.02     8.61      0.63    6.51    6.88      0.39    4.08      0.14   145.75     0.38
FLAG Flag Financial Corp of GA               9.56     9.56      0.91    9.92    8.40      0.81    8.79      1.69    36.23     0.90
FFPC Florida First Bancorp of FL(8)          6.92     6.92      0.85   12.80    6.70      0.78   11.77      0.82   150.67     2.11
FFIC Flushing Fin. Corp. of NY*             18.72    18.72      0.58    4.55    3.02      0.56    4.36      0.90    80.61     1.78
FBIC Fort Bend Holding Corp. of IX           7.72     7.72      0.74   10.13   12.00      0.67    9.18       NA       NA      1.42
FISB Fort Thomas Fin. Corp. of KY           24.30    24.30      1.30    5.84    4.18      1.30    5.84      1.78    19.53     0.42
FKKY Frankfort First Bancorp of KY          34.52    34.52      1.36    4.94    4.47      1.08    3.91      0.10    66.67     0.09
GFSB GFS Bancorp of Grinell IA              12.04    12.04      1.09    8.45    7.75      1.06    8.29      0.97    52.35     0.61
GUFB GFSB Bancorp of Gallup NN              23.03    23.03      1.24    5.07    5.63      1.24    5.07       NA       NA      0.87
GMBC Gateway Bancorp of KY                  25.00    25.00      1.05    3.92    4.76      1.05    3.92      0.19    57.04     0.45
GBCI Glacier Bancorp of NT                   9.63     9.61      1.59   16.27    8.09      1.59   16.27      0.23   225.96     0.72
GLBK Glendale Co-op. Bank of NA*            16.31    16.31      0.78    4.96    6.85      0.65    4.17       NA       NA      0.70
GFCO Glenway Financial Corp. of OH           9.41     9.16      0.56    5.87    6.77      0.54    5.62       NA       NA      0.29
GIPS American Bancorp of IL                 29.42    29.42      0.68    2.82    2.88      0.68    2.82      0.45    53.28     0.37
GIFM Great Financial Corp. of KY            11.35    11.17      1.00    8.15    5.77      0.81    6.62      4.16    11.85     8.67
GSBC Great Southern Bancorp of MO           10.12     9.95      1.72   17.10    9.02      1.62   16.07      2.03   106.34     2.54
GDVS Greater OV SB, NHC of PA(19.9)         12.29    12.29      0.48    3.95    3.50      0.48    3.95      3.05    22.60     1.18
GAIR Greater New York SB of NY*              5.68     5.68      0.46    8.39    7.91      0.45    8.20      9.21     9.89     2.16
GSFC Green Street Fin. Corp. of NC          31.53    31.53      1.42    4.50    4.82      1.42    4.50      0.16    67.98     0.19
GROV GroveBank for Savings of MA*            6.24     6.23      0.81   13.33   11.67      0.77   12.57      0.80    70.34     0.78
GFED Guaranty FS&LA, NHC of NO(31.1)        14.64    14.64      1.02    7.29    4.99      0.55    3.89      0.07      NA      1.59
GSLC Guaranty Svgs & Loan FA of VA           6.19     6.19      0.68   11.24    8.36      0.42    6.90      3.14    23.56     0.94
NENI NF bancorp of Heset CA                 11.43    11.43      0.19    1.70    2.05      0.19    1.70      0.59    60.30     1.21
NFFC NF Financial Corp. of SO(8)             8.97     8.95      0.78    8.71    9.28      0.61    6.80      0.69    93.68     0.88
HFNC HFNC Financial Corp. of NC             34.11    34.11      0.80    3.76    1.94      0.95    4.46      1.62    64.19     1.59
MHNF MHN Financial, Inc. of MN              16.76    16.76      1.10    6.35    7.01      0.99    5.67      0.14   305.95     0.73
HALL Hallmark Capital Corp. of WI            7.82     7.82      0.57    6.40    7.60      0.51    5.73      0.09   390.48     0.60
HARB Harbour FSB, NHC of FL (45.7)           8.86     8.86      1.19   13.64    8.35      1.18   13.58      0.54   199.07     1.48
HRGF Harbour Federal Bancorp of MD          19.02    19.02      0.81    3.82    5.11      0.81    3.82      0.06   547.06     0.46
HFSA Hardin Bancorp of Hardin MD            19.24    19.24      0.64    4.18    4.09      0.64    4.18      0.11   140.43     0.29
HARL Hayleysville SA of PA                   7.05     7.05      0.82   11.92    9.31      0.83   12.13      0.05      NA      0.78
                                                             Pricing Ratios                           Asset Quality Ratios
                                          ---------------------------------------------------      ------------------------------
                                                                          Price/     Price/           Ind.     Divi-
                                           Price/    Price/     Price/     Tang.      Core           Div./     dend      Payout
Financial Institution                     Earning     Book      Assets     Book      Earnings        Share     Yield     Ratio(7)
- ---------------------                     -------   --------   --------   -------   ----------      -------   -------   ------
                                             (%)        (%)        (%)       (%)          (%)          ($)       (%)       (%)
NASDAQ Listed OTC Companies (continued)
- --------------------------------------
FFCM First Fin. Corp of Western MO            NA      110.96      13.91    110.96          NM          0.48      2.31       NM
FFCH First Fin. Holdings Inc. of SC         11.57     124.67       4.24    124.67        11.36         0.64      3.41     39.51
FPRY First Financial Bancorp of FL(8)       14.46     124.49       7.50    124.49        19.32         0.80      3.76     54.42
FFBI First Financial Bancorp of IL          14.29      96.04       8.52     96.04        13.68         0.00      0.00      0.00
FFHC First Financial Corp. of WI             9.56     168.20      12.34    177.12         9.85         0.60      2.68     25.64
FFHS First Franklin Corp. of OH             13.64      86.66       8.24     86.66        13.89         0.28      1.87     25.45
FGHC First Georgia Hold. Corp of GA         11.86     122.16       9.97    138.07        11.85         0.00      0.00      0.00
FSPG First Home SB, SLA of NJ                8.22     120.24       7.83    123.54         8.45         0.48      2.67     21.92
FFSL First Independence Corp. of NS          9.10      80.57      10.18     80.57         9.10         0.40      2.25     20.51
FISB First Indiana Corp. of IN              11.37     150.19      13.45    152.38        13.47         0.56      2.33     26.54
FKFS First Keystone fin. Corp of PA         16.83      95.29       7.89     95.29        15.60         0.00      0.00      0.00
FLFC First Liberty Fin. Corp. of GA         10.12     129.16       8.82    153.82        12.79         0.52      2.39     24.19
CASH First Midwest Fin. Corp. of IA         12.05     108.20      13.58    116.05        15.16         0.44      1.87     22.56
FNBD First Mutual Bancorp of IL             21.31      78.50      19.83     78.50        22.03         0.28      2.15     45.90
FMSB First Mutual SB of Bellevue WA*         9.14     131.58       8.74    131.58         9.27         0.20      1.51     13.79
FNGB First Northern Cap. Corp of WI         15.53     109.13      12.74    100.13        18.18         0.60      3.75     58.25
FFFB First Palm Beach Bancorp of FL         12.87     100.69       7.69    103.42        12.95         0.40      1.84     23.67
FSNJ First SB of NJ, NHC (45.0)               NM       81.19       6.60     81.19        21.77         0.50      3.48       NM
FSBC First SB, FSB  of Clovis NA            10.38      69.97       3.31     69.97        13.41         0.00      0.00      0.00
FSLA First SB, SLA MHC of NJ (37.5)         12.70     112.66      10.69    129.74        13.24         0.40      2.54     32.26
SOPM First SB, SSB, Moore Co. of NC         18.25     101.73      26.66    101.73        17.89         0.60      3.29     60.00
FNMB First Savings Bancorp of WA*             NM       95.87      24.73     95.87          NM          0.20      1.37     37.74
SHEN First Shenango Bancorp of PA           14.93     105.39      13.95    105.39        15.81         0.48      2.23     33.33
FSFC First So.east Fin. Corp. of SC         22.91     103.96      20.39    103.96        23.21         0.48      2.69     61.54
FSFI First State Fin. Serv of NJ            10.80      97.01       6.64    102.37        13.83         0.22      2.12     22.92
FFOP FirstFed Bancshares of IL              14.55      96.27       8.68    100.82        23.19         0.40      2.50     36.36
FLAG Flag Financial Corp of GA              11.93     116.17      11.11    116.17        13.44         0.34      2.72     32.38
FFPC Florida First Bancorp of FL(8)         14.92     179.33      12.42    179.33        16.22         0.24      2.14     32.00
FFIC Flushing Fin. Corp. of NY*               NM       91.26      17.08     91.26          NM          0.00      0.00      0.00
FBIC Fort Bend Holding Corp. of IX           8.33      82.48       6.00     82.48         9.20         0.28      1.58     13.15
FISB Fort Thomas Fin. Corp. of KY           23.93     123.34      29.97    123.34        23.93         0.25      1.49     35.71
FKKY Frankfort First Bancorp of KY          22.40      85.58      29.54     85.58          NM          0.36      3.03     67.92
GFSB GFS Bancorp of Grinell IA              12.90     107.09      12.89    107.09        13.15         0.30      1.48     19.11
GUFB GFSB Bancorp of Gallup NN              17.76      78.99      18.19     78.99        17.76         0.40      2.96     52.63
GMBC Gateway Bancorp of KY                  21.02      89.37      22.34     89.37        21.02         0.40      2.88     60.61
GBCI Glacier Bancorp of NT                  12.36     190.62      18.35    190.96        12.36         0.58      2.67     32.95
GLBK Glendale Co-op. Bank of NA*            14.60      69.59      11.35     69.59        17.37         0.00      0.00      0.00
GFCO Glenway Financial Corp. of OH          14.78      84.30       7.93     68.58        15.46         0.68      3.36     49.62
GIPS American Bancorp of IL                   NM       76.12      22.40     76.12          NM          0.50      2.81       NM
GIFM Great Financial Corp. of KY            17.34     140.02      15.89    142.32        21.33         0.48      1.79     30.97
GSBC Great Southern Bancorp of MO           11.09     182.85      18.50    185.94        11.80         0.70      2.55     28.23
GDVS Greater OV SB, NHC of PA(19.9)           NM      112.87      13.87    112.87          NM          0.36      3.60       NM
GAIR Greater New York SB of NY*             12.64     102.18       5.80    102.18        12.93         0.00      0.00      0.00
GSFC Green Street Fin. Corp. of NC          20.76      93.40      29.44     93.40        20.76         0.00      0.00      0.00
GROV GroveBank for Savings of MA*            8.57     106.64       6.65    106.87         9.09         0.72      2.84     24.32
GFED Guaranty FS&LA, NHC of NO(31.1)        20.03     133.72      19.57    133.72          NM          0.64      5.51       NM
GSLC Guaranty Svgs & Loan FA of VA          11.96     120.78       7.47    120.78        19.47         0.10      1.19     14.29
NENI NF bancorp of Heset CA                   NM       74.71       8.55     74.77          NM          0.00      0.00      0.00
NFFC NF Financial Corp. of SO(8)            10.77      90.09       8.08     90.36        13.81         0.33      2.17     23.40
HFNC HFNC Financial Corp. of NC               NM      116.12      39.61    116.12          NM          0.00      0.00      0.00
MHNF MHN Financial, Inc. of MN              14.27      91.90      15.41     91.90        15.96         0.00      0.00      0.00
HALL Hallmark Capital Corp. of WI           13.16      81.61       6.38     81.61        14.71         0.00      0.00      0.00
HARB Harbour FSB, NHC of FL (45.7)          11.98     153.46      13.59    153.46        12.03         1.20      4.66     55.81
HRGF Harbour Federal Bancorp of MD          19.58      83.09      15.81     83.09        19.58         0.40      3.05     59.70
HFSA Hardin Bancorp of Hardin MD            24.48      77.51      14.91     77.51        24.48         0.40      3.40       NM
HARL Hayleysville SA of PA                  10.74     122.30       8.63    122.30        10.56         0.40      2.18     23.39

RP FINANCIAL, LC.
- --------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                              (continued)
                   Weekly Thrift Market Line - Part Two
                         Prices As Of June 14, 1996

                                                              Key Financial Ratios                           Asset Quality Ratios
                                              ----------------------------------------------------------  -------------------------
                                                        Tang.
                                              Equity/ Equity/     Reported Earnings       Core Earnings     NPAs    Reves/  Reves/
                                                               ----------------------    ---------------
Financial Institution                         Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5) ROE(5)    Assets    NPAs   Loans
- ---------------------                         ---------------------------------------    ---------------  -------- ------- --------
                                                  (%)     (%)    (%)      (%)     (%)       (%)     (%)      (%)      (%)    (%)

NASDAQ Listed OTC Companies (continued)
- --------------------------------------

HARS Harris SB, NHC of PA (23.1)              12.07     11.31    0.69    5.54    4.29        0.68    5.47    0.75   66.68    0.92
HFFB Harrodsburg 1st Fin. Corp. of KY         28.66     28.66    1.05    4.73    3.27        1.05    4.73    0.60   45.62    0.40
HHFC Harvest Home Fin. Corp. of OH            18.65     18.65    0.89    4.74    5.31        0.89    4.74    0.20   50.83    1.48
HAVN Haven Bancorp of Woodhaven NY             6.30      6.26    0.67   10.24    7.88        0.66   10.11    1.17   50.83    1.48
HNFD Haverfield Corp. of OH                    8.30      8.27    0.65    8.20    6.61        0.62    7.11    0.70  103.98    0.99
HTHR Hawthorne Fin. Corp. of CA                3.79      3.76   -0.21   -5.46   -6.94       -0.27   -7.03   11.39   17.41    2.4?
HSBK Hibernia SB of Quincy MA*                 6.51      6.51    0.68    9.99    9.79        0.54    7.95    0.42  146.75    1.83
HB?K Highland Federal Bank of CA               7.83      7.83    0.22    2.87    2.69        0.21    2.91    1.98   84.53    2.22
HIFS Hingham Inst. for Sav. of MA*            10.04     10.04    1.11   10.78   10.36        1.11   10.76    0.34  204.87    1 00
HNFC Hinsdale Financial Corp. of IL            7.97      7.72    0.62    8.20    6.32        0.59    7.88    0.13  277.71    0.39
HBFW Home Bancorp of Fort Wayne IN            16.42     16.42    0.86    5.00    5.78        0.86    5.00     NA     NA      0.60
HBBI Home building Bancorp of IN              14.13     14.13    0.45    3.17    3.34        0.45    3.17    0.23  446.39    1.48
HOMF Home Fed Bancorp of Seymour IN            8.29      7.97    1.20   15.06   11.67        1.04   23.07    0.47  102.67    0.58
HPBC Home Federal Corporation of MD(8)         8.61      8.50    1.18   14.27    9.30        1.16   13.98    4.75   35.71    2.59
IXFL Home Financial Corp. of FL(8)            25.51     25.51    1.71    6.69    6.09        1.63    6.37    0.06  499.44    1.43
HPBC Home Port Bancorp, Inc. of TX*           11.26     11.26    1.75   15.23   12.08        1.76   15.32    0.65  216.13    1.75
H?CI Homecorp, Inc. of Rockford IL             6.07      6.07    0.37    6.28    6.40        0.25    4.26    3.24   15.53    0.65
LOAN Horizon Bancorp, Inc. of TX*              8.65      8.35    1.54   17.77   11.53        1.20   13.90    0.42  127.82    0.78
HZFS Horizon Fin'l. Services of IA            11.57     11.57    0.46    3.70    4.65        0.43    3.44    1.57   28.85    0.67
HRZB Horizon Financial Corp. of NA*           16.19     16.19    1.53    9.53    8.76        1.53    9.53     NA     NA      0.82
IBSF IBS Financial Corp. of NJ                20.39     20.39    1.10    5.11    5.07        1.12    5.18    0.07  198.42    0.66
ISBF ISB Financial Corp. of LA                19.37     19.36    1.26    6.94    6.13        1.26    6.94     NA     NA      0.91
IFSB Independence FSB of OC                    6.48      5.57    0.55    8.92   13.75        0.26    4.22    2.68    7.65    0.38
INCB Indiana Comm. Bank, SB of IN             14.89     14.98    0.68    4.41    4.89        0.68    4.41     NA     NA      0.61
IFSL Indiana Federal Corp. of IN               9.82      9.13    1.02   10.77    7.66        0.96   10.08    1.41   65.46    1.20
INBI Industrial Bancorp of OH                 19.12     19.12    1.48    8.08    6.91        1.48    8.08    0.40  107.81    0.57
INBK Interwest SB of Oak Harbor WA             6.38      6.69    1.08   14.86    8.62        1.00   13.71    0.59   59.11    0.62
IPSW Ipswich SB of Ipswich NA*                 6.32      6.32    1.39   22.24   13.30        1.21   19.44    2.23   46.20    1.37
IROQ Iroquois Bancorp of Auburn NY*            6.08      6.08    0.86   14.60   11.03        0.86   14.51    1.60   46.24    1.00
JSBF JSB Financial, Inc. of NY                21.82     21.82    1.47    6.73    6.61        1.55    7.13     NA     NA      0.6?
JXYL Jacksonville Bancorp of TX               16.70     16.70    0.79    6.76    5.56        0.79    6.76    0.86   54.59    0.69
JXSB Jacksonville SB,NHC of IL(43.3%)         11.79     11.79    0.43    3.82    3.43        0.35    3.10    0.52   90.42    0.66
JEBC Jefferson Bancorp of Gretna LA(8)        13.36     13.36    1.00    7.78    5.47        1.00    7.78    0.45   54.63    1.88
JSBA Jefferson Svgs Bancorp of NO              7.02      5.75    0.50    8.20    5.85        0.59    8.04    0.97   48.62    0.66
JOAC Joachim Bancorp of NO                    29.24     26.24    0.65    0.14    2.29        0.65    3.14    0.01    NA      0.31
KSAV KS Bancorp of Kenly NC                   15.17     15.15    1.14    6.64    8.39        1.15    7.03    0.73   41.55    0.37
KSBK KSB Bancorp of Kingfield ME*              6.85      6.30    0.79   12.18   12.14        0.79   11.67    1.73   40.97    1.04
KFBI Kiamath First Bancorp of OR              27.73     27.73    1.34    6.14    0.67        1.34    6.14    0.11  134.99    0.20
LBFI LAB Financial of S. Springs TX(8)        17.14     17.14    1.07    5.78    5.72        1.05    5.71    0.50  120.17    1.35
LSBI LSB Bancorp of Lafayette IN              10.66     10.66    0.82    6.96    7.88        0.78    6.58    0.19  295.51    0.65
LVSB Lakeview SB of Paterson NJ                9.95      7.64    1.15   10.31   10.73        0.69    6.19    1.89   34.35    1.75
LARK Landmark Bancshares of KS                17.20     17.20    0.91    5.28    6.16        0.79    4.60    0.37   97.05    0.54
LARL Laurel Capital Group of PA               10.68     10.68    1.36   13.21   11.59        1.31   12.25    0.70  142.16    1.31
LSBX Lawrence Savings Bank of MA*              7.56      7.56    1.12   14.66   14.18        1.13   14.85    1.98   62.75    2.73
LFCT Leader Fin. Corp. of Memphis TN           8.03      8.03    1.41   17.25    8.88        1.37   16.87   16.9?    4.30    1.10
LFED Leeds FSB, NMC of MD (35.3)              16.36     16.36    1.03    6.35    5.67        1.03    6.35    0.01    NA      0.24
LXMO Lexington B&L Fin. Corp. of MD           29.42     29.42    1.26    4.34    6.20        1.26    4.27    1.15   35.02    0.49
LBCI Liberty Bancorp of Chicago IL             9.53      9.50    0.56    5.51    6.07        0.56    5.51    0.12  142.89    0.70
LIFB Life Bancorp of Norfolk VA               12.73     12.26    0.85    5.95    6.30        0.88    6.22    0.73  107.84    1.73
LFBI Little Falls Bancorp of NJ               15.22     14.00    0.22    2.42    1.82        0.16    1.75    1.56   20.85    0.54
LOGH Logansport Fin. Corp. of IN              26.77     26.77    1.41    5.71    5.53        1.40    5.63    0.37   79.86    0.44
LONF London Financial corp. of OH             20.86     20.86    0.57    4.73    3.52        0.57    4.73    0.21  239.74    0.69
LISB Long Island Bancorp of NY                10.69     10.69    0.95    8.77    8.11        0.89    8.20     NA     NA      1.45
NAFB NAF Bancorp of IL                         5.54      5.54    0.88   15.21   12.82        0.90   15.65    0.46  104.05    0.63
NBLF NBLA Financial Corp. of MD(8)            14.54     14.54    0.70    4.81    4.17        0.70    4.81    0.33   83.20    0.51
NFBC MFB Corp. of Mishawaka IN                19.31     19.31    0.69    3.41    4.50        0.68    3.36    0.05  325.00    0.25
                                                                     Pricing Ratios                        Dividend Data(5)
                                                       -----------------------------------------        ------------------------
                                                                                Price/  Price/          Ind.    Divi-
                                                        Price/  Price/  Price/  Tang.   Core           Div./    dend    Payout
Financial Institution                                  Earning   Book   Assets  Book   Earnings        Share    Yield   Ratio(7)
- ---------------------                                  -------  ------ ------- ------ ----------      -------- ------- ------
                                                          (X)     (%)     (%)     (%)     (X)             ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- --------------------------------------

HARS Harris SB, NHC of PA (23.1)                         23.29  126.39   15.25  134.92  23.61             0.58   3.41     MN
HFFB Harrodsburg 1st Fin. Corp. of KY                     MN    105.04   30.11  105.04   MN               0.40   2.67     MN
HHFC Harvest Home Fin. Corp. of OH                       18.84   88.74   16.55   88.74  18.84             0.40   3.08   57.97
HAVN Haven Bancorp of Woodhaven NY                       12.70  129.74    8.17  130.52  12.87             0.60   2.12   26.91
HNFD Haverfield Corp. of OH                              15.13  121.54   10.09  121.95  16.05             0.54   3.08   45.38
HTHR Hawthorne Fin. Corp. of CA                           MN     75.49    2.86   75.96   MN               0.00   3.00     MN
HSBK Hibernia SB of Quincy MA*                           10.21   97.64    6.35   97.6?  12.83             0.28   1.93   19.72
HB?K Highland Federal Bank of CA                          MN    106.10    8.31  106.10   MN               0.00   0.00    0.00
HIFS Hingham Inst. for Sav. of MA*                        9.66  100.86   10.12  100.86   9.66             0.32   2.29   22.07
HNFC Hinsdale Financial Corp. of IL                      15.82  123.76    9.85  127.68  16.45             0.00   0.00    0.00
HBFW Home Bancorp of Fort Wayne IN                       17.29   89.58   14.7?   89.58  17.29             0.20   1.34   23.25
HBBI Home building Bancorp of IN                          MN     95.06   13.43   95.06   MN               0.30   1.70   50.85
HOMF Home Fed Bancorp of Seymour IN                       ?.57  120.63   10.00  125.46   9.87             0.50   1.83   15.72
HPBC Home Federal Corporation of MD(8)                   10.75  145.07   12.50  147.05  10.97             0.16   1.49   16.00
IXFL Home Financial Corp. of FL(8)                       16.41  107.75   27.55  ?07.75  17.24             0.80   5.87     MN
HPBC Home Port Bancorp, Inc. of TX*                       8.28  127.45   14.35  127.45   8.23             0.60   ?.62   30.22
H?CI Homecorp, Inc. of Rockford IL                       15.63   95.06    5.17   95.06  23.03             0.00   0.00    0.00
LOAN Horizon Bancorp, Inc. of TX*                         8.67  135.90   11.75  140.71  11.08             0.16   1.49   12.90
HZFS Horizon Fin'l. Services of IA                       21.53   83.07    9.61   83.07  25.13             0.32   2.06   44.44
HRZB Horizon Financial Corp. of NA*                      11.42  104.41   16.90  104.41  11.42             0.32   2.55   29.09
IBSF IBS Financial Corp. of NJ                           19.72  103.47   21.10  103.47  19.44             0.24   1.71   33.80
ISBF ISB Financial Corp. of LA                           16.33   97.7?   18.93   97.80  16.33             0.32   2.00   32.65
IFSB Independence FSB of OC                               7.27   59.88    3.90   69.69  15.38             0.22   2.75   20.00
INCB Indiana Comm. Bank, SB of IN                        20.43   89.19   13.36   89.19  20.43             0.35   2.56   52.24
IFSL Indiana Federal Corp. of IN                         13.06  136.90   13.44  147.29  13.95             0.72   3.63   46.75
INBI Industrial Bancorp of OH                            14.48  105.42   20.16  105.42  14.48             0.30   2.53   36.59
INBK Interwest SB of Oak Harbor WA                       11.59  164.05   11.28  168.90  12.57             0.48   2.00   23.19
IPSW Ipswich SB of Ipswich NA*                            7.52  148.89    9.41  148.89   8.60             0.20   1.86   13.99
IROQ Iroquois Bancorp of Auburn NY*                       9.06  124.25    7.55  124.25   9.12             0.32   2.21   20.00
JSBF JSB Financial, Inc. of NY                           15.12  101.28   22.10  101.28  14.28             1.20   3.62   54.79
JXYL Jacksonville Bancorp of TX                          18.00   79.43   13.27   79.43  18.00             0.50   4.71     NM
JXSB Jacksonville SB,NHC of IL(43.3%)                     NM    104.40   12.01  104.40   NM               0.40   2.86     NM
JEBC Jefferson Bancorp of Gretna LA(8)                   18.28  137.14   18.33  137.14  18.28             0.30   1.36   24.79
JSBA Jefferson Svgs Bancorp of NO                        17.11  135.49    9.51  165.39  17.45             0.32   1.20   21.05
JOAC Joachim Bancorp of NO                                NM     86.57   25.32   86.57   NM               0.50   4.08     NM
KSAV KS Bancorp of Kenly NC                              11.92   87.55   13.28   87.68  11.76             0.60   3.33   39.74
KSBK KSB Bancorp of Kingfield ME*                         4.24   94.30    6.46  102.47   8.59             0.20   0.91    7.49
KFBI Kiamath First Bancorp of OR                         23.39   94.77   26.28   94.77  21.39             0.26   1.84   39.39
LBFI LAB Financial of S. Springs TX(8)                   17.47  104.84   17.97  104.84  17.66             0.40   2.46   43.01
LSBI LSB Bancorp of Lafayette IN                         12.70   90.48    9.65   90.48  13.43             0.32   1.97   25.00
LVSB Lakeview SB of Paterson NJ                           9.32  102.55   10.21  101.55  15.53             0.25   1.22   11.36
LARK Landmark Bancshares of KS                           16.22   89.44   15.38   89.44  18.60             0.40   2.62   42.55
LARL Laurel Capital Group of PA                           8.53  107.90   11.52  107.90   8.94             0.32   2.17   18.71
LSBX Lawrence Savings Bank of MA*                         7.05   95.49    7.22   95.49   6.96             0.00   0.00    0.00
LFCT Leader Fin. Corp. of Memphis TN                     11.26  176.97   14.21  176.97  11.52             0.72   1.58   17.82
LFED Leeds FSB, NMC of MD (35.3)                         17.63  108.70   17.78  108.70  17.63             0.64   4.65     MN
LXMO Lexington B&L Fin. Corp. of MD                      16.13   70.08   20.62   70.08  16.39             0.00   0.00    0.00
LBCI Liberty Bancorp of Chicago IL                       16.46   93.02    8.86   93.28  16.46             0.60   2.51   41.33
LIFB Life Bancorp of Norfolk VA                          15.87   95.79   12.19   99.44  15.18             0.44   3.12   49.44
LFBI Little Falls Bancorp of NJ                           NM     69.07   10.51   75.11   NM               0.10   1.01   55.56
LOGH Logansport Fin. Corp. of IN                         18.09   88.77   23.76   88.77  18.33             0.40   2.91   52.63
LONF London Financial corp. of OH                         NM     70.90   14.79   70.90   NM               0.00   0.00    0.00
LISB Long Island Bancorp of NY                           16.37  144.88   15.49  144.88  17.51             0.40   1.33   21.74
NAFB NAF Bancorp of IL                                     7.8  115.97    6.42  115.97   7.58             0.32   1.32   10.29
NBLF NBLA Financial Corp. of MD(8)                       24.00  116.11   16.88  116.11  24.00             0.40   1.67   40.00
NFBC MFB Corp. of Mishawaka IN                           22.22   74.99   14.48   74.99  22.58             0.00   0.00    0.00

RP FINANCIAL, LC.
                 ---------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                       (Continued)
                                                          Weekly Thrift Market Line - Part Two
                                                                Prices As of June 14,1996

                                                                  Key Financial Ratios                          Asset Quality Ratios
                                            ------------------------------------------------------------------  --------------------
                                                      Tang-
                                            Equity/  Equity/       Reported Earnings           Core Earnings     NPAs   Resvs/
                                                              ----------------------------  ------------------
Financial Institution                       Assets   Assets    ROA(5)    ROE(5)    ROI(5)    ROA(5)    ROE(5)   Assets   NPAs
- ---------------------                       ------   ------   --------  --------  --------  --------  --------  ------  ------
                                              (%)      (%)       (%)       (%)       (%)       (%)       (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
NLFB  NLF Bancorp of Villanova PA             7.95     7.75       0.70      8.06      7.83      0.62      7.15    0.59  125.65
MSBB  MSB Bancorp of Middletown NY*           9.69     9.52       0.53      5.65      5.15      0.57      6.05     NA     NA
MSBF  MSB Financial Corp. of MI              22.64    22.64       1.93      7.88      9.07      1.76      7.21    0.60  100.59
MGHL  Magna Bancorp of MS                     9.77     9.18       1.76     18.10      8.80      1.66     17.10    4.18   16.96
MARN  Marion Capital Holdings of IN          23.99    23.99       1.40      5.77      5.93      1.40      5.77    0.93  120.08
MFCK  Marshalltown Fin. Corp. of IA(8)       15.33    15.33       0.33      2.14      1.87      0.33      2.14     NA     NA
MFSL  Maryland Fed. Bancorp of MD             8.22     8.08       0.75      9.08      9.51      0.65      7.94    0.48   81.70
MASB  NassBank Corp. of Reading MA*          10.16    10.16       1.04     10.42      9.86      1.02     10.20    0.33   87.49
NFLR  Mayflower Co-op. Bank of NA*            9.87     9.65       0.84      7.86      6.44      0.79      7.37    1.68   59.62
MDBK  Medford Savings Bank of MA*             8.88     8.05       1.02     11.63     10.00      1.00     11.41    0.55  135.58
ME??  Meritrust FSB of Thibodaux LA           7.44     7.44       1.01     13.99      8.50      1.01     13.99    0.23  131.08
M?BX  Metro West of MA*                       7.47     7.47       1.25     17.15      9.95      1.25     17.15    2.43   38.37
MSEA  Metropolitan Bancorp of MA              6.54     5.92       0.71     10.67     10.21      0.77     11.51     NA     NA
MCBS  Mid Continent Bancshares of KS         12.53    12.50       1.37      9.90      9.46      1.16      8.37    0.21   59.97
MIFC  Mid Iowa Financial Corp. of IA          9.03     9.01       0.83      8.92      8.48      0.80      8.59    0.15  142.62
MCBM  Mid-Coast Bancorp of NE                 9.06     9.06       0.56      6.32      6.96      0.51      5.80    1.10   36.89
MIDC  Midconn Bank of Kensington CT*          9.45     7.88       0.34      3.56      4.00      0.32      3.45    2.04   24.62
MHBI  Midwest Bancshares, Inc. of IA          6.94     6.94       0.99     14.20     14.41      0.96     13.86    0.27  175.00
MHFD  Midwest Fed. Fin. Corp of MI            9.34     8.92       1.19     12.30      7.69      0.96      9.88    0.26  294.77
MFFC  Milton Fed. Fin. Corp. of CH           19.98    19.98       1.13      4.93      6.14      1.05      4.56    0.40   54.24
MIVI  Miss. View Hold. Co. of ??             18.86    18.86       1.32      6.75      8.44      1.25      6.40    0.14  888.89
MBBC  Monterrey Bay Bancorp of CA            14.98    14.80       0.19      1.27      1.52      0.23      1.55    0.60   71.38
MORG  Morgan Financial Corp. of CO           14.66    14.66       0.97      6.43      6.53      0.93      6.18    0.28   60.61
MFSB  Mutual Bancompany of MO(8)             11.70    11.70       0.20      1.83      1.59      0.23      2.10     NA     NA
MSBK  Mutual SB, FSB of Bay City MI           5.46     5.46       0.01      0.21      0.37     -0.09     -1.71    0.11  215.12
MHTB  ?? Thrift Bancshares of ??              7.69     7.69       0.57      7.35      8.41      0.59      7.70    1.39   56.18
MHSL  MHS Financial, Inc. of CA(8)            8.43     8.42       0.17      1.97      1.75      0.16      1.85    2.05   57.88
MSLB  MS&L Bancorp of Meosho NJ              23.49    23.49       0.93      4.27      4.58      0.87      3.98    0.18   40.95
??SB  ???? Bancorp. of CT*                   11.14    11.14       2.04     19.29     21.78      2.03     19.16    2.88   61.88
NFSL  Newman SB, FSB of Newman GA            11.58    11.50       1.85     17.54     10.53      1.62     15.29    0.67  128.82
NASB  North American SB of MO                 7.35     7.05       1.33     18.45     12.26      1.27     17.61    3.36   26.33
NBSI  North Bancshares of Chicago IL         17.34    17.34       0.57      3.03      3.43      0.52      2.75     NA     NA
????  North Central Bancshares of IA         28.87    28.87       1.48      7.67      5.91      1.39      7.19    0.13  743.80
NEIB  Northeast Indiana Bncrp of IN          20.34    20.34       1.10      5.50      5.96      1.10      5.50    0.25  272.13
NSBK  Northside SB of Bronx NY*               7.74     7.67       1.14     15.51     10.29      0.98     13.39    0.51   84.90
NWEQ  Northwest Equity Corp. of WI           13.73    13.73       1.08      6.99      8.39      1.03      6.67    0.92   54.33
NWSB  Northwest SB, NHC of PA(29.9)          10.67    10.54       1.05      9.37      6.21      1.05      9.37    0.98   70.63
NSSY  Norwalk Savings Society of CT*          7.98     7.98       0.75      8.92      7.81      0.64      7.63    3.01   27.48
NSSB  Norwich Financial Corp. of CT*         10.58     9.54       0.84      7.50      7.23      0.84      7.50    1.92  113.80
NTMG  Nutmeg FS&LA of CT                      5.98     5.98       0.63     10.78     10.48      0.38      6.52     NA     NA
OHSL  OHSL Financial Corp. of OH             12.42    12.42       0.96      7.50      7.60      0.93      7.30    0.26   97.54
OSBF  OSB Fin. Corp. of Oshkosh WI           12.59    12.59       0.17      1.33      1.58      0.30      2.31    0.14  258.58
OFCP  Ottowa Financial Corp. of MI           10.92     8.75       0.92      4.93      4.40      0.92      4.93    0.38   95.16
PFFB  PFF Bancorp of ???? CA                 14.39    14.23       0.10      1.37      0.87      0.10      1.37    2.29   42.84
PVFC  PVF Capital Corp. of OH                 6.71     6.71       1.13     17.84     11.16      0.99     15.71     NA     NA
PCCI  Pacific Crest Capital of CA*            7.90     7.90       1.09     20.44     11.63      0.88     16.48    6.49   26.06
PALM  Palfed, Inc. of Aiken SC                8.45     8.04       0.66      8.56      6.56      0.56      7.20    4.14   31.72
PSSB  Palm Springs SB of CA(8)                6.09     6.09       0.62     10.84      7.71      0.33      5.78    4.09   15.83
PVSA  Parkvale Financial Corp of PA           7.42     7.39       1.05     14.79     11.15      0.98     13.82    0.18  850.40
PBIX  Patriot Bank Corp. of PA               17.29    17.29       0.56      3.99      3.20      0.57      4.08    0.23  243.20
PEEK  Peekskill Fin. Corp. of NY             30.67    30.67       1.06      4.96      3.74      1.11      5.19    0.83   31.67
PFSB  PennFed. Fin. Services of NJ            8.97     7.11       0.73      7.10      8.32      0.79      7.70    0.96   26.31
PWBC  PennFirst Bancorp of PA                 7.85     7.15       0.61      7.47      7.41      0.60      7.40    0.64   63.45
PBKB  People's SB of Brackton MA*             4.93     4.67       0.73     12.13      7.50      0.53      8.69    1.27   76.25
PFDC  Peoples Bancorp of Auburn IN           15.26    15.26       1.45      9.62      8.40      1.44      9.56    0.33   97.48

                                                                  Pricing Ratios                    Dividend Data(5)
                                                    -----------------------------------------    ----------------------
                                                                             Price/   Price/     Ind.   Divi-
                                            Resvs/   Price/  Price/  Price/  Tang-     Core      Div./   dend  Payout
                                            Loans   Earning   Book   Assets   Book   Earnings    Share  Yield  Ratio(7)
                                            -----   -------  ------  ------  ------  --------    -----  -----  --------
                                             (%)      (%)      (%)     (%)     (%)      (%)       ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
NLFB  NLF Bancorp of Villanova PA            1.64     12.77  105.74    8.40  108.45     14.39     0.76   3.29     40.86
MSBB  MSB Bancorp of Middletown NY*          0.57     19.42  103.80   10.06  105.64     18.11     0.60   3.72     72.29
MSBF  MSB Financial Corp. of MI              0.69     11.03   89.45   20.25   89.45     12.05     0.50   2.96     32.68
MGHL  Magna Bancorp of MS                    1.01     11.36  193.16   18.87  205.94     12.03     0.60   1.71     19.48
MARN  Marion Capital Holdings of IN          1.42     16.87   96.60   23.18   96.60     16.87     0.80   3.86     65.04
MFCK  Marshalltown Fin. Corp. of IA(8)       0.20      NM    113.06   17.33  113.06      NM       0.00   0.00      0.00
MFSL  Maryland Fed. Bancorp of MD            0.45     10.52   95.51    7.85   97.14     12.03     0.64   2.25     23.62
MASB  NassBank Corp. of Reading MA*          1.00     10.15  103.01   10.46  103.01     10.37     0.88   2.68     27.16
NFLR  Mayflower Co-op. Bank of NA*           1.49     15.53  117.91   11.63  120.61     16.57     0.40   2.71     42.11
MDBK  Medford Savings Bank of MA*            1.38     10.00  111.75    9.93  123.21     10.19     0.68   3.16     31.63
ME??  Meritrust FSB of Thibodaux LA          0.62     11.76  155.75   11.59  155.75     11.76     0.60   1.76     20.76
M?BX  Metro West of MA*                      1.37     10.05  160.31   11.97  160.31     10.05     0.10   2.43     24.39
MSEA  Metropolitan Bancorp of MA             1.76      9.80   99.34    6.49  109.75      9.08     0.00   0.00      0.00
MCBS  Mid Continent Bancshares of KS         0.25     10.57  104.64   13.11  104.82     12.50     0.40   2.16     22.86
MIFC  Mid Iowa Financial Corp. of IA         0.44     13.79  100.32    9.06  100.48     12.25     0.08   1.28     15.09
MCBM  Mid-Coast Bancorp of NE                0.51     14.38   88.89    8.05   88.89     15.67     0.50   2.62     37.59
MIDC  Midconn Bank of Kensington CT*         0.72     25.00   88.25    8.34  105.89      NM       0.60   3.75      NM
MHBI  Midwest Bancshares, Inc. of IA         0.85      6.94   96.88    6.72   96.88      7.11     0.52   2.02     14.02
MHFD  Midwest Fed. Fin. Corp of MI           1.06     13.01  155.59   14.54  162.94     16.19     0.15   0.95     12.30
MFFC  Milton Fed. Fin. Corp. of CH           0.35     16.29   86.32   17.25   86.32     17.63     0.48   3.73     60.76
MIVI  Miss. View Hold. Co. of ??             2.07     11.84   81.64   15.40   81.64     12.50     0.00   0.00      0.00
MBBC  Monterrey Bay Bancorp of CA            0.60      NM     84.85   12.71   85.89      NM       0.00   0.00      0.00
MORG  Morgan Financial Corp. of CO           0.24     15.31   97.15   14.24   97.15     15.91     0.24   1.96     30.00
MFSB  Mutual Bancompany of MO(8)              NA       NM    114.10   13.35  114.10      NM       0.00   0.00      0.00
MSBK  Mutual SB, FSB of Bay City MI          0.83      NM     58.43    3.19   58.43      NM       0.00   0.00      0.00
MHTB  ?? Thrift Bancshares of ??             0.96     11.89   85.90    6.61   85.90     11.34     0.50   5.07     60.24
MHSL  MHS Financial, Inc. of CA(8)           1.36      NM    111.15    9.37  111.37      NM       0.16   1.47      NM
MSLB  MS&L Bancorp of Meosho NJ              0.15     21.81   82.39   19.35   82.39     23.40     0.50   3.89      NM
??SB  ???? Bancorp. of CT*                   3.42      4.59   86.67    9.67   86.87      4.62     0.20   2.96     13.61
NFSL  Newman SB, FSB of Newman GA            1.07      9.40  153.58   17.79  154.56     10.79     0.40   2.03     19.05
NASB  North American SB of MO                1.05      8.16  142.26   10.45  148.20      8.54     0.63   2.07     16.84
NBSI  North Bancshares of Chicago IL         0.36      NM     93.09   16.14   93.09      NM       0.40   2.54     74.07
????  North Central Bancshares of IA         1.18     16.92   80.17   23.15   80.17     18.03     0.25   2.27     38.46
NEIB  Northeast Indiana Bncrp of IN          0.74     16.79   84.41   17.17   84.41     16.79     0.30   2.55     42.86
NSBK  Northside SB of Bronx NY*              1.67      9.72  142.72   11.04  144.08     11.26     1.00   2.76     26.81
NWEQ  Northwest Equity Corp. of WI           0.51     11.92   84.78   11.64   84.78     12.50     0.36   3.51     41.86
NWSB  Northwest SB, NHC of PA(29.9)          0.94     16.10  145.60   15.54  147.43     16.10     0.30   2.55     41.10
NSSY  Norwalk Savings Society of CT*         1.20     12.81  111.68    8.92  111.68     14.98     0.00   0.00      0.00
NSSB  Norwich Financial Corp. of CT*         3.44     13.84  100.97   10.68  111.88     13.84     0.40   2.95     40.82
NTMG  Nutmeg FS&LA of CT                     0.56      9.54  100.69    6.03  100.69     15.76     0.00   0.00      0.00
OHSL  OHSL Financial Corp. of OH             0.36     13.15   96.50   11.99   96.50     13.50     0.76   3.78     49.67
OSBF  OSB Fin. Corp. of Oshkosh WI           0.56      NM     85.71   10.79   85.74      NM       0.64   2.67      NM
OFCP  Ottowa Financial Corp. of MI           0.45     27.74  109.72   11.98  136.87     22.74     0.32   1.95     44.44
PFFB  PFF Bancorp of ???? CA                 1.23      NM     78.52   11.30   79.44      NM       0.00   0.00      0.00
PVFC  PVF Capital Corp. of OH                 NA       8.96  147.06    9.86  147.06     10.18     0.00   0.00      0.00
PCCI  Pacific Crest Capital of CA*           2.56      8.60  104.44    8.25  104.44     10.67     0.00   0.00      0.00
PALM  Palfed, Inc. of Aiken SC               1.69     15.24  123.89   10.47  130.21     18.12     0.08   0.64      9.76
PSSB  Palm Springs SB of CA(8)               0.75     12.96  134.14    8.17  134.14     24.33     0.12   0.87     11.21
PVSA  Parkvale Financial Corp of PA          2.28      8.97  123.87    9.20  124.46      9.59     0.52   2.00     17.93
PBIX  Patriot Bank Corp. of PA               0.88      NM     84.81   14.66   84.81      NM       0.24   1.83     57.14
PEEK  Peekskill Fin. Corp. of NY             1.32      NM     81.09   24.87   81.09      NM       0.36   3.06      NM
PFSB  PennFed. Fin. Services of NJ           0.44     12.02   87.78    7.88  110.82     11.10     0.00   0.00      0.00
PWBC  PennFirst Bancorp of PA                1.45     13.50  100.97    7.93  110.84     13.64     0.36   2.67     36.00
PBKB  People's SB of Brackton MA*            1.93     13.34  125.41    6.18  132.48     18.62     0.28   2.84     37.84
PFDC  Peoples Bancorp of Auburn IN           0.41     11.91  111.32   16.99  111.32     11.98     0.56   2.77     32.94

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (Continued )
                     Weekly Thrift Market Line - Part Two
                           Prices As of June 14,1996

                                                                      Key Financial Ratios                    Asset Quality Ratios
                                                    --------------------------------------------------------  ----------------------
                                                             Tang-
                                                    Equity/ Equity/    Reported Earnings      Core  Earnings    NPAs  Resvs/  Resvs/
                                                                     ---------------------    --------------
Financial Institution                               Assets  Assets   ROA(5)  ROE(5) ROI(5)    ROA(5)  ROE(5)  Assets    NPAs   Loans
- ---------------------                               ------  ------   -----   ------ ------    ------  ------  ------    ----  ------
                                                       (%)     (%)     (%)            (%)        (%)     (%)     (%)     (%)     (%)

NASDAO Listed OTC Companies (continued)
- ---------------------------------------
PBCT    Peoples Bank, FHC of Cf (32.2)                8.00    8.00   1.11     14.66   8.49      0.89  11.81   1.66   65.45   1.65
PNBK    People's Heritage Fin.Grp pf NE*              8.38    7.20   1.21     14.20  10.57      1.19  14.00   1.24  130.41   2.11
PBNB    Peoples Sav. Fin. Corp. of CT*               10.81   10.00   0.85      7.91   8.78      0.89   8.26   0.44   86.77   0.54
PERM    Permanent Bancorp of IH                      11.14   10.98   0.32      2.72   3.37      0.32   2.72   1.85   31.59   1.07
PNFI    Perpetual Midwest Fin. of IA                  9.64    9.64   0.41      4.10   4.29      0.41   4.10   0.53  136.14   0.93
PCBC    Perry Co. Fin. Corp. of Mo                   20.86   20.85   1.00      5.36   5.03      1.00   5.36   0.04   31.25   0.10
PHFC    Pittsburgh Home Fin. of PA                   16.43   16.43   0.65      3.98   5.21      0.66   3.98   1.53   34.96   0.93
PFSL    Pocahnts Fed, NHC of AR (16.4)                5.95    5.95   0.56      9.43   8.34      0.58   9.66   0.26  146.44   1.14
POBS    Portsmouth Bank Shrs Inc. of HN(8)*          25.05   25.06   2.29      9.01   7.64      1.93   7.56   0.21  122.90   0.83
PKPS    Paughkeepsie SB of NY*                        8.53    5.50   1.94     24.70  23.43      2.56  32.53   2.68   36.80   1.34
PEYE    Primary Bank of NH                            6.34    6.31  -0.04     -0.64  -0.65     -0.04  -0.56   1.81   47.13   1.49
PSAB    Prime Bancorp, Inc. of PA                     9.44    8.83   1.02     10.92   9.14      0.91   9.69   0.60  105.04   1.05
PFNC    Progress Financial corp. of PA                5.52    5.48   0.86     19.19  12.95      0.67  14.93   1.33   44.33   0.94
PSPK    Progressive Bank, Inc. of NY*                 8.86    8.86   0.98     10.51   9.25      1.01  10.82   1.09   97.07   1.52
PULB    Pulaski SB, NHC of NO (29.0)                 12.63   12.53   0.84      6.93   4.95      0.79   6.56   0.67   37.37   0.31
PULS    Pulse Bancorp of S. River NJ                 11.89   11.89   1.17     10.07   7.77      1.18  10.14   1.45   38.35   1.88
QCFB    QCF Bancorp of Virginia ??                   21.81   21.81   1.52      7.75   8.83      1.52   7.75    NA      NA     NA
QCBC    Quaker City Bancorp of CA                     9.69    9.82   0.50      4.91   5.85      0.48   4.74   2.31   57.33   1.51
QCSB    Queens County SB of NY*                      16.98   16.98   1.72      9.78   7.12      1.77  10.10   0.75  120.88   1.09
RCSB    RCSB Financial, Inc. of NY*                   7.29    7.05   0.80     10.95   9.48      0.79  10.77   0.83   76.65   1.27
RARB    Raritan Bancorp. of Raritan NJ*               7.24    7.06   0.81     10.82   9.35      0.80  10.65   0.48  155.58   1.32
REDF    Redfed Bancorp of Redlands CA                 5.63    5.63  -0.47     -8.41 -11.02     -0.45  -8.09   4.50   31.29   1.76
RELY    Reliance Bancorp of NY                        8.86    5.98   0.38      6.79   7.29      0.85   6.49   0.35   29.31   0.54
RELY    Reliance Bancshares of Inc. WI*              56.23   56.23   1.47      2.62   3.68      1.47   2.62    NA      NA    0.49
RFED    Roosevelt Fin. Grp. Inc. of MO                4.85    4.59   0.62     13.98   7.01      0.85  18.94   0.40   59.09   0.57
RVSB    Rvrview SB, FSB NHC of WA (40.3)             11.02    9.75   1.30     11.97   8.07      1.17  10.78   0.26  119.16   0.51
SCCB    S. Carolina Comm. Bnshrs of SC               28.46   28.46   1.36      4.54   4.85      1.36   4.54    NA      NA    0.89
SAFL    SB Fing. Lakes NHC of Ny (33.0)              11.52   11.52  -0.50     -4.46  -3.25     -0.20  -1.63   1.68   29.38   1.02
SFED    SFS Bancorp of Schenectady NY                14.05   14.05   0.63      4.91   6.17      0.63   4.91   0.71   52.95   0.59
SGVB    SGV Bancorp of W. Covina CA                   9.78    9.78   0.11      1.12   1.39      0.11   1.12   1.84   13.07   0.31
SISB    SIS Bank of springfield NA*                   7.42    7.42   1.26     17.35  13.28      1.28  17.65   1.11  116.01   2.54
SOSB    SJS Bancorp fo St. Joseph NI                 11.67   11.67   0.63      5.03   4.24      0.61   4.91   0.29  144.27   0.67
SWCB    Sandwich Co-op. Bank of MA*                   8.60    8.03   0.85     10.27   9.60      0.79   9.63   1.34   64.69   1.31
SFAN    Security Bancorp of MT                        8.93    7.68   0.69      7.99   8.44      0.51   5.94   0.14  235.42   0.71
SECP    Security Capital Corp. of WI                 16.68   16.88   0.89      5.11   4.88      0.92   5.29   0.12  964.94   1.53
SFSL    Security First Corp. of OH                    8.71    8.47   1.10     13.57  11.43      1.23  14.21   0.44  208.07   1.02
SIFC    Seven Hills Fin. Corp. of OH(8)              21.21   21.21   0.36      1.69   1.94      0.34   1.58   0.22   51.02   0.14
SNFC    Sho-Ne fin. Corp. of MO                      11.98   11.98   0.83      6.18   6.86      0.82   6.12    NA      NA    0.75
SOBI    Sobieski Bancorp of S.Bend IH                18.49   18.49   0.42      2.27   3.18      0.42   2.27    NA      NA    0.41
SOSA    Somerset Savings Bank o MA (8)*               5.46    5.46   0.32      6.25   6.80      0.32   6.25   9.74   15.15   1.88
SMBA    Southern Missouri Bncrp of MO                16.40   16.40   0.80      5.01   5.29      0.82   4.69   0.97   39.01   0.66
SWBI    Southwest Bancshares of IL                   12.00   12.00   1.19      8.94   8.37      1.19   8.90     25   87.66   0.31
SVAN    Sovereign Bancorp of PA                       4.07    2.63   0.70     16.67  11.02      0.63  15.04   0.55   74.40   0.68
STFR    St. Francis Cap. Corp. of WI                 10.43    9.96   1.30     11.85  10.69      0.89   8.08   0.04  906.03   0.76
SPBC    St. Paul Bancorp, Inc. of IL                  9.24    9.21   0.88      9.69   8.43      0.86   9.44   0.74  125.05   1.35
STND    Standard Fin. of Chicago IL                  12.31   12.30   0.87      6.21   6.81      0.79   5.61   0.14  189.20   0.49
SFFC    Statesfed Financial Corp. of LA              20.11   20.11   1.18      8.80   6.44      1.18   5.80    NA      NA    0.38
SFIN    Statewide Fin. Corp. of NJ                   11.10   11.06   1.10      5.43   4.31      0.64   6.66   1.26  41.78    1.67
STSA    Sterling Financial Corp. of MA                4.18    3.35   0.50      7.72   6.24      0.32   7.56   0.63  82.52    0.87
SSBK    Strongsville SB of OH                         8.28    8.10   0.40     11.90   8.85      0.85  10.06   0.49  45.78    0.31
SFSB    Suburfield Fin. Corp. of IL                   7.14    7.10   0.30      7.04   8.06      0.44   6.04   0.27  82.72    0.51
SBCN    Suburban Bancorp of OH                       13.00   13.00   0.50      2.98   3.53      0.57   4.33   0.20 794.18    2.06
SCSL    Suncoast S&LA of Hollywood FL                 2.81    2.80   0.25     11.53  12.09     -0.41 -14.33   0.31  47.77    0.19
THRD    TF Financial Corp. of PA                     14.31   14.31   0.56      5.57   6.48      0.89   5.39   0.35  82.72    0.53
ROSE    TR Financial Corp. of NY                      6.23    6.23   0.86     12.76  10.23      0.68  10.08   0.92  89.56    0.91
TPNZ    Tappan Zee Fin. Corp. of NY                  19.48   19.48   0.80      6.07   4.24      0.74   5.61   1.77  32.15    1.26

                                                           Pricing Ratios                                   Dividend Data(6)
                                           ----------------------------------------------------        -----------------------------
                                                                              Price/    Price/           Ind-     Divi-
                                            Price/     Price/    Price/        Tang-      Core          Div./     dend     Payout
Financial Institution                      Earning       Book    Assets        Book    Earning          Share     Yield    Ratio(7)
                                           -------       ----    ------        -----   --------         -----     -----    -----
                                               (x)        (%)       (%)         (%)        (x)            ($)       (%)       (%)

NASDAQ Listed OTC Companies (Continued)
- ---------------------------------------
PBCT    Peoples Bank, FHc of Cf (32.2)       11.77     158.43     12.67      158.43      14.62           0.80      3.58    42.11
PNBK    People's Heritage Fin.Grp pf NE       9.46     124.69     10.44      144.95       9.60           0.68      3.36    31.78
PBNB    Peoples Sav. Fin. Corp. of Ct        11.39      89.36      9.66       96.61      10.90           0.92      4.49    51.11
PERM    Permanent Bancorp of IH                NA       81.78      9.11       82.89        NM            0.20      1.27    37.74
PNFI    Perpetual Midwest Fin. of IA         23.29      95.13      9.17       95.13      23.29           0.30      1.76    41.10
PCBC    Perry Co. fin. Corp. of No           19.89      92.89     19.38       92.89      19.89           0.30      1.71    34.09
PHFC    Pittsburgh Home Fin. of PA           19.20      76.36     12.55       76.36      19.20           0.00      0.00     0.00
PFSL    Pocahnts Fed. NHC of AR (16.4)       11.99     108.14      6.43      108.74      11.71           0.80      5.42    65.04
POBS    Portsmouth Bank Shrs Inc. of HN(8)*  13.08     118.75     29.76      118.75      15.58           0.60      4.33    56.60
PKPS    Paughkeepsie SB of NY                 4.27      92.27      7.84       92.27       3.24           0.10      1.90     8.13
PEYE    Primary Bank of MH                     NA       96.00      6.09       96.38        NM            0.00      0.00      NM
PSAB    Prime Bancorp, Inc. of PA            10.94     114.12     10.77      122.02      12.32           0.63      3.85    42.24
PFNC    Progress Financial corp. of PA        7.72     121.36      6.70      122.31       9.92           0.00      0.00     0.00
PSPK    Progressive Bank, Inc. of NY         10.81     111.53      9.88      111.53      10.50           0.80      2.71    29.30
PULB    Pulaski SB, NHC of NO (29.0)         20.21     136.32     17.22      136.32      21.39           0.80      5.42      NM
PULS    Pulse Bancorp of S. River NJ         12.87     126.45     15.03      126.45      12.77           0.70      4.00    51.47
QCFB    QCF Bancorp of  Virginia VW          11.33      81.41     17.76       81.41      11.33           0.00      0.00     0.00
QCBC    Quaker  City Bancorp of CA           17.11      82.44      8.15       82.92      17.74           0.00      0.00     0.00
QCSB    Queens County SB of NY               14.05     136.06     23.10      136.06      13.61           1.00      2.10    29.50
RCSB    RCSB Financial, Inc. of NY           10.54     115.46      8.42      139.44      10.72           0.48      1.87    19.75
RARB    Raritan Bancorp. of Raritan Nj       10.70      117.9      8.54      120.92      10.86           0.60      2.89    30.93
REDF    Redfed Bancorp of Radlands CA          NA       80.84      4.55       80.44        NM            0.00      0.00      NM
RELY    Reliance Bancorp of NY               13.71      93.91      8.27      138.32      14.34           0.46      2.94    40.35
RELY    Reliance Bancshares of Inc. WI         NA       71.16     40.01       71.16        NM            0.00      0.00     0.00
RFED    Roosevelt Fin. Grp. Inc. of HO       14.26     182.64      8.83      193.27      10.52           0.62      3.22    45.93
RVSB    Rvrview SB, FSB NHC of WA (40.3)     12.40     140.06     15.43      158.23      13.75           0.20      1.33    16.53
SCCB    S. Carolina Comm. Bnshrs of SC       20.63      98.21     27.96       98.21      20.63           0.63      3.64    75.00
SAFL    SB Fing. Lakes NHC of Ny (33.0)        NA      140.36     16.17      140.35        NM            0.43      2.50      NM
SFED    SFS Bancorp of Schenectady NY        16.22      71.94     10.11       71.94      16.22           0.00      0.00     0.00
SGVB    SGV Bancorp of W. Covina CA            NA       72.19      7.06       72.19        NM            0.00      0.00     0.00
SISB    SIS Bank of springfield NA*           7.53     117.11      8.69      117.11       7.40           0.00      0.00     0.00
SOSB    SJS Bancorp fo St. Joseph NI         23.58     115.99     13.53      115.99      24.13           0.40      1.93    45.45
SWCB    Sandwich Co-op. Bank of NA*          10.42     102.77      8.84      110.01      11.11           1.00      5.00    52.08
SFAN    Security Bancorp of NT               11.84      92.13      8.22      107.03      15.94           0.64      3.16    37.43
SECP    Security Capital Corp. of WI         20.48     103.46     17.46      103.46      19.82           0.60      0.98    20.07
SFSL    Security First Corp. of OH            8.75     113.30      9.87      116.52       8.36           0.40      3.35    29.33
SIFC    Seven Hills Fin. Corp. of OH(8)        NA       88.84     18.84       88.84        NM            0.36      2.25      NM
SNFC    Sho-Ne fin. Corp. of NO              14.58      90.73     10.87       90.73      14.72           0.00      0.00     0.00
SOBI    Sobieski Bancorp of S.Bend IH          NA       72.61     13.43       72.61        NM            0.00      0.00     0.00
SOSA    Somerset Savings Bank o fNA(8)*      14.70      88.02      4.80       88.02      14.70           0.00      0.00     0.00
SMBA    Southern Missouri Bncrp of MO        18.91      95.72     15.70       95.72      20.21           0.50      3.39     4.10
SWBI    Southwest Bancshares of IL           11.95     120.96     14.52      120.96      12.00           1.08      3.98    47.58
SVAN    Sovereign Bancorp of PA               9.07     143.36      5.83      221.38      10.05           0.08      0.78     7.06
STFR    St.Francis Cap. Corp. of WI           9.35     109.40     11.42      114.56      13.72           0.40      1.58    14.81
SPBC    St.Paul Bancorp, Inc. of IL          11.86     112.02     10.35      112.40      12.17           0.40      1.73    20.51
STND    Standard Fin. of Chicago IL          14.68      94.21     11.59       94.26      16.26           0.32      2.12    31.07
SFFC    Statesfed Financial Corp. of LA      15.53      88.25     17.75       29.25      15.53           0.40      2.50    38.83
SFIN    Statewide Fin. Corp. of NJ           23.23      92.14     10.23       88.25      18.94           0.00      0.00     0.00
STSA    Sterling Financial Corp. of WA       16.00     127.71      5.38      126.73      16.39           0.00      0.00     0.00
SSBK    Strongsville SB of OH                13.30     128.79     10.66       88.77      13.36           0.40      2.26    25.53
SFSB    Suburfield fin. Corp. of IL          12.41      85.28      6.09       85.78      14.46           0.32      1.83     22.7
SBCN    Suburban Bancorp of OH                 NA       85.66     11.27       86.66      19.48           0.60      4.00      NM
SCSL    Suncoast S&LA of Hollywood Fl         8.27      92.87      2.61       93.29        NM            0.00      0.00     0.00
THRD    TF Financial Corp. of PA             15.43      88.25     12.63       92.42      15.93           0.32      2.21    34.04
ROSE    TR Financial Corp. of Ny              9.70     126.73      7.90      159.29      12.38           0.64      2.42    23.62
TPNZ    Tappan Zee Fin. Corp. of NY          23.56      88.77     17.29      131.88        NM            0.20      1.63    38.46

RP FINANCIAL, LC.
- -------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line-Part Two
                          Prices As of June 14, 1996

                                                           Key Financial Ratios                       Assets Quality Ratios
                                            ------------------------------------------------------    ---------------------
                                                    Tang.
                                            Equity/ Equity/  Reported Earnings       Core Earnings
                                                             -------------------     -------------    NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets  ROA(5) ROE(5)  ROI(5)    ROA(5) ROE(5)   Assets   NPAs   Loans
- ----------------------                      ------  ------  ------ ------  -----     -----  ------   ------  -----   ------
                                               (%)    (%)     (%)   (%)     (%)        (%)    (%)      (%)     (%)     (%)
NASDAQ Listed DTC Companies (continued)
- ---------------------------------------
PTRS The Potters S&L Co. of OH               9.73    9.73   0.54   5.69    7.08      0.53     5.59    2.49    72.71   3.96
THER Third Financial Corp. of OH(8)         18.15   18.15   1.40   7.87    5.93      1.26     7.03    0.23   325.62   0.91
TSBS Trenton SB, FSB NHC of NJ(35.0         19.04   18.61   1.81  11.21    7.37      1.20     7.47    0.48    69.57   0.55
TRIC Tri-County Bancorp of WY               17.83   17.83   0.94   4.70    5.30      0.91     4.56    0.18   318.32   1.45
THBC Troy Hill Bancorp of PA                22.20   22.20   1.40   6.20    7.85      1.27     5.65    2.95    30.03   1.09
TWIN Twin City Bancorp of TN                13.76   13.76   1.07   7.77    7.56      0.93     6.74    0.46    39.79   0.26
UFRM United FS&LA of Rocky Mount NC          8.28    8.23   0.87  11.37    9.13      0.77     9.97    0.66   178.39   1.90
UBNT United SB, FA of NT                    23.53   23.53   1.50   6.68    7.23      1.49     6.63     NA       NA    0.25
VABF Va. Beach Fed. Fin. Corp of VA          6.57    6.57   0.23   3.94    4.38      0.01     0.12    1.76    36.50   0.93
VAFD Valley FSB of Sheffield AL(8)           8.09    8.09   0.32   4.06    3.41      0.31     3.95    0.79    42.34   0.43
VFFC Virginia First Savings of VA            7.72    7.44   1.19  16.32   11.61      0.98    13.45    2.89    31.46   1.01
WBCI WFS Bancorp of Nichita KS(8)           11.41   11.40   0.47   4.13    3.76      0.51     4.51     NA       NA    0.72
WHGB WHG Bancshares of MD                   20.59   20.59   0.61   5.18    3.27      0.64     5.18    0.35    42.31   0.23
WSFS WSFS Financial Corp. of DE*             5.87    5.79   2.17  42.73   25.47      1.29    25.28    3.27    59.85   3.01
WWFC WWS Financial Corp. of PA*             15.12   15.12   1.23   8.09    7.86      1.38     9.04    0.45   178.29   1.35
WLDK Walden Bancorp of MA*                   9.37    8.02   0.96  10.85    8.43      1.07    12.02    0.75   158.52   1.89
WRNB Warren Bancorp of Peabody MA*           8.95    8.95   1.61  19.67   12.48      1.56    18.79    2.05    62.35   2.12
WFSL Washington FS&LA of Seattle WA         12.13   11.54   1.75  13.70    8.74      1.67    13.12    0.60    41.03   0.35
WAMU Washington Mutual Inc. of WA*           6.23    5.54   0.91  15.07    8.85      0.90    15.01    0.51   125.59   1.04
WAYN Wayne S&L Co., MHC of OH(46.7)          9.20    9.20   0.58   6.36    4.58      0.54     5.96    1.35    26.40   0.43
WCFB Webster CityFSB,MHC of IA(45.2         22.28   22.28   1.10   5.00    3.78      1.10     5.00    1.08    37.62   0.74
WBST Webster Financial Corp. of CT           5.16    3.92   0.51  10.33    6.96      0.55    11.05    1.44    89.48   1.86
WEFC Wells Fin. Corp. of Wells NM           14.95   14.95   0.81   6.24    6.26      0.79     6.07    0.39    70.55   0.32
WCBI Westco Bancorp of IL                   15.65   15.65   1.32   8.47    6.94      1.31     8.41    0.58    49.47   0.41
WSTR Westernfed Fin. Corp. of MT            13.28   13.28   0.76   5.73    6.89      0.72     5.38    0.07   468.93   0.55
WOFC Western Ohio Fin. Corp. of OH          18.20   17.14   1.10   4.22    4.73      0.83     3.18    0.34    78.86   0.44
WFCD Winton Financial Corp. of OH(8)         7.89    7.68   0.93  12.26    7.70      0.76    10.02    0.53    64.84   0.41
FFWD Wood Bancorp of OH                     14.99   14.59   1.17   8.14    8.43      1.14     7.88    0.18   192.22   0.46
WCHI Workingmens Cap. Hldgs of IN(8)        12.24   12.24   0.91   7.59    5.35      0.90     7.45    0.23    72.95   0.19
YFCB Yonkers Fin. Corp. of NY               19.39   19.39   0.89   4.59    6.40      0.98     5.05    1.63    26.77   1.09
YFED York Financial Corp. of PA              8.76    8.78   0.98  11.40    9.78      0.85     9.95    2.24    26.68   0.68


                                                     Pricing Ratios                         Dividend Data(5)
                                           ---------------------------------------      -------------------------
                                                                     Price/  Price/    Ind.   Divi-
                                           Price/   Price/   Price/   Tang-   Core    Divi./  dend     Payout
Financial Institution                      Earning   Book    Assets   Book   Earnings Share   Yield    Ratio(7)
- ---------------------                      -------   ----    ------   ----   -------  ------  -----   ------
                                             (X)      (%)      (%)    (%)     (%)       ($)    (%)      (%)
NASDAQ Listed DTC Companies (contiuned)
- ---------------------------------------
PTRS The Potters S&L Co. of OH             14.13    78.16    7.61    78.16   14.38      0.24   1.48    20.87
THER Third Financial Corp. of OH(8)        16.86   126.15   23.25   128.15   18.86      0.68   2.13    35.98
TSBS Trenton SB, FSB NHC of NJ(35.0        13.57   126.61   24.48   131.58   20.36      0.35   2.46    33.33
TRIC Tri-County Bancorp of WY              18.88    89.16   15.90    89.16   19.47      0.50   2.70    51.02
THBC Troy Hill Bancorp of PA               12.75    77.70   17.25    77.70   13.93      0.40   3.08    39.22
TWIN Twin City Bancorp of TN               13.22   101.91   14.03   101.91   15.24      0.64   4.00    52.89
UFRM United FS&LA of Rocky Mount NC        10.96   117.47    9.72   117.47   12.50      0.20   2.50    27.40
UBNT United SB, FA of NT                   13.83    90.71   21.34    90.71   13.93      0.88   4.82    66.57
VABF Va. Beach Fed. Fin. Corp of VA        23.03    89.01    5.85    89.01    NM        0.16   2.17    50.00
VAFD Valley FSB of Sheffield AL(8)           NM    122.42    9.90   122.42    NM        0.60   1.88    55.05
VFFC Virginia First Savings of VA           8.61   129.84   10.03   134.78   10.45      0.10   0.78     6.76
MBCI MFS Bancorp of Nichita KS(8)            NM    107.12   12.22   107.17   24.33      0.40   1.75    46.51
MHGB MHG Bancshares of MD                    NM     77.46   15.95    77.46     NM       0.00   0.00     0.00
WSFS WSFS Financial Corp. of DE*            3.93   143.95    8.44   145.91    6.64      0.00   0.00     0.00
WFC  WFS Financial Corp. of PA*            12.73    99.14   14.99    99.14   11.40      0.40   1.93    24.54
WLDK Walden Bancorp of MA*                 11.87   104.28    9.77   121.91   10.71      0.64   3.41    40.51
WRNB Warren Bancorp of Peabody MA*          8.01   146.37   13.10   146.37    8.39      0.44   3.52    28.21
WFSL Washington FS&LA of Seattle WA*       11.44   153.13   18.58   160.93   11.94      0.88   4.09    46.81
WAMU Washington Mutual Inc. of WA*         11.31   153.23    9.55   172.31   11.35      0.88   2.97    33.59
WAYN Wayne S&L Co., MHC of OH(46.7)        21.84   135.44   12.46   135.44   23.31      0.84   4.05     NM
WCFB Webster CityFSB,MHC of IA(45.2)        NM     130.81   29.15   130.81     NM       0.80   5.93     NM
WBST Webster Financial Corp. of CT         14,38   118.46    6.11   155.83   13.43      0.64   2.23    32.00
WEFC Wells Fin. Corp. of Wells NM          15.97    85.82   12.83    85.82   16.43      0.00   0.00     0.00
WCBI Westco Bancorp of IL                  14.41   119.65   18.72   119.65   14.51      0.45   2.08    30.00
WSTR Westernfed Fin. Corp. of MT           14.52    80.87   10.74    80.87   15.45      0.34   2.37    34.34
WOFC Western Ohio Fin. Corp. of OH         21.14    92.30   16.80    98.02     NM       1.00   4.30      NM
WFCD Winton Financial Corp. of OH(8)       12.98   129.56   10.22   133.14   15.88      0.42   3.11    40.38
FFWD Wood Bancorp of OH                    11.86    93.81   13.69    93.81   12.25      0.36   1.95    23.08
WCHI Workingmens Cap. Hldgs of IN(8)       18.69   137.46   16.83   137.46   19.05      0.36   1.80    33.54
YFCB Yonkers Fin. Corp. of NY              15.63    71.77   13.92    71.77   14.21      0.00   0.00     0.00
YFED York Financial Corp. of PA            10.22   110.84    9.73   110.84   11.72      0.60   3.55    36.36

                                 EXHIBIT IV-2
                        Historical Stock Price Indices

                       HISTORICAL STOCK PRICE INDICES(1)

                                                           SNL      SNL
                                            NASDAQ       Thrift     Bank
Year/Qtr. Ended         DJIA     S&P 500    Composite     Index    Index
- ---------------         ----     -------    ---------     -----    -----
1991: Quarter 1       2881.1      375.2       482.3       125.5     66.0
      Quarter 2       2957.7      371.2       475.9       130.5     82.0
      Quarter 3       3018.2      387.9       526.9       141.8     90.7
      Quarter 4       3168.0      417.1       586.3       144.7    103.1

1992: Quarter 1       3235.5      403.7       603.8       157.0    113.3
      Quarter 2       3318.5      408.1       563.6       173.3    119.7
      Quarter 3       3271.7      417.8       583.3       167.0    117.1
      Quarter 4       3301.1      435.7       677.0       201.1    136.7

1993: Quarter 1       3435.1      451.7       690.1       228.2    151.4
      Quarter 2       3516.1      450.5       704.0       219.8    147.0
      Quarter 3       3555.1      458.9       762.8       258.4    154.3
      Quarter 4       3754.1      466.5       776.8       252.5    146.2

1994: Quarter 1       3625.1      445.8       743.5       241.6    143.1
      Quarter 2       3625.0      444.3       706.0       269.6    152.6
      Quarter 3       3843.2      462.6       764.3       279.7    149.2
      Quarter 4       3834.4      459.3       752.0       244.7    137.6

1995: Quarter 1       4157.7      500.7       817.2       278.4    152.1
      Quarter 2       4556.1      544.8       933.5       313.5    171.7
      Quarter 3       4789.1      584.4     1,043.5       362.3    195.3
      Quarter 4       5117.1      615.9     1,052.1       376.5    207.6

1996: Quarter 1       5587.1      645.5     1,101.4       382.1    225.1
As of June 14, 1996   5649.5      665.9     1,213.2       386.3    228.3

(1) End of period data.

Source: SNL Securities; Wall Street Journal

                                 EXHIBIT IV-3
                        Historical Thrift Stock Indices

                             MONTHLY MARKET REPORT

                                 INDEX VALUES

                                          INDEX VALUES                                           PERCENT CHANGE SINCE
                           --------------------------------------------              ------------------------------------------
                           05/31/96    04/30/96    12/29/95    06/01/95              04/30/96        12/29/95          06/01/95
                           --------    --------    --------    --------              --------        --------          --------
All Pub. Traded Thrifts     383.0       380.3       376.5       309.5                    0.7             1.7              23.7
MHC Index                   429.2       459.0       458.5       349.5                   -6.5            -6.4              22.8

INSURANCE INDICES
- ------------------------------------------------------------------------------------------------------------------------------------
SAIF Thrifts                358.8       356.1       356.4       293.6                    0.7             0.7              22.2
BIF Thrifts                 455.6       452.6       436.9       357.2                    0.6             4.3              27.5


STOCK EXCHANGE INDICES
- ------------------------------------------------------------------------------------------------------------------------------------
AMEX Thrifts                135.1       134.1       137.7       121.9                    0.7            -1.8              10.8
NYSE Thrifts                256.2       249.9       257.6       212.6                    2.5            -0.6              20.5
OTC Thrifts                 459.9       460.3       449.5       368.8                   -0.1             2.3             -24.7


GEOGRAPHICAL INDICES
- ------------------------------------------------------------------------------------------------------------------------------------
New England Thrifts         321.6       320.2       316.1       255.7                    0.4             1.7              25.7
Mid-Atlantic Thrifts        746.6       745.4       720.1       596.6                    0.2             3.7              25.1
Southwest Thrifts           262.5       253.4       241.7       193.0                    3.6             8.6              36.0
Midwest Thrifts             967.3       981.7       951.5       775.3                   -1.5             1.7              24.8
Southeast Thrifts           385.2       381.8       367.2       300.1                    0.9             4.9              28.4
Western Thrifts             375.7       363.8       380.4       315.6                    3.3            -1.2              19.0


ASSET SIZE INDICES
- ------------------------------------------------------------------------------------------------------------------------------------
Less than $250M             545.4       545.4       538.4       454.5                    0.0             1.3              20.0
$250M to $500M              687.7       690.9       680.3       570.0                   -0.5             1.1              20.6
$500M to $1B                436.1       430.0       431.4       357.1                    1.4             1.1              22.1
$1B to $5B                  431.6       431.3       421.7       341.9                    0.1             2.4              26.2
Over $5B                    236.8       231.7       233.5       192.5                    2.2             1.4              23.0


COMPARATIVE INDICES
- ------------------------------------------------------------------------------------------------------------------------------------
Dow Jones Industrials      5643.2      5569.1      5117.1      4473.4                    1.3            10.3              26.1
S&P 500                     669.1       654.2       615.9       533.5                    2.3             8.6              25.4

All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992. The level of the SNL THRIFT Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

     New England: CT, ME, MA, NH, RI, VT; Middle Atlantic: DE, DC, PA, MD, NJ, NY, PR; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI; Southwest: CO, LA, NM, OK, TX, UT; Western: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY


     SOURCE: SNL SECURITIES.
                                                                       JUNE 1996

                                 EXHIBIT IV-4
                       Market Area Acquisition Activity

RP Financial, LC.

    -----------------------------------------------------------------------

    COMPLETED AND PENDING ACQUISITIONS OF THRIFTS IN ILLINOIS, 1994-PRESENT
    -----------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
                 TRANSACTIONS                       TARGET COMPANY'S FINANCIAL DATA
                                                           AT COMPLETION DATE
- ------------------------------------------------------------------------------------------------------------------------------------

DATA ANNOUNCED/         TARGET/STATE                 POOLING/                   EQUITY/   T.T.    T.T.    NPAS/(1)   RESERVES/
  COMPLETED            ACQUIROR/STATE                PURCHASE      ASSETS       ASSETS    ROAA    ROAE    ASSETS       NPAs
  ---------            --------------                --------      ------       -------   ----    ----    ------       ----
                                                                   $0.000         (%)      (%)     (%)      (%)         (%)
- -------------------------------------------------------------------------------------------------------------------------------
   04/22/95      Financial Security Corp./IL         Pooling         $277,057    13.99%   0.86%    6.50%    2.00%       41.24%
   Pending       Pinnacle Bancgroup/IL

   01/26/96      Barrington Bancorp. Barrington         NA            $67,775    16.98%   0.69%    4.12%    0.83%       83.96%
   Pending       First Chicago NBO Corp./IL

   12/14/95      Bell Bancorp. Chicago               Purchase      $1,901,498    15.74%   0.69%    4.36%    1.23%       30.13%
   Pending       Standard Federal Bank/IL

   11/29/95      N.S. Bancorp, Chicago               Purchase      $1,153,392    20.39%   1.87%    9.21%    0.30%      230.61%
   05/30/96      MAF Bancorp, IL

   09/15/95      Metro Savings Bank, Wood River      Pooling          $83,511     5.82%   0.10%    1.52%    0.27%      229.56%
   03/07/96      Mercantile Bancorp /IL

   10/12/94      First Robinson ?????., Robinson     Pooling         $106.505     9.72%   1.12%   12.63%    0.05%     1084.62%
   11/01/95      Ambanc Corp/IL

   01/09/95      Deebank Corp., Deerfield            Pooling         $757,787     8.19%   1.13%   14.40%    0.41%      149.97%
   07/03/95      NSD Bancorp/MI

   11/08/94      Peoples FS&LA, Chicago              Purchase         $32,385    18.91%   0.57%    3.28%    0.39%       44.34%
   04/10/95      Mid--Clico, Inc. IL

   08/26/94      First Moline Financial, Moline      Pooling          $83,264     6.96%   0.69%    9.07%    0.55%       48.11%
   03/23/95      Firstar Corporation WI

   10/26/94      FirstRock Bancorp, Rockford         Pooling         $398,118    12.40%   1.16%    9.78%    0.65%      105.26%
   02/28/95      First Financial Corp./WI

   07/27/94      King City FSB, Mt. Vernon           Pooling         $176,281     6.00%   0.46%    7.86%    0.13%      658.55%
   02/01/95      CNB Bancshares, In

   03/24/94      AmerFed Fin Corp.,Joliet            Purchase        $909,733    10.23%   0.86%    8.50%    0.53%       92.29%
   01/09/95      NSD Bancorp, Mt

   07/26/94      River Valley FSB, Peoria            Purchase        $502,718     5.73%   0.27%    4.10%    0.65%       27.99%
   01/04/95      First Bank, Inc./MO

   05/04/94      Amity Bancshares, Tinley Park       Purchase        $132,034    14.96%   0.75%    5.15%    0.05%      540.30%
   12/19/94      Advantage Bancorp/WI

   07/06/93      CraginFin Corp, Chicago             Purchase      $2,766,011    12.73%   1.23%   10.45%    0.98%       82.41%
   06/06/94      ABN--AMRO Holdings/IL

   10/12/93      LGF Bancorp, LaGrange               Pooling         $416,511    10.29%   0.88%    8.81%    0.46%       24.61%
   04/29/94      First of America Bank Corp/Mt

   06/01/93      Head of IL Bk FSB Sprg. Vly.        Purchase         $70,178     8.35%   1.53%   23.95%    0.36%      108.87%
   01/07/94      Princeton National Bancorp/IL
- -------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                           ACQUISITION TERMS             CONTROL PREMIUM         ACQUISITION PRICING
                                                                                 AT COMPLETION DATE
- -----------------------------------------------------------------------------------------------------------
                                                            OFFER PRICE/
                     TOTAL         OFFER         CASH       ONE DAY
DATA ANNOUNCED/       DEAL         PRICE/        DEBT       PRE-OFFER
  COMPLETED          VALUE         SHARE        STOCK       PRICE         P/B     P/TB    P/A      P/E
  ---------          -----         -----        -----       -----         ---     ----    ---      ---
                     ($MIL)         ($)                      (X)          (%)     (%)     (%)      (%)
- -----------------------------------------------------------------------------------------------------------
   04/22/95           $46.0         $28.50      Cash &          1.18      110%     110%   16.60%    21.10
   Pending                                       Stock

   01/26/96           $17.1         $25.85       Stock          1.33      149%     149%   25.26%    35.90
   Pending

   12/14/95          $362.8         $37.50        Cash          1.14      115%     115%   18.05%    27.57
   Pending

   11/29/95          $267.0         $41.29      Cash &          1.14      107%     107%   23.15%    12.51
   05/30/96                                      Stock

   09/15/95            $9.0         $46.42       Stock      Not Traded    156%     156%   10.88%    12.85
   03/07/96

   10/12/94           $20.4        $170.87       Stock      Not Traded    197%     199%   19.15%    20.54
   11/01/95

   01/09/95          $119.8         $45.00       Stock         1.33       185%     186%   15.81%    14.20
   07/03/95

   11/08/94            $5.9         $19.00        Cash      Not Traded     96%      95%   18.22%    30.26
   04/10/95

   08/26/94            $9.2         $31.00       Stock      Not Traded    159%     159%   11.05%    16.46
   03/23/95

   10/26/94           $64.7         $27.10       Stock          1.22      133%     133%   15.25%    14.19
   02/28/95

   07/27/94           $19.8         $35.34       Stock          1.34      188%     199%   11.23%       NM
   02/01/95

   03/24/94          $148.7         $45.00       Stock          1.37      156%     163%   16.35%    19.40
   01/09/95

   07/26/94           $37.4        $247.81        Cash      Not Traded    129%     129%    7.44%       NM
   01/04/95

   05/04/94           $24.8         $38.25        Cash          1.10      126%     126%   18.78%    25.00
   12/19/94

   07/06/93          $583.3         $38.00        Cash          1.51      150%     163%   20.37%    15.45
   06/06/94

   10/12/93           $70.8         $33.16       Stock          1.19      142%     142%   17.00%    16.30
   04/29/94

   06/17/93            $8.8             NA       Stock      Not Traded    112%     124%    9.40%     5.26
   01/07/94
- -------------------------------------------------------------------------------------------------------------

(1) NPAs consist of REO, non-accruing loans, and loans 90+days delinquent.
                                                                   June 5, 1996

                                 EXHIBIT IV-5
              Directors and Executive Management Summary Resumes

                           Chester Savings Bank, FSB
              Directors and Executive Management Summary Resumes


          Michael W. Welge is Chairman of the Board of Directors and Chief Financial Officer. He has responsibility for various management functions, including financial management and investment portfolio management, determination of all employee compensation and employment decisions. Mr. Welge has been employed for the past 34 years at Gilster-Mary Lee where he currently serves as its Executive Vice President, Secretary and Treasurer. He has been active in civic affairs and is a past President of both the Chester Chamber of Commerce and the Chester School Board. He is a Board member and past Chairman of the Board of Directors of Millers Munial Insurance Company of Alton, Illinois. For the past 16 years Mr. Welge has served as an Alderman of the City Council of Chester. Mr. Welge has also been the President and a director of several local corporations and clubs.

          Howard A. Boxdorfer has been employed as an officer of the Savings Bank since 1969 and has been President since 1980. He is a member of the Lions Club and the Chester Chamber of Commerce.

          Edward k. Collins has been an officer of the Savings Bank since January 1995 and is responsible for the Savings Bank's supervisions and performance of operations and lending. Prior to his employment at the Savings Bank, Mr. Collins was Executive Vice President and Senior Loan Officer of union Bank of Illinois from August 1991 to December 1994 and was President, Chief Executive Officer and a Director of First National Bank & Trust. Syracuse, Nebraska, from August 1988 to August 1991. Mr. Collins resides in Ellis Grove, Illinois. Mr. Collins is a member of the Board of Directors of the Chester Chamber of Commerce.

          Thomas E. Welch, Jr. has been employed as an officer of the Savings Bank since 1990 when Heritage Federal was acquired by the Savings Bank. Mr. Welch is the Senior Vice President and Compliance Officer for the Savings Bank and manages the Sparta branch. He resides in Sparta, Illinois.

          John R. Beck, M.D. is a self-employed physician. He is a member of the Hospital staff of Memorial Hospital, Chester, Illinois, and a director of Home Health Care.

          Allen R. Verseman has been employed for 27 years at Gilster-Mary Lee and currently serves as Plant Superintendent.


          James C. McDonald has bee employed for 43 years at the U.S. Postal Service. He is a Trustee of the Presbyterian Church, Sparta, Illinois, and is a member of the Sparta Building Commission and the Sparta Senior Citizen Board. Mr. McDonald resides in Sparta, Illinois.

          Carl H. Welge has been employed for six years at Gilster-Mary Lee and currently serves as Accounts Receivable Supervisor. He is a member of the Memorial Hospital Board of Directors and a member of the Friends of Chester Public Library.

          Mary Jo Homan has been employed by the Savings Bank since 1983 and is responsible for accounting and personnel and has served as Treasurer since January 1, 1996. She is a member of the Finance Committee of St. Mary's Church, Ellis Grove, Illinois.

          Robert H. Gross has been employed by the Savings Bank since 1983. He serves as the Senior Lending Officer and is Secretary for the Board of Directors. Mr. Gross resides in Ellis Grove, Illinois.

          William P. Wingerter, Sr. has been employed by the Savings Bank since 1988. He is the branch manager in Perryville, Missouri and is responsible for Missouri operations. He is a member of the Chamber of Commerce and is the elected Chairman of the Board of the Perry County Memorial Hospital. He resides in Perryville, Missouri.


Source: Chester Savings' prospectus.

                                 EXHIBIT IV-6
                           Chester Savings Bank, FSB
                      Pro Forma Regulatory Capital Ratios

                                  EXHIBIT IV
                           Chester Savings Bank, FSB
                      Pro Forma Regulatory Capital Ratios

                                                                                PRO FORMA AT MARCH 31, 1996
                                                      ------------------------------------------------------------------------------

                                                        Minimum of Estimated        Midpoint of Estimated       Maximum of Estimate
                                                           Valuation Range             Valuation Range            Valuation Range
                                                      ------------------------   -------------------------   -----------------------
                                                           1,317,500 Shares           3,550,000 Shares           1,782,500 Shares
                                   March 31, 1996         at $10.00 Per Share        at $10.00 Per Share       at $10.00 Per Share
                                -------------------   ------------------------   -------------------------   -----------------------
                                         Percent of             Percent of                   Percent of                 Percent of
                                          Adjusted               Adjusted                     Adjusted                   Adjusted
                                           Total                  Total                        Total                      Total
                                Amount    Assets(1)    Amount    Assets (1)       Amount      Assets (1)     Amount      Assets (1)
                                ------   ----------    ------   -----------       ------     ------------    ------   --------------
                                                                                  (Dollars in Thousands)

CHESTER SAVINGS BANK, FSB
GAAP capital(5) ............    $11,870      8.68%     $16,278      11.63%       $17,281        12.25%      $18,284        12.85%
                                =======      ====      =======      =====        =======        =====       =======        =====

Tangible Capital............    $11,920      8.71%     $16,328      11.66%       $17,331        12.28%      $18,334        12.88%
Tangible capital requirement      2,053      1.50        2,100       1.50          2,118         1.50         2,135         1.50
                                -------      ----       ------      -----        -------        -----       -------        ------
Excess......................     $9,867      7.21%     $14,228      10.16        $15,213        10.78%      $16,199        11.38%
                                =======      ====      =======      =====        =======        =====       =======        =====

Core Capital................     11,920      8.71%     $16.328      11.66%       $17,331        12.28%      $18,334        12.88%
Core Capital requirement(2).      4,106      3.00        4,200       3.00          4,235         3.00         4,270         3.00
                                -------      ----       ------      -----        -------        -----       -------        -----
Excess......................    $ 7,814      5.71%     $12,128       8.66%       $13,096         9.28%      $14,064         9.88%
                                =======      ====      =======      =====        =======        =====       =======        =====

Risk-based capital(3)(4)....    $12,308     25.95%     $16,716      34.78%       $17,719        36.69%      $18,722        38.58%
Risk based
 capital requirement........      3,795      8.00        3,845       8.00          3,864         8.00         3,883         8.00
                                -------      ----       ------      -----        -------        -----       -------        -----
Excess......................    $ 8,513     17.95%     $12,871      26.78        $13,855        28.69%      $14,839        30.58%
                                =======      ====      =======      =====        =======        =====       =======        =====

CHESTER NATIONAL BANK
GAAP capital(5).............     11,870      8.68%     $16,278      11.63%       $17,281        12.25%      $18,284        12.85
                                =======      ====      =======      =====        =======        =====       =======        =====

Tier 1 capital(1)...........    $11,920      8.71%     $16,328      11.63%       $17,331        12.28%      $18,334        12.88%
Minimum Tier 1 (leverage)
  requirement...............      4,106      3.00        4,200       3.00          4,235         3.00         4,270         3.00
                                -------      ----       ------      -----        -------        -----       -------        -----

Total.......................    $ 7,814      5.71%     $12,128       8.66%       $13.096         9.28       $14,064         9.88
                                =======      ====      =======      =====        =======        =====       =======        =====

CHESTER NATIONAL BANK
 OF MISSOURI
GAAP capital................      $  --        --%     $ 3,000      47.91%       $ 3,000        47.71%      $ 3,000        47.51
                                -------      ----       ------      -----        -------        -----       -------        -----

Tier 1 capital(1)...........         --        --      $ 3,000      47.91%       $ 3,000        47.71       $ 3,000        47.51
Minimum Tier 1 (leverage)
  requirement...............         --        --          188       3.00            189         3.00           189         3.00
                                -------      ----       ------      -----        -------        -----       -------        -----

Total.......................      $  --        --%     $ 2,812      44.91        $ 2,811        44.71%      $ 2,811        44.51
                                =======      ====      =======      =====        =======        =====       =======        =====

                                        ----------------------------------------
                                                 15% above
                                             Maximum of Estimated
                                                 Valuation Range
                                         -------------------------------
                                                2,049,875 Shares
                                              at $10.00 Per Share
                                         -------------------------------
                                                            Percent of
                                                             Adjusted
                                                               Total
                                         Amount              Assets (1)
                                         ------             -----------

CHESTER SAVINGS BANK, FSB
GAAP capital(5) ............            $19,438                  13.53%
                                        =======                  =====

Tangible Capital............            $19,488                  13.56%
                                        -------                  -----
Tangible capital requirement              2,155                   1.50
                                        -------                  -----
Excess......................            $17,333                  12.06%
                                        =======                  =====

Core Capital................            $19,888                  13.56%
Core Capital requirement(2).              4,310                   3.00
                                        -------                  -----
Excess......................            $15,178                  10.56%
                                        =======                  =====

Risk-based capital(3)(4)....            $19,876                  40.73%

Risk based
 capital requirement........              3,904                   8.00%
                                        -------                  -----
Excess......................            $15,972                  32.73%
                                        =======                  =====

CHESTER NATIONAL BANK
GAAP capital(5).............            $19,438                  13.53%
                                        =======                  =====

Tier 1 capital(1)...........            $19,488                  13.56%
Minimum Tier 1 (leverage)
  requirement...............              4,310                   3.00
                                        -------                  -----

Total.......................            $15,178                  10.56%
                                        =======                  =====

CHESTER NATIONAL BANK
 OF MISSOURI
GAAP capital................            $ 3,000                  47.28%
                                        ------                   -----

Tier 1 capital(1)...........            $ 3,000                  47.28%
Minimum Tier 1 (leverage)
  requirement...............                190                   3.00
                                        -------                   ----

Total.......................            $ 2,810                  44.28%
                                        =======                  =====

       SOURCE: CHESTER SAVINGS' PROSPECTUS.

                                 EXHIBIT IV-7
                         Pro Forma Analysis Sheet

RP Financial, LC.
- -------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-7
                      PRO FORMA ANALYSIS SHEET -- PAGE 1
                           Chester Savings Bank, FSB
                          Prices as of June 14, 1996

                                                     Comparable             All IL              All SAIF
                                                     Companies             Companies            Companies
                                                 ----------------      ----------------      ---------------
Price Multiple:        Symbol     Subject(1)     Mean      Median      Mean      Median      Mean     Median
- --------------         ------     ----------     -----     ------      -----     ------      -----    ------
Price-earnings ratio   = P/E        12.61x      18.05x     18.91x     14.81x     15.63x     14.29x    14.29x
Price-core earnings    = P/CORE     13.12x      19.43x     20.58x     16.30x     16.45x     15.14x    15.42x
Price-book ratio       = P/B        65.72%      89.99%     92.06%     93.81%     93.05%    104.98%    99.35%
Price-tng book ratio   = P/TB       65.72%      90.61%     92.54%     94.65%     93.18%    108.21%   102.42%
Price-assets ratio     = P/A        10.72%      16.05%     15.54%     12.89%     11.30%     13.13%    11.84%

Valuation Parameters
- --------------------
Pre-Conv Earnings (Y)        $      931,000       Est ESOP Borrowings (E)       $ 1,240,000

Pre-Conv Book Value (B)      $   10,919,000       Cost of ESOP Borrowings (S)          0.00% (4)

Pre-Conv Assets (A)          $  136,806,000       Amort of ESOP Borrowings (T)           15 Years

Reinvestment Rate(2) (R)              3.49%       Recognition Plans Amount (M)  $   620,000

Est Conversion Exp(3) (X)           650,000       Recognition Plans Expense (N) $   124,000

Proceeds Not Reinvested (Z)  $    1,240,000

Calculation of Pro Forma Value After Conversion (5)
- -----------------------------------------------

1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))-M          V = $ 15,490,693
          -----------------------------------------
           1-(P/E)R

2.    V = P/B (B-X-E) - M                                   V = $ 15,501,338
          -------------------
           1-P/B

3.    V = P/A (A-X-E) - M                                   V = $ 15,505,147
          ------------------
           1-P/A

                                    Total        Price          Total
Conclusion                         Shares      Per Share        Value
- ----------                        --------     ---------       --------
Appraised Value                    1,550,000    $10.00       $ 15,500,000

RANGE:
- ------

- - Minimum                          1,317,500    $10.00       $ 13,175,000
- - Maximum                          1,782,500    $10.00       $ 17,825,000
- - Superrange                       2,049,875    $10.00       $ 20,498,750


(1) Pricing ratios shown reflect the midpoint appraised value.
(2) Net return assumes a reinvestment rate of  5.63 percent, and a tax rate of
    38.00 percent.
(3) Conversion expenses reflect estimated expenses as presented in offering document.
(4) Assumes a borrowings cost of  0.00 percent and a tax rate of 38.00 percent.
(5) Assumes Recognition Plans installed on a post-conversion basis with authorized but unissued shares.

RP Financial, Inc.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-7
                      PRO FORMA ANALYSIS SHEET -- PAGE 2
                           Chester Savings Bank, FSB
                          Prices as of June 14, 1996

                                                       Mean Pricing                   Median Pricing
                                                 ----------------------         ------------------------
Valuation Approach                 Subject         Peers        (Disc)            Peers          (Disc)
- ------------------                 -------       --------     ---------         ---------      ---------
P/E    Price-earnings              12.61x         18.05x       -30.12%            18.91x        -33.30x

P/CORE Price-core earnings         13.12x         19.43x       -32.48%            20.58x        -36.27x

P/B    Price-book                  65.72%         89.99%       -26.97%            92.06%        -28.61%

P/TB   Price-tang. book            65.72%         90.61%       -27.47%            92.54%        -28.98%

P/A    Price-assets                10.72%         16.05%       -33.23%            15.54%        -31.04%


Average Premium (Discount)                                     -30.05%                          -31.64%

                                  EXHIBIT IV-8
                    Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528.1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Chester Savings Bank, FSB
                          At the Minimum of the Range




     1.  Conversion Proceeds
         Pro.forma market value .............................. $ 13,175,000
             Less: Estimated offering expenses ...............      650,000
                                                                -----------

         Net Conversion Proceeds ............................. $ 12,525,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ............................. $ 12,525,000
             Less: Held in Non.Earning Assets(5)(1) ..........    1,054,000
                                                                -----------

         Net Proceeds Reinvested ............................. $ 11,471,000
         Estimated net incremental rate of return ............         3.49 %
                                                                -----------

         Earnings Increase ................................... $    400,407
             Less: Estimated cost of ESOP borrowings(1) ......            0
             Less: Amortization of ESOP borrowings(2) ........       43,565
             Less: Recognition Plans Expense(4)...............       65,348
                                                                -----------

         Net Earnings Increase ............................... $    291,493


     3.  Pro.Forma Earnings (rounded)

         Period                              Before Conversion  After Conversion
         ------                              -----------------  ----------------

         12 Months ended March 31, 1996      $   931,000        $ 1,222,493
         12 Months ended March 31, 1996      $   882,000        $ 1,173,493
             (Core)
     4.  Pro.Forma Net Worth (rounded)

         Date            Before Conversion Conversion Proceeds  After Conversion
         ----            ----------------- -------------------  ----------------

         March 31, 1996  $  10,919,000     $   11,471,000 (3)   $   22,390,000


     5.  Pro.Forma Net Assets (rounded)

         Date            Before Conversion Conversion Proceeds  After Conversion
         ----            ----------------- -------------------  ----------------

         March 31, 1996  $ 136,806,000     $   11,471,000       $  148,277,000

     NOTE: Shares for calculating per share amounts:   1,370,200
     (1) Estimated ESOP borrowings of $ 1,054,000 with an after.tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         38.00 percent. ESOP financed by holding company . excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 15 years, amortization is tax.effected.
     (3) ESOP borrowings of $ 1,054,000 are omitted from net worth.
     (4) $ 527,000 purchased by the Recognition Plans with an estimated pre.tax expense of $ 105,400 and a tax rate of 38.00 percent.
     (5) Stock purchased by Recognition Plans is purchased on post conversion basis, but the related expense and ownership dilution have been factored in the valuation.

RP Financial, LC.
- ----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528.1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Chester Savings Bank, FSB
                         At the Midpoint of the Range




     1.  Conversion Proceeds
         Pro.forma market value .............................. $ 15,500,000
             Less: Estimated offering expenses ...............      650,000
                                                                -----------

         Net Conversion Proceeds ............................. $ 14,850,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ............................. $ 14,850,000
             Less: Held in Non.Earning Assets(5)(1) ..........    1,240,000
                                                                -----------

         Net Proceeds Reinvested ............................. $ 13,610,000
         Estimated net incremental rate of return ............         3.49 %
                                                                -----------

         Earnings Increase ................................... $    475,071
             Less: Estimated cost of ESOP borrowings(1) ......            0
             Less: Amortization of ESOP borrowings(2) ........       51,253
             Less: Recognition Plans Expense(4)...............       76,880
                                                                -----------

         Net Earnings Increase ............................... $    346,937


     3.  Pro.Forma Earnings (rounded)

         Period                          Before Conversion     After Conversion
         ------                          -----------------     ----------------

         12 Months ended March 31, 1996  $   931,000           $ 1,277,937
         12 Months ended March 31, 1996  $   882,000           $ 1,228,937
            (Core)

     4.  Pro.Forma Net Worth (rounded)

         Date           Before Conversion  Conversion Proceeds After Conversion
         ----           -----------------  ---------- -------- ----- ----------

         March 31, 1996 $ 10,919,000       $ 13,610,000 (3)    $ 24,529,000


     5.  Pro.Forma Net Assets (rounded)

         Date           Before Conversion  Conversion Proceeds After Conversion
         ----           -----------------  ---------- -------- ----------------

         March 31, 1996 $  136,806,000     $   13,610,000      $  150,416,000

     NOTE: Shares for calculating per share amounts:   1,612,000
     (1) Estimated ESOP borrowings of $ 1,240,000 with an after.tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         38.00 percent. ESOP financed by holding company . excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 15 years, amortization is tax.effected.
     (3) ESOP borrowings of $ 1,240,000 are omitted from net worth.
     (4) $ 620,000 purchased by the Recognition Plans with an estimated pre.tax expense of $ 124,000 and a tax rate of 38.00 percent.
     (5) Stock purchased by Recognition Plans is purchased on post conversion basis, but the related expense and ownership dilution have been factored in the valuation.

RP Financial, LC.
- -------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528.1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Chester Savings Bank, FSB
                          At the Maximum of the Range




     1.  Conversion Proceeds
         Pro.forma market value .............................. $ 17,825,000
             Less: Estimated offering expenses ...............      650,000
                                                                -----------

         Net Conversion Proceeds ............................. $ 17,175,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ............................. $ 17,175,000
             Less: Held in Non.Earning Assets(5)(1) ..........    1,426,000
                                                                -----------

         Net Proceeds Reinvested ............................. $ 15,749,000
         Estimated net incremental rate of return ............         3.49 %
                                                                -----------

         Earnings Increase ................................... $    549,735
             Less: Estimated cost of ESOP borrowings(1) ......            0
             Less: Amortization of ESOP borrowings(2) ........       58,941
             Less: Recognition Plans Expense(4)...............       88,412
                                                                -----------

         Net Earnings Increase ............................... $    402,381


     3.  Pro.Forma Earnings (rounded)

         Period                             Before Conversion  After Conversion
         ------                             -----------------  ----------------

         12 Months ended March 31, 1996     $   931,000        $ 1,333,381
         12 Months ended March 31, 1996     $   882,000        $ 1,284,381
             (Core)
     4.  Pro.Forma Net Worth (rounded)

         Date           Before Conversion  Conversion Proceeds After Conversion
         ----           -----------------  ---------- -------- ----------------

         March 31, 1996 $ 10,919,000       $ 15,749,000 (3)    $ 26,668,000


     5.  Pro.Forma Net Assets (rounded)

         Date           Before Conversion  Conversion Proceeds After Conversion
         ----           -----------------  ---------- -------- ----------------

         March 31, 1996 $  136,806,000     $   15,749,000      $  152,555,000

     NOTE: Shares for calculating per share amounts:   1,853,800
     (1) Estimated ESOP borrowings of $ 1,426,000 with an after.tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         38.00 per cent. ESOP financed by holding company . excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 15 years, amortization is tax.effected.
     (3) ESOP borrowings of $ 1,426,000 are omitted from net worth.
     (4) $ 713,000 purchased by the Recognition Plans with an estimated pre.tax expense of $ 142,600 and a tax rate of 38.00 percent.
     (5) Stock purchased by Recognition Plans is purchased on post conversion basis, but the related expense and ownership dilution have been factored in the valuation.

RP Financial, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Chester Savings Bank, FSB
                           At the Superrange Maximum




     1.  Conversion Proceeds
         Pro-forma market value .............................. $ 20,498,750
             Less: Estimated offering expenses ...............      650,000
                                                                -----------

         Net Conversion Proceeds ............................. $ 19,848,750




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ............................. $ 19,848,750
             Less: Held in Non-Earning Assets(5)(1) ..........    1,639,900
                                                                -----------

         Net Proceeds Reinvested ............................. $ 18,208,850
         Estimated net incremental rate of return ............         3.49 %
                                                                -----------

         Earnings Increase ................................... $    635,598
             Less: Estimated cost of ESOP borrowings(1) ......            0
             Less: Amortization of ESOP borrowings(2) ........       67,783
             Less: Recognition Plans Expense(4)...............      101,674
                                                                -----------

         Net Earnings Increase ............................... $    466,142


     3.  Pro-Forma Earnings (rounded)

         Period                              Before Conversion  After Conversion
         ------                              -----------------  ----------------

         12 Months ended March 31, 1996      $   931,000        $ 1,397,142
         12 Months ended March 31, 1996      $   882,000        $ 1,348,142
             (Core)
     4.  Pro-Forma Net Worth (rounded)

         Date           Before Conversion  Conversion Proceeds  After Conversion
         ----           -----------------  -------------------  ---------------

         March 31, 1996 $ 10,919,000       $ 18,208,850 (3)     $ 29,127,850


     5.  Pro-Forma Net Assets (rounded)

         Date           Before Conversion  Conversion Proceeds  After Conversion
         ----           -----------------  -------------------  ----------------

         March 31, 1996 $  136,806,000     $   18,208,850       $  155,014,850

     NOTE: Shares for calculating per share amounts:   2,131,870
     (1) Estimated ESOP borrowings of $ 1,639,900 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         38.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 15 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 1,639,900 are omitted from net worth.
     (4) $ 819,950 purchased by the Recognition Plans with an estimated pre-tax expense of $ 163,990 and a tax rate of 38.00 percent.
     (5) Stock purchased by Recognition Plans is purchased on post conversion basis, but the related expense and ownership dilution have been factored in the valuation.

                                  EXHIBIT IV-9
                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
(703) 528-1700

                            Core Earnings Analysis
                        Comparable Institution Analysis
                  For the Twelve Months Ended March 31, 1996

                                                                                                   Estimated
                                           Net Income     Less: Net   Tax Effect   Less: Kxtd     Core Income           Estimated
                                           to Common     Gains (Loss)   @ 34%         Items        to Common   Shares    Core EPS
                                           ----------    ------------  -----------  ----------    -----------  ------    -------
                                             ($000)        ($000)       ($000)        ($000)       ($000)       ($000)    ($)
Comparable Group
- ----------------

ASBP   ASB Financial Corp. of OH               1.098          0            0           0           1,098       1,714      0.64
EFBI   Enterprise Fed. Bancorp of OH (1)       2,059       -957          325           0           1,427       2,085      0.68
FFGE   FSF Financial Corp. of MN               1,872        -16            5           0           1,861       3,861      0.48
FBCI   Fidelity Bancorp of Chicago IL          3,009       -271           92           0           2,830       3,085      0.92
BDJI   First Fed. Bancorp. of MN                 700         -3            1           0             698         819      0.85
GTPS   Great American Bancorp of IL (1)          767        -14            5           0             758       1,850      0.41
LARK   Landmark Bancshares of Chicago Il       1,835       -370          126           0           1,591       1,591      0.82
NBSI   North Bancshares of Chicago IL            629        -76           26           0             579       1,172      0.49
SMBC   Southern Missouri Bncrp of MO           1,337       -126           43           0           1,254       1,724      0.73
WOFC   Western Ohio Fin. Corp. of OH           2,533       -929          316           0           1,920       2,309      0.83

(1) Financial information is for the quarter ending December 31, 1995.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

                                                              FIRM QUALIFICATION
                                                                       STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, with special emphasis on federally-insured financial institutions. RP Financial has earned national recognition as being knowledgeable, innovative and effective in implementing solutions to complex management, financial and regulatory situations. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in financial institution consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Our planning services involve conducting situation analyses and establishing mission statements, strategic goals and objectives, with overall emphasis on enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Our planning services include the development of strategies in the following areas: capital formation and management, interest rate risk management, development of investment and liquidity portfolio targets, development of loan and servicing portfolio targets and development of funding composition targets. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies as well as assessing the feasibility and compatibility of such strategies with regulations and accounting guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, in-house data bases of public and non-public banks and savings institutions, valuation expertise and regulatory and accounting knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary and related industry companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, deposit portfolios and core deposits. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of mutual institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

RP Financial's Key Personnel (Years of Relevant Experience)

  Ronald S. Riggins, Managing Consultant (16)
  William E. Pommerening, Managing Consultant (11)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (10)
  James J. Oren, Vice President (9)
  Timothy M. Biddle, Vice President (7)
  Alan P. Carruthers, Senior Consultant-Community (14)